As filed with the Securities and Exchange Commission on August 1, 2005.
                                                     Registration No. 333-107711
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549

                                 --------------
                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 --------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

       Delaware                            7389                   22-3720962
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)Identification Number)

                          55 Madison Avenue, Suite 300
                              Morristown, NJ 07960
                                 (973) 290-0080


   (Address and telephone number of principal executive offices and principal place of business)
--------------------------------------------------------------------------------

                                  A. DALE MAYO
                      Chief Executive Officer and President
                      Access Integrated Technologies, Inc.
                          55 Madison Avenue, Suite 300
                              Morristown, NJ 07960
                                 (973) 290-0080
            (Name, address and telephone number of agent for service)
--------------------------------------------------------------------------------

                   Copies of all communications to be sent to:

                           JONATHAN K. COOPERMAN, ESQ.
                            Kelley Drye & Warren LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 808-7800

Approximate date of proposed sale to the public:
As soon as practicable after this post-effective amendment becomes effective.

     If this Form is filed to register securities for an offering to be made on a continuous or delayed basis, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

--------------------------------------------------------------------------------

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                   Subject to Completion. Dated August 1, 2005

PROSPECTUS

                                  40,308 Shares

                              Class A Common Stock

This prospectus relates to 40,308 shares of Class A common stock of Access Integrated Technologies, Inc., all of which may be issued upon the exercise of outstanding warrants that were issued to the lead underwriter, Joseph Gunnar & Co., LLC, or nominees thereof, of our initial public offering that was completed on November 14, 2003. We initially issued warrants to purchase 120,000 shares; in June and July 2005, warrants were exercised covering an aggregate of 79,692 shares, which have already been sold under this prospectus. The purpose of this prospectus is to fulfill our obligation to maintain a current registration of shares underlying outstanding warrants.

The warrants are exercisable anytime until November 10, 2007 at $6.25 per share, subject to weighted average adjustments for issuance of additional shares of our Class A common stock at a price less than the lesser of the exercise price then in effect or the "market price" of our Class A common stock on the date immediately prior to such issuance, pursuant to the Underwriter's Warrant Agreement, dated as of November 14, 2003 between us and the lead underwriter. In 2004, the exercise price was adjusted to $6.03 per share.

We may receive proceeds from the exercise of the warrants. We will not receive any proceeds from the further sale of any of the shares underlying such warrants. We will bear all of the expenses in connection with the registration of the shares of our Class A common stock offered hereby, including legal and accounting fees.

The shares of our Class A common stock are listed for trading on the American Stock Exchange under the symbol "AIX". On July 29, 2005, the last reported sale price of our Class A common stock was $10.75.


See "Risk factors" beginning on page 8 for a discussion of factors that you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August 1, 2005.

                               PROSPECTUS SUMMARY


YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY AND THE CLASS A COMMON STOCK BEING OFFERED AND THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES TO THOSE STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE, INCLUDING THE "RISK FACTORS" BEGINNING ON PAGE 10.


In this prospectus, "AccessIT", "we," "us," "our" and the "Company" refer to Access Integrated Technologies, Inc. and its subsidiaries unless the context otherwise requires.

                                  OUR BUSINESS


AccessIT was organized on March 31, 2000 and we are in the business of providing software services and technology solutions to the motion picture industry, and operating Internet data centers. We are actively expanding into new and interrelated business areas relating to the delivery and management of digital cinema content to entertainment venues worldwide. These businesses, supported by our Internet data center business, have become our primary strategic focus.

Our business focus is to create a secure, managed and complete system that consists of software to book, track and perform accounting functions for digital content in theatres, deliver digital content to multiple locations and provide the content management software for in-theatre playback system for the digital cinema marketplace. The system is intended to use all of our businesses:

MEDIA SERVICES

o DIGITAL MEDIA DELIVERY - digital media managed electronic delivery services and in-theatre management software for use in theatres from Access Digital Media, Inc. ("AccessDM"), our wholly owned subsidiary and satellite delivery services from FiberSat Global Services, Inc., our wholly owned subsidiary. The Pavilion Theatre (as defined below) is utilizing the digital media managed electronic delivery services and in-theatre management software products;

o    MOVIE  DISTRIBUTION  AND  EXHIBITOR  SOFTWARE -  Hollywood  Software,  Inc.
     ("Hollywood  SW"),  our wholly-owned  subsidiary,  develops  and   licenses
     distribution  and exhibitor  software  products and  services;

DATA CENTER SERVICES

o DATA CENTERS - AccessIT's Internet Data Centers ("IDCs" or "data centers"), including redundant sites in Los Angeles and New York City; and

o    MANAGED  SERVICE   OFFERINGS-  managed  storage  and  network  and  systems
     management services by Core Technology Services, Inc. ("Managed Services"), our wholly-owned subsidiary, and AccessIT.

Our system provides a digital content owner with the secure delivery of multiple files to multiple locations with proactive notification and security management. Our system also provides the digital content exhibitor with access to digital content, freedom to choose what to play and when to play it with proactive notifications and management software. We have created a system whereby digital content is delivered where it is supposed to go, is played when it is supposed to be played along with the ability to act upon and report back management and financial information.

We have two reportable segments: Media Services, which represents the operations of AccessDM (including Boeing Digital (as defined below)), Pavilion Theatre

(as defined below), FiberSat (as defined below) and Hollywood SW; and Data Center Services, which are comprised of our IDC operations and Managed Service Offerings.

In February 2003, we organized AccessDM, which in May 2004 became our wholly-owned subsidiary. AccessDM has developed proprietary software, Digital Express e-Courier, capable of worldwide delivery of digital data -- including movies, advertisements and alternative content such as concerts, seminars and sporting events -- to movie theaters and other venues having digital projection equipment. Also, in April 2005 we completed the development of in-theatre management software for use by digitally - equipped movie theaters, called the Theatre Command Center.


In November 2003, we acquired all of the capital stock of Hollywood SW, a leading provider of proprietary transactional support software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada (the "Hollywood SW Acquisition"). Its licensed software records and manages information relating to the planning, scheduling, revenue sharing, cash flow and reporting associated with the distribution and exhibition of theatrical films. In addition, Hollywood SW's software complements, and is integrated with, AccessDM's digital content delivery software by enabling Hollywood SW's customers to seamlessly plan and schedule delivery of digital content to entertainment venue operators as well as to manage the related financial transactions.


In an effort to increase the competitive advantage of the IDCs, on January 9, 2004, we acquired Managed Services, a managed service provider of information technologies. As an information technology outsourcing organization, Managed Services manages clients' networks and systems in over 35 countries in Europe, Asia, North and South America and more than 20 states in the United States. Managed Services operates a 24x7 Global Network Command Center ("GNCC"), capable of running the networks and systems of large corporate clients. The four largest customers of Managed Services accounted for approximately 54% of its revenues. The managed services capabilities of Managed Services have been integrated with our IDCs and now operate under the name of AccessIT Managed Services.

In March 2004, we acquired certain assets of Boeing Digital Cinema ("Boeing Digital"), a division of The Boeing Company ("Boeing"). These assets were purchased to further our strategy of becoming a leader in the delivery of movies and other digital content to movie theaters. The acquired assets consist of digital projectors, satellite dishes and other equipment installed at 28 screens within 21 theaters in the United States and equipment stored at other locations, and satellite transmission equipment located in Los Angeles, California. Since the acquisition, we have used the stored equipment (and added new equipment) in an additional 3 screens within 2 theaters in the United States.

Also in March 2004, we refinanced approximately $4.2 million aggregate principal amount (plus accrued and unpaid interest) of our promissory notes pursuant to an exchange offer. In exchange for these promissory notes, we issued 707,477 unregistered shares of our Class A common stock and $1.7 million aggregate principal amount of new convertible notes which as of March 31, 2005 were convertible into a maximum of 312,425 shares of our Class A common stock.

In May 2004, we entered into an agreement with the holder of 750,000 shares of AccessDM's common stock, to exchange all of the holders' shares for 31,300 unregistered shares of AccessIT's Class A common stock. As a result of the transaction, which was consummated on May 26, 2004, AccessIT now holds 100% of AccessDM's common stock.

In June 2004, we consummated a $4.87 million private placement of 1,217,500 unregistered shares of our Class A common stock with institutional and other accredited investors. Pursuant to the private placement, we also issued to the investors and the placement agent warrants to purchase up to 243,500 and 60,875 shares of our Class A common stock, respectively, at an exercise price of $4.80 per share, exercisable upon receipt. We registered the resale of all of the
1,217,500 shares and the 304,375 shares underlying the warrants on a registration statement on Form SB-2 with the SEC on July 2, 2004, which was declared effective by the SEC on July 20, 2004.

In November 2004, we consummated a $1.1 million private placement of 282,776 unregistered shares of our Class A common stock at $3.89 per share with certain accredited investors. The net proceeds of approximately $1.023 million from such private placement were used for the FiberSat Acquisition and for working capital. These shares carry piggyback and demand registration rights, at the sole expense of the investors. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

Also in November 2004, we acquired substantially all of the assets of FiberSat Global Services, LLC (the "FiberSat") through FiberSat Global Services, Inc., our wholly owned subsidiary (the "FiberSat Acquisition"). FiberSat, headquartered in Chatsworth, California, provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of our digital cinema satellite delivery services. By completing the FiberSat Acquisition, we gained extensive satellite distribution and networking capabilities provided by FiberSat's fully operational data storage and uplink facility located in Los Angeles, California. FiberSat has the ability to provide broadband video, data and Internet transmission and encryption services for the broadcast and cable television and communications industries.

In February 2005, we consummated a private placement of $7.6 million, 4-year convertible debentures (the "Convertible Debentures"). The Convertible Debentures bear interest at the rate of 7% per year and are convertible into shares of our Class A common stock at the price of $4.07 per share, subject to possible adjustments from time to time. In connection with the Convertible Debenture offering, we issued the participating institutional investors warrants (the "Convertible Debentures Warrants") exercisable for up to 560,197 shares of Class A common stock at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants may be exercised beginning on September 9, 2005 until five years thereafter. We registered the resale of all of the shares underlying the Convertible Debentures and the Convertible Debentures Warrants with the SEC on March 11, 2005, which was declared effective by the SEC on March 21, 2005.

Also in February 2005, through ADM Cinema Corporation, our wholly owned subsidiary ("ADM Cinema"), we consummated the acquisition of substantially all of the assets of the Pavilion Movie Theatre located in Park Slope section of Brooklyn, New York ("Pavilion Theatre") from Pritchard Square Cinema, LLC ("Pavilion Theatre Seller"). The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre will also become our showplace to demonstrate our integrated digital cinema solutions to the movie entertainment industry.

In July 2005, we consummated a private placement (the "July 2005 Private Placement") of 1,909,115 shares of Class A common stock at $9.50 per share and warrants (the "July 2005 Warrants") to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning on the seven month anniversary of the date of the July 2005 Warrants and expire on the fifth year anniversary of the initial exercise date. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) the seven month anniversary from the date of the July 2005 Warrants and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.


We offer interrelated services that use each of our business units for the planning, purchasing, delivery and management of digital content -- such as movies, advertising, trailers and alternative content, including concerts, seminars and sporting events -- to movie theater and other venue operators. We believe that our ability to offer a wide range of fully managed services will differentiate us from other service providers, including distributors of other types of digital media.


During the fiscal year ended March 31, 2005, we received 62% of our revenue from the Data Center Services segment and 38% of our revenue from the Media Services segment. During the fiscal year ended March 31, 2004, we received 81% of our revenue from the Data Center Services segment and 19% of our revenue from the Media Services segment. For the fiscal year ended March 31, 2005, KMC Telecom, an IDC customer, comprised approximately 18% of our revenues. Our contract with KMC Telecom expires on December 15, 2005, with respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract. No other single customer accounted for greater than 10% of revenues during the fiscal year ended March 31, 2005. From our inception through November 3, 2003, all of our revenues have been derived from monthly license fees and fees from other ancillary services provided by us at our IDCs.


Our principal executive offices are at 55 Madison Avenue, Suite 300, Morristown, NJ 07960, and our telephone number at such offices is (973) 290-0080. Our e-mail address is investor@accessitx.com and our web site address is www.accessitx.com. Information accessed on or through our web site does not constitute a part of this prospectus.

                                  THE OFFERING


Class A common stock offered
by us................................................40,308 shares (1)

Common stock equivalents

presently outstanding................................12,394,209 shares (2)

Common stock equivalents to be
outstanding immediately
after this offering..................................12,394,209 shares (1)(2)


Use of proceeds......................................We  anticipate   using  the
                                                     net   proceeds,  consisting
                                                     of the  price paid upon the
                                                     exercise  of  the warrants,
                                                     of    this   offering   for
                                                     working       capital   for
                                                     general  business purposes.

American Stock Exchange symbol.......................AIX


     (1) This prospectus covers our offering of 40,308 shares of our Class A common stock, issuable upon exercise of the warrants issued to the lead underwriter, or nominees thereof, of our initial public offering that was completed on November 14, 2003, pursuant to the Underwriter's Warrant Agreement, dated as of November 14, 2003.

     (2) Reflects 11,468,398 outstanding shares of our Class A common stock as of July 20, 2005, and 925,811 outstanding shares of our Class B common stock as of July 20, 2005, which are convertible into 925,811 shares of Class A common stock; excludes up to 4,618,744 shares of Class A common stock issuable upon the exercise of outstanding warrants and options, and shares issuable upon the conversion of convertible notes as of July 20, 2005. Please see "Description of Securities" in this prospectus for a discussion of our capital stock.


This prospectus contains our trademarks, tradenames and servicemarks and also contains certain trademarks, tradenames and servicemarks of other parties.

                          SUMMARY FINANCIAL INFORMATION

     The following table summarizes operating data of our Company and should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus. The historical data as of March 31, 2004 and 2005 and the years then ended has been derived from our audited consolidated financial statements. The pro forma condensed combined financial data for the fiscal year ended March 31, 2005 gives effect to the transactions discussed in the overview of the pro forma data beginning on page P-1 of this prospectus. For a discussion of the adjustments made in presenting such pro forma financial data, see the "Selected Historical and Pro Forma Financial Data" section and the pro forma condensed combined financial data appearing elsewhere in this prospectus.

Consolidated statements of operations data (1):

                                                     FOR THE FISCAL YEARS ENDED MARCH 31,
                                                     ------------------------------------
                                                (in thousands, except share and per share data)
                                                     2004              2005           2005
                                                     ----              ----           ----
                                                                                  (pro forma) (2)


Revenues                                        $      7,201    $     10,651    $     17,645
Gross profit                                           3,534           4,840           7,406
Loss from operations                                  (2,505)         (5,700)         (5,135)
Net loss                                              (4,805)         (6,788)         (8,385)
Net loss available to common stockholders       $     (6,613)   $     (6,788)   $     (8,385)
Net loss available to common stockholders per
common share
Basic and diluted                               $      (1.37)   $      (0.70)   $      (0.83)
Weighted average number of common shares
outstanding
Basic and diluted                                  4,826,776       9,668,876      10,045,369

(1) We acquired one IDC from, and assumed certain liabilities of, BridgePoint International (USA) Inc. ("BridgePoint"), on December 21, 2001. We acquired six IDCs from, and assumed certain liabilities of, R.E. Stafford, Inc. d/b/a/ ColoSolutions ("ColoSolutions"), on November 27, 2002. We acquired all of the capital stock of Hollywood SW on November 3, 2003. We acquired all of the outstanding common stock of Managed Services on January 9, 2004. We acquired certain assets of Boeing Digital, a division of Boeing, on March 29, 2004. We acquired substantially all the assets and certain liabilities of FiberSat Seller on November 17, 2004. Also, we acquired certain assets of the Pavilion Theatre on February 11, 2005. The above financial data are derived from our audited and unaudited financial statements and reflect the results of operations of the acquired entities from the respective dates of such acquisitions.

(2) See notes to our unaudited pro forma condensed financial data beginning on page P-1 of this prospectus.

The following table summarizes our consolidated balance sheet data at March 31, 2004 and 2005, respectively, on an actual basis. The information in this table is set forth in thousands.

                                                                March 31,
      CONSOLIDATED BALANCE SHEET DATA:                     2004        2005
                                                          ------      -------

      Cash and cash equivalents.......................... $2,330      $4,779
      Working capital....................................    212       1,734
      Total current assets...............................  3,143       7,038
      Total assets....................................... 21,175      37,777
      Total current liabilities..........................  2,931       5,304
      Total liabilities.................................. 11,357      26,480
      Redeemable common stock............................    238         250
      Total stockholders' equity......................... $9,580     $11,047

                                  RISK FACTORS

AN INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW BEFORE DECIDING TO INVEST IN OUR CLASS A COMMON STOCK. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE PRESENTLY CONSIDER IMMATERIAL MAY ALSO ADVERSELY AFFECT OUR COMPANY. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR CLASS A COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OR YOUR INVESTMENT. IN ASSESSING THESE RISKS, YOU SHOULD ALSO REFER TO THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF OUR COMPANY INCLUDED ELSEWHERE IN THIS PROSPECTUS.

WE HAVE INCURRED LOSSES SINCE OUR INCEPTION.


We have incurred losses since our inception in March 2000 and have financed our operations principally through equity investments and borrowings. We incurred net losses of $4.8 million and $6.8 million in the fiscal years ended March 31, 2004 and 2005, respectively. As of March 31, 2005, we had working capital of $1.7 million and cash and cash equivalents of $4.8 million; we had an accumulated deficit of $21.5 million; and, from inception through such date, we had used $8.5 million in cash for operating activities. Our net losses are likely to continue for the foreseeable future.


Our profitability is dependent upon us achieving a sufficient volume of business from our customers. If we cannot achieve a high enough volume, we likely will incur additional net and operating losses. We may be unable to continue our business as presently conducted unless we obtain funds from additional financings.

Our net losses and negative cash flows may increase as and to the extent that we increase the size of our business operations, increase our sales and marketing activities, enlarge our customer support and professional services and acquire additional businesses. These efforts may prove to be more expensive than we currently anticipate which could further increase our losses. We must significantly increase our revenues in order to become profitable. We cannot reliably predict when, or if, we will become profitable. Even if we achieve profitability, we may not be able to sustain it. If we cannot generate operating income or positive cash flows in the future, we will be unable to meet our working capital requirements.

WE HAVE LIMITED EXPERIENCE IN OUR BUSINESS OPERATIONS, WHICH MAY NEGATIVELY AFFECT OUR ABILITY TO GENERATE SUFFICIENT REVENUES TO ACHIEVE PROFITABILITY.


We were incorporated on March 31, 2000. Our first IDC became operational in December 2000. In addition to our data center operations, we have expanded into the following new business areas: (a) providing back office transactional software for distributors and exhibitors of filmed and digital entertainment through our wholly owned subsidiary, Hollywood SW; (b) providing software and systems for the delivery of digital entertainment, such as movies, to movie theaters and other venues through our wholly owned subsidiary, AccessDM; (c) providing information technologies, secure system monitoring of telecommunications and data network outsourcing through our wholly owned subsidiary, Managed Services, and (d) providing satellite delivery services through our wholly owned subsidiary FiberSat; and (e) operation of a movie theatre, through our wholly owned subsidiary ADM Cinema. Although we have retained the senior management of Hollywood SW, Managed Services, and FiberSat, we have little experience in these new areas of business and cannot assure you that we will be able to develop and market the services provided thereby. None of these new businesses is directly related to our data center operations and we cannot assure you that any of them will complement our data center operations, or vice versa. We also cannot assure you that we will be able to successfully operate these businesses. Our efforts to expand into these five new business areas may prove costly and time-consuming and may divert a considerable amount of resources from our data center operations.

Our lack of operating experience in the digital cinema industry and providing transactional software for movie distributors could result in:

     o    increased operating and capital costs;

     o    an inability to effect a viable growth strategy;

     o    service interruptions for our customers; and

     o    an inability to attract and retain customers.

We may not be able to generate sufficient revenues to achieve profitability through the operation of our data centers, our digital cinema business or our movie distribution software business. We cannot assure you that we will be successful in marketing and operating these new businesses or, even if we are successful in doing so, that we will not experience additional losses.

OUR RECENT ACQUISITIONS INVOLVE RISKS, INCLUDING OUR INABILITY TO INTEGRATE SUCCESSFULLY THE NEW BUSINESSES AND OUR ASSUMPTION OF CERTAIN LIABILITIES.


We have recently made meaningful acquisitions to expand into new business areas. However, we may experience costs and hardships in integrating the new acquisitions into our current business structure. On November 3, 2003, we acquired Hollywood SW and on January 9, 2004, we acquired Managed Services. On March 29, 2004, we acquired assets used in the operations of Boeing Digital, a business unit of Boeing, which we integrated into the business of AccessDM. On November 17, 2004, we acquired assets of FiberSat. Most recently, on February 11, 2005, we acquired the Pavilion Theatre through ADM Cinema, our wholly owned subsidiary. We may not be able to integrate successfully the acquired businesses and assets into our existing business. We cannot assure you that we will be able to effectively market the services provided by Hollywood SW, AccessDM, Managed Services, FiberSat and the Pavilion Theatre along with our data centers. Further, these new businesses and assets may involve a significant diversion of our management time and resources and be costly. Our acquisition of these businesses and assets also involves the risks that the businesses and assets acquired may prove to be less valuable than we expected and/or that we may assume unknown or unexpected liabilities, costs and problems. In addition, we assumed certain liabilities in connection with these acquisitions and we cannot assure you that we will be able to adequately pay off such assumed liabilities. Other companies that offer similar products and services may be able to market and sell their products and services more cost-effectively than we can.


BECAUSE THE USE OF ACCESSDM'S SERVICES LARGELY DEPENDS ON THE EXPANDED USE OF DIGITAL PRESENTATIONS REQUIRING ELECTRONIC DELIVERY, IF SUCH EXPANDED USE DOES NOT OCCUR, NO VIABLE MARKET FOR ACCESSDM'S SERVICES MAY DEVELOP.

Even if we are among the first to develop software and systems for the delivery of digital content to movie theaters and other venues, the demand for them will largely depend on a concurrent expansion of digital presentations at theaters, which may not occur for several years. There can be no assurance, however, that major movie studios that currently rely on traditional distribution networks to provide physical delivery of digital files will adopt a different method, particularly electronic delivery, of distributing digital content to movie theaters. If the development of digital presentations and changes in the way digital files are delivered does not occur, there may be no viable market for AccessDM's delivery systems and software.

IF WE DO NOT MANAGE OUR GROWTH, OUR BUSINESS WILL BE HARMED.

We may not be successful in managing our rapid growth. Since February 2003, we acquired five businesses and in connection with those acquisitions, we formed three more subsidiaries. These subsidiaries operate in business areas different from our data center operations business. The number of our employees has grown from 11 in March 2003 to 34 in March 2004 and to 93 in March 2005. Past growth has placed, and future growth will continue to place, a significant challenge to our management and resources, related to the successful integration of the newly acquired businesses. To manage the expected growth of our operations, we will need to improve our existing and implement new operational and financial systems, procedures and controls. We may also need to expand our finance, administrative, client services and operations staff and train and manage our growing employee base effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. Our business, results of operations and financial position will suffer if we do not effectively manage our growth.


WE MAY NOT BE ABLE TO GENERATE THE AMOUNT OF CASH NEEDED TO FUND OUR FUTURE OPERATIONS.

Our ability either to make payments on or to refinance our indebtedness, or to fund planned capital expenditures and research and development efforts, may depend on our ability to generate cash in the future. Our ability to generate cash is in part subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

Based on our current level of operations, we believe our cash flow from operations and available cash financed through the issuance of common stock and promissory notes will be adequate to meet our future liquidity needs for at least one year from the date of this prospectus. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity or capital requirements. If we are unable to service our indebtedness, we will be forced to adopt an alternative strategy that may include actions such as:

     o    reducing capital expenditures;

     o    reducing research and development efforts;

     o    selling assets;

     o    restructuring or refinancing our remaining indebtedness; and

     o    seeking additional funding.

We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that we will be able to make future borrowings in amounts sufficient to enable us to pay the principal and interest on our current indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

WE MAY CONTINUE TO HAVE CUSTOMER CONCENTRATION IN OUR BUSINESS, AND THE LOSS OF ONE OR MORE OF OUR LARGEST CUSTOMERS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.


We expect that we will rely, at least in the near future, upon a limited number of customers for a substantial percentage of our revenues and may continue to have customer concentration company-wide. For fiscal years ended 2004 and 2005, our four largest customers accounted for approximately 54% and 40% of our revenues, respectively (our largest customer, KMC Telecom, accounted for approximately 27% and 18%, respectively of our revenues for such fiscal years). Our contract with KMC Telecom expires on December 15, 2005, with respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract. The revenues generated from our IDC business constituted approximately 62% of our total revenue for the fiscal year ended March 31, 2005.

To date, AccessDM has generated revenues of $260,000 for the fiscal year ended March 31, 2005, and we anticipate that AccessDM's revenues will grow significantly although there can be no assurances of this. For the fiscal year ended March 31, 2005, the five largest customers of Hollywood SW accounted for approximately 78% of its revenues (its largest customer, 20th Century Fox, accounted for approximately 35% of its revenues for such period). For the fiscal year ended March 31, 2005, the four largest customers of Managed Services and FiberSat accounted for approximately 54% and 73% of their respective revenues. A loss of or decrease in business from one or more of our largest customers for any reason could have a material adverse effect on our business, financial position and results of operations.

OUR  SUBSTANTIAL  DEBT  AND  LEASE   OBLIGATIONS   COULD  IMPAIR  OUR  FINANCIAL
FLEXIBILITY AND OUR COMPETITIVE POSITION.


We now have, and will continue to have, significant debt obligations. We currently have notes payable to third parties with principal amounts aggregating $14.1 million as of March 31, 2005. We also have capital lease obligations with principal amounts aggregating $6.5 million as of March 31, 2005.


These obligations could have important consequences for us, including:

     o limiting our ability to obtain necessary financing in the future and make it more difficult for us to satisfy our lease and debt obligations;

     o requiring us to dedicate a substantial portion of our cash flow to payments on our lease and debt obligations, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other corporate requirements;

     o making us more vulnerable to a downturn in our business and limit our flexibility to plan for, or react to, changes in our business; and

     o placing us at a competitive disadvantage compared to competitors that might have stronger balance sheets or better access to capital by, for example, limiting our ability to enter into new markets.

     o If we are unable to meet our lease and debt obligations, we could be forced to restructure or refinance our obligations, to seek additional equity financing or to sell assets, which we may not be able to do on satisfactory terms or at all. As a result, we could default on those obligations.

AN INABILITY TO OBTAIN NECESSARY FINANCING MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL POSITION, OPERATIONS AND PROSPECTS IF UNANTICIPATED CAPITAL NEEDS ARISE.


Our capital requirements may vary significantly from what we currently project and be affected by unforeseen delays and expenses. We may experience problems, delays, expenses and difficulties frequently encountered by similarly-situated companies, as well as difficulties as a result of changes in economic, regulatory or competitive conditions. If we encounter any of these problems or difficulties or have underestimated our operating losses or capital requirements, we may require significantly more financing than we currently anticipate. We cannot assure you that we will be able to obtain any required additional financing on terms acceptable to us, if at all. We will be restricted on the type and amount of additional indebtedness that we may incur as a result of our acquisition of Hollywood SW. In connection with the acquisition of Hollywood SW, we issued secured promissory notes to the sellers that will be senior to all indebtedness during the term of those notes other than any debt provided by a bank or institutional lender, which is less than $1 million in aggregate principal amount, unsecured or secured by the assets of Hollywood SW and its subsidiaries. We will also be restricted on the type of additional indebtedness that we may incur as a result of our Convertible Debentures. An inability to obtain necessary financing could have a material adverse effect on our financial position, operations and prospects.

OUR  PLAN  TO  ACQUIRE  ADDITIONAL  BUSINESSES  INVOLVES  RISKS,  INCLUDING  OUR
INABILITY   SUCCESSFULLY   TO  COMPLETE  AN   ACQUISITION,   OUR  ASSUMPTION  OF
LIABILITIES, DILUTION OF YOUR INVESTMENT AND SIGNIFICANT COSTS.

We intend to make further acquisitions of similar or complementary businesses or assets, although there are no acquisitions identified by us as probable at this time. Even if we identify appropriate acquisition candidates, we may be unable to negotiate successfully the terms of the acquisitions, finance them, integrate the acquired business into our then existing business and/or attract and retain customers. Completing an acquisition and integrating an acquired business, including our recently acquired businesses, may require a significant diversion of management time and resources and involves assuming new liabilities. Any acquisition also involves the risks that the assets acquired may prove less valuable than expected and/or that we may assume unknown or unexpected liabilities, costs and problems. If we make one or more significant acquisitions in which the consideration consists of our capital stock, your equity interest in our company could be diluted, perhaps significantly. If we were to proceed with one or more significant acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash, or obtain additional financing to consummate them.

WE EXPECT COMPETITION TO BE INTENSE: IF WE ARE UNABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS AND RESULTS OF OPERATIONS WILL BE SERIOUSLY HARMED.

The market for the IDC facilities and managed services business, the digital cinema business and the movie distribution software business, although relatively new, are competitive, evolving and subject to rapid technological and other changes. We expect the intensity of competition in each of these areas to increase in the future. Companies willing to expend the necessary capital to create facilities and/or software similar to ours may compete with our business. Increased competition may result in reduced revenues and/or margins and loss of market share, any of which could seriously harm our business. In order to compete effectively in each of these fields, we must differentiate ourselves from competitors.

Many of our current and potential competitors have longer operating histories and greater financial, technical, marketing and other resources than us, which may permit them to adopt aggressive pricing policies. As a result, we may suffer from pricing pressures that could adversely affect our ability to generate revenues and our results of operations. Many of our competitors also have significantly greater name and brand recognition and a larger customer base than us. We may not be able to compete successfully with our competitors. If we are unable to compete successfully, our business and results of operations will be seriously harmed.

WE FACE THE RISKS OF AN EARLY-STAGE COMPANY IN A NEW AND RAPIDLY EVOLVING MARKET AND MAY NOT BE ABLE SUCCESSFULLY TO ADDRESS SUCH RISKS AND EVER BE SUCCESSFUL OR PROFITABLE.

We have encountered and will continue to encounter the challenges, uncertainties and difficulties frequently experienced by early-stage companies in new and rapidly evolving markets, including:

     o    lack of operating experience;

     o    net losses;

     o    lack of sufficient customers;

     o    insufficient revenues and cash flow to be self-sustaining;

     o    necessary capital expenditures;

     o    an unproven business model;

     o    a changing business focus; and

     o    difficulties in managing potentially rapid growth.

This is particularly the case with respect to our newly acquired businesses. We cannot assure you that we will ever be successful or profitable.

MANY OF OUR CORPORATE ACTIONS MAY BE CONTROLLED BY OUR OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS; THESE ACTIONS MAY BENEFIT THESE PRINCIPAL STOCKHOLDERS MORE THAN OUR OTHER STOCKHOLDERS.


As of March 31, 2005, our directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 41% of our outstanding common stock. In particular, A. Dale Mayo, our President and Chief Executive Officer, beneficially holds 965,811 shares of Class B common stock, 9,601 shares of Class A common stock, and notes which are convertible into 45,810 shares of Class A common stock, which collectively represent approximately 10% of our outstanding common stock, but due to the supervoting Class B common stock, represent approximately 51% of the voting power. These stockholders, and Mr. Mayo himself, will have significant influence over our business affairs, with the ability to control matters requiring approval by our security holders, including elections of directors and approvals of mergers or other business combinations. Our Class B common stock entitles the holder to ten votes per share. The shares of Class A common stock have one vote per share. Also, certain corporate actions directed by our officers may not necessarily inure to the proportional benefit of other stockholders of our company; under his employment agreement, for example, Mr. Mayo is entitled to receive cash bonuses based on our revenues, regardless of our earnings, if any.


OUR SUCCESS WILL SIGNIFICANTLY DEPEND ON OUR ABILITY TO HIRE AND RETAIN KEY PERSONNEL.


Our success will depend in significant part upon the continued services of our key technical, sales and senior management personnel. If we lose one or more of our key employees, we may not be able to find a suitable replacement(s) and our business and results of operations could be adversely affected. In particular, our performance depends significantly upon the continued service of A. Dale Mayo, our President and Chief Executive Officer, whose experience and relationships in the movie theater industry are integral to our business, particularly in the business areas of Hollywood SW and AccessDM. Although we have obtained two $5 million key-man life insurance policies in respect of Mr. Mayo, the loss of his services would have a material and adverse effect on our business, operations and prospects. Each policy carries a death benefit of $5 million, and while we are the beneficiary of each policy, under one of the policies the proceeds will be used to repurchase, after reimbursement of all premiums paid by us some, or all, of the shares of our capital stock held by Mr. Mayo's estate at the then-determined fair market value. We also rely on the experience and expertise of Russell J. Wintner, AccessDM's President and Chief Operating Officer, the two co-founders of Hollywood SW, David Gajda and Robert Jackovich, and Ravi Patel, FiberSat's President and Chief Operating Officer. In addition, our future success will depend upon our ability to hire, train, integrate and retain qualified new employees.


IF WE ARE NOT SUCCESSFUL IN PROTECTING OUR INTELLECTUAL PROPERTY, OUR BUSINESS WILL SUFFER.

We depend heavily on technology to operate our business. Our success depends on protecting our intellectual property, which is one of our most important assets. Although we do not currently hold any copyrights, patents or registered trademarks, we do have intellectual property consisting of:

     o    licensable software products;

     o    rights to certain domain names;

     o    registered service marks on certain names and phrases;

     o    various unregistered trademarks and service marks;

     o    know-how; and

     o    rights to certain logos.

If we do not adequately protect our intellectual property, our business, financial position and results of operations would be harmed. Our means of protecting our intellectual property may not be adequate. Unauthorized parties may attempt to copy aspects of our intellectual property or to obtain and use information that we regard as proprietary. In addition, competitors may be able to devise methods of competing with our business that are not covered by our intellectual property. Our competitors may independently develop similar technology, duplicate our technology or design around any intellectual property that we may obtain.

The success of some of our business operations depends on the proprietary nature of certain software. We do not, however, have any patents with respect to such software. Because there is no patent protection in respect of our software, other companies are not prevented from developing and marketing similar software. We cannot assure you, therefore, that we will not face more competitors or that we can compete effectively against any companies that develop similar software. We also cannot assure you that we can compete effectively or not suffer from pricing pressure with respect to our existing and developing products that could adversely affect our ability to generate revenues.

Although we hold rights to various web domain names, regulatory bodies in the United States and abroad could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. The relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to or diminish the value of our proprietary rights.

SERVICE AND OTHER INTERRUPTIONS COULD POTENTIALLY REDUCE OUR REVENUES AND HARM OUR REPUTATION AND FINANCIAL RESULTS.

Our facilities and our customers' equipment are vulnerable to damage from human error, physical or electronic security breaches, power loss, other facility failures, fire, earthquake, water damage, sabotage, vandalism and similar events. In addition, our customers would be adversely affected by the failure of carriers to provide network access to our facilities as a result of any of these events. Any of these events or other unanticipated problems could interrupt our customers' ability to provide services from our facilities. This could damage our reputation, make it difficult to attract new and retain customers and cause our customers to terminate their contracts with us and to seek damages. Any of these events could have a material adverse effect on our business, financial position and prospects.

WE DEPEND ON RELATIONSHIPS WITH THIRD PARTIES, WHICH, IF NOT MAINTAINED, MAY ADVERSELY AFFECT OUR ABILITY TO PROVIDE SERVICES TO OUR CUSTOMERS.

We are not a communications carrier and, therefore, we rely substantially on third parties to provide our customers with access to voice, data and Internet networks. We must maintain relationships with third-party network providers in order to offer our data center customers access to a choice of networks. Many carriers have their own data center facilities and may be reluctant to provide network services at our data centers. As a result, some carriers may choose not to connect their services to our data centers. We do not own any real property and depend on our ability to negotiate favorable lease terms with the owners of our data center facilities. The use of our IDCs is limited to the extent that we do not extend or renew our leases, in which case we might not be able to accommodate our customers, particularly if we were unable to relocate timely to a comparable facility.

The availability of an adequate supply of electrical power and the infrastructure to deliver that power is critical to our ability to attract and retain customers and achieve profitability. We rely on third parties to provide electrical power to our data centers, and cannot be certain that these parties will provide adequate electrical power or that we will have the necessary infrastructure to deliver such power to our customers. If the electrical power delivered to our facilities is inadequate to support our customers' requirements or if delivery is not timely, our results of operations and financial position may be materially and adversely affected.

WE MAY HAVE DIFFICULTY COLLECTING PAYMENTS FROM SOME OF OUR CUSTOMERS AND INCUR COSTS AS A RESULT.

A number of our customers are early stage companies. In addition, many of our customers are telecommunications companies, and many telecommunications companies have been experiencing significant financial difficulties. There is a risk that these companies will experience difficulty paying amounts owed to us, and we might not be able to collect on a timely basis all monies owed to us by some of them. Although we intend to remove customers that do not pay us in a timely manner, we may experience difficulties and costs in collecting from or removing these customers.

IF WE DO NOT RESPOND TO FUTURE ADVANCES IN TECHNOLOGY AND CHANGES IN CUSTOMER DEMANDS, OUR FINANCIAL POSITION, PROSPECTS AND RESULTS OF OPERATIONS MAY BE ADVERSELY AFFECTED.

The demand for our digital cinema business, movie distribution software and data centers will be affected, in large part, by future advances in technology and changes in customer demands. Our success will also depend on our ability to address the increasingly sophisticated and varied needs of our existing and prospective customers.

We cannot assure you that there will be a demand for the digital cinema software and delivery services provided by AccessDM. AccessDM's profitability depends largely upon the general expansion of digital presentations at theaters, which may not occur for several years. There can be no assurance that major movie studios relying on traditional distribution networks to provide physical delivery of digital files will adopt a different method, particularly electronic delivery, of distributing digital content to movie theaters. If the development of digital presentations and changes in the way digital files are delivered does not occur, there may be no viable market for AccessDM's software and systems.

WE MAY BE SUBJECT TO ENVIRONMENTAL RISKS RELATING TO THE ON-SITE STORAGE OF DIESEL FUEL AND BATTERIES.

Our data centers contain tanks for the storage of diesel fuel for our generators and significant quantities of lead acid batteries used to provide back-up power generation for uninterrupted operation of our customers' equipment. We cannot assure you that our systems will be free from leaks or that use of our systems will not result in spills. Any leak or spill, depending on such factors as the nature and quantity of the materials involved and the environmental setting, could result in interruptions to our operations and the incurrence of significant costs; particularly to the extent we incur liability under applicable environmental laws. This could have a material adverse effect on our business, financial position and results of operations.

                   RISKS RELATING TO OUR CLASS A COMMON STOCK

THE LIQUIDITY OF OUR CLASS A COMMON STOCK IS UNCERTAIN; THE LIMITED TRADING VOLUME OF OUR CLASS A COMMON STOCK MAY DEPRESS THE PRICE OF SUCH STOCK OR CAUSE IT TO FLUCTUATE SIGNIFICANTLY.

Although shares of our Class A common stock are listed on the American Stock Exchange (the "AMEX"), there has been a limited public market for our Class A common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, you may not be able to sell your shares of Class A common stock in short time periods, or possibly at all. The absence of an active trading market may cause the price per share of our Class A common stock to fluctuate significantly.

SUBSTANTIAL RESALES OF OUR CLASS A COMMON STOCK COULD DEPRESS OUR STOCK PRICE.

The market price for our Class A common stock could decline, perhaps significantly, as a result of resales of a large number of shares of Class A common stock in the public market or even the perception that such resales could occur, including resales of the shares being registered hereunder pursuant to the registration statement of which this prospectus is a part. In addition, we have a substantial number of options, warrants and other securities convertible into shares of our Class A common stock outstanding that may be exercised in the future. Certain holders of these warrants and convertible securities, as well as holders of our outstanding shares of Class A common stock, have piggy-back registration rights and the holder of shares of Class A common stock issuable in exchange for its shares of preferred stock and certain warrants has demand and piggy-back registration rights. These factors could also make it more difficult for us to raise funds through future offerings of our equity securities.

YOU WILL INCUR SUBSTANTIAL DILUTION AS A RESULT OF CERTAIN FUTURE EQUITY ISSUANCES.

We have a substantial number of options, warrants and other securities currently outstanding which may be immediately converted into shares of our Class A common stock. To the extent that these options, warrants or similar securities are exercised or converted, as the case may be, there will be further dilution to holders of shares of our Class A common stock.

PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND DELAWARE LAW COULD MAKE IT MORE DIFFICULT FOR A THIRD PARTY TO ACQUIRE US.

Provisions of our certificate of incorporation, as well as of Section 203 of the Delaware General Corporation Law (the "DGCL") could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders.

Our certificate of incorporation authorizes the issuance of 15,000,000 shares of preferred stock. The terms of our preferred stock may be fixed by the company's board of directors without further stockholder action. The terms of any outstanding series or class of preferred stock may include priority claims to assets and dividends and special voting rights, which could adversely affect the rights of holders of our Class A common stock. Any future issuance(s) of preferred stock could make the takeover of the company more difficult, discourage unsolicited bids for control of the company in which our stockholders could receive premiums for their shares, dilute or subordinate the rights of holders of Class A common stock and adversely affect the trading price of our Class A common stock.

Under Section 203 of the DGCL, Delaware corporations whose securities are listed on a national securities exchange, like the AMEX, may not engage in business combinations such as mergers or acquisitions with any interested stockholders, defined as an entity or person beneficially owning 15% or more of our outstanding common stock without obtaining certain prior approvals. As a result of the application of Section 203, potential acquirers of the company may be discouraged from attempting to effect an acquisition transaction with the company, thereby depriving holders of the company's securities of opportunities to sell or otherwise dispose of the securities at prices above prevailing market prices.

WE MAY NOT BE ABLE TO MAINTAIN LISTING ON THE AMEX, WHICH MAY ADVERSELY AFFECT THE ABILITY OF PURCHASERS IN THIS OFFERING TO RESELL THEIR SECURITIES IN THE SECONDARY MARKET.

Our Class A common stock is presently listed on the AMEX. However, we cannot assure you that the company will meet the criteria for continued listing on the AMEX. If the company is unable to meet the continued listing criteria of the AMEX and became delisted, trading of the Class A common stock could thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or, if available, the NASD's Electronic Bulletin Board. In such case, an investor would likely find it more difficult to dispose of, or to obtain accurate market quotations for, the company's securities.

If the shares of Class A common stock were delisted from the AMEX, they may become subject to Rule 15g-9 under the Exchange Act, which imposes sales practice requirements on broker-dealers that sell such securities to persons other than established customers and "accredited investors." Application of this Rule could adversely affect the ability and/or willingness of broker-dealers to sell the company's securities and may adversely affect the ability of purchasers in this offering to resell their securities in the secondary market.

                           FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus or incorporated by reference into this prospectus constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as "believe," "expect," "may," "will," "should," "seek," "plan," "intend" or "anticipate" or the negative thereof or comparable terminology, or by discussion of strategy. Forward-looking statements are primarily contained in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Selected Historical and Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Forward-looking statements represent as of the date of this prospectus our judgment relating to, among other things, future results of operations, growth plans, sales, capital requirements and general industry and business conditions applicable to us. Such forward-looking statements are based largely on our current expectations and are inherently subject to risks and uncertainties. Our actual results could differ materially from those that are anticipated or projected as a result of certain risks and uncertainties, including, but not limited to, a number of factors, such as:

     o    successful integration of acquired businesses;

     o the effect of our indebtedness on our financial condition and financial flexibility, including, but not limited to, the ability to obtain necessary financing for our business;

     o    economic and market conditions;

     o    the performance of our targeted markets;

     o    changes in business relationships with our major customers;

     o    competitive product and pricing pressures; and

     o    the  other  risks  and  uncertainties   that  are  described  in  this
          prospectus and from time to time in our filings with the SEC.

Except as otherwise required to be disclosed in periodic reports required to be filed by public companies with the SEC pursuant to the SEC's rules, we have no duty to update these statements, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, we cannot assure you that the forward-looking information contained in this prospectus will in fact transpire.

                                 USE OF PROCEEDS


We may receive an amount of up to approximately $243,057 upon the exercise of the remaining warrants, if exercised, as to which we are offering the underlying shares of Class A common stock covered by this prospectus. Any proceeds that we receive from the exercise of outstanding warrants will be used by us for general working capital. The actual allocation of proceeds realized from the exercise of these securities will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. There can be no assurances that any of the outstanding warrants will be exercised.

                                 CAPITALIZATION


The first column in the following table sets forth our capitalization as of March 31, 2004 on an actual basis. The second column sets forth our capitalization as of March 31, 2005 on an actual basis. Except share and per share data, the information in this table is set forth in thousands. You should read this information together with the financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                                          March 31,        March 31,
                                                                                             2004            2005
                                                                                          --------         ---------
Notes payable, including current portion........................................           $6,239          $14,097
Capital leases, including current portion.......................................              150            6,490
                                                                                              ---            -----

Redeemable Class A common stock, par value $.001,
53,534 shares issued and outstanding.............................................             238              250


Stockholders' equity:

Common stock, par value $.001; 80,000,000 shares
authorized; 8,287,541 and 10,399,139
shares issued and outstanding, respectively ....................................                8               10
Treasury Stock, at cost; 51,440 shares..........................................               --            (172)
Additional paid-in capital......................................................           24,271           32,696
Accumulated deficit.............................................................         (14,699)         (21,487)
                                                                                         --------         --------
Total stockholders' equity......................................................            9,580           11,047

Total capitalization............................................................          $16,207          $31,884
                                                                                          =======          =======

The table above assumes that no stock options or warrants outstanding as of March 31, 2004 and March 31, 2005 or granted thereafter are exercised. In addition to the shares of capital stock outstanding, we may issue shares of our common stock under the following plans and arrangements:

     o 520,564 and 762,897 shares of Class A common stock subject to stock options granted under our 2000 Stock Option Plan (the "Plan") and 79,436 and 87,103 shares available for future issuance under such Plan as of March 31, 2004 and March 31, 2005, respectively;

     o 120,000 shares of Class A common stock reserved for issuance upon exercise of warrants issued in connection with our initial public offering in November 2003 (the "IPO"), which shares are covered by this prospectus and the proceeds of which are to be used as working capital for general corporate purposes;

     o 304,375 shares of Class A common stock reserved for issuance upon exercise of warrants issued in connection with our June 2004 private placement, the proceeds of which are to be used as working capital for general corporate purposes;

     o 308,225 and 307,871 shares of Class A common stock as of March 31, 2004 and March 31, 2005, respectively, reserved for issuance upon conversion of notes payable issued in connection with March 2004 exchange of 8% notes payable for 6% convertible notes payable; and

     o 2,427,519 shares of Class A common stock reserved for issuance upon exercise of the Convertible Debentures and the Convertible Debentures

          Warrants   issued  in  connection   with  our  February  2005  private
          placement, the proceeds of which are to be used as working capital for general corporate purposes.

                           PRICE RANGE OF COMMON STOCK

We consummated our IPO at a price of $5.00 per share. Our Class A common stock trades publicly on the AMEX under the trading symbol "AIX." The following table shows the high and low sales prices per share of our Class A common stock as reported by the AMEX for the periods indicated:

                                                        HIGH              LOW

FISCAL YEAR ENDED MARCH 31, 2004
    Third Quarter (from November 10, 2003).......       $ 6.95            $ 5.00
    Fourth Quarter...............................       $ 5.30            $ 4.09


FISCAL YEAR ENDED MARCH 31, 2005
    First Quarter ...............................       $ 5.20            $ 4.10
    Second Quarter ..............................       $ 5.15            $ 3.20
    Third Quarter ...............................       $ 4.17            $ 3.75
    Fourth Quarter ..............................       $ 7.15            $ 3.25

FISCAL YEAR ENDING MARCH 31, 2006
    First Quarter ...............................       $ 10.01           $ 5.46

The last reported sale price of our Class A common stock on the AMEX on July 29, 2005 was $10.75 per share. As of July 29, 2005, there were approximately 175 holders of record of our Class A common stock.


                                 DIVIDEND POLICY

We have never paid any cash dividends on our common stock or preferred stock and do not anticipate paying any on our common stock in the foreseeable future. Any future payment of dividends on our common stock will be in the sole discretion of our board of directors.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA


The summary below sets forth certain selected historical financial data. The financial data below should be read in conjunction with the historical financial statements and the notes thereto of our Company and of FiberSat Seller and Pavilion Theatre Seller appearing elsewhere in this prospectus.

THE COMPANY. The following tables set forth selected historical financial data of our Company at and for each of the fiscal years ended March 31, 2004 and 2005. The data for each of the fiscal years ended March 31, 2004 and 2005 has been derived from our audited consolidated financial statements. When you read the selected financial data below, it is important that you also read our audited consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus, as well as the section of this prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                         FISCAL YEAR ENDED
                                                                             MARCH 31,

                                                                   2004                 2005
                                                            -------------------- -------------------

CONSOLIDATED STATEMENTS OF OPERATIONS DATA (1):

   Revenues.......................................                    $7,201              $10,651
   Costs of revenues..............................                     3,667                5,811
                                                                       -----                -----
   Gross profit...................................                     3,534                4,840



   Selling, general and administrative expenses(2)                     3,204                5,607
   Provision for doubtful accounts................
                                                                          73                  640
   Research and development
                                                                          55                  666
   Non-cash stock-based compensation..............
                                                                          15                    4
   Depreciation and amortization..................                    2,692                 3,623
                                                                   ---------             --------
   Loss from operations...........................                  $(2,505)             $(5,700)
   Interest income................................                         6                    5
   Interest expense(3)............................                     (542)                (605)
   Loss on early extinguishment of debt                                (126)                   --
   Non-cash interest expense......................                   (1,823)                (832)
   Other income...................................                      (52)                   23
                                                                   ---------             --------
   Net loss before income taxes and minority
   interest.......................................                  $(5,042)               $7,109
   Income tax benefit ............................                       212                  311
   Minority interest in subsidiary................                        25                 (10)
                                                                   ---------             --------
   Net loss.......................................                  $(4,805)               $6,788
   Preferred stock accretion(4)...................                   (1,808)                   --
                                                                   ---------             --------
   Net loss available to common stockholders......                  $(6,613)             $(6,788)
                                                                     =======              =======
   Net loss available to common stockholders per
     share -
     basic and diluted............................                   $(1.37)              $(0.70)
                                                                     =======              =======
   Weighted average number of  common shares
     outstanding -
     basic and diluted............................                 4,826,776            9,668,876

(1) We acquired one IDC from, and assumed certain liabilities of BridgePoint on December 21, 2001. We acquired six IDCs from, and assumed certain liabilities of ColoSolutions on November 27, 2002. We acquired all of the capital stock of Hollywood SW on November 3, 2003. We acquired all of the outstanding common stock of Managed Services on January 9, 2004. We acquired certain assets of Boeing Digital, a division of Boeing, on March 29, 2004. We acquired substantially all of the assets and certain liabilities of Fibersat Seller on November 17, 2004. Also, we acquired certain assets of the Pavilion Theatre on February 11, 2005. The above financial data are derived from our audited financial statements and reflect the results of operations of the acquired entities from the respective dates of such acquisitions.

(2) Excludes non-cash, stock-based compensation expense of $15 and $4 for the years ended March 31, 2004 and 2005, respectively.

(3) Excludes non-cash interest expense related to the accretion of the value of warrants attached to our one- and five-year promissory notes of $1,823 and $832 for the years ended March 31, 2004 and 2005, respectively.

(4) Reflects the accretion of dividends, expenses and warrants on our Series A and Series B preferred stock and a beneficial conversion feature of our Series A preferred stock.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                       AT MARCH 31,

                                                         ------------------------------------------

                                                                 2004                  2005
                                                         ---------------------- -------------------
CONSOLIDATED BALANCE SHEET DATA:

   Cash and cash equivalents......................               $2,330              $  4,779
   Working capital ...............................                  212                 1,734
   Total assets...................................               21,175                37,777
   Current portion of notes payable...............                  650                 1,415
   Capital lease obligations......................                  150                 6,490
   Long-term debt, net of current portion.........                5,589                12,682
   Total liabilities..............................               11,357                26,480
   Redeemable common stock........................                  238                   250
   Total stockholders' equity ....................               $9,580               $11,047


FIBERSAT SELLER. The following table sets forth selected historical financial data of FiberSat Seller for the year ended December 31, 2003 and the nine month period ended September 30, 2004.

                          FIBERSAT GLOBAL SERVICES, LLC
                                 (IN THOUSANDS)

                                                                                                           NINE MONTHS

                                                                                  YEAR ENDED                  ENDED
                                                                              DECEMBER 31, 2003        SEPTEMBER 30, 2004

                                                                            ----------------------- --------------------------
                                                                                                           (unaudited)


STATEMENT OF OPERATIONS DATA:
   Revenues............................................................          $ 3,408                $  2,567
   Cost of revenues....................................................            1,093                     740
                                                                                --------                --------
   Gross profit........................................................            2,315                   1,827
   Selling, general and administrative expenses........................            1,833                     981
   Depreciation and amortization.......................................              884                     548
   Impairment loss.....................................................               --                     358
                                                                                --------                --------
   Loss from operations................................................            (402)                    (60)
   Interest income.....................................................               51                       2
   Interest expense....................................................            (245)                   (120)
                                                                                --------                --------
   Net loss before income taxes........................................            (596)                   (178)
   Income tax expense                                                                (3)                     (5)
                                                                                --------                --------
   Net loss............................................................         $  (599)                $  (183)
                                                                                ========                ========



PAVILION THEATRE SELLER. The following table sets forth selected historical financial data of Pavilion Theatre Seller for the years ended December 31, 2003 and 2004.

                                                PRITCHARD SQUARE CINEMA, LLC
                                                       (IN THOUSANDS)

                                                                                  YEAR ENDED               YEAR ENDED
                                                                              DECEMBER 31, 2003         DECEMBER 31, 2004

                                                                            ----------------------- --------------------------

STATEMENT OF OPERATIONS DATA:
   Revenues............................................................         $  4,705                $  4,427
   Cost of revenues....................................................            3,872                   3,688
                                                                                 -------                --------
   Gross profit........................................................              833                     739
   Depreciation and amortization ......................................              378                     378
                                                                                 -------                --------
   Income from operations..............................................              455                     361
   Interest expense....................................................          (1,239)                 (1,259)
                                                                                --------                --------
   Net loss............................................................         $  (784)                $  (898)
                                                                                ========                ========

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA


The following tables set forth selected unaudited pro forma condensed combined statement of operations data of our Company for the fiscal year ended March 31, 2005, after giving effect to the transactions discussed in the overview of the pro forma data beginning on page P-1 of this prospectus. The FiberSat and Pavilion Theatre acquisitions were accounted for using the purchase method of accounting and, accordingly, the assets, liabilities and results of operations of FiberSat Seller and Pavilion Theatre Seller have been included in our Company's consolidated financial statements subsequent to their acquisition date.

The following selected unaudited financial data should be read in conjunction with the historical financial statements of our Company, FiberSat Seller, and Pavilion Theatre Seller, and the unaudited pro forma condensed combined consolidated financial information, including the notes thereto, appearing elsewhere in this prospectus. The unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred if the transactions had been completed at the dates indicated, nor is it necessarily indicative of future results of operations of the combined company.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                                                      FISCAL YEAR ENDED
                                                                                        MARCH 31, 2005
                                                                                 ----------------------------
                                                                                 ----------------------------

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS DATA:

   Revenues................................................................                $ 17,645
   Cost of revenues........................................................                  10,239
                                                                                             ------
   Gross profit............................................................                   7,406
   Selling, general and administrative expenses............................                   6,588
   Provision for doubtful accounts.........................................                     640
   Research and development................................................                     666
   Non-cash stock-based compensation.......................................                       4
   Depreciation and amortization...........................................                   4,643
                                                                                              -----
   Loss from operations ...................................................                 (5,135)
   Interest income.........................................................                       7
   Interest expense........................................................                 (2,592)
   Non-cash interest expense...............................................                 (1,004)
   Other income, net.......................................................                      33
                                                                                             ------
   Net loss before income taxes............................................                 (8,691)
   Income tax benefit......................................................                     306
                                                                                           --------
   Net loss ...............................................................
                                                                                            (8,385)

   Net loss available to common stockholders...............................                $(8,385)
                                                                                           ========
   Net loss per share - basic
     and diluted ..........................................................                 $(0.83)
                                                                                            =======
   Weighted average number of common
     shares for net loss per share
     computations - basic and diluted .....................................              10,045,369
                                                                                         ==========

                           MANAGEMENT'S DISCUSSION AND
            ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read in conjunction with the consolidated financial statements and related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of factors described within this prospectus and other factors. We refer you to the section captioned "Forward-Looking Statements" in this prospectus.

OVERVIEW

AccessIT was organized on March 31, 2000 and we are in the business of providing software services and technology solutions to the motion picture industry, and operating IDC's. Recently, we have actively expanded into new and interrelated business areas relating to the delivery and management of digital cinema content to entertainment venues worldwide. These businesses, supported by our internet data center business, have become our primary strategic focus.

We have two reportable segments: Media Services, which represents the operations of Hollywood SW, AccessDM (including Boeing Digital), the Pavilion Theatre and FiberSat, and the Data Center Services, which comprise the operations of our nine IDCs and the operations of Managed Services. For the fiscal year ended March 31, 2005, we received 38% and 62%, respectively, of our revenue from the Media Services and Data Center Services segments.

From our inception through November 3, 2003, all of our revenues have been derived from monthly license fees and fees from other ancillary services provided by us at our IDCs, including fees from various services under the collocation space contract with KMC Telecom, which contract expires on December 15, 2005, which respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract. Hollywood SW generates revenues from software license fees, ASP fees, enhancements, consulting and maintenance fees. Managed Services generates revenues primarily from managed network services. AccessDM generates revenues from the delivery of movies and other content into movie theaters. We incurred net losses of $4.8 million and $6.8 million in the fiscal years ended March 31, 2004 and 2005, respectively, and we have an accumulated deficit of $21.5 million as of March 31, 2005. We anticipate that, with our recent acquisitions, as well as the operation of AccessDM, our results of operations will improve. As we grow, we expect our operating costs and general and administrative expenses will also increase for the foreseeable future, but as a lower percentage of revenue. In order to achieve and sustain profitable operations, we will need to generate more revenues than we have in prior years and we may need to obtain additional financing.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our discussion and analysis of our financial condition and results of operations are based upon our Consolidated Financial Statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Our most significant estimates relate to software revenue recognition, capitalized software costs, depreciation of fixed assets and amortization of intangible assets, recoverability of goodwill and long-lived assets and intangible assets, the valuation of deferred tax liabilities, and the valuation of assets acquired and liabilities assumed in purchase business combinations. Actual results could differ from these estimates. On an on-going basis, we evaluate our estimates, including those related to the carrying values of our fixed assets and intangible assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances made, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies and estimates affect our more significant estimates and judgments used in the preparation of our Consolidated Financial Statements.

REVENUE RECOGNITION

MEDIA SERVICES

Revenues are accounted for in accordance with Statement of Position 97-2 ("SOP 97-2") and Staff Accounting Bulletin ("SAB") No. 104. Our software revenues are generated from the following primary sources:

     o    software licensing, including customer licenses and ASP agreements;

     o    software maintenance contracts; and

     o    professional    consulting    services,    which   includes    systems
          implementation, training, custom software development services and other professional services.

Software licensing revenue is recognized when the following criteria are met:

     o    persuasive evidence of an arrangement exists;

     o    delivery has occurred and no significant obligations remain;

     o    the fee is fixed or determinable; and

     o    collection is determined to be probable.

Significant upfront fees are received in addition to periodic amounts upon achievement of contractual events for licensing of our products. Such amounts are deferred until the revenue recognition criteria have been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g., delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon vendor specific objective evidence. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers. In instances where the Company develops customized software application, the percentage-of-completion accounting is followed to recognize revenue.


Customers not wishing to license and operate our software themselves may use the software through an ASP arrangement, in which we host the application and provide customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.



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

Deferred revenue is recorded in cases of:

     o a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming;

     o    incomplete implementation of ASP service arrangements; or

     o unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees.


As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, this revenue is deferred and amortized over the contract term, or in the case of license fees, recognized in accordance with SOP 97-2 once the Company's commitments to provide the software and other related services to the customer are satisfied. Such amounts are classified as deferred revenue in the Consolidated Balance Sheet and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts with terms ranging from month to month and a maximum of six years including renewals, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

Revenues consist of (1) satellite delivery revenues, (2) encryption and preparation fee revenues, (3) landing fees for delivery to each movie theatre. These revenues are recognized upon completion of the related services.

DATA CENTER SERVICES

Within our Data Center Services segment, IDC revenues consist of license fees for colocation space, riser access charges, electric and cross-connect fees, and non-recurring equipment installation fees. Revenues from our IDCs, riser access charges, electric and cross-connect fees are billed monthly and, in accordance with SAB 104, are recognized ratably over the terms of the contracts, which is generally one to nine years. Certain customer contracts contain periodic increases in the amount of license fees to be paid, and those amounts are recognized as license fee revenues on a straight-line basis over the term of the contracts. Installation fees are recognized on a time and materials basis in the period in which the services were provided and represent the culmination of the earnings process as no significant obligations remain. Amounts such as prepaid license fees and other amounts, which are collected prior to satisfying the above revenue recognition criteria, are classified as deferred revenues. Amounts satisfying revenue recognition criteria prior to billing are classified as unbilled revenues. In addition, within our Data Center Services segment, Managed Services revenues consist of network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

CAPITALIZED SOFTWARE COSTS

We account for software costs under Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Software development costs that are incurred subsequent to establishing technological feasibility are capitalized until the product is available for general release. Amounts capitalized as software development costs are amortized periodically using the greater of revenues during the period compared to the total estimated revenues to be earned or on a straight-line basis over five years. We review capitalized software costs for impairment on an annual basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded for the fiscal years ended March 31, 2004 and 2005. Amortization of capitalized software development



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

costs, included in costs of revenues, for fiscal years ended March 31, 2004 and 2005 amounted to $118,000 and $369,000, respectively.

BUSINESS COMBINATIONS AND INTANGIBLE ASSETS

We have adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and other Intangible Assets". SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination, whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but will be tested at least annually for impairment. If an impairment is indicated, then the asset will be written down to its fair value, typically based upon its future expected discounted cash flows. As of March 31, 2005, our finite-lived intangible assets consisted of customer agreements, covenants not to compete, Federal Communications Commission licenses for satellite transmission services, trade names and trademarks, and a liquor license which are estimated to have useful lives of ranging from 2 to 10 years. In addition, we have recorded goodwill in connection with the acquisitions of Hollywood SW, Managed Services, FiberSat, and the Pavilion Theatre.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets. Leasehold improvements and assets under capital lease are being amortized over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred. Major renewals, improvements and additions are capitalized.

IMPAIRMENT OF LONG-LIVED ASSETS

We review the recoverability of our long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on our ability to recover the carrying value of our long-lived assets from expected future undiscounted cash flows. If the total of expected future undiscounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded for the fiscal years ended March 31, 2004 and 2005.


DESCRIPTION OF LINE ITEMS

The following is a description of certain line items from our statements of operations:


     o Media Services revenues include charges for software license fees, ASP service fees, consulting, development and maintenance fees, digital movie delivery fees and satellite delivery services. Media Services revenue are those generated by Hollywood SW, AccessDM, FiberSat and the Pavilion Theatre. Our Data Center Services revenues include charges for monthly license fees for IDC space, electric fees, riser access charges and installation fees, and managed network monitoring fees.


     o Cost of revenues consists of facility operating costs such as rent, utilities, real estate taxes, repairs and maintenance, insurance and other related expenses, direct personnel costs and amortization of capitalized software development costs.



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

     o Selling, general and administrative expenses consist primarily of salaries and related personnel costs for management and other headquarters office employees, professional fees, advertising and marketing costs and our corporate and divisional headquarters facility costs.

     o Provision for doubtful accounts represents amounts deemed not probable of collection from customers.

     o Non-cash, stock-based compensation represents the value of employee and non-employee stock options and restricted stock grants, amortized over the vesting periods (if any).

     o Non-cash interest expense represents the accretion of the value of warrants attached to our five-year promissory notes, and the imputing of interest on a non-interest bearing note payable.

INITIAL PUBLIC OFFERING


On November 10, 2003, our registration statement on Form SB-2 was declared effective by the SEC ("IPO"). In connection with the completion of IPO, we issued 1,380,000 shares of Class A common stock, 180,000 of which shares were issued in connection with the lead underwriter's exercise of its over-allotment option, at $5.00 per share. The net proceeds from the IPO after deducting all offering expenses, including underwriting discounts and commissions, the cash portion of the purchase price of Hollywood SW, and the repayment of a note payable, was approximately $1,067,000. In addition to the 1,380,000 shares that were issued in IPO, we also issued warrants to purchase up to 120,000 shares of our Class A common stock, exercisable anytime until November 10, 2007 at $6.25 per share, subject to certain adjustment ("IPO Warrants"), to the lead underwriter and the nominees thereof ("IPO Warrant Holders") in connection with the completion of IPO. In June and July 2005, certain IPO Warrant Holders exercised their IPO Warrants to purchase an aggregate of 40,325 shares for which we received gross proceeds of $243,160. Additionally, in June 2005, certain IPO Warrant Holders exercised their IPO Warrants on a cashless basis, covering 39,367 IPO Warrants, and an aggregate of 17,884 shares of our Class A common stock were issued to such IPO Warrant Holders. We are listed on the AMEX under the symbol "AIX."


PRIVATE PLACEMENTS


On June 4, 2004, we concluded a private placement with several investors whereby we issued 1,217,500 unregistered shares of our Class A common stock at a sale price of $4.00 per share ("June 2004 Private Placement"). The total net proceeds, including fees and expenses to register the securities were approximately $4.0 million, which is being used for capital investments and working capital. We also issued to investors and to the investment firm in the June 2004 Private Placement warrants to purchase a total of 304,375 shares of our Class A common stock at an exercise price of $4.80 per share, which became exercisable upon receipt. We agreed to file a registration statement for the resale of these shares and the shares underlying the warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. We filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective on July 20, 2004.

On October 26, 2004, we entered into a private placement with certain investors whereby we issued 282,776 unregistered shares of our Class A common stock at $3.89 per share to certain accredited investors for gross proceeds of $1.1million. ("October 2004 Private Placement"). These shares carry piggyback and demand registration rights, at the sole expense of the investors. We realized net proceeds of approximately $1.023 million, which were used for the FiberSat Acquisition and for working capital. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares of Class A common stock on a Form S-3 which was declared effective by the SEC on March 21, 2005.

On February 10, 2005, we completed a private placement of 7.6 million, 4-year Convertible Debentures. The Convertible Debentures bear interest at the rate of 7% per year and are convertible into shares of our Class A common stock at the price of $4.07 per share, subject to possible adjustments from time to time. In connection with the Convertible Debenture offering, we issued the participating institutional investors the Convertible Debentures Warrants, exercisable for up to 560,197 shares of Class A common stock at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants may be exercised beginning on September 9, 2005 until five years thereafter. We agreed to file a registration statement for the resale of the shares underlying the Convertible Debentures and the Convertible Debentures Warrants with the SEC on or before March 14, 2005. We filed such a registration statement on March 11, 2005 and it was declared effective by the SEC on March 21, 2005.

On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.


ACQUISITIONS


On July 17, 2003, we signed a stock purchase agreement with Hollywood SW and its two selling stockholders. On November 3, 2003, we acquired Hollywood SW, after amending the agreement to complete the acquisition on that date, by issuing secured promissory notes (the "Initial Notes"), each in the principal amount of $3.6 million, to the two selling stockholders. On November 10, 2003, we completed our IPO and (1) the Initial Notes were exchanged for the consideration described in clauses (2) and (3) below and cancelled and returned to us by Hollywood SW's selling stockholders, (2) the lead underwriter in the IPO transmitted, in the aggregate, $2.45 million to the selling stockholders and (3) we issued to such selling stockholders $3 million in 8% promissory notes and 400,000 unregistered shares of our Class A common stock.

We may pay an additional purchase price in each of the three years following the closing of the Hollywood SW acquisition if certain annual earnings targets are achieved. In the first such year, the earnings targets were not achieved. We also have agreed to issue additional unregistered shares of our Class A common stock if, during the 90 days following the applicable lock-up period, the average value of our Class A common stock during such 90 days declines below an average of $3.60 per share.

On December 22, 2003, we signed an agreement to purchase all of the outstanding common stock of Managed Services, and on January 9, 2004, the acquisition of Managed Services was completed. Managed Services is a provider of information technologies; its primary product is managed network services through its global network command center. We believe that the acquisition of Managed Services will expand the existing capabilities and services of our IDCs. The initial purchase price consisted of $250,000 in cash and 100,000 unregistered shares of our Class A common stock. In addition, we may be required to pay a contingent purchase price for any of the three years following the closing in which certain earnings targets are achieved; any additional payment is to be made in the same proportionate combination of cash and unregistered shares of our Class A common stock as the purchase price payable at closing. In the first such year, the earnings targets were not achieved. We have also agreed to a one time issuance of additional unregistered shares of our Class A common stock to the seller up to a maximum of 20,000 shares if, in accordance with an agreed upon formula, the



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

market value of our Class A common stock is less than an average of $4.00 during the final 90 days of the lock up period.

On March 29, 2004, we consummated an acquisition of certain assets of Boeing Digital, a division of Boeing, pursuant to an asset purchase agreement of same date. The acquired assets consist of digital projectors, satellite dishes and other equipment installed at 28 screens within 21 theatres in the United States and equipment stored at other locations, and satellite transmission equipment which we installed in Los Angeles, California. The initial purchase price consisted of: $250,000 in cash; 53,534 unregistered shares of our Class A common stock; and a non-interest bearing promissory note payable for $1.8 million payable in equal installments over 4 years. In addition, we agreed to make payments totaling a maximum of $1 million over 4 years, which payments are comprised of 20% of the gross receipts generated by the acquired assets during the 4 year period after the closing. For the fiscal year ended March 31, 2005, a payment of approximately $52,000 was due to Boeing based on such gross receipts. Additionally, at any time during the 90 day period immediately following the first 12 months after the closing, Boeing may sell its 53,534 unregistered shares of our Class A common stock to AccessIT in exchange for $250,000 in cash. Boeing has also agreed to purchase from AccessIT a minimum of $450,000 managed storage services per year for four years from the date of the agreement.

On October 19, 2004, we entered into an agreement to purchase substantially all of the assets and assume certain specified liabilities of FiberSat Seller. On November 17, 2004, the FiberSat Acquisition was completed. FiberSat, headquartered in Chatsworth, California, provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of the Company's digital cinema satellite delivery services. The initial purchase price for FiberSat consisted of 500,000 unregistered shares of our Class A common stock, and we agreed to repay certain liabilities of FiberSat on or before the closing of the acquisition, with up to $500,000 in cash and 100,000 unregistered shares of our Class A common stock. We had the option to exchange up to 50,000 of such 100,000 unregistered shares of Class A common stock to increase the cash, and thereby decrease the Class A common stock portion of such repayment based on the ratio of one Class A common stock for each $5.00 of additional cash. We repaid these liabilities by paying approximately $381,000 and issuing 40,000 shares of our Class A common stock. In addition, we may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. We have also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of our Class A common stock during such 90 days declines below an average of $3.17 per share.

In February 2005, we, through ADM Cinema, consummated the acquisition of substantially all of the assets of the Pavilion Theatre. The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre has also become our showplace to demonstrate our integrated digital cinema solutions to the movie entertainment industry. The purchase price included a cash payment of $3.3 million (less $500,000 held in escrow pending completion of certain construction) and a five-year 8% promissory note for $1.7 million. In addition, we assumed the lease covering the land, building and improvements which is classified as a capital lease on the consolidated balance sheet. Also, we issued 40,000 shares of unregistered Class A common stock to the landlord of the Pavilion Theatre.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS
150), which became effective July 1, 2003, which establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. There was no impact on AccessIT financial statements due to the adoption of this standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This statement revises the original guidance contained in SFAS No. 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees, and its related implementation guidance. Under SFAS No. 123 (revised 2004), a publicly traded entity such as AccessIT will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize such cost over the period during which an employee is required to provide service in exchange for the reward (usually the vesting period). For stock options and similar instruments, grant-date fair value will be estimated using option-pricing models adjusted for unique characteristics of instruments (unless observable market prices for the same or similar instruments are available). For small business issuers, including AccessIT, this is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005, which is our fiscal year beginning April 1, 2006.

Upon adoption of this standard, the actual costs of our stock-based payment plans will be based on grant-date fair value, which has not yet been determined.

RESULTS OF OPERATIONS

FOR THE FISCAL  YEAR ENDED  MARCH 31,  2004 AND THE FISCAL  YEAR ENDED MARCH 31,
2005

REVENUES. Our total revenues were $7.2 million and $10.6 million for the fiscal years ended March 31, 2004 and 2005, respectively, an increase of 47%. The increase was primarily attributable to incremental revenues from the fiscal 2004 acquisitions of Hollywood SW and Managed Services, and revenues from AccessDM , in the aggregate amount of $2.2 million, and $1.1 million resulting from the 2005 acquisitions of FiberSat and the Pavilion Theatre (the "2005 Acquisitions"). Our Internet data center business experienced a slight revenue increase, primarily due to various new customers, offset by the loss of one large data center customer.

COST OF REVENUES. Our cost of revenues was $3.7 million and $5.8 million for the fiscal years ended March 31, 2004 and 2005, respectively, an increase of 57%. This increase was primarily attributable to costs associated with increased
revenues  from  our  fiscal  2004  activity   referenced  above,  and  the  2005
Acquisitions, which resulted in added costs of $1.3 million and $800,000, respectively, and slightly increased utility costs at our IDC's.

GROSS PROFIT. Gross profit was $3.5 million and $4.8 million for the fiscal years ended March, 31, 2004 and 2005, respectively, an increase of 37%. Our fiscal 2004 transactions provided an additional $927,000 in gross profit, while the 2005 Acquisitions contributed $350,000 while the IDC's were comparable to in line with the prior year gross profit results.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Our selling, general and administrative expenses were $3.2 million and $5.6 million for the fiscal years ended March 31, 2004 and 2005, respectively, an increase of 75%. The increase is primarily due to higher personnel costs associated with additional headcount compared to the prior year, and increased advertising expenses and professional fees. As of March 31, 2004 and 2005, we had 34 and 93 employees, respectively, and one and 34 of whom were part-time employees, respectively.

PROVISION FOR DOUBTFUL ACCOUNTS. Our provision for doubtful accounts was $73,000 and $640,000 for the fiscal years ended March 31, 2004 and 2005, respectively. The increase is primarily due to the recording of a provision of $499,000 related to the bankruptcy of a data center customer in July 2004. The remainder of the increase is due to the increase in overall business activity.

RESEARCH AND DEVELOPMENT. We recorded expenses of $55,000 and $666,000 for the fiscal years ended March 31, 2004 and 2005, respectively. The increase is attributable to research and development efforts at Media Services related to the development of TDS International software application and various products including TDS, ITDS and EMS.

NON-CASH, STOCK-BASED COMPENSATION. We recorded non-cash, stock-based compensation of $15,000 and $4,000 for the fiscal years ended March 31, 2004 and 2005, respectively. These amounts represent the fair value of stock options granted to non-employees in exchange for goods and services, amortized over the vesting period, which ranges from immediate vesting to three years. The types of services performed by non-employees in exchange for stock options included advisory services on real estate matters, and advertising and marketing. The fair value of these stock options was determined using the Black-Scholes option pricing model. The decrease was due to lower amortization expense from non-employee options, due to the vesting of certain grants made in prior years.

DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $2.7 million and $3.6 million for the fiscal years ended March 31, 2004 and 2005, respectively, an increase of 33%. Fiscal 2004 acquisitions resulted increased depreciation and amortization of $1.2 million, while the 2005 Acquisitions resulted in increased deprecation and amortization of $370,000. Partially offsetting these increases was certain data center and corporate computer equipment which became fully depreciated during the year ended March 31, 2005.

INTEREST EXPENSE. Interest expense was $542,000 and $605,000, for the fiscal years ended March 31, 2004 and 2005, respectively. The increase was primarily due to the March 2004 exchange of $2.5 million for aggregate principal amount of our 5-Year 8% subordinated promissory notes (the "5-Year Notes") for shares of our Class A common stock and $1.7 million aggregate principal amount of the 5-Year Notes for our 6% subordinated convertible promissory notes (the "Convertible Notes"). In addition, in November 2003, we repaid a 1-year 9% note payable for $1.0 million incurred in connection with the November 2002 acquisition of six IDC's.

LOSS ON EARLY EXTINGUISHMENT OF DEBT. The loss on early extinguishment of debt was $126,000 and $0 for the fiscal years ended March 31, 2004 and 2005, respectively. This loss on early extinguishment of debt was due to the March 2004 exchange of the 5-Year Notes for our Class A common stock and the Convertible Notes.

NON-CASH INTEREST EXPENSE. Non-cash interest expense was $1.8 million and $832,000 for the fiscal years ended March 31, 2004 and 2005, respectively. Non-cash interest expense results from the imputing of interest on the $1.8 million note payable to Boeing, incurred in the March 2004, and from the accretion of the value of warrants to purchase shares of our Class A common stock (the "5-Year Notes Warrants") attached to the 5-Year Notes (which bear interest at 8% per year). The decrease is primarily due to one-time accretion of $1.4 million recorded in connection with the March 2004 exchange of 5-Year Notes described above.

INCOME TAX BENEFIT. Income tax benefit was $212,000 and $311,000 for the fiscal years ended March 31, 2004 and 2005, respectively. The current year amount is related to the amortization of a deferred tax liability related to our acquisition of Hollywood SW and Managed Services.

NET LOSS. As a result of the foregoing, we had net losses of $4.8 million and $6.8 million for the fiscal years ended March 31, 2004 and 2005, respectively.

LIQUIDITY AND CAPITAL RESOURCES

We have incurred operating losses in each year since we commenced our operations. Since our inception, we have financed our operations substantially through the private placement of shares of our common and preferred stock, the issuance of promissory notes, our IPO, and notes payable and common stock used to fund various acquisitions. We have no borrowings or line of credit arrangements with banks or other financial institutions.

On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.

In June and July 2005, certain IPO Warrant Holders exercised their IPO Warrants to purchase an aggregate of 40,325 shares for which we received gross proceeds of $243,160. Additionally, in July 2005, certain IPO Warrant Holders exercised their IPO Warrants on a cashless basis, covering 39,367 warrants, and an aggregate of 17,884 shares of our Class A common stock were issued to such IPO Warrant Holders.

In June 2005, one of the holders of the warrants issued in connection with our June 2004 private placement exercised warrants to purchase 12,500 shares of Class A common stock, for which the Company received $60,000.

On February 10, 2005, we issued the Convertible Debentures and the Convertible Debentures Warrants to a group of institutional investors for aggregate proceeds of $7.6 million. The Convertible Debentures have a four year term, with one third of the unconverted principal balance repayable in twelve equal monthly installments beginning three years after the closing. The remaining unconverted principal balance is repayable at maturity. We may pay the interest in cash or, if certain conditions are met, by issuing shares of our Class A common stock. If we are eligible to issue Class A common stock to repay interest, the number of shares issuable is based on 93% of the 5-day average closing price preceding the interest due date. The Convertible Debentures are initially convertible into 1,867,322 shares of our Class A common stock, based upon a conversion price of $4.07 per share subject to adjustments from time to time. We may redeem the
Convertible Debentures, and if we do, we must issue additional warrants exercisable for shares of our Class A common stock. Additionally, we issued to the investors the Convertible Debentures Warrants to purchase up to 560,197 shares of our Class A common stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants are exercisable beginning on September 9, 2005 until 5 years thereafter.

We agreed to register, among other things, the resale of shares of the Class A common stock underlying the Convertible Debentures and Convertible Debentures Warrants within 30 days from the closing. We filed such a registration statement on March 11, 2005 and it was declared effective by the SEC on March 21, 2005.

On December 23, 2004, ADM Cinema entered into an asset purchase agreement with Pritchard Square Cinema, LLC, a New York limited liability company (the "Seller"), and Norman Adie, the Seller's managing member, to purchase substantially all of the assets and assume certain liabilities of the Seller's Pavilion Theatre. On February 11, 2005, the acquisition of the Pavilion Theatre was completed. The total purchase price is approximately $5.2 million, including transaction fees. The purchase price included a cash payment of $3.3 million (less $500,000 held in escrow pending the completion of certain construction) and a five-year 8% promissory note for $1.7 million, among other things. The Pavilion Theatre is an eight-screen movie theatre and cafe and will be a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre has also become a showplace for us to demonstrate our integrated digital cinema solutions to the movie entertainment industry. In addition, we issued 40,000 unregistered shares of Class A common stock to the landlord of the Pavilion Theatre.

On November 17, 2004, we acquired substantially all of the assets and assumed certain specified liabilities of FiberSat. The initial purchase price for FiberSat consisted of 500,000 unregistered shares of our Class A common stock,



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

and we agreed to repay certain liabilities of FiberSat on or before the closing of the acquisition, with up to $500,000 in cash and 100,000 unregistered shares of our Class A common stock. We had the option to exchange up to 50,000 of such 100,000 shares of Class A common stock to increase the cash, and thereby decrease the Class A common stock portion of such repayment based on the ratio of one Class A common stock for each $5.00 of additional cash. We repaid these liabilities by paying approximately $381,000 and issuing 40,000 shares of our Class A common stock. In addition, we may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. We have also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of our Class A common stock during such 90 days declines below an average of $3.17 per share.

On October 26, 2004, we entered into the October 2004 Private Placement with an investor whereby we issued 282,776 unregistered shares of Class A common stock at $3.89 per share to the investors for gross proceeds of $1.1million. These shares carry piggyback and demand registration rights. We realized net proceeds of approximately $1.023 million, which were used for the FiberSat Acquisition and for working capital. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares of Class A common stock on a Form S-3 which was declared effective by the SEC on March 21, 2005.

On July 2, 2004, we received notice that certain creditors of one of our data center customers named NorVergence filed an involuntary bankruptcy petition against NorVergence. On July 14, 2004, NorVergence agreed to the entry of an order granting relief under Chapter 11 of the United States Bankruptcy Code and then converted the Chapter 11 reorganization to Chapter 7 liquidation. We also have a first security interest in NorVergence accounts receivable. On January 26, 2005 the bankruptcy court approved a motion for the trustee to pay us $121,000 for past due accounts receivable, and on February 25, 2005 we received the payment. We are attempting to collect certain accounts receivable of the bankruptcy customer in partial settlement of our claim.

On June 4, 2004, we concluded the June 2004 Private Placement with several investors whereby we issued 1,217,500 unregistered shares of our Class A common stock at a sale price of $4.00 per share. The total net proceeds, including fees and expenses to register the securities were $4.0 million, which is being used for capital investments and working capital. We also issued to investors and to the investment firm in the June 2005 Private Placement warrants to purchase a total of 304,375 shares of our Class A common stock at an exercise price of $4.80 per share, which became exercisable upon receipt. We agreed to file a registration statement for the resale of these shares and the shares underlying the warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. We filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective by the SEC on July 20, 2004.

On March 24, 2004, we refinanced $4.2 million aggregate principal amount (plus accrued and unpaid interest) of 5-Year Notes pursuant to an exchange offer (the "Exchange Offer"). In exchange for those notes, we issued 707,477 unregistered shares of our Class A common stock and $1.7 million aggregate principal amount of Convertible Notes which, as of March 31, 2005, were convertible into a maximum of 312,425 shares of our Class A common stock.

On March 29, 2004, we acquired certain assets from Boeing for use in AccessDM's digital cinema business. In connection with this acquisition we issued a 4-year non-interest bearing note for $1.8 million with equal repayments of $450,000 due each year beginning in April 2005.In addition, at any time during the 90 day period beginning March 29, 2005, Boeing can sell its 53,534 unregistered shares of our Class A common stock to us for $250,000 in cash.

On November 14, 2003 our IPO was finalized, resulting in the issuance of 1,380,000 shares of Class A common stock. The net proceeds of our IPO were $4.8 million, of which $1.1 million was used for general business purposes. We agreed upon the completion of the IPO in November 2003 to pay the lead underwriter an advisory fee of $4,167 per month for the 12-month period beginning upon the completion of the IPO. In November 2004 the lead underwriter received the final payment for its advisory service fees.

On November 3, 2003, we acquired all of the outstanding capital stock of Hollywood SW. In connection with this acquisition, we issued $3.0 million aggregate principal amount of 8% promissory notes to the sellers ("HS Notes"), which are secured and senior, with certain exceptions, to all indebtedness during their five year term. Our obligations to repay the HS Notes and to pay any additional purchase price is secured by a pledge of all of Hollywood SW's capital stock and any distributions and proceeds there from, except that we are permitted to receive cash distributions from Hollywood SW to the extent that such distributions do not exceed Hollywood SW's cash flow from operations. As of March 31, 2005, the principal balance of the HS Notes is $2.36 million.

As of March 31, 2004 and 2005, we had cash and cash equivalents of $2.3 million and $4.8 million, respectively. Our working capital at March 31, 2004 and 2005 was $212,000 and $1.7 million, respectively.

For the fiscal year ended March 31, 2004, we raised gross proceeds of $6.9 million and $1.2 million through sales of our common stock from our IPO and promissory notes, respectively, and we repaid capital lease obligations of $363,000 and an acquisition note payable of $1 million. For the fiscal year ended March 31, 2005, we raised gross proceeds of $13.6 million through sales of our common stock, warrants and convertible debentures. We used the net proceeds for acquisitions, capital investments and to provide working capital for general corporate purposes.

Our operating activities resulted in net cash inflow (outflows) of $321,000 and ($3.3) million for the fiscal years ended March 31, 2004 and 2005, respectively. The increase in cash outflow was primarily due to an increased net loss from operations.

Investing activities used net cash of $3.6 million and $5.9 million for the fiscal years ended March 31, 2004 and 2005, respectively. The increase was primarily due to the acquisition of the Pavilion Theatre and due to various purchases of computer and other equipment, primarily to support our digital cinema and managed data storage businesses. Also, we made additions to Hollywood SW's capitalized software costs. We anticipate that we will experience an increase in our capital expenditures consistent with the anticipated growth in our operations, infrastructure and personnel.

Net cash provided by financing activities of $4.6 million for the fiscal year ended March 31, 2004 was primarily due to proceeds from issuance of shares of our Class A common stock of $4.8 million and the issuance of $1.2 million of our 5-Year Notes, less $1.4 million repayments of notes payable and capital lease obligations. Net cash provided by financing activities of $11.6 million for the fiscal year ended March 31, 2005 was primarily due to the June 2004 Private Placement, October 2004 Private Placement, and the February 2005 Private Placement, less repayments of notes payable and capital lease obligations.

We have acquired property and equipment under long-term capital lease obligations that expire at various dates through July 2022. As of March 31, 2004 and 2005, we had an outstanding balance of $150,000 and $6.4 million, respectively in capital lease obligations. The increase in capital lease obligations of $6.1 million and $368,000 is primarily due to the acquisition of the Pavilion Theatre in February 2005 and the acquisition of FiberSat in November 2004, respectively. All our capital lease obligations are secured by equipment at the following locations and in the following principal amounts: at the Pavilion Theatre, building, land and improvements for $6.1 million; at FiberSat, certain computer and Satellite equipment for $368,000; at our executive offices, telephone equipment in the remaining principal amount of $17,000, and computer equipment for use in Managed Service's operations of $11,000. As of March 31, 2005, minimum future capital lease payments (including interest) for the fiscal year ending March 31, 2006 was $1.6 million, at March 31, 2007 through March 31, 2010 was $1.1 million for each respective years and $8.0 million thereafter (in total). During the fiscal years ended March 31, 2004 and 2005, we made early repayments of $159,000 and $70,000 on capital leases, respectively, in order to achieve interest savings and aid future cash flow.

Following the completion of the Exchange Offer in March 2004, the holders of the $3.0 million of Hollywood SW acquisition notes, and $220,000 aggregate principal amount of 5-Year Notes, elected not to participate in the Exchange Offer.

Other significant commitments consist of obligations under non-cancelable operating leases totaled $15.2 million as of March 31, 2005 and are payable in varying monthly installments through 2015. As of March 31, 2005, minimum future operating lease payments for the fiscal years ending March 31, 2006, 2007, 2008, 2009, 2010 and thereafter (in total) were $2.4 million, $2.3 million, $2.2 million, $2.2 million, $1.8 million, and $4.3 million, respectively.

In May 2004, we entered into an agreement with the holder of 750,000 shares of AccessDM's common stock, to exchange all of its shares for 31,300 unregistered Class A Shares. As a result of the transaction, AccessIT holds 100% of AccessDM's common stock.

In July 2004, we made early repayments totaling $58,000 for two of the 5 -Year Notes that did not participate in the March 2004 Exchange Offer, and the remaining value of the underlying 5 - Year Notes Warrants was amortized to non-cash interest expense, totaling $19,000.

In August 2004, our Board of Directors authorized the repurchase of up to 100,000 shares of Class A common stock. The shares will be purchased at prevailing prices from time-to-time in the open market depending on market conditions and other factors. Through March 2005 the Company has purchased 51,440 shares for a total purchase price of $172,000 at an average purchase price of $3.34 per share. As of March 31, 2005, an additional 48,560 shares of Class A common stock may be repurchased.

During the fiscal year ended March 31, 2004 and 2005, we have incurred losses of $4.8 million and $6.8 million, respectively, and cash inflows (outflows) from operating activities of $321,000 and $(3.3) million, respectively. In addition, we have an accumulated deficit of $21.5 million as of March 31, 2005. Furthermore, we have total debt service requirements totaling $2.3 million for the twelve months beginning in March 2005.


Management expects that we will continue to generate operating losses for the foreseeable future due to depreciation and amortization, research and development, the continued efforts related to the identification of acquisition targets, marketing and promotional activities and the development of relationships with other businesses. Certain of these costs could be reduced if working capital decreased. We may attempt to raise additional capital from various sources for future acquisitions or for working capital as necessary, but there is no assurance that such financing will be completed as contemplated or under terms acceptable to us, or our existing shareholders. Failure to generate additional revenues, raise additional capital or manage discretionary spending could have a material adverse effect on our ability to continue as a going concern and to achieve our intended business objectives.


Our management believes that the net proceeds generated by our financing transaction in February 2005 combined with our cash on hand and cash receipts from existing and the acquired operations of the Pavilion Theatre will be sufficient to permit us to continue our operations for at least twelve months from the date of this prospectus.

OFF-BALANCE SHEET ARRANGEMENTS

We are not a party to any off-balance sheet arrangements.

SUBSEQUENT EVENTS

On June 15, 2005, we entered into a digital cinema framework agreement (the "Framework Agreement") with Christie Digital Systems USA, Inc. ("Christie") through our newly formed wholly-owned subsidiary, Christie/AIX, Inc., a Delaware corporation ("Christie/AIX"), whereby, among other things (1) Christie/AIX will seek to raise financing to purchase 200 of Christie's digital cinema projection systems (the "Systems") at agreed-upon prices; (2) Christie/AIX would then seek to raise additional debt and/or equity financing to purchase an additional 2,300 Systems at agreed-upon prices. The Framework Agreement allows Christie/AIX to terminate the agreement for several reasons, including failure to: (1) execute definitive agreements with certain film distributors by August 31, 2005 to pay virtual print fees to Christie/AIX for deliveries of digital films made to the Systems, (2) execute agreements with certain exhibitors by August 31, 2005 to license the Systems, to house them in the exhibitor locations, and (3) obtain Christie/AIX's final commitment to purchase at least 100 Systems by July 31, 2005.

In connection with the execution of the Framework Agreement, we have engaged a third party to assist in raising funds to purchase the equipment associated with the Framework Agreement, and for general corporate purposes. We have no assurance of the nature and amount of the securities to be issued, and that the transaction will be completed on acceptable terms.

On June 9, 2005, our Board of Directors approved the expansion of our stock option pool to 1,100,000 options from the prior amount of 850,000 options, subject to the approval of stockholders at our 2005 stockholder meeting, which is scheduled to take place in September 2005. Subsequent to March 31, 2005, we issued an aggregate of 140,000 stock options to an employee and four directors.

On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply. The Company intends to use the proceeds of the July 2005 Private Placement primarily to purchase the equipment associated with the Framework Agreement, and for general corporate purposes.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our business is currently principally in the United States. As a result, our financial results are not affected by factors such as changes in foreign currency exchange rates or economic conditions in foreign markets. We do not engage in hedging transactions to reduce our exposure to changes in currency exchange rates, although if the geographical scope of our business broadens, we may do so in the future.

Our exposure to market risk for changes in interest rates relates primarily to the increase or decrease in the amount of interest income that we may earn on our invested cash. Because we currently do not have any variable rate debt, there is no risk associated with fluctuating interest expense. We do not plan to use any derivative financial instruments. We plan to help ensure the safety and preservation of invested principal funds by limiting default risks, market risk and investment risk. We plan to mitigate our default risk by investing generally in low-risk securities.

                                    BUSINESS


AccessIT was organized on March 31, 2000 and we are in the business of providing software services and technology solutions to the motion picture industry, and operating Internet data centers. We are actively expanding into new and interrelated business areas relating to the delivery and management of digital cinema content to entertainment venues worldwide. These businesses, supported by our Internet data center business, have become our primary strategic focus.

Our business focus is to create a secure, managed and complete system that consists of software to book, track and perform accounting functions for digital content in theatres, deliver digital content to multiple locations and provide the content management software for in-theatre playback system for the digital cinema marketplace. The system is intended to use all of our businesses:

MEDIA SERVICES

     o DIGITAL MEDIA DELIVERY - digital media managed electronic delivery services and in-theatre management software for use in theatres from AcessDM, our wholly owned subsidiary and satellite delivery services from FiberSat Global Services, Inc., our wholly owned subsidiary. The Pavilion Theatre (as defined below) is utilizing the digital media managed electronic delivery services and in-theatre management software products;

     o MOVIE DISTRIBUTION AND EXHIBITOR SOFTWARE -Hollywood SW, our wholly owned subsidiary, develops and licenses distribution and exhibitor software products and services;

DATA CENTER SERVICES

     o DATA CENTERS - AccessIT's IDCs, including redundant sites in Los Angeles and New York City; and

     o MANAGED SERVICE OFFERINGS- managed storage and network and systems management services by Managed Services, our wholly owned subsidiary, and AccessIT.

Our system provides a digital content owner with the secure delivery of multiple files to multiple locations with proactive notification and security management. Our system also provides the digital content exhibitor with access to digital content, freedom to choose what to play and when to play it with proactive notifications and management software. We have created a system whereby digital content is delivered where it is supposed to go, is played when it is supposed to be played along with the ability to act upon and report back management and financial information.

We have two reportable segments: Media Services, which represents the operations of AccessDM (including Boeing Digital), Pavilion Theatre, FiberSat and Hollywood SW; and Data Center Services, which are comprised of our IDC operations and Managed Service Offerings.

In February 2003, we organized AccessDM, which in May 2004 became our wholly-owned subsidiary. AccessDM has developed proprietary software, Digital Express e-Courier, capable of worldwide delivery of digital data -- including movies, advertisements and alternative content such as concerts, seminars and sporting events -- to movie theaters and other venues having digital projection equipment. Also, in April 2005 we completed the development of in-theatre management software for use by digitally - equipped movie theaters, called the Theatre Command Center.

In November 2003, we acquired all of the capital stock of Hollywood SW, a leading provider of proprietary transactional support software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its licensed software records and manages information relating to the planning, scheduling, revenue sharing, cash flow and reporting associated with the distribution and exhibition of theatrical films. In
addition,   Hollywood  SW's  software  complements,   and  is  integrated  with,



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

AccessDM's digital content delivery software by enabling Hollywood SW's customers to seamlessly plan and schedule delivery of digital content to entertainment venue operators as well as to manage the related financial transactions.

In an effort to increase the competitive advantage of the IDCs, on January 9, 2004, we acquired Managed Services, a managed service provider of information technologies. As an information technology outsourcing organization, Managed Services manages clients' networks and systems in over 35 countries in Europe, Asia, North and South America and more than 20 states in the United States. Managed Services operates a 24x7 GNCC, capable of running the networks and systems of large corporate clients. The four largest customers of Managed Services accounted for approximately 54% of its revenues. The managed services capabilities of Managed Services have been integrated with our IDCs and now operate under the name of AccessIT Managed Services.

In March 2004, we acquired certain assets of Boeing Digital, a division of Boeing. These assets were purchased to further our strategy of becoming a leader in the delivery of movies and other digital content to movie theaters. The acquired assets consist of digital projectors, satellite dishes and other equipment installed at 28 screens within 21 theaters in the United States and equipment stored at other locations, and satellite transmission equipment located in Los Angeles, California. Since the acquisition, we have used the stored equipment (and added new equipment) in an additional 3 screens within 2 theaters in the United States.

Also in March 2004, we refinanced approximately $4.2 million aggregate principal amount (plus accrued and unpaid interest) of our promissory notes pursuant to an exchange offer. In exchange for these promissory notes, we issued 707,477 unregistered shares of our Class A common stock and $1.7 million aggregate principal amount of new convertible notes which as of March 31, 2005 were convertible into a maximum of 312,425 shares of our Class A common stock.

In May 2004, we entered into an agreement with the holder of 750,000 shares of AccessDM's common stock, to exchange all of the holders' shares for 31,300 unregistered shares of AccessIT's Class A common stock. As a result of the transaction, which was consummated on May 26, 2004, AccessIT now holds 100% of AccessDM's common stock.

In June 2004, we consummated a $4.87 million private placement of 1,217,500 unregistered shares of our Class A common stock with institutional and other accredited investors. Pursuant to the private placement, we also issued to the investors and the placement agent warrants to purchase up to 243,500 and 60,875 shares of our Class A common stock, respectively, at an exercise price of $4.80 per share, exercisable upon receipt. We registered the resale of all of the
1,217,500 shares and the 304,375 shares underlying the warrants on a registration statement on Form SB-2 with the SEC on July 2, 2004, which was declared effective by the SEC on July 20, 2004.

In November 2004, we consummated a $1.1 million private placement of 282,776 unregistered shares of our Class A common stock at $3.89 per share with certain accredited investors. The net proceeds of approximately $1.023 million from such private placement were used for the FiberSat Acquisition and for working capital. These shares carry piggyback and demand registration rights, at the sole expense of the investors. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

Also in November 2004, we acquired substantially all of the assets of FiberSat through FiberSat Global Services, Inc., our wholly owned subsidiary. FiberSat, headquartered in Chatsworth, California, provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of our digital cinema satellite delivery services. By completing the FiberSat Acquisition, we gained extensive satellite distribution and networking capabilities provided by FiberSat's fully operational data storage and uplink facility located in Los Angeles, California. FiberSat has the ability to provide broadband video, data



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

and Internet transmission and encryption services for the broadcast and cable television and communications industries.

In February 2005, we consummated a private placement of $7.6 million, 4-year Convertible Debentures. The Convertible Debentures bear interest at the rate of 7% per year and are convertible into shares of our Class A common stock at the price of $4.07 per share, subject to possible adjustments from time to time. In connection with the Convertible Debenture offering, we issued the participating institutional investors warrants (the "Convertible Debenture Warrants") exercisable for up to 560,197 shares of Class A common stock at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants may be exercised beginning on September 9, 2005 until five years thereafter. We registered the resale of all of the shares underlying the Convertible Debentures and the Convertible Debentures Warrants with the SEC on March 11, 2005, which was declared effective by the SEC on March 21, 2005.

Also in February 2005, through ADM Cinema, we consummated the acquisition of substantially all of the assets of the Pavilion Movie Theatre located in Park Slope Section of Brooklyn, New York ("Pavillion Theatre") from Pritchard Square Cinema LLC. The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre will also become our showplace to demonstrate our integrated digital cinema solutions to the movie entertainment industry.

On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.


We offer interrelated services that use each of our business units for the planning, purchasing, delivery and management of digital content -- such as movies, advertising, trailers and alternative content, including concerts, seminars and sporting events -- to movie theater and other venue operators. We believe that our ability to offer a wide range of fully managed services will differentiate us from other service providers, including distributors of other types of digital media.


During the fiscal year ended March 31, 2005, we received 62% of our revenue from the Data Center Services segment and 38% of our revenue from the Media Services segment. During the fiscal year ended March 31, 2004, we received 81% of our revenue from the Data Center Services segment and 19% of our revenue from the Media Services segment. For the fiscal year ended March 31, 2005, KMC Telecom, an IDC customer, comprised approximately 18% of our revenues. Our contract with KMC Telecom expires on December 15, 2005, with respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract. No other single customer accounted for greater than 10% of revenues during the fiscal year ended March 31, 2005. From our inception through November 3, 2003, all of our revenues have been derived from monthly license fees and fees from other ancillary services provided by us at our IDCs.


Our principal executive offices are at 55 Madison Avenue, Suite 300, Morristown, NJ 07960, and our telephone number at such offices is (973) 290-0080. Our e-mail address is investor@accessitx.com and our web site address is www.accessitx.com. Information accessed on or through our web site does not constitute a part of this prospectus.



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

MEDIA SERVICES

The Media Services segment of our business consists of two units: the Digital Media Delivery Services and the Hollywood SW business. Digital Media Delivery Services comprises AccessDM, FiberSat, and the Pavilion Theatre.

DIGITAL MEDIA DELIVERY SERVICES


AccessDM, our wholly-owned subsidiary, provides software and systems worldwide that enable the delivery of digital content to movie theaters and other venues having digital projection equipment. We believe the demand for systems that deliver digital content will increase as the movie, advertising and entertainment industries continue to convert to a digital format in order to achieve cost savings, greater flexibility and/or improved image quality. We intend to use our IDCs and managed data storage services together with our digital content delivery software to deliver digital content using satellite and land-based transmission providers. As a result of the acquisition of the assets of Boeing Digital, we currently have an installed base of twenty eight digital projection systems located in certain movie theaters throughout the United States that are available to receive digital content delivered by AccessDM. Based on customer needs and preferences, we may adapt or tailor the developed software and related services to such customer needs or industry demands.

FiberSat, headquartered in Chatsworth, California, was acquired by FiberSat Global Services, Inc., our wholly-owned subsidiary, on November 17, 2004. FiberSat provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of AccessDM's digital cinema satellite delivery services. By completing the FiberSat Acquisition, we gained extensive satellite distribution and networking capabilities provided by FiberSat's fully operational data storage and uplink facilities located in Los Angeles,
California. FiberSat has the ability to provide broadband video, data and Internet transmission and encryption services for the broadcast and cable television and communications industries.

ADM Cinema, our wholly owned subsidiary, purchased the Pavilion Theatre on February 11, 2005. The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre has also become a showplace for the Company to demonstrate its integrated digital cinema solutions to the movie entertainment industry.


MARKET OPPORTUNITY

We believe that digital content delivery eventually will replace, or at least become more prevalent than, the current method used for film delivery. Existing film delivery generally involves the time-consuming, somewhat expensive and cumbersome process of receiving bulk printed film, rebuilding the film into shipping reels, packaging the film reels into canisters and physically delivering the reels (by traditional ground modes of transportation) to movie theaters. We believe that the expanding use of digital movie projection equipment will lead to an increasing need for digital content delivery services.

The movie exhibition industry now has the capability to present advertisements, trailers and alternative entertainment in a digital format and in a commercially viable manner. We believe the presentation of alternative entertainment at movie theaters may both expand their hours of operation and increase their occupancy rates. Movie theater owners may also be able to profit from the presentation of new and/or additional advertising in their theaters.

Digital Cinema Initiatives, LLC, a consortium of seven major Hollywood studios, was created to develop and set universal standards and to develop a business model designed to allow the movie industry to effect a general transition to digital presentations. Toward the end of 2004 the studio members declared the



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work of the  group to be  substantially  complete  and  worked to  finalize  the remaining open items. Investment banks are working with studios to develop a business model for digital cinema.

We believe the market opportunity for our digital media delivery services is directly related to the number of movie releases each year, the number of movie screens those movies are shown upon and the transition to digital presentations in those movie theatres. According to the Motion Picture Association, on average, there are approximately 200 major movie releases and 250 independent movie releases per year. The average major movie is released to approximately 4,000 screens in the United States and 8,000 screens worldwide. According to National Association of Theatre Owners ("NATO"), there are approximately 105,000 screens worldwide that play major movie releases, with approximately 36,000 screens located in the United States. According to ReelSource, Inc., the average film print costs $1,300 per print. We believe that the cost to deliver digital movies to movie theatres will be much less than the cost to print and deliver analog movie prints, and such lesser cost will provide the economic model to drive the conversion from analog to digital cinema.

PRODUCTS AND SERVICES

AccessDM's products and services are able to provide and securely deliver, via electronic transmission (through copper wire, fiber optics or satellite), digital content, including movies, advertisements, alternative content and educational products.

Our principal digital media delivery service offering, which we refer to as "Digital Express e-Courier Services," is the distribution of digital content through our IDC platform. Our Digital Express e-Courier Services requires us to obtain a digital master of an audio and/or visual presentation from the content owner, store and deliver the digital content and track and confirm its delivery. We expect to offer our delivery service to the owners of digital content through a broad choice of bandwidth providers within each platform (i.e., copper wire, fiber optics or satellite). We intend to use our existing IDCs to accommodate the services we will provide.

We expect to charge our customers:

     o a one-time set-up fee based on the size of the customer's content file;

     o a distribution or delivery fee based on the size of its content file and the number of destinations to which the content file will be delivered;

     o    a customization fee, if required; and

     o a fee for changes to the content file or the destination(s) to which the content file is to be delivered.

INTELLECTUAL PROPERTY


AccessDM has applied for service mark registrations in respect of the name AccessDM, Access Digital Media and the phrases "Digital Express e-Courier Services," "Theatre Command Center" and "The courier for the digital era." AccessDM has not yet received U.S. servicemark registration for any servicemarks.


TARGET CUSTOMERS

We intend to provide our digital media delivery services to major movie studios, particularly through relationships that we have developed or may develop with these studios. We also intend to focus on independent studios and distributors, alternative content providers and advertising agencies, which may not have high-quality delivery services currently available. We believe that major movie studios will begin to expand beyond their traditional distribution methods,



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

involving the physical delivery of digital files, to include electronic digital content delivery for the reasons discussed above.

COMPETITION

Companies that have developed forms of digital content delivery to entertainment venues include:

     o Regal Entertainment Group, which has developed a system for delivering certain digital content to its own theaters, including non-motion picture content and advertising;

     o    National   Cinema   Network,   a  wholly  owned   subsidiary   of  AMC
          Entertainment, that has developed a system known as Digital Theatre Distribution System for delivering advertising to movie theaters; and

     o Technicolor Digital Cinema, an affiliate of the Thomson Company, which has concentrated on an in-theater system to manage content file(s) that are delivered physically, and not electronically, to theatres.

The competitors referenced above have significantly greater financial, technical, marketing and managerial resources than we do. These competitors also generate greater revenue and are better known than we are. However, we believe that AccessDM, through its technology and management experience, its development of software capable of delivering digital data worldwide, its development of its Theatre Command Center software for the management of digital content, and the complement of Hollywood SW's software, may differentiate itself from the above companies by providing a competitive alternative to their forms of digital content delivery.

MARKETING AND BUSINESS DEVELOPMENT

We intend to market our digital media delivery services primarily through networking and relationship-building activities, supported by presentations at industry trade shows and similar events. We believe that the entertainment business is largely based on and driven by personal and business relationships. We have, therefore, selected three individuals -- A. Dale Mayo, Russell J. Wintner and David Gajda -- each of whom has significant experience and relationships in the movie and emerging entertainment markets -- to lead AccessDM's marketing efforts.


A. Dale Mayo, AccessDM's Chief Executive Officer, is a co-founder and the Chairman, President and Chief Executive Officer of AccessIT, and previously co-founded and developed Clearview Cinema Group, Inc. ("Clearview"), a large theater circuit in the New York metropolitan area which was later sold to Cablevision Cinemas, LLC. In his tenure as the Chief Executive Officer of Clearview, Mr. Mayo developed close working relationships with many of the top theater operators in the United States, as well as heads of distribution in Hollywood and New York. Mr. Mayo is on the advisory board of the Will Rogers Motion Picture Pioneers Foundation.


Russell J. Wintner, AccessDM's President and Chief Operating Officer, is a member of the Society of Motion Picture and Television Engineers, and serves on the Digital Cinema Group standards committee, and is a board member of NATO and a member of its Technical Committee that is working directly with Digital Cinema Initiatives, a consortium of seven major Hollywood studios created to develop standards and a business model for the digital cinema industry. Mr. Wintner was a founder of, as well as President of, WinterTek, Inc., a digital media consultant to various clients. He also served as Principal, Exhibitor Relations, Alternative Programming and Marketing for Technicolor Digital Cinema, LLC. Previous to such provisions, Mr. Wintner was a founder of CineComm Digital Cinema, LLC and also served as its President of Exhibition and Alternative Programming and Chief Operating Officer. Mr. Wintner frequently sits on industry panels at seminars and conventions.

David Gajda, Hollywood SW's President and Chief Operating Officer, was a co-founder of Hollywood SW. Mr. Gajda was the Chief Executive Officer for Hollywood SW from its inception until our November 2003 acquisition. In April 2005, Mr. Gajda was promoted to Senior Vice President of International Marketing of AccessIT. Prior to co-founding Hollywood SW, Mr. Gajda owned and managed a strategic consulting company, DWG International Inc. ("DWG"). At DWG, he helped many entertainment companies develop their three-to-five-year strategic systems plans.


We expect to co-market our digital media delivery services to the current and prospective customers of Hollywood SW, using marketing and sales efforts and resources of both companies. Although the services of each may be used independently, using our digital media delivery service in conjunction with the services of Hollywood SW would enable owners of digital content to deliver securely such content to their customers and, thereafter, to manage and track data regarding the presentation of the digital content, including different forms of audio and/or visual entertainment. As the digital content industry continues to develop, we may engage in other marketing methods, such as advertising and service bundling, and may hire additional sales personnel.

HOLLYWOOD SOFTWARE

Hollywood SW's principal objective is to provide its transactional software and film distribution services to film industry customers and, through AccessDM's digital content delivery software, to the expanding digital entertainment industry.

Hollywood SW's software products enable its customers to record and manage information relating to the planning, booking, scheduling and performance of movies in movie theaters, and to track the related financial operating results and commitments.

MARKET OPPORTUNITY


The customers for Hollywood SW's existing software and consulting services consist principally of worldwide feature film distributors and North American movie theater chains. We are currently developing a new application with similar functionality for distributing films internationally that is expected to be completed by the end of 2005.


Our goal is to make Hollywood SW's products the industry standard method by which film distributors and exhibitors plan, manage and monitor operations and data regarding the presentation of theatrical entertainment. Currently, based upon our calculations and certain industry figures, distributors using Hollywood SW's distribution software system, called TDS, cumulatively managed, for the period 1999 through 2002, approximately 36% of U.S. theater box office revenues. In addition to providing its system currently to analog film industry customers, Hollywood SW has also adapted this system to serve the expanding digital entertainment industry. We believe that Hollywood SW's products and services will be accepted as an important component in the digital content delivery and management business.

We believe that the continued transition to digital content delivery will require a high degree of coordination among content providers, customers and intermediary service providers. Producing, buying and delivering media content through worldwide distribution channels is a highly fragmented and inefficient process that we expect to become increasingly streamlined, automated and enhanced through technologies created by Hollywood SW and the continuing development of and general transition to digital forms of media.

PRODUCTS AND SERVICES


Hollywood SW provides proprietary software applications and services to support customers of varying sizes, through software licenses, its Application Service Provider ("ASP") service in which the Company hosts the application within a secure AIT colo-center and provides client access via the internet and through a fully outsourced distribution option, called, Indie Direct. Current proprietary software products of Hollywood SW consist of the:


     o TDS -- Theatrical Distribution System, which manages key operational and financial elements of film distribution for film distributors;


     o TDSi - Theatrical Distribution System (International), which manages key operational and financial elements of film distribution for international film distributors;


     o EMS -- Exhibition Management System, which manages key operational and financial elements of film exhibition for theater circuits;

     o MPPS -- Motion Picture Planning System, which uses various film criteria and historical performance data to plan and initiate film release strategies;

     o Media Manager System -- which facilitates the planning and tracking of newspaper advertising campaigns; and

     o Digi-Central -- online marketplace for digital content in which buyers can search for available digital content, initiate transactions and coordinate delivery via Access DM.

Hollywood SW generates revenues from its software products through various fees: software license fees, ASP service fees, software maintenance fees, software development fees, consulting service fees and outsourced distribution service fees. Under its software license arrangements, up-front fees are paid and periodic payments are generally made upon the occurrence of certain events: for example, execution of the license agreement, delivery of the software and acceptance on use of the software by the customer. Software maintenance fees are paid under separate annual support agreements, under which Hollywood SW provides maintenance services and technical support. Under Hollywood SW's ASP service, periodic payments are made for the right to access and use Hollywood SW's software through the Internet, based on the occurrence of certain events. Maintenance services are included as part of the annual service agreement for Hollywood SW's ASP service. Customers that license Hollywood SW's products also may pay for product feature enhancements, which include software developments; Hollywood SW has generated a significant portion of its revenues from consulting fees that it charges (on an hourly basis) for implementation of the applicable product and training of the personnel of the licensed or ASP service customers.

INTELLECTUAL PROPERTY

Hollywood SW currently has intellectual property consisting of:


     o licensable software products, including TDS, TDSi, EMS, MPPS and the Media Manager System;


     o    domain names, including EPayTV.com, EpayTV.net, HollywoodSoftware.com,
          HollywoodSoftware.net,         Indie-Coop.com,         Indie-Coop.net,
          Indiedirect.com, IPayTV.com; PersonalEDI.com, RightsMart.com, RightsMart.net, TheatricalDistribution.com and Vistapos.com;



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

     o unregistered trademarks and service marks, including Coop Advertising V1.04, EMS, EMS ASP, Exhibitor Management System, Hollywood SW, Inc., HollywoodSoftware.com, Indie Co-op, Media Manager, On-Line Release Schedule, RightsMart, TDS and TheatricalDistribution.com.; and

     o    logos, including those in respect of Hollywood SW, TDS and EMS.


DISTRIBUTED SOFTWARE

In addition to Hollywood SW's proprietary software products, the Company also distributes theatre ticketing software developed by Vista Entertainment Solutions ("Vista"). Vista is a leading provider of theatre ticketing solutions based in New Zealand and Hollywood SW is currently the only U.S.-based distributor of their products to the U.S. theatre market. Under our distribution agreement with Vista, Hollywood SW earns a percentage of license fees, maintenance fees and consulting fees generated from each sale of Vista products.


CUSTOMERS

Hollywood SW's customers include 20th Century Fox, Paramount Pictures, Universal Studios, MGM, Lions Gate Films, Newmarket Films, Magnolia Pictures, Gold Circle Films, IFC Films, First Look/Overseas Film Group, Regent Releasing, Brenden Theatres, and Flagship Theatres, among others.

DOMESTIC THEATRICAL DISTRIBUTION


Hollywood SW's TDS product enables U.S. film distributors to plan, book and account for theatrical film releases. It also allows distributors to collect and analyze related financial operations data. TDS is currently licensed to several distributors, including 20th Century Fox, MGM ,Universal Studios and Paramount Pictures; these distributors comprised approximately 34.9%, 16.3%, 10.4% and 9.6%, respectively, of Hollywood SW's revenues for the fiscal year ended March 31, 2005. Also, several distributors access Hollywood SW's products through its ASP service, including IFC Films, Newmarket Films, Magnolia Pictures, Gold Circle Films, MAC Releasing and IFS. In addition, Hollywood SW licenses to customers other distribution-related software, including MPPS and MMS, which further automate and manage related aspects of film distribution, including advertising, strategic theater selection and competitive release planning.


Hollywood SW also provides outsourced film distribution services through a division known as Indie Direct. The Indie Direct staff uses the TDS distribution software to provide back office film booking and receivables management services to independent film distributors and producers. Current customers include Arenas Entertainment and Regent Releasing,

INTERNATIONAL THEATRICAL DISTRIBUTION


In 2004, Hollywood SW began developing an international version of its successful TDS application to support worldwide theatrical film distribution. In December 2004, Hollywood SW signed an agreement with the international distribution subsidiary of 20th Century Fox, to license and implement the software in 14 overseas territories, encompassing 18 foreign offices over approximately 18 months. As with its North American TDS solution, this worldwide application will interface with Access DM's digital delivery service, significantly enhancing Access DM's international market opportunities.

FILM EXHIBITION

Hollywood SW also has developed EMS, a web-enabled theater management application designed to manage all key aspects of film planning, scheduling, booking and distributor payment for theatrical exhibitors. This head office solution consolidates daily transactional data from each theatre's box office ticketing and concession system, supports negotiations with film distributors and passes necessary revenue, cash and payment information on to the client's accounting system. EMS also receives and reports digital film delivery status information from Access DM systems at each theatre.

COMPETITION

Within the major movie studios and exhibition circuits, Hollywood SW's principal competitors for its products are in-house development teams, which generally are assisted by outside contractors and other third-parties. Most distributors that do not use the TDS software use their own systems. Internationally, Hollywood SW is aware of one vendor based in the Netherlands providing similar software, although on a smaller scale. Hollywood SW's film exhibition product, EMS, competes principally with customized solutions developed by the large exhibition circuits and at least one other competitor that has been targeting mid- to small-sized exhibitors. We believe that Hollywood SW, through its technology and management experience, may differentiate itself from such competitors by providing a competitive alternative to their forms of digital content delivery and management business.

MARKETING AND BUSINESS DEVELOPMENT


Hollywood SW's senior management team manages its sales and business development efforts. Hollywood SW intends to co-market its products and services with the services of AccessDM, although each will be able to market their products and services independently. Although new customers are generated usually through referrals and the cross-promotion of Hollywood SW and Vista products Hollywood SW also selectively advertises in trade journals and its representatives regularly attend trade shows, such as ShowEast and ShowWest.


DATA CENTER SERVICES

The Data Center Services segment of our business consists of two units: our Data Centers and Managed Services.

MARKET OPPORTUNITY/INDUSTRY BACKGROUND

We believe that the overall market for IDC services has been largely driven by the rapid growth in Internet usage and a significant shift by companies to outsourcing or engaging third parties to provide, their data center services. These services are not the principal focus of these companies, divert them from their core businesses and require significant investment.

Growth in data use is driving complex data management services. We believe that the demand for services that store data will continue to grow as a result of increasing amounts of stored data, increasing storage complexity, increasing value of certain information and a potential shortage of in-house information technology personnel. In February 2003, Gartner Dataquest estimated that aggregate revenues generated by providers of outsourced managed data storage services in North America could approach $17 billion by 2006, up from $12.2 billion in 2001, representing a 7% compounded annual growth rate.

OUR DATA CENTERS



Our IDCs provide fail-safe environments for our customers' equipment by using back-up power generators as well as back-up battery power and specialized air conditioning systems. Our IDC customers include major and mid-level network and Internet service providers, such as KMC Telecom, AT&T, OnFiber Communications, and Zone Telecom, as well as various users of network services, traditional voice and data transmission providers, long distance carriers and commercial businesses. Our contract with KMC Telecom expires on December 15, 2005, with respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract. Our IDC services are enhanced by the network managed services available as a result of the acquisition of Managed Services. We have installed our computer equipment for our digital media delivery software and services unit in our AccessColocenters.

We operate nine IDCs in the following eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia. In addition, we maintain an Internet data center in Los Angeles, California that is dedicated to delivery of motion pictures and other digital content to movie theatres worldwide. Internet data centers are facilities leased by us through which we, for monthly and variable fees, provide our customers with:


     o    secure   and   fail-   safe   locations   for   their   computer   and
          telecommunications equipment by using back-up power generators as well as back-up battery power and specialized air conditioning systems;

     o access to voice and data transmission services from a choice of network providers; and

     o services to monitor their computer and telecommunications equipment; and services, to store, back-up and protect their programs and data, including our AccessStorage-On-Demand managed storage services, which store and copy data.

We provide our customers with flexible space in our IDCs to house data and voice transmission equipment, as well as their computer equipment. Our customers may choose from a variety of space offerings, including a single-locking cabinet, a private cage (under 500 square feet) or a private suite (over 500 square feet). IDC services require an initial installation fee and a monthly charge based on the size of the space offering selected by the customer.


Our overall IDC utilization rate as of March 31, 2005 was approximately 25%. The purchase prices that we paid for our acquired IDCs reflected their respective utilization rates and, therefore, we believe present us with an opportunity to increase significantly our results of operations, largely because the variable costs in adding new customers are relatively low.


We also offer additional services for which our customers pay additional monthly service charges. These services include: additional power availability; access to our IDC staff for a variety of tasks such as equipment rebooting, power cycling, card swapping and performing emergency equipment replacements; the ability to connect cables (both fiber and copper) directly to another IDC customer for voice and data transmission services and the ability to use our risers, which are pipes used to connect cables (both fiber optic and copper) from our customers' computer equipment to other companies' computer equipment located outside of our IDCs but within the building that our IDC is located.


We provide IDC services under agreements generally having terms of from one to ten years. As of March 31, 2005, we had 75 contracts, with 62 separate customers, each requiring payment of monthly fees, with a weighted average remaining term of 12 months.

In an effort to increase the competitive advantage of the IDCs, on January 9, 2004, we acquired Managed Services, a managed service provider of information technologies. As an information technology outsourcing organization, Managed Services manages clients' networks and systems in over 35 countries in Europe, Asia and North and South America and more than 20 states in the United States. Managed Services operates a 24x7 GNCC, capable of running the networks and systems of large corporate clients. The capabilities of Managed Services have been integrated with our IDCs and now operate under the name of AccessIT Managed Services.




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

MANAGED SERVICES OFFERINGS

We believe that the breadth of services in the IDCs is a critical competitive advantage. We have developed two distinct Managed Services offerings:

     o    Network and Systems Management; and

     o    Managed Storage Services.

NETWORK AND SYSTEMS MANAGEMENT

We offer our customers the economies of scale of the GNCC and access to our advanced engineering staff. We believe this low-cost and customizable alternative to designing, implementing, and maintaining a large scale network infrastructure enables our customers to focus on information technology business development, rather than the underlying communications infrastructure. Our service features include network architecture and design, systems and network monitoring and management, data and voice integration, project management, auditing and assessment and managed carrier services.

MANAGED STORAGE SERVICES


We offer managed storage services that use hardware and software from such industry leaders as EMC, Brocade, StorageTek and Veritas. We presently have three customers for such services. Our managed storage services Xiotech, known as AccessStorage-on-Demand, are generally priced on a per gigabyte of usage basis and provide customers with reliable primary data storage that is connected to their computers. We may also provide customers that have their computers located within one of our IDCs with a tape back-up copy of their data that may then be sent to the customer's computer if the customer's data is lost, damaged or inaccessible.


All managed storage services are available separately or may be bundled together with other services. Monthly pricing is based on the type of storage (tape or disk), the capacity used and the level of the access required.

OUR DATA CENTER SERVICES CUSTOMERS


Our AccessColocenters provide services to a variety of customers, including traditional voice and data transmission providers, long distance carriers and commercial businesses.

Our principal data services customers include KMC Telecom and AT&T, which comprised approximately 18.2% and 8.3%, respectively, of our consolidated revenues for the fiscal year ended March 31, 2005. Our contract with KMC Telecom expires on December 15, 2005, with respect to which we have received an indication from KMC Telecom that they will not renew the contract for at least some of the current sites that they are licensing under such contract.


SALES AND BUSINESS DEVELOPMENT

We market our services through a program using a variety of media and channels, including a small direct sales force, sales channels and referral programs.


Our IDC direct sales force presently consists of our President and six other employees. This team is supported by both our operations and legal personnel.




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

INTELLECTUAL PROPERTY

AccessIT has applied for U.S. service mark registration for the following service marks: AccessManaged Storage; Access Digital Media; AccessDM; Digital Express E-Courier Services; The Courier for the Digital Era; Vortex Solutions Engine; ADM Capstore: Digi-Central; Theater Command Center and Digi-Central. AccessIT has received U.S. service mark registration for the following service marks: Access Integrated Technologies, AccessSecure; AccessSafe; AccessBackup; AccessBusiness Continuance; AccessVault; AccessContent; AccessColocenter; AccessDataVault; AccessColo; and AccessStore.

COMPETITORS

Our data center services compete with neutral colocation providers, as well as traditional colocation providers, including local phone companies, long distance phone companies, Internet service providers and web hosting facilities and carrier-owned data centers. There are also many data centers owned and operated by smaller data center companies, landlords and communications carriers. The larger operators of data centers include Switch and Data, Inc., Equinix, Inc., Globix Corporation and AboveNet, Inc. Many data center operators offer managed services to clients who co-locate servers in the operator owned data center. Our focus is to deliver managed services inside the data center as a lead product for primary data center services, but to also offer those services to clients who have servers outside our data centers allowing us to offer remote server and network monitoring, server and network management and disaster recovery services.

A number of the competitors mentioned above have greater financial, technical, marketing and managerial resources than we do. These competitors also generate greater revenue and are better known than we are. However, we believe that our data center services, by offering IDCs along with related data center services, may differentiate us from the above companies by providing a competitive alternative to their forms of digital content delivery.

                                    EMPLOYEES


As of July 15, 2005, we have 110 employees, 48 of whom are part-time, primarily at the Pavilion Theatre. Of our full-time employees, 10 are in sales and marketing, 34 are in research and development and technical services, and 18 are in finance and administration. The Pavilion Theatre has a collective bargaining agreement with one union which covers five employees, one of whom is a full-time employee.


                                    PROPERTY


Our executive offices are located in Morristown, New Jersey. Our nine IDC facilities are located in Jersey City, New Jersey; the Manhattan and Brooklyn Boroughs of New York City; Portland, Maine; Manchester, New Hampshire; Roanoke, Virginia; Wichita, Kansas; Little Rock, Arkansas; and Waco, Texas. FiberSat's two facilities in Los Angeles, California also contains a data center which we use as a dedicated digital content delivery site. Our executive offices and all of our IDC facilities are leased. We do not own any real property.


In connection with our acquisition of Hollywood SW, we have assumed the obligations of Hollywood SW under a Commercial Property Lease, dated January 1, 2000, between Hollywood SW and Hollywood Media Center, LLC ("HMC"), the landlord. The lease is for the executive offices of Hollywood SW, has a monthly rent of $2,335 and covers 2,115 square feet. The lease expired on December 31, 2003 and is currently a month to month tenancy with the same monthly rent. On May 1, 2004, an additional 933 square feet was rented on a month-to-month basis for additional monthly rental payments of $1,000. HMC is a limited liability company 95% owned by David Gajda, a security holder of HMC and a key employee of AccessIT.

In connection with our acquisition of the assets of FiberSat, we have assumed the obligations of FiberSat under a Standard Industrial/Commercial Single-Tenant Lease, dated December 2, 1996, between FiberSat and David L. McNamara Family Trust, the landlord. The lease is for the administrative offices, technical operations center, and warehouse of FiberSat, has a monthly rent of $9,845 and covers 13,455 square feet. The lease expires on March 31, 2007. We have additionally assumed the obligations of FiberSat under a Lease for Communication Equipment Space, dated July 1, 2004, between FiberSat and Time Warner Cable, the landlord. The lease is for space to house certain communication equipment of FiberSat and has a monthly rent of $1,722. The lease expires on June 30, 2009.

In connection with our acquisition of the Pavilion Theatre, we have assumed the obligations of Pavilion Theatre Seller under a commercial lease dated August 9, 2002, between Pavilion Theatre Seller and OLP Brooklyn Pavilion LLC, the landlord, as amended. The lease is for a movie theatre, and cafe, has a monthly initial rent of $94,000 and covers approximately 31,120 square feet. The lease expires July 31, 2022 and has two options to renew for additional ten-year terms. This lease also contains a provision for the payment of additional rent if box office revenues exceed certain levels.

We are a party to separate leases for each of our nine IDC facilities. These leases cover an aggregate square footage of 67,200, under which we are paying an aggregate monthly rent of $192,000. The rental periods remaining on these leases range from month-to month (under our Roanoke, Virginia facility lease, the term of which we intend to extend if our customer at that facility renews its agreement with us) to 12 years and, with the exception of our leases for the Jersey City, New Jersey and Brooklyn, New York facilities, which expire in 2009 and 2016, respectively, the leases include options to renew the leases. The lease of our executive offices expires on May 31, 2009, has a four-year renewal option, covers 5,237 square feet and has a monthly rent of $10,910. We believe that we have sufficient space to conduct our business for the foreseeable future. All of our leased properties are, in the opinion of our management, in satisfactory condition and adequately covered by insurance.


                                LEGAL PROCEEDINGS


On July 2, 2004, we received notice that certain creditors of one of our data center customers named NorVergence filed an involuntary bankruptcy petition against NorVergence. On July 14, 2004, NorVergence agreed to the entry of an order granting relief under Chapter 11 of the United States Bankruptcy Code and then converted the Chapter 11 reorganization to Chapter 7 liquidation. We also have a first security interest in NorVergence accounts receivable.

On November 1, 2004, Diversified Aerospace Services, LLC ("DAS") commenced an adversary proceeding (Adv. Pro. No. 04-2862)(the "Adversary Proceeding") against the chapter 7 trustee for the NorVergence case and us. DAS and NorVergence entered into a number of leases (the "DAS Leases") whereby NorVergence leased certain equipment to DAS and DAS was obligated to make lease payments. Through the Adversary Proceeding, DAS is seeking to, among other things, void the DAS Leases and obtain an order enjoining any party from collecting any amounts due under the DAS Leases. Because we had a first priority lien on all of NorVergence's accounts receivable, including, but not limited to, some or all of the payments due under the DAS Leases, we may not be able to recover on account of its lien any proceeds from DAS.

On January 26, 2005 the bankruptcy court in the matter of NorVergence approved a motion for the trustee to pay us $121,000 for past due accounts receivable, and on February 25, 2005 we were paid this amount. Additionally, we have been granted the right to pursue collection of NorVergence's customer accounts receivable. Any amounts collected will be retained by us in settlement of its claim against NorVergence.

On March 11, 2005, we filed an answer to the Adversary Proceeding.

On June 9, 2005, Soriano, Henkel, Biehl & Matthews ("SHB") filed a complaint (case no. 04-32079/RG) (the "Complaint") against the chapter 7 trustee for the NorVergence case and us. SHB and NorVergence entered into a number of equipment leases (the "SHB Leases") whereby NorVergence leased certain equipment to SHB and SHB was obligated to make lease payments. Through the Complaint, SHB is seeking to, among other things, void the SHB Leases and obtain an order enjoining any party from collecting any amounts due under the SHB Leases. As with the Adversary Proceeding, because we had a first priority lien on all of the NorVergence's accounts receivable, including, but not limited to, some or all of the payments due under the SHB Leases, we may not be able to recover on account of its lien any proceeds from SHB.

                                   MANAGEMENT


The following table sets forth information concerning our directors, executive officers and key employees as of July 15, 2005.

Name                           AGE       POSITION(S)
                               ---       -----------

A. Dale Mayo.................   63       President, Chief Executive Officer and
                                         Chairman of the Board of Directors


Jeff Butkovsky...............   45       Senior Vice President - Chief
                                         Technology Officer

Kevin J. Farrell.............   44       Senior Vice President -- Data Center
                                         Operations and a director

Gary S. Loffredo.............   40       Senior Vice President -- Business
                                         Affairs, General Counsel, and
                                         Secretary, and a director

Brett E. Marks...............   43       Senior Vice President -- Business
                                         Development and a director

Brian D. Pflug...............   38       Senior Vice President -- Accounting and
                                         Finance


David Gajda..................   49       Senior Vice President - International

Wayne L. Clevenger*+++........  61       Director


Gerald C. Crotty+............   53       Director

Robert Davidoff*+++...........  78       Director

Matthew W. Finlay*...........   37       Director


James J. Miller..............   45       President and Chief Operating Officer
                                         of Hollywood SW


Robert Jackovich.............   45       Chief Technology Officer of
                                         Hollywood SW

Erik B. Levitt...............   31       President and Chief Operating Officer
                                         of Managed Services

Ravi V. Patel................   52       President and Chief Operating Officer
                                         of FiberSat

Russell J. Wintner...........   53       President and Chief Operating Officer
                                         of AccessDM

     *   Member of our Audit Committee.
     +   Member of our Compensation Committee.
     ++   Member of our Nominating Committee.


The following biographical information about our directors, executive officers and key employees is based solely on information provided to us by them. There are no familial relationships between or among any of our directors, board of advisors, executive officers and key employees, except for Brett E. Marks, one of our directors, who is the son of Harvey Marks, a member of our board of advisors.

A. DALE MAYO is a co-founder of our Company and has been Chairman, President and Chief Executive Officer since our inception on March 31, 2000. From January to March 2000, Mr. Mayo explored various business opportunities, including data center operations and digital cinemas. From December 1998 to January 2000, he had been the President and Chief Executive Officer of Cablevision Cinemas, LLC ("Cablevision Cinemas"). In December 1994, Mr. Mayo co-founded Clearview, which was sold to Cablevision Cinemas in 1998. Mr. Mayo was also the founder, chairman and chief executive officer of Clearview Leasing Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976. Mr. Mayo began his career as a computer salesman with IBM in 1965.

JEFF BUTKOVSKY has been our Senior Vice President - Chief Technology Officer since May 2004 and was our Senior Vice President -- Managed Services from
October 2000 to May 2004. Previously, Mr. Butkovsky had served as Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000. He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to March 2000. Mr. Butkovsky was employed by Micron Electronics Incorporated from May 1996 to June 1999, where he was the Northeast Regional Director.

KEVIN J. FARRELL is a co-founder of our Company and has been Senior Vice President -- Data Center Operations and a director since our inception. From December 1998 to March 2000, he had served as Director of Operations of Gateway Colocation, LLC, of which he was also a co-founder, where he was responsible for the completion of 80,000 square feet of carrier neutral colocation space and supervised infrastructure build-out, tenant installations and daily operations. Prior to joining Gateway, Mr. Farrell had served, from 1993 to 1998, as Building Superintendent and Director of Facility Maintenance at the Newport Financial Center in Jersey City, NJ. He is a former officer of the International Union of Operating Engineers.

GARY S. LOFFREDO has been our Senior Vice President -- Business Affairs, General Counsel and Secretary, and a director since September 2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas' transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

BRETT E. MARKS is a co-founder of our Company and has been Senior Vice President -- Business Development and a director since our inception. From December 1998 to March 2000, Mr. Marks had been Vice President of Real Estate and Development of Cablevision Cinemas. From June 1998 until December 1998, he was Vice President of First New York Realty Co., Inc. In December 1994, Mr. Marks co-founded, with Mr. Mayo, Clearview and was instrumental in the site selection process that helped to increase its number of theater locations.

BRIAN D. PFLUG has been our Senior Vice President -- Accounting and Finance since January 2003. From September 2000 to December 2002, he had been our Vice President -- Controller. From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable. Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of SEC reporting and accounting research. Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.


DAVID GAJDA is a co-founder of Hollywood SW and had been its Chief Executive Officer since its inception in 1997. Following the completion of our acquisition of Hollywood SW, Mr. Gajda resigned as its Chief Executive Officer and became the President and Chief Operating Officer of Hollywood SW. In April 2005, Mr. Gajda was promoted to Senior Vice President of International Marketing of AccessIT. Prior to co-founding Hollywood SW, Mr. Gajda owned and managed a strategic consulting company, DWG, from 1990 to 1997. At DWG, he helped many entertainment companies develop their three- to five-year strategic systems plans.

WAYNE L. CLEVENGER has been a director of our Company since October 2001. Mr. Clevenger served on our Compensation Committee from February 2002 to April 15, 2004 and has been reappointed as a member of Compensation Committee in June 2005. Mr. Clevenger also has served on our Audit Committee since April 15, 2004. Also, Mr. Clevenger has been appointed as the Chairman of our Nominating
Committee in June 2005. He has more than 20 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P. ("MidMark"), and its predecessor company since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview from May 1996 to December 1998.


GERALD C. CROTTY has been a director of our Company since August 2002, served on our Audit Committee from July 2003 to April 15, 2004, and has served on our Compensation Committee since April 15, 2004. Mr. Crotty co-founded and, since June 2001, has directed, Weichert Enterprise LLC ("Weichert Enterprise"), a private and public equity market investment firm. Weichert Enterprise oversees the holdings of Excelsior Ventures Management, a private equity and venture capital firm that Mr. Crotty co-founded in 1999. From 1991 to 1998, he held various executive positions with ITT Corporation, including President and Chief Operating Officer of ITT Consumer Financial Corp. and Chairman, President and Chief Executive Officer of ITT Information Services, Inc. Mr. Crotty also serves as a director of AXA Premier Funds Trust.

ROBERT DAVIDOFF has been a director of our Company since July 2000, has been the Chairman of our Compensation Committee since November 2000 and has served on our Audit Committee since April 2001. Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. and, since 1989, the General Partner of CMNY Capital II, L.P., a venture capital affiliate of Carl Marks & Co. Since 1998, Mr. Davidoff has served as a director of Sterling/Carl Marks Capital, Inc. He is also the Chairman and Chief Investment Officer of CM Capital Corporation, the firm's leveraged buyout affiliate. Mr. Davidoff is a director of Hubco Exploration, Inc., Rex Stores Corporation and Marisa Christina, Inc. Mr. Davidoff served as a director of Clearview from December 1994 to December 1998.

MATTHEW W. FINLAY has been a director of our Company since October 2001 and has been the Chairman of our Audit Committee since February 2002. He is a director of MidMark, which he joined in 1997. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.


JAMES J. MILLER is the President and Chief Operating Officer of Hollywood SW since April 2005. From 2000 until March 2005, Mr. Miller was the Chief Financial Officer of Hollywood SW. Prior to that, he was the Vice President and Corporate Controller at Viacom's publicly held Spelling Entertainment Group, where he was responsible for Financial Planning, Accounting, Public Reporting, MIS and Business Operations for the many entertainment businesses in their portfolio. Prior to Spelling, Mr. Miller was interim CFO at Silver King Broadcasting until following its acquisition of Savoy Pictures, where he was also the Vice President and Corporate Controller for 3 years. Savoy Pictures was a publicly traded start-up film and television production and distribution company with interests in broadcasting. Mr. Miller is a Certified Public Accountant who began his career in the entertainment practice of KPMG Peat Marwick after which he spent 5 years in Finance and Planning at The Walt Disney Studios.


ROBERT JACKOVICH is a co-founder of Hollywood SW and had been its President and Chief Technology Officer since its inception in 1997. Following the completion of our acquisition of Hollywood SW, Mr. Jackovich resigned as President but remained the Chief Technology Officer of Hollywood SW. Prior to co-founding Hollywood SW, Mr. Jackovich was the Chief Information Officer of Savoy Pictures, Inc., from 1993 to 1996, where he managed and facilitated the efforts associated with establishing the organization and systems of this start-up film distribution studio.


ERIK LEVITT has been the President and Chief Operating Officer of Managed Services since the Company acquired Managed Services in January 2004. Mr. Levitt is the founder of Managed Services and had been an executive officer at Managed Services since its inception in 1995. Prior to founding Managed Services, Mr. Levitt held consulting positions at Merrill Lynch Private Banking and Volvo Cars of North America. Most recently he spent four years as the Lead Engineer for the Funds Transfer Network at Citigroup. Mr. Levitt received an advanced degree in Management and International Business from the Stern School of Business at NYU and was an International Baccalaureate student at the United Nations International School.


RAVI V. PATEL has been the President and Chief Operating Officer of FiberSat since November 2004. From April 2001 to October 2004, Mr. Patel served as President and Chief Executive Officer of FiberSat Seller. He joined FiberSat Seller in January 2000 as Executive Vice President and Chief Financial Officer. Mr. Patel has over 25 years varied financial and operational management experience, including as President and Consultant of RVP Enterprises, a financial consulting firm providing Chief Financial Officer services to smaller companies. Also, he has previously served as Vice President, Operations and Chief Financial Officer of Uncle Milton Industries, Inc., a specialty toy manufacturer, and Vice President, Chief Financial Officer of The Spectrum Companies, a biotech firm. Mr. Patel was a founder and Vice President Business/Ground Support Systems, Chief Financial Officer of Inflight ATI, Inc., an entrepreneurial company formed for the development of ATMs for use onboard commercial aircraft. Also, Mr. Patel was the Vice President, Chief Operating Officer and Chief Financial Officer with Aero-design Technology, Inc., a company that provided innovative products to the airline industry. Mr. Patel was previously with Donaldson Company, Inc., a filtration company, where he held various positions from senior corporate internal auditor to general manager. Mr. Patel started his career as a staff accountant with Arthur Young and Company in Chicago. Mr. Patel holds Bachelor of Commerce and Master of Commerce degrees from MS University in Baroda, India. He received his MBA from the University of Chicago.


RUSSELL J. WINTNER is the President and Chief Operating Officer of AccessDM. Mr. Wintner was the President of WinterTek, Inc., a digital media consultant to various clients, from November 2002 to July 2003. From November 2000 to November 2002, he served as Principal, Exhibitor Relations, Alternative Programming and Marketing for Technicolor Digital Cinema, LLC. From October 1999 until November 2000, Mr. Wintner founded and served as President of WinterTek, Inc. In 1996, he co-founded CineComm Digital Cinema, LLC and served as its President of Exhibition and Alternative Programming and Chief Operating Officer until October 1999.


BOARD OF DIRECTORS

Under our bylaws, our board of directors must have at least two but not more than ten members. Our board of directors currently has eight members and is elected annually by the plurality vote of our stockholders. Vacancies and newly-created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum. All members of our board of directors hold office until the next annual meeting of stockholders and the election and qualification of their successors, or until their earlier death, resignation or removal. Our officers, subject to the terms of any applicable employment agreements, serve at the discretion of our board of directors.

We also have a board of advisors comprised of four members. No compensation has been paid to any of these members for their services as members of the board of advisors.

Our board of directors presently has four independent directors -- Robert Davidoff , Gerald C. Crotty, Matthew W. Finlay and Wayne L. Clevenger. The independent directors are persons who are neither officers nor employees of our Company and whom our board of directors has affirmatively determined have no material relationship with us that would interfere with their exercise of independent judgment. Our board of directors intends to meet at least quarterly and the independent directors serving on our board of directors intend to meet in executive session (i.e., without the presence of any non-independent directors) at least once a year.

Our board of directors has three standing committees, consisting of an audit committee, a compensation committee and a nominating committee.

AUDIT COMMITTEE

The audit committee consists of Messrs. Davidoff, Clevenger and Finlay. Mr. Finlay is the Chairman of the audit committee. The audit committee meets at least quarterly with our management and our independent registered public accounting firm to review and help ensure the adequacy of our internal controls and to review the results and scope of the auditors' engagement and other financial reporting and control matters. Messrs. Davidoff, Clevenger and Finlay are all financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the AMEX. Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002.

The audit committee has adopted a formal written charter specifying: (i) the scope of the audit committee's responsibilities and how it is to carry out those responsibilities, including structure, processes and membership requirements;
(ii) the audit committee's responsibility for ensuring its receipt from the outside auditor of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, adopted in January 1999 by the Independence Standards Board (the private sector standard-setting body governing the independence of auditors from their public company clients) and the committee's responsibility for actively engaging in communications with the auditor with respect to any relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the entire board of directors take, appropriate action to oversee the independence of the outside auditor; and
(iii) the outside auditor's ultimate accountability to the board of directors and the audit committee, as representatives of our company's stockholders, and these stockholder representatives' ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor for stockholder approval). Our audit committee will review and reassess the adequacy of our written charter on an annual basis.

The audit committee has adopted guidelines and procedures: (i) making it directly responsible for the appointment, compensation and oversight of the work of any public accounting firm engaged by it (including resolution of any disagreements between management and the firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such public accounting firm will report directly to the audit committee; (ii) providing for the (a) receipt, retention and treatment of complaints received by our Company regarding accounting, internal accounting controls or auditing matters and (b) confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; (iii) affording it the authority to engage independent counsel and other advisers, as it may determine to be necessary to carry out its duties; and (iv) providing for appropriate funding for payment of: (a) the public accounting firm engaged by our Company for the purpose of rendering or issuing an audit report and (b) any advisers engaged by the audit committee as described under clause (iii) above.

The audit committee is also responsible for the review, approval and oversight of all related party transactions between our Company and our officers, directors, employees and principal stockholders.

COMPENSATION COMMITTEE


The compensation committee consists of Messrs. Clevenger, Davidoff and Crotty. Mr. Davidoff is the Chairman of the compensation committee. The compensation committee approves the compensation package of our Chief Executive Officer and reviews and recommends to our board of directors the levels of compensation and benefits payable to our other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire board of directors, for its approval, stock option grants and discretionary bonuses to our officers, employees, directors and consultants.


NOMINATING COMMITTEE


The nominating committee consists of Messrs. Clevenger and Davidoff. Mr. Clevenger is the Chairman of the nominating committee. The nominating committee evaluates and approves nominations for annual election to, and to fill any vacancies in, our board of directors.




CODE OF ETHICS

We have adopted a code of ethics, as contemplated by Section 406 of the Sarbanes-Oxley Act of 2002. Such code of ethics is included on our website, www.accessitx.com. We will disclose any amendment to, or waiver of, a provision of our code of ethics on a Form 8-K filed with the SEC.

EXECUTIVE COMPENSATION


The following table sets forth information for fiscal years 2005, 2004 and 2003 in respect of the compensation earned by our Chief Executive Officer and our four other most highly compensated executive officers during fiscal year 2005 (the "Named Executives"). We awarded or paid compensation for services rendered by them in all capacities to us during the applicable fiscal years.

                                                Annual Compensation                           LONG-TERM COMPENSATION
                             -----------------------------------------------------            ----------------------
                                                                                                     Securities
                                                                                     Restricted      Underlying       All Other
    Name and                  Fiscal                               Other Annual        Stock           Options      Compensation
   PRINCIPAL POSITION(S)       YEAR        SALARY($)   BONUS($)   COMPENSATION (1)   AWARDS($)(2)       (#)(3)          ($)(4)
   ---------------------       ----        ---------   --------  -----------------   ------------       ------          ------

A. Dale Mayo                   2005       $250,000      $363,000        $14,400                                       $31,168(5)
Chief Executive                2004       $250,000      $252,035        $14,400           --                 --       $27,428(5)
Officer and President          2003       $250,000      $147,973        $14,400           --                 --       $16,453(5)

Gary S. Loffredo               2005       $173,083       $22,500        $10,000           --             40,000        $6,465
Senior Vice President -        2004       $155,000       $35,000        $10,000           --             50,000        $8,146
Business Affairs; General      2003       $150,000        $7,500        $10,000           --             20,000       $22,065(6)
Counsel; and Secretary

Jeff Butkovsky                 2005       $152,500       $20,000         $7,200           --             45,000        $4,839
Senior Vice President -        2004       $130,000       $15,000         $7,200           --             30,000        $3,744
Chief Technology Officer       2003       $125,000       $10,000         $5,400           --             20,000       $15,673(7)

Brian Pflug                    2005       $123,708       $20,000         $7,200           --             40,000        $6,510
Senior Vice President -        2004       $105,000       $35,000         $7,200           --             50,000        $6,573
Accounting and Finance         2003       $100,000        $7,500         $   --           --             10,000       $21,502(6)

Kevin J. Farrell               2005       $113,437       $12,000         $7,200           --                 --        $5,424
Senior Vice President -        2004       $103,125       $15,000         $7,200           --                 --        $5,696
Data Center Operations         2003       $100,000       $10,000         $7,200           --                 --        $5,502

David Gajda                    2005       $175,000       $15,000         $   --          --                 --        $1,094
Senior Vice President          2004        $72,917       $    --         $   --          --                 --        $   --
International(8)               2003        $             $    --         $   --          --                 --            --


(1) Reflects car allowances paid by the Company. (2) The Company has not made any restricted stock awards.
(3) Reflects stock options granted under the Company's First Amended and Restated 2000 Stock Option Plan to Messrs. Loffredo, Butkovsky and Pflug. In addition, Messrs. Mayo, Loffredo, Butkovsky and Pflug each hold 200,000 AccessDM stock options under AccessDM stock option plan.
(4) Includes the Company's matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company. Under its 401(k) plan, the Company automatically matches 50% of employee contributions up to the lesser of 6% of the employee's pay (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.
(5) Includes premiums for two ten-year term life insurance policies, each in the benefit amounts of $5 million, under which the Company is the beneficiary. Under one of the policies, the proceeds of the policy are to be used to repurchase, after reimbursement of all premiums paid by the Company, shares of the Company's capital stock held by Mr. Mayo's estate.
(6) Includes $16,000 of shares of Class A Common Stock issued by the Company to Messrs. Loffredo and Pflug in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.
(7) Includes $12,000 of shares of Class A Common Stock issued by the Company to Mr. Butkovsky in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.
(8) Mr. Gajda was promoted to Senior Vice President- International on April 1, 2005. Mr. Gajda was formerly President and Chief Operating Officer for Hollywood Software, Inc. from the acquisition date of November 4, 2003 through March 31, 2005.

The following table sets forth information concerning stock options granted to the Named Executives during fiscal year 2005.

                                             INDIVIDUAL GRANTS

                                      %of Total
                     Shares           Options
                     Underlying       Granted to
                     Options          Employees in     Exercise      Expiration
NAME                 GRANTED(#)       FISCAL YEAR      PRICE($)      DATE
----                 ----------       -----------      --------      ----------
A. Dale Mayo                 --               --             --              --
Gary S. Loffredo         40,000               17%         $3.60       1/13/2015
Jeff Butkovsky           45,000               19%         $3.60       1/13/2015
Brian Pflug              40,000               17%         $3.60       1/13/2015
Kevin J. Farrell             --               --             --              --
David Gajda                  --               --             --              --

The following table sets forth information regarding the number of stock options exercised by the Named Executives during fiscal year 2005 and, as of March 31, 2005, the number of securities underlying unexercised stock options and the value of the in-the-money options held by the Named Executives. We have not granted any stock appreciation rights.

Aggregate option exercises in last fiscal year and fiscal year-end option values.


                                                        Number of Securities           Value of Unexercised
                                                        Underlying Unexercised         In-the-Money Options
                                                        OPTIONS AT FY-END (#)          AT FY-END ($)(1)
                                                        ---------------------          --------------------
                      Shares
                      Acquired on    Value
          NAME        EXERCISE(#)    REALIZED($)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----        -----------    -----------     -----------    -------------    -----------   -------------
A. Dale Mayo (2)               --             --              --              --              --              --
Gary S. Loffredo (2)           --             --         120,000          80,000        $115,333        $203,867
Jeff Butkovsky (2)             --             --          58,333          71,667         $60,400        $183,400
Brian Pflug (2)                --             --          68,519          76,667         $71,333        $190,067
Kevin J. Farrell               --             --              --              --              --              --
David Gajda                    --             --              --              --              --              --

(1) Based on the trading price of shares of our Class A common stock on March 31, 2005.

(2) In addition to the above, Messrs. Mayo, Loffredo, Butkovsky and Pflug each hold 200,000 AccessDM stock options under the AccessDM stock option plan. There is no public market for AccessDM's common stock.

EQUITY COMPENSATION PLANS

The following table sets forth certain information, as of March 31, 2005, regarding the shares of AccessIT's Class A common stock and AccessDM's common stock authorized for issuance under their respective equity compensation plans.


                                                                                     Number of shares
                                  Number of shares of        Weighted average of     of common stock
                                  common stock issuable      exercise price of       remaining available
                                  upon exercise of           OUTSTANDING OPTIONS     FOR FUTURE ISSUANCE
PLAN                              OUTSTANDING OPTIONS (#)            ($)                      (#)
----                              -----------------------    -------------------     --------------------
AccessIT Amended and
Restated 2000 Stock Option
Plan approved by
stockholders..................          762,897(1)                 $5.50                  87,103(1)
AccessIT compensation plans
not approved by stockholders..             N/A                      N/A                      N/A
AccessDM compensation
plan approved by
stockholders..................         1,005,000(2)                $0.21                 995,000(2)
AccessDM compensation
plans not approved by
stockholders..................             N/A                      N/A                      N/A

(1) Shares of AccessIT Class A common stock
(2) Shares of AccessDM common stock

ACCESSIT STOCK OPTION PLAN

Our board of directors adopted our 2000 Stock Option Plan (the "Plan"), on June 1, 2000 and, in July 2000, our stockholders approved the Plan by written consent. Under the Plan, which was amended and restated in January 2003 and further amended in September 2003 and October 2004, we grant both incentive and non-statutory stock options to our employees, non-employee directors and consultants. The primary purpose of the Plan is to enable us to attract, retain and motivate our employees, non-employee directors and consultants. The Plan, as amended, authorizes up to 850,000 shares of our Class A common stock for issuance upon the exercise of options granted under the Plan. As of March 31, 2005, there were options to purchase 87,103 shares of our Class A common stock available for grant under the Plan. On June 9, 2005, our Board of Directors approved the expansion of our stock option pool to 1,100,000 options from the prior amount of 850,000 options, subject to the approval of stockholders at our 2005 stockholder meeting, which is scheduled to take place in September 2005.


Under the Plan, stock options covering no more than 100,000 shares may be granted to any participant in any single calendar year and no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Options granted under the Plan expire 10 years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of our company) and are subject to restrictions on transfer. Options granted under the Plan vest generally over periods up to three years. The Plan is administered by our board of directors.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of our common stock on the date of grant. Incentive stock options granted to holders of more than 10% of the total combined voting power of our company must have exercise prices of not less than 110% of the fair market value of our common stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee. The exercise prices and vesting periods (if any) for non-statutory options are set in the discretion of our board of directors. Upon a change of control of our company, all options (incentive and non-statutory) that have not previously vested will become immediately and fully exercisable. In connection with the grants of options under the Plan, we and the participants have executed stock option agreements setting forth the terms of the grant.

ACCESSDM STOCK OPTION PLAN


AccessDM's board of directors adopted its stock option plan on May 13, 2003 and its stockholders approved the plan on May 13, 2003. Under the plan, AccessDM grants stock options to its employees, non-employee directors and consultants. The plan authorizes up to 2,000,000 shares of AccessDM common stock for issuance upon the exercise of options granted under the plan. As of March 31, 2005, AccessDM has issued options to purchase 1,005,000 of its shares to employees, and there were options to purchase 995,000 shares of AccessDM common stock available for grant under the plan.


Under the plan, stock options covering no more than 500,000 shares may be granted to any participant in any single calendar year and no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Options granted under the plan expire 10 years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of AccessDM) and are subject to restrictions on transfer. Options granted under the plan vest generally over periods up to three years. The plan is administered by AccessDM's board of directors.

The plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of AccessDM's common stock on the date of grant. Incentive stock options granted to holders of more than 10% of the total combined voting power of AccessDM must have exercise prices of not less than 110% of the fair market value of AccessDM common stock on the date of grant. Incentive and non-statutory stock options granted under the plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee. The exercise prices and vesting periods (if any) for non-statutory options are set in the discretion of AccessDM's board of directors. Upon a change of control of AccessDM, all options (incentive and non-statutory) that have not previously vested will become immediately and fully exercisable. In connection with the grants of options under the plan, AccessDM and the participants have executed stock option agreements setting forth the terms of the grant.

EMPLOYEE BENEFIT PLANS

Since 2002, we belonged to a Professional Employer Organization ("PEO"). Through the PEO, we purchased all of our benefits and payroll services, along with other PEO member companies. For tax filing and for benefits purposes, the employees of our company were considered to be employees of the PEO. However, Hollywood SW was not a member of the PEO, and purchased its benefits from other providers.


Through the PEO, our Company had a 401(k) plan that permitted eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. We automatically matched 50% of all our employees' contributions. Employee contributions, employer matching contributions and related earnings vested immediately.

Hollywood SW's employees were covered by a profit sharing plan qualified under IRS section 401. The plan provided for Hollywood SW to make discretionary profit contributions on behalf of eligible employees. Hollywood SW made no contributions in 2004 or 2005.

Effective January 1, 2005, we terminated our PEO arrangement and are currently purchasing employee benefits from other providers. Effective January 1, 2005, we also terminated the Hollywood SW profit sharing plan. We also established a new 401(k) plan with a company match of 50% of the first 6% of employee contributions. Employer matching contributions vest over a 5-year period. Total 401(k) plan expenses for the years ended March 31, 2004 and 2005 were $39,000 and $60,000, respectively.


EMPLOYMENT AGREEMENTS

A. DALE MAYO. In July 2000, we entered into an employment agreement with A. Dale Mayo, which was amended on December 1, 2000. The amended employment agreement provides for our payment of an annual base salary of $250,000 and annual bonuses equal to 3.5% of our annual gross revenues up to $10 million and 2% of any annual gross revenues in excess of $10 million. In connection with our IPO, we and Mr. Mayo entered into a second amendment to the employment agreement and have agreed that his employment term will be extended through September 30, 2006; however, it will be automatically renewed for successive one-year terms unless written notice is given by either AccessIT or Mr. Mayo at least six months prior to the end of the term (as may be extended) that such party desires to terminate the agreement. We and Mr. Mayo have further agreed his combined annual salary and bonus will be limited to $1.2 million in any fiscal year. Under his employment agreement, Mr. Mayo has agreed to not disclose or use any confidential information of our Company and, for a period of one year after the termination or expiration of his agreement, not to compete with our Company, within certain geographical limitations. We may terminate Mr. Mayo's employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude. In the event of such termination, our Company will pay only any earned but unpaid salary up to the date of termination. If our Company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary until the scheduled expiration of the agreement, during which time Mr. Mayo will be obligated to seek other employment.

KEVIN J. FARRELL. In April 2000, we entered into an employment agreement with Kevin Farrell. The employment agreement provides for our payment of an annual base salary of $100,000, which amount was increased to $112,500 on January 1, 2004. A bonus may be granted in the sole discretion of our board of directors. The employment agreement expires on December 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either our Company or Mr. Farrell at least 120 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Farrell's employment will terminate on his death, disability or termination for cause (as defined therein). In addition, Mr. Farrell has entered into a confidentiality, non-solicitation and non-compete agreement with us, under which Mr. Farrell has agreed to not disclose or use any confidential information of our Company, to assign all intellectual property made, developed or conceived by Mr. Farrell in connection with his employment by our Company and to not compete with, or to solicit employees from, our company for a period of one year after his employment agreement is terminated or expires.


DAVID GAJDA. In April 2005, Mr. Gajda was promoted to Senior Vice President of International Marketing of AccessIT. Although his employment agreement with the Company has not yet been amended, in connection with such promotion Mr. Gajda will have an annual base salary of $200,000. Under his employment agreement with Hollywood SW, which is still in effect, Mr. Gajda served as the President and Chief Operating Officer of Hollywood SW. The employment agreement provides for the payment by Hollywood SW of an annual base salary of $175,000 plus a bonus, if and as determined in the sole discretion of Hollywood SW's board of directors based upon any performance targets that may be adopted by that board. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Hollywood SW or Mr. Gajda at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Gajda's employment will terminate on his death, disability, by Mr. Gajda for good reason (as defined therein) or by Hollywood SW for cause (as defined therein). If Mr. Gajda's employment is terminated by him for good reason or by Hollywood SW without cause, Mr. Gajda is entitled to receive his base salary until the expiration of his employment term. In addition, Mr. Gajda has entered into a confidentiality, non-solicitation and non-compete agreement with Hollywood SW, under which Mr. Gajda has agreed to keep secret and treat confidentially all confidential information of Hollywood SW, to assign to Hollywood SW all intellectual property made, developed or conceived by him in connection with his employment by Hollywood SW and to not compete with the business of Hollywood SW or to solicit employees from our company or Hollywood SW for any period during which he receives severance payments from Hollywood SW. These restrictions are in addition to those contained in the Hollywood SW stock purchase agreement.


ROBERT JACKOVICH. Under his employment agreement with Hollywood SW, Mr. Jackovich serves as the Chief Technology Officer of Hollywood SW. The employment agreement provides for the payment by Hollywood SW of an annual base salary of $175,000 plus a bonus, if and as determined in the sole discretion of Hollywood SW's board of directors based upon any performance targets that may be adopted by that board. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Hollywood SW or Mr. Jackovich at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Jackovich's employment will terminate on his death, disability, by Mr. Jackovich for good reason (as defined therein) or by Hollywood SW for cause (as defined therein). If Mr. Jackovich's employment is terminated by him for good reason or by Hollywood SW without cause, Mr. Jackovich is entitled to receive his base salary until the expiration of his employment term. In addition, Mr. Jackovich has entered into a confidentiality, non-solicitation and non-compete agreement with Hollywood SW, under which Mr. Jackovich will agree to keep secret and treat confidentially all confidential information of Hollywood SW, to assign to Hollywood SW all intellectual property made, developed or conceived by him in connection with his employment by Hollywood SW and to not compete with the business of Hollywood SW or to solicit employees from our company or Hollywood SW for any period during which he receives severance payments from Hollywood SW. These restrictions are in addition to those contained in the Hollywood SW stock purchase agreement. If, however, Mr. Jackovich's employment is terminated by Hollywood SW without cause or by him for good reason, he may work for a consulting company or a company in the film production, exhibition or distribution business if such company does not provide outsourced solutions similar to those of Hollywood SW to third parties.


ERIK LEVITT. Under his employment agreement with Managed Services, Mr. Levitt serves as the President and Chief Operating Officer of Managed Services. The employment agreement provides for the payment by Managed Services of an annual base salary of $100,000 plus a bonus, if and as determined in the sole discretion of Managed Services' board of directors. The employment agreement expires on March 31, 2007; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Managed Services or Mr. Levitt at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Levitt's employment will terminate on his death, disability or by Managed Services for cause (as defined therein). In addition, Mr. Levitt has entered into a confidentiality, non-solicitation and non-compete agreement with Managed
Services, under which Mr. Levitt has agreed to keep secret and treat confidentially all confidential information of Managed Services, to assign to AccessIT or Managed Services all intellectual property made, developed or conceived by him in connection with his employment by Managed Services and to not compete with the business of Managed Services or to solicit employees from AccessIT or Managed Services during the term of his employment and for a period of five years thereafter. These restrictions are in addition to those contained in the Managed Services stock purchase agreement.


RUSSELL WINTNER. Under his employment agreement with AccessDM, Mr. Wintner serves as the President and Chief Operating Officer of AccessDM. The employment agreement provides for the payment by AccessDM of an annual base salary of $160,000 plus a bonus, if and as determined in the sole discretion of AccessDM's board of directors. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either AccessDM or Mr. Wintner at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Wintner's employment will terminate on his death, disability or by AccessDM for cause (as defined therein). Mr. Wintner has entered into a confidentiality, inventions and non-compete agreement with AccessDM, under which Mr. Wintner has agreed to keep secret and treat confidentially all confidential information of AccessDM, to assign to AccessIT or AccessDM all intellectual property made, developed or conceived by him in connection with his employment by AccessDM and to not compete with the business of AccessDM or to solicit employees from AccessIT or AccessDM for any period during his employment and for two years thereafter.

DIRECTORS' COMPENSATION

Our directors do not presently receive any cash compensation for serving as directors or participating on any committee of our board of directors, but are reimbursed for the out-of-pocket expenses that they incur in attending board meetings. Non-employee directors are eligible for grants under our Plan and, to date, four present directors and one former director have been granted options covering an aggregate of 40,000 shares of our Class A common stock for services provided by them as directors.

                           RELATED PARTY TRANSACTIONS

RELATED PARTY TRANSACTIONS


In connection  with the execution of one of our long-term real property  leases,
A. Dale Mayo, one of our co-founders and our President and Chief Executive Officer, and Brett E. Marks, a co-founder and an executive officer and director of our Company, posted a letter of credit in the aggregate amount of $525,000 in June 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in June 2003. We reimbursed Messrs. Mayo and Marks for the issuance costs of approximately $10,000 for the letter of credit.


Wayne Clevenger and Matthew Finlay, two of our directors, are directors of MidMark, which previously held all of our outstanding Series A and Series B preferred stock and related contingent warrants. In connection with its purchase of shares of our Series A and Series B preferred stock, we paid MidMark a $75,000 investment banking fee. In September 2003, we entered into an exchange agreement with MidMark, under which we agreed to issue 2,207,976 additional shares of Class A common stock to MidMark in exchange for all of our outstanding shares of Series A and Series B preferred stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants. Upon the IPO, MidMark (i) converted all 8,202,929 shares of its Series A and Series B preferred stock into 1,640,585 shares of Class A common stock; (ii) exchanged warrants that were exercisable, subject to certain future conditions, for up to 951,041 shares of Class A common stock, for 320,000 shares of Class A common stock; (iii) exercised a warrant exercisable for up to 144,663 shares of Class A common stock (143,216 shares on a cashless-exercise basis); and (iv) accepted 104,175 shares of Class A common stock as payment of all accrued dividends on shares of Series A and Series B preferred stock held by such stockholder. The number of shares of Class A common stock issued as payment of accrued dividends was calculated at the offering price of $5.00. Additionally, MidMark also purchased $333,000 of one-year notes, which was repaid in April 2002, and was issued 6,902 of the one-year notes warrants. Each of these directors have been granted options to purchase 5,000 shares of our Class A common stock. We paid MidMark a management fee of $50,000 per year until November 2003.

From March 2002 to August 2002, we borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. Mayo, Mr. Marks, CMNY, John L. O'Hara, a member of our board of advisors, and several other investors in the aggregate principal amount of $3.175 million. From June 2003 to July 2003, we borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. O'Hara and several other investors in the aggregate principal amount of $1.23 million. In connection with these five-year notes, we granted to these investors ten-year warrants with an exercise price of $0.05 per share to purchase up to an aggregate of 440,500 shares of Class A common stock, which warrants were exercised before the completion of the IPO. Messrs. Mayo, Marks and O'Hara and CMNY have exercised all of the warrants attached to the five-year notes held by them and purchased an aggregate of 142,500 shares of Class A common stock. The net proceeds of the five-year note issuances were used to repay the one-year notes and to fund our working capital requirements.


On March 24, 2004, pursuant to the Exchange Offer, we exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of Class A common stock and for longer term 6% convertible notes, respectively.

We issued 707,477 unregistered shares of Class A common stock and $1.7 Million aggregate principal amount of convertible notes convertible into a maximum of 308,225 shares of Class A common stock (i) at any time up to the maturity date at each holder's option or (ii) automatically on the date when the average closing price on the American Stock Exchange of the Class A common stock for 30 consecutive trading days has been equal to or greater than $12.00.

A. Dale Mayo and Brett E. Marks invested $250,000 and $125,000, respectively, in our offering of one-year 8% notes and received warrants to purchase 4,601 and 2,301 shares, respectively, of Class A common stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Messrs. Mayo and Marks invested $250,000 and $125,000, respectively, in our offering of five-year 8% promissory notes and received warrants to purchase 25,000 and 12,500 shares, respectively, of Class A common stock at $0.05 per share. In September 2003, all of the warrants that were attached to our one-year and five-year promissory notes held by Messrs. Mayo and Marks were exercised. In March 2004 Messrs. Mayo and Marks participated in the Exchange Offer and exchanged their 5-year notes and accrued interest totaling $382,000 for Convertible Notes, convertible into 67,713 shares of Class A common stock. As of March 31, 2004 and 2005, the principal due to these executive officers included in notes payable was $382,000.

Robert Davidoff, one of our directors, is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of Class A common stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of Class A common stock. CMNY Capital II, L.P. also invested $1 million in our offering of one-year promissory notes, which was repaid in March 2002, and invested $1 million in our offering of five-year promissory notes. The warrants attached to such one-year and five-year notes were exercised in August 2003 and are included in the share numbers above. Mr. Davidoff has also been granted options to purchase 9,000 shares of Class A common stock. In March 2004 CMNY Capital II, LP participated in the Exchange Offer and exchanged its five-year promissory notes and accrued interest totaling $1 million for Convertible Notes, convertible into 180,569 shares of Class A common stock. As of March 31, 2004 and 2005, the principal due to CMNY Capital II, LP of $1 million in each of those years, is included in notes payable.

Harvey Marks, a member of our board of advisors, is the father of Brett E. Marks, one of our founders and executive officers, and is a partner in an entity that performs real estate services for us. Marks also has been granted options to purchase 41,025 shares of Class A Common Stock at a weighted average exercise price of $6.83 per share.

In the fiscal years ended March 31, 2003 and March 31, 2004, MidMark Investments, Inc., the operating company of MidMark, received $50,000 per year for management services rendered. Messrs. Clevenger and Finlay are the Managing Director and Vice President, respectively, of MidMark Investment, Inc.

In January 2003, the Board approved the purchase of two separate ten-year, term life insurance policies on the life of A. Dale Mayo. Each policy carries a death benefit of $5 million, and we are the beneficiary of each policy. Under one of the policies, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by us, some or all of the shares of our capital stock held by Mr. Mayo's estate at the then-determined fair market value.


In connection with the Hollywood SW acquisition, we purchased all of the outstanding capital stock of Hollywood SW from its security holders, David Gajda and Robert Jackovich, on November 3, 2003. Messrs. Gajda and Jackovich have continued as executive officers of Hollywood SW under new employment agreements and have received an aggregate of 400,000 unregistered shares of our Class A common stock, less 40,444 unregistered shares of Class A common stock that were issued to certain optionees of Hollywood SW.


Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space. We have assumed Hollywood SW's obligations under this lease pursuant to the acquisition, including the monthly rental payments of $2,335. The lease is currently a month-to-month tenancy with the same monthly rent. Mr. Gajda was President of Hollywood SW until March 2005 and was recently promoted to Senior Vice President of International Marketing of AccessIT. On May 1, 2004 an additional 933 square feet were rented on a month-to-month basis for monthly additional rental payments of $1,000.


In connection with Russell J. Wintner's employment arrangement with AccessDM, we paid Mr. Wintner a finder's fee of $25,000 during the fiscal year ended March 2004, in connection with his efforts related to the Hollywood SW acquisition.

In connection with the Managed Services acquisition, we purchased all of the outstanding capital stock of Managed Services from its sole security holder, Erik Levitt, on January 9, 2004. Mr. Levitt continued as an executive officer of Managed Services under a new employment agreement and as consideration for the sale of Managed Services capital stock, received $250,000 and 100,000 unregistered shares of Class A common stock.

In connection with the FiberSat Acquisition, we purchased substantially all of the assets and certain specified liabilities of FiberSat Seller from its members, on November 17, 2004. One of the members has continued as an executive officer of FiberSat under a new employment agreement and as consideration for the sale of FiberSat capital stock has received 35,000 unregistered shares of Class A common stock. Also, we agreed to pay this executive an annual base salary of $175,000 which shall be increased five percent annually, plus a bonus, if and as determined in the sole discretion of FiberSat's board of directors.

                             PRINCIPAL STOCKHOLDERS


The following "Principal Stockholders" table sets forth, as of July 15, 2005, certain information with respect to the beneficial ownership of the Class A common stock as to (i) each person known by us to beneficially own more than five percent of the outstanding shares of our Class A common stock, (ii) each of our directors, (iii) each of our Named Executives and (iv) all of our directors and executive officers as a group.


                             PRINCIPAL STOCKHOLDERS

                                                                                           SHARES
                                                                                           WHICH MAY
                                                                                           BE OFFERED
                                                            SHARES BENEFICIALLY OWNED      PURSUANT TO
                                                              PRIOR TO OFFERING (A)        THIS OFFERING
NAME (B)                                                     NUMBER         PERCENT
--------                                                     ------         -------
A. Dale Mayo.........................................       981,222(c)          9.3%             --
Brett E. Marks.......................................      556,134 (d)          5.8%             --
Kevin J. Farrell.....................................          305,000          3.2%             --
Gary S. Loffredo.....................................      139,998 (e)          1.4%             --
Jeff Butkovsky.......................................        76,667(f)            *              --
Brian Pflug..........................................       88,518 (g)            *              --
David Gajda..........................................          179,778          1.9%             --
Robert Davidoff, 40 Stoner Avenue, Great Neck, NY
11021................................................      394,522 (h)          4.0%             --
Gerald Crotty........................................        3,000 (h)            *              --
James Weichert, 1625 State Route 10
Morris Plains, NJ 07950-2933.........................          531,588          5.6%             --
MidMark Equity Partners II, L.P., 177 Madison
Avenue, Morristown, NJ 07960.........................     2,214,879(i)         23.2%             --
Wayne L. Clevenger, c/o MidMark Equity Partners
II, L.P., 177 Madison Avenue, Morristown, NJ 07960        2,218,212(j)         23.2%             --
Matthew Finlay, c/o MidMark Equity Partners II,
L.P., 177 Madison Avenue, Morristown, NJ 07960.......     2,218,212(k)         23.2%             --
All directors and executive officers as a group......        4,946,383         45.0%             --

--------------------

* Less than 1%

(a) Applicable percentage of ownership is based on 9,556,857 shares of Class A common stock outstanding as of July 15, 2005 together with all applicable options, warrants and other securities convertible into shares of our Class A common stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A common stock subject to options, warrants or other convertible securities exercisable within 60 days after July 15, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.

(b) Unless otherwise indicated, the business address of each person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(c) Includes 825,811 shares of Class B common stock held by Mr. Mayo and 100,000 shares of Class B common stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class B common stock held by Mr. Mayo's spouse. The holder of each share of class B common stock is entitled to ten votes per share. Including the voting rights of his shares of Class B common stock, Mr. Mayo may exercise up to 49.4% of the total voting power of our common stock. Each share of Class B common stock is convertible at any time at the holder's option into one share of Class A common stock.

(d)  Includes 35,906 shares of Class A common stock held by Mr. Marks' spouse.

(e) Includes 119,998 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(f) Includes 61,667 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(g) Includes 68,518 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(h) Represents 5,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options; 157,927 shares owned by CMNY Capital II, L.P., for which Mr. Davidoff serves as a director; 51,025 shares owned by Sterling Equities/Carl Marks Capital, Inc., for which Mr. Davidoff serves as a director; and 180,570 shares into which a subordinated promissory note held by CMNY Capital II, L.P. is convertible. Other than the 5,000 shares first described, Mr. Davidoff disclaims beneficial ownership of such shares.

(i) Includes beneficial ownership by MidMark Advisors II, LLC, the general partner of MidMark Equity Partners II, L.P.

(j) Mr. Clevenger is a managing director of MidMark Equity Partners II, L.P. and a managing member of MidMark Advisors II, LLC. Represents 3,333 shares of Class A common stock underlying options that may be acquired upon exercise of such options and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 3,333 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares.

(k) Mr. Finlay is a director of MidMark Equity Partners II, L.P. Represents 3,333 shares of Class A common stock underlying options that may be acquired upon exercise of such options and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 3,333 shares first described, Mr. Finlay disclaims beneficial ownership of such shares.

DESCRIPTION OF SECURITIES

The following summary description of our capital stock is not intended to be complete and is subject, and qualified in its entirety by reference, to our amended and restated certificate of incorporation and our bylaws.

GENERAL

We have authorized capital stock consisting of 80,000,000 shares of common stock, par value $.001 per share, and 15,000,000 shares of preferred stock, par value $.001 per share. Of our authorized shares of common stock, 40,000,000 shares are designated as Class A and 15,000,000 are designated as Class B. Of our authorized shares of preferred stock, no shares are designated or issued.


We have reserved 850,000 shares of our Class A common stock for issuance under our Plan. On June 9, 2005, our Board of Directors approved the expansion of our stock option pool to 1,100,000 options from the prior amount of 850,000 options, subject to the approval of stockholders at our 2005 stockholder meeting, which is scheduled to take place in September 2005. As of July 15, 2005, stock options covering 850,000 shares of Class A common stock had been granted under our Plan and 85,897 shares of our Class A common stock had been granted under our Plan, subject to the foregoing stockholders' approval.


Holders of a majority of our outstanding shares of capital stock present or represented by proxy at any meeting of our stockholders constitute a quorum. If a quorum exists, holders of a majority of the voting power of the shares of capital stock present at the meeting may generally approve matters coming before any stockholders meeting. The affirmative vote of the holders of a majority of the voting power of the outstanding shares of our capital stock is required to approve significant corporate transactions, including a liquidation, merger or sale of substantially all of our assets. The holders of our Class B common stock are entitled to ten votes per share.

COMMON STOCK

VOTING RIGHTS. Holders of our common stock are entitled to the following vote(s) per share on all matters submitted to a vote of our stockholders: the Class A common stock, one vote per share; and the Class B common stock, ten votes per share. The holders of our outstanding shares of common stock vote together as a single class on all matters submitted to a vote (or consent) of our stockholders.

CONVERSION. Each outstanding share of Class B common stock may be converted into one share of Class A common stock at any time, and from time to time, at the option of the holder of such share.

DIVIDENDS; LIQUIDATION; PREEMPTIVE RIGHTS. Holders of our common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled, subject to any priorities due to any holders of our preferred stock, ratably to share in all assets remaining after payment of our liabilities. Holders of our common stock have no preemptive rights nor, except with respect to the conversion rights of the Class B common stockholder described above, any other rights to subscribe for shares or securities convertible into or exchangeable for shares of our common stock.

PREFERRED STOCK

No shares of preferred stock are currently outstanding. Our amended and restated certificate of incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock. Our board of directors, within the limitations set forth in our certificate of incorporation, is authorized to issue preferred stock from time to time in one or more series or classes and to fix the number of shares, fix or alter the dividend rights, dividend rates, rights and terms of redemption, redemption price or prices, liquidation preference, conversion


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rights,  voting rights and any other rights,  preferences  or limitations of any unissued shares of preferred stock, and to fix and amend the number of shares constituting any issued or unissued series or class and the designation thereof, or any of the foregoing. To the extent that shares of preferred stock with voting rights are issued, such issuance would affect the voting rights of the holders of our common stock by increasing the number of outstanding shares entitled to vote and, if applicable, by creating a separate class or series of voting rights. Additionally, the issuance of preferred stock, in certain circumstances, may have the effect of delaying, deterring or preventing a change of control of our company, may discourage bids for our common stock at a premium over market price and may adversely affect the market price, and the voting and other rights of the holders, of our common stock.

OPTIONS


We have adopted a stock option plan under which we have reserved 850,000 shares of our Class A common stock for issuance upon the exercise of stock options. On June 9, 2005, our Board of Directors approved the expansion of our stock option pool to 1,100,000 options from the prior amount of 850,000 options, subject to the approval of stockholders at our 2005 stockholder meeting, which is scheduled to take place in September 2005. Options vest generally over a three-year period.


CONVERTIBLE NOTES AND DEBENTURES


We currently have outstanding subordinated convertible notes which may be converted into a maximum of 312,476 shares of our Class A common stock as of July 15, 2005, at any time until March 24, 2011 at the election of each holder or automatically on the date when the average closing price of our Class A common stock for 30 consecutive trading days has been equal to or greater than $12.00 per share. The convertible notes do not confer upon the holders any rights as stockholders of our Company.


Also, in connection with our February 2005 private placement, we issued the Convertible Debentures to a group of institutional investors for aggregate proceeds of $7.6 million. The Convertible Debentures have a four year term, with one third of the unconverted principal balance repayable in 12 equal monthly installments beginning three years after the closing of the February 2005 private placement. The remaining unconverted principal balance of the Convertible Debentures is due at maturity. We may pay the interest in cash or, if certain conditions are met, by issuing shares of our shares of Class A common stock. If we are eligible to issue shares of our Class A common stock to repay interest, the number of shares issuable is based on 93% of the 5-day average closing price preceding the interest due date. The Convertible Debentures may be converted (i) voluntarily by any holder, at any time until its Convertible Debentures are no longer outstanding or (ii) at our option, after the 24 month anniversary of the original issuance date, on the business day after each of the closing prices of our Class A common stock for 20 consecutive trading days exceeds $7.90 per share, provided that the trading volume of Class A common stock for each of such trading days is greater than or equal to 100,000 shares and certain other conditions are met. The Convertible Debentures are initially convertible into 1,867,322 shares of our Class A common stock, based upon an initial conversion price of $4.07 per share subject to adjustments from time to time. The Convertible Debentures do not confer upon the holders any rights as stockholders of our company.

WARRANTS


In connection with our IPO, we issued to the underwriter warrants to purchase up to 120,000 shares of our Class A common stock at an exercise price of $6.25 per share, subject to weighted average adjustments for issuance of additional shares of our Class A common stock at a price less than the lesser of the exercise price then in effect or the "market price" of our Class A common stock on the date immediately prior to such issuance. Such warrants are exercisable at any time through November 10, 2007. In June and July 2005, a total of 79,692 warrants were exercised. In 2004, the exercise price was adjusted to $6.03 per share.


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

In connection with our June 2, 2004 private placement, we issued warrants, exercisable upon receipt, to the investors to purchase up to 243,500 shares of our Class A common stock at any time through June 4, 2009 at an exercise price of $4.80. In June 2005, a total of 12,500 warrants were exercised. Additionally, we issued warrants, exercisable upon receipt, to the placement agent in connection with such private placement. These warrants entitle the placement agent to purchase up to 60,875 shares of our Class A common stock at any time through June 4, 2009 at an exercise price of $4.80 per share.


In connection with our February 2005 private placement, we issued the Convertible Debentures Warrants to purchase up to 560,197 shares of our Class A common stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants are exercisable beginning on September 9, 2005 until 5 years thereafter. Also, if certain conditions are met, we may redeem the Convertible Debentures, whereupon we must, among other things, issue five-year warrants exercisable for shares of our Class A common stock (the "Redemption Warrants").


In connection with our July 2005 Private Placement, we issued the July 2005 Warrants to purchase up to 477,275 shares of our Class A common stock at an initial exercise price of $11.00 per share, subject to adjustments from time to time. The July 2005 Warrants are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days.


None of the warrants described above confer upon the holder any voting, dividend or other rights as a stockholder of our company.

REGISTRATION RIGHTS

Except with respect to the shares issued pursuant to our June 2004 private placement (as more fully described below), the owners of the following shares of our Class A common stock currently outstanding or issuable upon the exercise of warrants or other convertible securities are entitled to registration rights under the Securities Act:


o    securities issued prior to our IPO;

o    securities issued pursuant to the Exchange Offer;

o securities issued pursuant to our acquisitions of Hollywood SW, Managed Services, and the assets of Boeing Digital and FiberSat Seller; and

o securities issued pursuant to our November 2004, February 2005 and July 2005 private placements.


Under the terms of agreements between us and the holders of those registrable securities, if we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders exercising registration rights, such owners are entitled to notice of such registration and, subject to customary underwriting cutbacks due to market factors which may result in the limitation of the number of shares to be underwritten, to include their shares in the registration. Additionally, of such shares entitled to registration, a pre-IPO owner of shares is entitled to demand registration rights pursuant to which it may require us on two occasions, commencing 180 days following our IPO, to file a registration statement under the Securities Act with respect to its shares of common stock; we would then be required to use our reasonable efforts to effect the registration. Further, the owners of the above referenced registrable securities may require us to file an unlimited number of registration statements on Form S-3 (to the extent that we are eligible to use such Form). We have agreed to pay all registration rights expenses, except for underwriting discounts, selling commissions and counsel fees (subject to, in certain limited instances, thresholds in excess of $20,000) of, each seller in connection with the registration of his or its shares.


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

Most of the above registration rights terminate with respect to each holder if and when such stockholder either holds less than 1% of our outstanding common stock or is eligible to sell all of his or its registrable securities under Rule 144(d) of the Securities Act within any three-month period without volume restrictions or under Rule 144(k) of the Securities Act. Accordingly, if a holder is not an "affiliate" of ours, then such holder's registration rights will terminate no later than two years after its purchase of the applicable registrable shares.


In connection with our IPO, we were required to register under the Securities Act 120,000 shares of our Class A common stock issuable upon exercise of warrants that were issued to the lead underwriter, or the nominees thereof, and keep such registration statement, to which this prospectus is a part, effective until November 10, 2007. In June and July 2005, 85,052 shares were sold under this prospectus upon exercise of the warrants relating to such shares.

Owners of 1,521,875 shares of our Class A common stock issued or issuable upon exercise of warrants in connection with our June 2, 2004 private placement are entitled to registration of those shares under the Securities Act. Under the terms of agreements between us and the holders of those registrable securities, we were required to file the registration statement on or prior to July 4, 2004. We were required to cause such registration statement to be declared effective under the Securities Act within certain prescribed time frames and to keep such registration statement effective until the earlier of two years after the date of effectiveness or the date on which the holders are able to resell their shares without volume restrictions pursuant to Rule 144(k) of the Securities Act. We filed such registration statement on Form SB-2 which was declared effective on July 20, 2004. If we are unable to timely file any required post-effective amendment to such Form SB-2, cause a post-effective amendment to such Form SB-2 to become effective within the prescribed time frames or keep a post-effective amendment to such Form SB-2 effective for the prescribed time frames, we will be required to pay to each holder liquidated damages in the amount of 1% of the amount invested by such holder pursuant to the private placement, and if the breach remains uncured, 2% in liquidated damages for the first month and 1.5% each month thereafter. Failure to pay such liquidated damages will require us to pay interest to each holder at the rate of 12% per annum until such amounts are paid in full. We filed a post-effective amendment to such Form SB-2 with the SEC on March 14, 2005 and it was declared effective by the SEC on March 23, 2005.


In connection with our February 2005 private placement, owners of (i) 1,867,322 shares of our Class A common stock issuable upon conversion of the Convertible Debentures, (ii) 560,197 shares issuable upon exercise of outstanding Convertible Debentures Warrants, (iii) up to approximately 456,936 shares of our Class A common stock issuable as payment of interest on the Convertible Debentures (the "Interest Shares"), and (iv) up to approximately 653,563 shares issuable upon exercise of the Redemption Warrants are entitled to registration of those shares under the Securities Act. Under the terms of agreements between us and the holders of those registrable securities, we were required to file (x) a registration statement on Form S-3 for resale of the shares issuable upon conversion of the Convertible Debentures and exercise of the Convertible
Debentures Warrants no later than March 11, 2005 and (y) a registration statement for resale of the shares issuable upon exercise of the Redemption Warrants and the Interest Shares at an appropriate later date. Also, we are required to cause such registration statements to be declared effective under the Securities Act within certain prescribed time frames and to keep such registration statements effective until the date of effectiveness or the date on which the holders are able to resell the shares registered for resale thereunder without volume restrictions pursuant to Rule 144(k) of the Securities Act. If we are unable to timely file the registration statements, cause such registration statements to become effective within the prescribed time frames or keep such registration statements effective for the prescribed time frames, we will be required to pay to each holder certain partial liquidated damages on a daily pro-rata basis for any portion of a month prior to the cure of the breach. We filed a registration statement on Form S-3 for resale of the shares issuable upon conversion of the Convertible Debentures and exercise of the Convertible Debentures Warrants and issuable as the Interest Shares on March 11, 2005 and it was declared effective by the SEC on March 21, 2005.


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


In connection with our July 2005 Private Placement, owners of (i) 1,909,115 shares of our Class A common stock and (ii) 477,275 shares of our Class A common stock issuable upon exercise of outstanding July 2005 Warrants are entitled to registration of those shares under the Securities Act. Under the terms of agreements between us and the holders of those registrable securities, we are required to file a registration statement on Form S-3 for resale of such shares no later than August 18, 2005. Also, we are required to cause such registration statements to be declared effective under the Securities Act within certain prescribed time frames and to keep such registration statements effective until the date of effectiveness or the date on which the holders are able to resell the shares registered for resale thereunder without volume restrictions pursuant to Rule 144(k) of the Securities Act. If we are unable to timely file the registration statements, cause such registration statements to become effective within the prescribed time frames or keep such registration statements effective for the prescribed time frames, we will be required to pay to each holder certain partial liquidated damages on a daily pro-rata basis for any portion of a month prior to the cure of the breach.


LOCK-UP AGREEMENTS


In connection with our IPO, holders of all of our outstanding shares of stock and persons who have been granted options or warrants to purchase shares of our Class A common stock agreed not to, directly or indirectly, offer, sell, announce an intention to sell, contract to sell, pledge, hypothecate, grant any option to purchase, or otherwise dispose of any shares of our common stock or any securities convertible into or exercisable for shares of our common stock for a period of 18 months following the date of our IPO prospectus without the prior written consent of the lead underwriter. However, the period was for 12 months following the date of our IPO prospectus for stockholders that owned 20,000 shares of our common stock or less, and stockholders that own more than 20,000 shares of our common stock have been permitted to sell up to 10,000 shares per quarter beginning 12 months following the date of our IPO prospectus. In addition, in connection with our acquisition of Hollywood SW, our acquisition of Managed Services and our March 24, 2004 exchange offering, those persons who received unregistered shares of our Class A common stock have agreed to the same lock-up period. However, we have agreed that, subject to the lead underwriter's agreement, those persons who received their unregistered shares in connection with the Hollywood SW acquisition will be released from their lock-up restrictions with respect to at least 50,000 shares per quarter if any of our other stockholders that hold at least 100,000 shares are permitted to sell any of their shares during the lock-up period. In addition, in connection with our June 2004 private placement, we agreed to take such actions as are required to ensure that none of our executive officers sold more than five percent (5%) of the total number of shares of Class A common stock that such executive officer beneficially owned for a period of six (6) months following the initial effective date of the registration statement relating to this offering without the consent of the investors of our private offering; PROVIDED, HOWEVER, that an executive officer may transfer an unlimited number of shares of our Class A common stock for estate or tax planning purposes, so long as such transfer is to a person that is and remains at all times controlled by such executive officer and such person enters into a lock-up agreement with us that contains provisions substantially similar to those provided above. In connection with our October 2004 private placement, we have agreed to the same lock-up provision as the foregoing June 2004 private placement lock-up provision, except that the lock-up period in such November 2004 private placement was for three months after November 8, 2004. The shares of Class A common stock being offered under this prospectus will not be subject to any lock-up provisions and will be freely tradable.


ANTI-TAKEOVER LAW

We are subject to Section 203 of the DGCL. Section 203, which regulates corporate business combinations and similar events. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed on a national securities exchange, like the AMEX, from engaging in a business combination with any interested stockholder during the three-year period following the date that such stockholder became an interested stockholder, unless appropriate approvals by its board of directors or stockholders have been obtained. For purposes of DGCL Section 203, a business combination includes a merger or consolidation involving our company and the interested stockholder or the sale of 10% or more of our assets to an interested stockholder. In general,


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


DGCL Section 203 defines an interested stockholder of us as any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with, controlling or controlled by such entity or person. A Delaware corporation may opt out of DGCL Section 203 through an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of a majority of its outstanding voting shares. We have not opted out of DGCL Section 203.

DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

Our amended and restated certificate of incorporation eliminates the monetary liability of our directors to the fullest extent permitted by the DGCL. Consequently, no director will be personally liable to us or our stockholders for monetary damages resulting from his or her conduct as a director of our company, except liability for:

o any breach of the director's duty of loyalty to the company or its stockholders;

o any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

o    any acts under Section 174 of the DGCL; or

o any transaction from which the director derives an improper personal benefit.

Additionally, under recent Delaware court decisions, a director's liability may not be limited or eliminated for a "conscious disregard of a known risk" that calls into question whether the director acted in good faith.

Our amended and restated certificate of incorporation and bylaws both provide for indemnification of our directors, officers and other authorized persons, which may include employees and agents, to the maximum extent permitted by Delaware law. Our directors and officers may also be protected against costs and liabilities that they incur by virtue of serving in those capacities under a liability insurance policy maintained by us, which provides coverage up to $5 million.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of a small business issuer, like our company, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


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                              PLAN OF DISTRIBUTION

In connection with the IPO we completed on November 14, 2003, we are offering shares of our Class A common stock issuable upon exercise of the warrants issued to the lead underwriter of the IPO, or nominees thereof. The warrants may be exercised anytime until November 10, 2007 by surrendering the certificate representing such warrant with a duly executed election to purchase, together with payment at our principal offices of the aggregate exercise price of the warrants being exercised. Upon notice of such exercise and payment in full, we will instruct our transfer agent to prepare certificates representing the shares purchased. When such certificates are prepared, we will deliver such certificates to the exercising warrant holder. If less than all of the warrants evidenced by the warrants are exercised, a new certificate will be issued for the remaining number of warrants.

                                 TRANSFER AGENT

The transfer agent for our Class A common stock is American Stock Transfer & Trust Company.

                                  LEGAL MATTERS


The validity of the offered shares of Class A common stock has been passed on for us by Gary S. Loffredo, Esq., our Senior Vice President, General Counsel, Secretary and Director. As of July 15, 2005, Mr. Loffredo beneficially owned 139,998 shares of our Class A common stock.


                                     EXPERTS


The consolidated financial statements of AccessIT at March 31, 2004 and for the fiscal year ended March 31, 2004 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP ("PwC"), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of AccessIT at March 31, 2005 and for the fiscal year ended March 31, 2005 included in this prospectus have been so included in reliance on the report of Eisner LLP ("Eisner"), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of FiberSat Seller as of December 31, 2003 appearing elsewhere in this prospectus have been audited by Singer Lewak Greenbaum & Goldstein LLP, an independent registered public accounting firm, and are included in reliance upon said report given upon the authority of such firm as experts in accounting and auditing.

The financial statements of Pavilion Theatre Seller at December 31, 2003 and 2004 and for each of the two fiscal years in the period ended December 31, 2004 included in this prospectus have been audited by Amper, Politziner & Mattia, P.C., an independent registered public accounting firm, and are included in reliance upon said report given upon the authority of such firm as experts in accounting and auditing.


         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

On September 9, 2004, the audit committee of our Board of Directors dismissed PwC as our independent registered public accounting firm and engaged Eisner LLP ("Eisner") as our new independent registered public accounting firm.


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

The audit reports of PwC on our consolidated financial statements as of and for the fiscal years ended March 31, 2003 and March 31, 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004, there were no disagreements between us and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to PwC's satisfaction would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years.

No reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004.

We had provided PwC with the above statements and requested that PwC furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter from PwC dated September 10, 2004 was filed as an exhibit to our Form 8-K filed on September 14, 2004 (file No. 041028711).

During the two fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004, we have not consulted with Eisner on any matter that (i) involved the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements, in each case where written or oral advice was provided that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or reportable information, as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the shares of Class A common stock being offered for sale pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement, portions of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Class A common stock we are offering, we refer you to the registration statement. Statements made in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to a copy of the contract or other document filed as an exhibit to the registration statement and each such statement is qualified in its entirety by such reference. The registration statement, including exhibits and schedules, may be inspected without charge at the Public Reference Room of the SEC, Judiciary Plaza Building, 450 Fifth Street, N.W., Washington DC 20549. Copies may be obtained, at prescribed rates, from the Public Reference Room of the SEC at Room 1024, Judiciary Plaza Building, 450 Fifth Street, N.W. Washington DC 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains registration statements, reports, proxy statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is WWW.SEC.GOV.

We are subject to the reporting and other requirements of the Exchange Act. For as long as we are subject to the reporting requirements of the Exchange Act, we will provide our stockholders with annual reports containing audited financial statements and interim quarterly reports containing unaudited financial information.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

AUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS OF ACCESS INTEGRATED  TECHNOLOGIES,
INC.:
--------------------------------------------------------------------------------


Reports of Independent Registered Public Accounting Firms....................F-2

Consolidated balance sheets as of March 31, 2004 and 2005....................F-4

Consolidated statements of operations for the fiscal years ended
March 31, 2004 and 2005......................................................F-5

Consolidated statements of cash flows for the fiscal years ended
March 31, 2004 and 2005......................................................F-6

Consolidated statements of stockholders' equity for the fiscal years ended March 31, 2004 and 2005..........................................F-7

Notes to consolidated financial statements...................................F-9

AUDITED FINANCIAL STATEMENTS OF FIBERSAT GLOBAL SERVICES, LLC


Report of Independent Registered Public Accounting Firm.....................F-35

Balance sheet as of December 31, 2003, and the related statements of operations, members' equity and cash flows for the year then
ended.......................................................................F-36

Notes to Financial Statements...............................................F-40

UNAUDITED FINANCIAL STATEMENTS OF FIBERSAT GLOBAL SERVICES, LLC

Balance sheet as of September 30, 2004 and the related statements of operations, members' equity and cash flows for the nine months ended September 30, 2004
(unaudited).................................................................F-47

Notes to Financial Statements (unaudited)...................................F-51

AUDITED FINANCIAL STATEMENTS OF PRITCHARD SQUARE CINEMA, LLC

Report of Independent Registered Public Accounting Firm.....................F-58

Balance sheets as of December 31, 2004 and 2003.............................F-59

Statements of Operations and Members Deficiency for the fiscal years ended December 31, 2004 and 2003............................................F-60

Statements of Cash Flows for the fiscal years ended March 31, 2004 and 2003.F-61

Notes to financial statements...............................................F-62

PRO FORMA:
----------


Pro forma condensed combined  statements of operations for the fiscal year ended
March 31, 2005 (unaudited)...................................................P-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Access Integrated Technologies, Inc.


We have audited the accompanying consolidated balance sheet of Access Integrated Technologies, Inc. and subsidiaries (the "Company") as of March 31, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2005, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP
Florham Park, New Jersey
June 10, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Access Integrated Technologies, Inc:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Access Integrated Technologies, Inc. and its subsidiaries at March 31, 2004, and the results of their operations and their cash flows for the year ended March 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 9, 2004

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except for share data)
                                                                   MARCH 31,

                                                              2004          2005
                                                              ----          ----
                                 ASSETS

CURRENT ASSETS

Cash and cash equivalents............................       $2,330        $4,779
Accounts receivable, net.............................          509           947
Prepaid and other current assets.....................          296           762
Unbilled revenue.....................................            8           550
                                                                 -           ---
Total current assets.................................        3,143         7,038
                                                             -----         -----
Property  and  equipment,  net.......................        5,865        14,261
Intangible assets, net...............................        4,200         3,337
Capitalized  software  costs,  net...................        1,430         1,622
Goodwill.............................................        5,378        10,363
Deferred  costs......................................           91           726
Unbilled revenue,   net  of  current   portion.......          596            69
Security deposits....................................          472           361
                                                               ---           ---
Total assets.........................................      $21,175       $37,777
                                                           =======       =======

LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Accounts  payable and accrued  expenses..............       $1,371        $2,415
Current portion of notes payable.....................          650         1,415
Current portion of customer security deposits........           38           116
Current portion of capital leases....................          115           432
Current portion of deferred revenue..................          755           884
Current  portion of  deferred  rent expense..........            2            42
Total current liabilities............................        2,931         5,304
                                                             -----         -----

Notes  payable,  net of current  portion.............        5,589        12,682
Customer security deposits, net of current portion...          117           161
Deferred revenue, net of current portion.............          271            95
Capital leases, net of   current    portion..........           35         6,058
Deferred   rent expense..............................          884           970
Minority  interest in  subsidiary....................           10            --
Deferred tax liability...............................        1,520         1,210
                                                            ------         -----
Total liabilities....................................       11,357        26,480
                                                            ------        ------

COMMITMENTS AND CONTINGENCIES (See Note 7)

Redeemable Class A common stock, issued and outstanding,
2004 and 2005 - 53,534 shares, respectively                   238            250

Stockholders' Equity:

Class A common stock,  $.001 par value per share;
40,000,000 shares authorized; shares issued and
outstanding, 2004 - 7,281,730 and 2005 shares issued
9,433,328 and shares outstanding 9,381,888, respectively        7              9

Class B common stock,  $.001 par value per share;
15,000,000 shares authorized; shares issued and
outstanding, 2004 and 2005 1,005,811 and 965,811 shares         1              1

Additional  paid-in  capital..........................     24,271         32,696
Treasury stock,  at cost  51,440  shares..............         --          (172)
Accumulated deficit...................................   (14,699)       (21,487)
                                                        ---------       --------
Total stockholders' equity............................      9,580         11,047
                                                            -----         ------
Total Liabilities, Redeemable Stock and Stockholders'
Equity................................................    $21,175        $37,777
                                                          =======        =======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except for share and per share data)

                                                      FOR THE FISCAL YEARS ENDED
                                                                       MARCH 31,


                                                              2004          2005
                                                              ----          ----
Revenues:
Media services............................................. $1,356        $4,043
Data center  services......................................  5,845         6,608
                                                             -----         -----
Total revenues.............................................  7,201        10,651
                                                             -----         -----
Costs of revenues (exclusive of depreciation and amortization of
$2,692 in 2004 and $3,623 in 2005 shown below):
Media  services............................................    152         1,696
Data center  services......................................  3,515         4,115
                                                             -----         -----
Total costs of revenues....................................  3,667         5,811
                                                             -----         -----
Gross profit (exclusive of depreciation and amortization of
$2,692 in 2004 and $3,623 in 2005).........................  3,534         4,840
Operating expenses:
Selling, general and administrative (excludes non-cash
stock-based compensation of $15 in 2004 and $4 in  2005)...  3,204         5,607
Provision  for doubtful accounts...........................     73           640
Research and development...................................     55           666
Non-cash stock-based  compensation.........................     15             4
Depreciation and  amortization.............................  2,692         3,623
                                                             -----         -----
Total operating  expenses..................................  6,039        10,540
                                                             -----        ------
Loss before other income/expense...........................(2,505)       (5,700)

Interest income............................................      6             5
Interest expense...........................................  (542)         (605)
Loss on early extinguishment of debt.......................  (126)            --
Non-cash  interest   expense...............................(1,823)         (832)
Other expense, net.........................................   (52)            23
                                                              ----            --
Loss before  income tax benefit and  minority  interest....(5,042)       (7,109)

Income tax benefit.........................................    212           311
                                                               ---           ---

Net loss before minority interest in subsidiary............(4,830)       (6,798)
Minority interest in loss of subsidiary....................    25             10
                                                               --             --
Net loss.................................................. (4,805)       (6,788)

Accretion related to redeemable convertible
preferred stock..........................................  (1,588)            --

Accretion of preferred dividends.........................    (220)            --
                                                             -----            --

Net loss available   to  common   stockholders........... $(6,613)      $(6,788)
                                                          ========      ========

Net loss available to common  stockholders per common share:
Basic and diluted........................................  $(1.37)       $(0.70)
                                                           =======       =======

Weighted  average  number of  common  shares outstanding:
Basic and diluted........................................4,826,776     9,668,876
                                                         =========     =========
See accompanying Notes to Consolidated  Financial
Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                      FOR THE FISCAL YEARS ENDED
                                                               MARCH 31,
                                                            2004        2005
                                                            ----        ----
Cash flows from operating activities:
Net loss.................................................$(4,805)     $(6,788)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization............................   2,692       3,623
Amortization of software development costs...............     118         369
Amortization of deferred tax liability...................    (85)        311)
Provision for doubtful accounts..........................      29         550
Non-cash stock-based compensation........................      15           4
Non-cash interest expense................................   1,823         832
Minority interest........................................    (25)        (10)
Decrease in fair value of common stock warrants..........      --        (91)
Loss on early extinguishment of debt.....................     126         --
Changes in operating assets and liabilities:
Accounts receivable......................................   (312)       (455)
Prepaid and other current assets.........................       4       (422)
Other assets.............................................    (24)     (1,034)
Accounts payable and accrued expenses....................     292         387
Deferred revenue.........................................     237        (52)
Other liabilities........................................     236         140
                                                              ---         ---
Net cash provided by (used in) operating activities......     321     (3,258)
                                                              ---     -------

Cash flows from investing activities:

Purchases of property and equipment...................      (279)     (1,932)
Purchase of intangible assets............................    (50)        (38)
Additions to capitalized software costs..................   (198)       (561)
Acquisition of Hollywood Software, net of cash
acquired................................................. (2,387)         --
Acquisition of Core Technology Services..................   (275)         --
Acquisition of Boeing Digital Cinema assets..............   (405)         --
Acquisition of Pavilion Theatre, net of cash acquired....     --      (2,886)
Acquisition of FiberSat, net of cash acquired ...........     --        (508)
                                                              --       -----
Net cash used in investing activities.................... (3,594)     (5,925)
                                                          -------     -------
Cash flows from financing activities:
Net proceeds from issuance of notes payable and warrants.   1,230       7,600
Repayment of notes payable...............................  (1,000)      (579)
Principal payments on capital leases.....................    (363)      (284)
Repurchase of common stock...............................      --       (172)
Proceeds from issuance of common stock...................   4,780       5,067
                                                            -----       -----
Net cash provided by financing activities................   4,647      11,632
                                                            -----      ------
Net increase in cash and cash equivalents................   1,374       2,449
Cash and cash equivalents at beginning of year...........     956       2,330
                                                              ---       -----
Cash and cash equivalents at end of year.................  $2,330      $4,779
                                                           ======      ======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except for share data)

                                                                        Class A               Class B
                                                                      Common Stock          Common Stock       Treasury Stock
                                                                      ------------          ------------         ------------
                                                                   SHARES       AMOUNT    SHARES     AMOUNT   SHARES   AMOUNT

Balances as of March 31, 2003..................................... 2,015,770       $2     1,005,811      $1       --     $--

Issuance of common stock, net..................................... 1,380,000        1            --      --       --      --
Issuance of warrant to purchase common stock......................        --       --            --      --       --      --
Issuance of common stock in exchange for preferred stock
and contingent warrants                                            2,207,976        2            --      --        --     --
Issuance
of warrants to purchase common stock (attached to
notes payable)....................................................        --       --            --      --        --      --
Issuance
of common stock for the purchase of Hollywood
Software, Inc.....................................................   400,000       --            --      --        --      --
Issuance of common stock for the purchase of Core Technology
Services, Inc.....................................................   100,000       --            --      --        --      --
Issuance of common stock upon completion of notes exchange........   707,477        1            --      --        --      --
Issuance of common stock for goods and services...................     9,700       --            --      --        --      --
Exercise
of warrants to purchase common stock (attached to
notes payable)....................................................   460,807        1            --    --          --      --
Amortization of stock-based compensation..........................        --       --            --    --          --
Accretion of preferred stock to redemption amount.................        --       --            --    --          --      --
Gain on sale of stock by subsidiary...............................        --       --            --    --          --      --
Net loss..........................................................        --       --            --    --          --      --
                                                                          --       --            --    --          --      --

Balances as of March 31, 2004..................................... 7,281,730       $7     1,005,811    $1          --     $--
                                                                   ---------       --     ---------    --          --     ---

Issuance of common stock, net..................................... 1,500,298        2            --    --          --      --
Repurchase of common stock........................................  (51,440)      (1)            --    --       51,440   172)
Issuance of common stock in exchange for AccessDM common
stock.............................................................    31,300       --            --    --          --      --
Issuance of common stock for the purchase of FiberSat.............   540,000        1            --    --          --      --
Issuance of common stock for goods and services...................        --       --            --    --          --      --
Issuance of warrants attached to convertible notes payable........        --       --            --    --          --      --
Beneficial conversion feature on convertible notes payable........        --       --            --    --          --      --

Conversion of Class B shares to Class A...........................    40,000       --      (40,000)    --          --      --
          --
Issuance of common stock in connection with the Pavilion
acquisition.......................................................    40,000       --            --    --          --      --
Net loss..........................................................        --       --            --    --          --      --
                                                                          --       --            --    --          --      --

Balances as of March 31, 2005..................................... 9,381,888       $9       965,811    $1      51,440  $(172)
                                                                   =========       ==       =======    ==      ======  ======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - (CONTINUED)
                      (In thousands, except for share data)

                                                                     Additional   Deferred                       Total
                                                                     Paid-In      Stock-Based    Accumulated     Stockholders'
                                                                     CAPITAL      COMPENSATION   DEFICIT         EQUITY

Balances as of March 31, 2003......................................     $11,530      $(11)        $(9,894)         $1,628

Issuance of common stock, net......................................       4,372        --              --           4,373
Issuance of warrant to purchase common stock.......................         385        --              --             385
Issuance of common stock in exchange for preferred stock and
contingent warrants................................................       4,498        --              --           4,500
Issuance of warrants to purchase common stock (attached to
notes payable).....................................................         615        --              --             615
Issuance of common stock for the purchase of Hollywood
Software, Inc......................................................       1,380        --              --           1,380
Issuance of common stock for the purchase of Core Technology
Services, Inc......................................................         345        --              --             345
Issuance of common stock upon completion of notes exchange.........       2,566        --              --           2,567
Issuance of common stock for goods and services....................           7        (4)             --               3
Exercise of warrants to purchase common stock (attached to
notes payable).....................................................          22        --              --              23
Amortization of stock-based compensation...........................          --        15              --              15
Accretion of preferred stock to redemption amount..................      (1,588)       --              --         (1,588)
Gain on sale of stock by subsidiary................................         139        --              --             139
Net loss...........................................................          --         --         (4,805)        (4,805)
                                                                             --         --         -------        -------

Balances as of March 31, 2004......................................     $24,271        $--       $(14,699)         $9,580
                                                                       --------        ---       ---------         ------

Issuance of common stock , net.....................................       4,951         --              --          4,953
Repurchase of common stock.........................................          --         --              --          (173)
Issuance of common stock in exchange for AccessDM common
stock..............................................................          --         --              --             --
Issuance of common stock for the purchase of FiberSat.............        1,624         --              --          1,625
Issuance of common stock for goods and services...................            4         --              --              4

Issuance of warrants attached to convertible notes payable........        1,109         --              --          1,109
Beneficial conversion feature on convertible notes payable........          605         --              --            605
Conversion of Class B shares to Class A...........................           --         --              --             --
Issuance of common stock in connection with  the Pavilion
acquisition.......................................................          132         --              --            132
Net loss...........................................................         --          --         (6,788)        (6,788)
                                                                            --          --         -------        -------

Balances as of March 31, 2005......................................     $32,696        $--       $(21,487)        $11,047
                                                                        =======        ===       =========        =======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (In thousands, except for share and per share data)

NOTE 1. NATURE OF OPERATIONS


     Access Integrated Technologies, Inc. ("AccessIT") was incorporated in Delaware in March 2000. Access Digital Media, Inc. ("AccessDM"), a wholly owned subsidiary of AccessIT, was incorporated in Delaware in February 2003. Hollywood Software, Inc. ("Hollywood SW") was incorporated in California in October 1997, and was acquired by AccessIT on November 3, 2003. Core Technology Services, Inc. ("Managed Services") was incorporated in New York in November 1995, and was acquired by AccessIT on January 9, 2004. FiberSat Global Services, Inc., ("FiberSat") a wholly-owned subsidiary of AccessIT was incorporated in Delaware in October 2004, and acquired certain assets and liabilities of FiberSat Global Services LLC on November 17, 2004. ADM Cinema Corporation ("ADM Cinema"), a wholly owned subsidiary of AccessIT, was incorporated in Delaware on December 21, 2004, and on February 11, 2005 acquired substantially all the assets of the Pavilion Theatre in Brooklyn, New York. AccessIT, AccessDM, Hollywood SW, Managed Services, FiberSat and ADM Cinema are referred to herein collectively as the ("Company"). AccessIT operates a national platform of carrier-diverse Internet Data Centers ("IDCs") in which the Company's customers have access to: secure, flexible space for installing network and server equipment; multiple fiber providers for connecting to the internet and/or other carrier networks; and a broad range of value-added data center services including the Company's AccessStorage-on-Demand managed storage service solutions. The Company's IDCs, called AccessColocenters, are designed to serve a variety of customers, including traditional voice/data competitive local exchange carriers, other integrated communication providers, Internet Service Providers, Application Service Providers ("ASPs"), Streaming and Content Delivery Service Providers, storage outsourcers, and small and medium sized enterprises. The Company currently operates nine IDCs located in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia, plus a dedicated digital delivery site in Los Angeles, California. AccessDM is in the business of storing and distributing digital content to movie theaters and other remote venues. Hollywood SW is a provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software manages the planning, booking, scheduling, revenue sharing, cash flow and reporting associated with the distribution and exhibition of theatrical films. Managed Services is a provider of information technology consulting services; its primary offering is to provide managed network monitoring services through its global network command center. FiberSat provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced network operations center. ADM Cinema operates the Pavilion Movie Theatre/Entertainment Complex, an eight-screen movie theatre and cafe located in Brooklyn, New York (the "Pavilion Theatre").

BASIS OF PRESENTATION

For the fiscal years ended March 31, 2004 and 2005, the Company incurred net losses of $4,805 and $6,788 respectively, and positive and negative cash flows from operating activities of $321 and ($3,258), respectively. In addition, the Company has an accumulated deficit of $21,487 as of March 31, 2005. The Company also has debt service requirements (including interest) of $2,307 for the twelve months beginning in March 2005. Management expects that the Company will continue to generate operating losses for the foreseeable future due to depreciation and amortization, research and development, the continued efforts related to the identification of acquisition targets, marketing and promotional activities and the development of relationships with other businesses. Certain of these costs could be reduced if working capital decreased. Based on the
Company's cash position at March 31, 2005, and expected cash flows from operations; management believes that the Company has the ability to meet its obligations through March 31, 2006. The Company may attempt to raise additional capital from various sources for future acquisitions or for working capital as necessary. There is no assurance that such financing will be completed as contemplated or under terms acceptable to the Company or its existing shareholders. Failure to generate additional revenues, raise additional capital or manage discretionary spending could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The accompanying Consolidated Financial Statements do not reflect any adjustments which may result from the outcome of such uncertainties.

Certain reclassifications of prior period data have been made to conform to the current presentation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPLES OF CONSOLIDATION

The  Consolidated   Financial  Statements  include  the  accounts  of  AccessIT,
AccessDM,   Hollywood  SW,  Managed  Services,  FiberSat  and  ADM  Cinema.  All
intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with a maturity from the date of purchase of three months or less to be cash equivalents. Cash equivalents consist of money market mutual funds.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents to the extent these exceed federal insurance limits and accounts receivable. Risks associated with cash and cash equivalents are mitigated by the Company's investment policy, which limits the Company's investing of excess cash and cash equivalents to only money market mutual funds.

The Company places its cash with high credit quality financial institutions. These balances, as reflected in the financial institution's records, are insured in the U.S. by the Federal Deposit Insurance Corporation for up to $100. As of March 31, 2005, uninsured cash balances in the U.S. aggregated $4,399 with two financial institutions.

The Company's customer base is primarily composed of businesses throughout the United States. For the fiscal year ended March 31, 2004, three customers accounted for 27%, 12%, and 10% of revenues, respectively, and as of March 31, 2004 four customers accounted for 17%, 15%, 12% and 12% of accounts receivable, respectively. For the fiscal year ended March 31, 2005, one customer accounted for 18% of revenues, and as of March 31, 2005 three customers accounted for 13%, 12%, and 10% of accounts receivable, respectively. As of March 31, 2004 and 2005, the Company had established an allowance for uncollectable accounts against accounts receivable of $64 and $131, respectively. The Company records a general allowance for uncollectible accounts monthly, based on review of aged accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at original cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment                   3-5 years
Machinery and equipment              3-6 years
Furniture and fixtures               3-6 years


Leasehold improvements and assets under capital leases are being amortized over the shorter of the lease term or the estimated useful life of the underlying assets. Maintenance and repair costs are charged to expense as incurred. Major renewals, betterments and additions are capitalized. Included in property and equipment as of March 31, 2004 and 2005 was $100 of construction services for which the Company issued Common Stock (as defined below) as consideration (see note 12).


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable and capital lease obligations approximates fair value.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" as of April 1, 2002. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to be Disposed Of", and portions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements". SFAS No. 144 generally conforms, among other things, impairment accounting for assets to be disposed of, including those in discontinued operations. The Company reviews the recoverability of its long- lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

INTANGIBLE ASSETS

The Company has adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addressed the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but will be tested at least annually for impairment. If an impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows. Intangible assets of the Company as of March 31, 2004 consist of customer contracts, trade names, trademarks and covenants not to compete. These were determined to be finite-lived intangibles assets and are being amortized over their useful lives ranging from 2 to 10 years. In addition, during the fiscal year ended March 31, 2005, the Company acquired intangible assets related to customer contracts, a corporate trade name, FCC broadcast licenses, and a liquor license. These were determined to be finite-lived intangibles assets and are being amortized over their useful lives of 5 years each. In addition the Company recorded goodwill in connection with the acquisitions of Hollywood SW, Managed Services, FiberSat and the Pavilion Theatre.

REVENUE RECOGNITION

Media Services revenues generated by Hollywood SW, FiberSat and the Pavilion Theatre are revenues generated from the following sources and are in accordance as follows: Software are accounted for in accordance with Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), and Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). The Company's software revenues are generated from the following primary sources:
(1) software licensing, including customer licenses and ASP agreements, (2) software maintenance contracts, and (3) professional consulting services, which includes systems implementation, training, custom software development services and other professional services. FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided. Fibersat revenues are accounted for in accordance with SAB 104. Additionally, the Pavilion Theatre consists of the sale of movie theatre admissions and concession food and beverages, which are made, either in cash or via customer credit cards at the time of the transaction. Revenues are recognized at the time the transaction is complete, as the earnings process has been culminated, in accordance with SAB No. 104.

Software  licensing  revenue is recognized when the following  criteria are met:
(a) persuasive evidence of an arrangement exists, (b) delivery has occurred and no significant obligations remain, (c) the fee is fixed or determinable and (d) collection is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual events for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria have been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g., delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon vendor specific objective evidence. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers. In instances where the Company develops customized software application, the percentage-of-completion accounting is followed to recognize revenue.

Customers not wishing to license and operate the software themselves may use the software through an ASP arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded in cases of (1) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, (2) incomplete implementation of ASP service arrangements, or (3) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are classified as deferred revenue in the Consolidated Balance Sheet and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

Revenues in the Media Services segment also include digital cinema - related revenues generated by AccessDM. These revenues consist of (1) satellite delivery revenues, (2) data encryption and preparation fee revenues and (3) landing fees for delivery to each movie theatre. These revenues are recognized upon completion of the related services.

In addition, revenues in the Media Services segment include FiberSat, which consist of satellite transmission and network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided, in accordance with SAB No. 104.

Revenues in the Data Center Services segment consist primarily of license fees for colocation, riser access charges, electric and cross connect fees, and non-recurring installation and consulting fees. Revenues from colocation, riser access charges, electric and cross connect fees are billed monthly and, in accordance with SAB No. 104, are recognized ratably over the term of the contract, generally one to nine years. Certain customer contracts contain periodic increases in the amount of license fees to be paid, and those amounts are recognized as license fee revenues on a straight-line basis over the term of the contracts. Installation fees are recognized on a time and materials basis in the period in which the services were provided and represent the culmination of the earnings process as no significant obligations remain. Amounts collected prior to satisfying the above revenue recognition criteria are classified as deferred revenue. Amounts satisfying revenue recognition criteria prior to billing are classified as unbilled revenue.

In addition, within our Data Center Services segment, Managed Services revenues consist of network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

CAPITALIZED SOFTWARE COSTS

The Company accounts for software development costs under Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Software development costs that are incurred subsequent to establishing technological feasibility are capitalized until the product is available for general release. Amounts capitalized as software development costs are amortized periodically using the greater of revenues during the period compared to the total estimated revenues to be earned or on a straight-line basis over five years. The Company reviews capitalized software costs for impairment on a periodic basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded for the fiscal years ended March 31, 2004 and 2005, respectively. Amortization of capitalized software development costs, included in costs of revenues, for the fiscal years ended March 31, 2004 and 2005 amounted to $118 and $369, respectively. Revenues relating to customized software development under a contract is recognized on a percentage of completion method. As of March 31, 2005, unbilled receivables under such contracts aggregated $517.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from the carrying amounts of the Company's assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion of the deferred tax assets will not be realized.

The Company has a tax net operating loss ("NOL"). A full valuation allowance has been applied against this NOL and its other deferred tax assets.

NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS

Computations of basic and diluted net loss per share of the Company's Class A common stock ("Class A Common Stock") and Class B Common Stock (collectively, "Common Stock") have been made in accordance with SFAS No. 128, "Earnings Per Share". Basic net loss per share is computed by dividing net loss available to common stockholders (the numerator) by the weighted average number of shares of Common Stock outstanding (the denominator) during the period. Shares issued during the period are weighted for the portion of the period that they are outstanding. The computation of diluted net loss per share is similar to the computation of basic net loss per share except that the denominator is increased to include the number of additional shares of Common Stock that would have been outstanding if the dilutive potential shares of Common Stock had been issued and were outstanding. The numerator is adjusted for the impact of interest expense associated with potentially dilutive shares issuable upon conversion of convertible notes. The Company has incurred net losses for the fiscal years ended March 31, 2004 and 2005; therefore, the impact of dilutive potential shares of Common Stock has been excluded from the computation as it would be anti-dilutive.

The following outstanding stock options, warrants (prior to the application of the treasury stock method), convertible notes and redeemable convertible preferred stock (on an as-converted basis) were excluded from the computation of diluted net loss per share:


                                                                  MARCH 31,
                                                              2004        2005

Stock options ..........................................     520,564     762,897
Underwriter warrants ...................................     120,000     120,000
Shares issuable related to convertible notes............     308,225   2,175,193
Private Placement Warrants .............................        --       304,375
Convertible notes warrants .............................        --       560,196

ISSUANCE OF STOCK BY SUBSIDIARIES

Sales of stock by a subsidiary are accounted for in accordance with Staff Accounting Bulletin No. 51, topic 5H, "Accounting for Sales of Stock of a Subsidiary." At the time a subsidiary sells its stock to unrelated parties at a price different from the Company's book value per share, the Company's share of the subsidiary's net equity changes. If, at that time, the subsidiary is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the subsidiary's ability to continue in existence, the Company records the change in its share of the subsidiary's net equity as a gain or loss in its Consolidated Statement of Operations. Otherwise, the increase is reflected in "subsidiaries' equity transactions" in the Company's Consolidated Statements of Shareholders' Equity.

STOCK-BASED COMPENSATION


The Company has stock based employee compensation plans, which are described more fully in Note 8. The Company accounts for its stock based employee compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation is recorded on the date of grant only if the current fair value of the underlying stock exceeds the exercise price. The Company has adopted the disclosure standards of SFAS No. 148 "Accounting for Stock-Based Compensation - Transaction and Disclosures", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net loss and earnings per share disclosures for stock option grants made in 1995 and future years as if the fair-value-based method of accounting for stock options as defined in SFAS No. 123 had been applied. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions to stock based compensation for the fiscal years ended March 31, 2004 and 2005:



                                                                                        MARCH 31,
                                                                                        ---------
                                                                                      2004       2005
                                                                                      ----       ----

Net loss as reported ...........................................................   $(4,805)    $(6,788)
Add: Stock-based compensation expense included in net loss .....................        15           4
Less: Stock-based compensation expense determined
under fair value based method ..................................................      (489)       (647)
                                                                                   -------     -------
Pro forma net loss .............................................................   $(5,279)    $(7,431)
                                                                                   =======     =======

Basic and diluted net loss available to common stockholders per share:

As reported ....................................................................   $ (1.37)    $ (0.70)
Pro forma ......................................................................   $ (1.47)    $ (0.77)

The fair value of each stock option granted during the year is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                                      2004        2005
                                                                                   -------     -------

Expected life (years) ..........................................................        10          10
Expected volatility ............................................................       110%        110%
Expected dividend yield ........................................................         0%          0%
Weighted average risk-free interest rate .......................................      4.32%       4.24%
Weighted average fair value per share of employee options
granted during the year ........................................................   $  3.93     $  7.94

RESEARCH AND DEVELOPMENT

AccessIT recorded research and development expenses, comprised mainly of personnel costs and outside services, of $55 and $666, respectively, for the fiscal years ended March 31, 2004 and 2005. The increase is attributable to research and development efforts at Hollywood SW related to the development of TDS International software application and various products including TDS, ITDS and EMS.

ADVERTISING COSTS

The Company has incurred advertising costs of $19 and $28, respectively, during the fiscal years ended March 31, 2004 and 2005. Advertising costs are expensed as incurred.

USE OF ESTIMATES


The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant estimates related to software revenue recognition, capitalization of software development costs, amortization and impairment testing of intangible assets and depreciation of fixed assets. Actual results could differ from those estimates.

RISK AND UNCERTAINTIES

The Company is subject to all of the risks inherent in business in software development, colocation, and managed storage. These risks include, but are not limited to, limited operating history, limited senior management resources, rapidly changing technology business environments, the need for substantial cash investments to fund its operations, reliance on third parties, the competitive nature of the industry, development and maintenance of efficient information technologies, and uncertainty regarding the protection of proprietary intellectual properties.

NOTE 3. ACQUISITIONS

HOLLYWOOD SOFTWARE

On November 3, 2003, the Company completed the acquisition of all of the capital stock of Hollywood SW, after amending the agreement it had entered into on July 17, 2003 (the "Hollywood SW Acquisition"). To complete the acquisition of Hollywood SW, the Company issued collateralized promissory notes to the two holders of all of the capital stock of Hollywood SW, each in the principal amount of $3,625 (the "Notes"). The amount of the Notes represented the original purchase price of $7,300 (based on the IPO price less the underwriter's discount), less $50 that had already been paid by the Company. The Notes were due no later than five business days after the date that the Company's registration statement was declared effective by the Securities and Exchange Commission.

On November 14, 2003, four business days after the registration statement was declared effective, the Notes were exchanged for $2,500 in cash of which $50 had already been paid, promissory notes in the aggregate principal amount of $3,000 and 400,000 unregistered shares of Class A Common Stock. For purchase accounting purposes, the purchase price is $7,102, consisting of $2,722 of cash (including $222 of expenses); $1,380 of Class A Common Stock (400,000 shares valued at $3.45 per share, as determined by a valuation from an independent appraiser); and $3,000 of promissory notes. In addition, a contingent purchase price is payable each year for the three years following the closing if certain earnings targets are achieved. The Company has also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of Class A Common Stock during such 90 days declines below an average of $3.60 per share. The results of operations of Hollywood SW have been included in the Company's consolidated financial statements since the acquisition date.

The total purchase price of $7,102, including fees and expenses of the acquisition, has been allocated to the net assets acquired, including tangible and intangible assets and liabilities assumed, based upon the results of an independent appraisal of fair value, with the excess purchase price being allocated to goodwill. The goodwill recorded in the acquisition is not deductible for income tax purposes. The fair value of the tangible and intangible assets acquired and liabilities assumed has been reflected in the Consolidated Balance Sheet as follows:

Tangible and intangible assets acquired:
Current assets ..................................................         $  535
Property and equipment ..........................................             25
Capitalized software cost .......................................          1,350
Intangible assets ...............................................          2,170
Goodwill ........................................................          5,184
                                                                          ------

Total tangible and intangible assets acquired ...................          9,264
Less liabilities assumed:
Current liabilities .............................................            733
Deferred tax liability ..........................................          1,429
                                                                          ------
Total liabilities assumed .......................................          2,162
                                                                          ------
Total purchase price ............................................         $7,102
                                                                          ======

The intangible assets consist of customer contracts, covenants not to compete agreements and corporate trade names. These assets are being amortized over their estimated useful lives of 5, 5 and 10 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 .....................................................................  $422
2007 .....................................................................   422
2008 .....................................................................   422
2009 .....................................................................   252
2010 .....................................................................    12
Thereafter ...............................................................    43


MANAGED SERVICES

On December 22, 2003, the Company signed an agreement to purchase all of the outstanding common stock of Managed Services (the "Managed Services Acquisition"), and on January 9, 2004, the acquisition of Managed Services was completed. Managed Services is a managed service provider of information technologies; its primary product is managed network services through their global network command center. The Company believes that the acquisition of Managed Services will expand the existing capabilities and services of its IDCs. The purchase price consisted of $250 in cash and 100,000 unregistered shares of Class A Common Stock. In addition, the Company may be required to pay a contingent purchase price for any of the three years following the closing in which certain earnings targets are achieved; any additional payment is to be made in the same proportionate combination of cash and unregistered shares of Class A Common Stock as the purchase price payable at closing. The Company has also agreed to a one-time issuance of additional unregistered shares of Class A Common Stock to the seller up to a maximum of 20,000 shares if, in accordance with an agreed upon formula, the trading value of the Company's Class A Common Stock is less than $4.00 during the 90 day period at the end of the lock-up period. Based on a valuation from an independent appraiser, the restricted stock issued in the Managed Services Acquisition was estimated to have a fair value of $3.45 per share.

The total purchase price of $620, including $25 of fees and expenses, was allocated to the net assets acquired, including tangible and intangible assets, based upon the results of an independent appraisal of Fair value, with the excess purchase price being allocated to goodwill. The goodwill recorded on the acquisition is not deductible for income tax purposes. The fair value of the tangible and intangible assets acquired has been reflected in the Consolidated Balance Sheet as follows:

Tangible and intangible assets acquired:

Property and equipment ...........................................          $152
Intangible assets ................................................           450
Goodwill .........................................................           194
                                                                            ----
Total tangible and intangible assets acquired ....................           796

Deferred tax liability ...........................................           176
                                                                            ----
Total purchase price .............................................          $620
                                                                            ====

The intangible assets consist of customer contracts, covenants not to compete agreements and corporate trade names. These assets are being amortized over their estimated useful lives of 5, 5 and 10 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 .....................................................................   $87
2007 .....................................................................    87
2008 .....................................................................    87
2009 .....................................................................    66
2010 .....................................................................     3
Thereafter ...............................................................    11


BOEING DIGITAL

On March 29, 2004 the Company acquired certain assets of Boeing Digital, a division of Boeing (the "Boeing Digital Acquisition"). These assets were purchased to further the Company's strategy of becoming a leader in the delivery of movies and other digital content to movie theaters. The acquired assets consist of digital projectors, satellite dishes and other equipment installed at 28 screens within 21 theaters in the United States and at one theater in London, England, and satellite transmission equipment located in Los Angeles,
California. The initial purchase price consisted of: $250 in cash; 53,534 unregistered shares of Class A Common Stock; and a non-interest bearing note payable for $1,800 payable in equal installments over 4 years. In addition, the Company has agreed to make payments totaling a maximum of $1,000 over 4 years, representing 20% of the gross receipts generated by the acquired assets (the "Future Revenue Share"). Additionally, at any time during the 90 day period immediately following the first 12 months after the closing, Boeing can sell its 53,534 unregistered shares of Class A Common Stock to the Company in exchange for $250 in cash (the "Boeing Put Option").

Based on a valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $2,010, including estimated fees and setup costs of $155. The unregistered stock issued in the Boeing Digital Acquisition was estimated to have a fair value of $238. Due to the Boeing Put Option, the Class A Common Stock issued to Boeing has been reflected on the consolidated balance sheet as redeemable shares of Class A Common Stock, until such time as the Boeing Put Option expires or is exercised. The fair value of the assets acquired has been reflected in the consolidated balance sheet as follows:

Property & equipment ......................................               $1,645
Intangible assets .........................................                  365
                                                                          ------
Total .....................................................               $2,010
                                                                          ======

The intangible assets consist of customer contracts and covenants not to compete agreements. These assets are being amortized over their estimated useful lives of 4 and 2 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 ...................................................                    $116
2007 ...................................................                      76
2008 ...................................................                      76
2009 ...................................................                       4

FIBERSAT

On October 19, 2004, the Company and its wholly-owned subsidiary, FiberSat, entered into an agreement to purchase substantially all of the assets and certain specified liabilities of FiberSat Global Services, LLC ("FiberSat Seller") (the "FiberSat Acquisition"). On November 17, 2004, the FiberSat Acquisition was completed. FiberSat, headquartered in Chatsworth, California, provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of the Company's digital cinema satellite delivery services.

The initial purchase price for the FiberSat Acquisition consisted of 500,000 unregistered shares of Class A Common Stock, and the Company agreed to repay certain liabilities of FiberSat Seller on or before the closing of the FiberSat Acquisition, with up to $500 in cash and 100,000 unregistered shares of Class A Common Stock. The Company had the option to exchange up to 50,000 of such 100,000 shares of Class A Common Stock to increase the cash, and thereby decrease the Class A Common Stock portion of such repayment based on the ratio of one Class A Common Stock for each $5.00 of additional cash. The Company repaid these liabilities by paying approximately $381 and issuing 40,000 shares of Class A Common Stock. In addition, the Company may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. The Company has also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of the Company's Class A Common Stock during such 90 days declines below an average of $3.17 per share.

Based on a valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $2,177, including estimated transaction costs of $ 169. The goodwill recorded in the acquisition is deductible for income tax purposes, to the extent the Company has any taxable income in future periods.

The fair values of assets and liabilities acquired have been reflected in the Consolidated Balance Sheet as follows:

Current assets ..................................................         $  214
Property and equipment ..........................................          2,164
Intangible assets ...............................................            550
Goodwill ........................................................             24
Noncurrent assets ...............................................             16
                                                                          ------
Total tangible and intangible assets acquired ...................          2,968
Less: liabilities assumed:

Current liabilities .............................................            711
Long-term liabilities ...........................................             80
                                                                          ------
Total Liabilities ...............................................            791
                                                                          ------
Total Purchase Price ............................................         $2,177
                                                                          ======

The intangible assets consist of FCC broadcast licenses, corporate trade name and customer contracts. These assets are being amortized over their estimated useful lives of 5 years each.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 ...................................................                    $110
2007 ...................................................                     110
2008 ...................................................                     110
2009 ...................................................                     110
2010 ...................................................                     107

PAVILION THEATRE

On December 23, 2004, ADM Cinema entered into an asset purchase agreement with Pritchard Square Cinema, LLC, a New York limited liability company (the "Seller"), and Norman Adie, the Seller's managing member, to purchase substantially all of the assets and certain liabilities of the Seller's Pavilion Theatre (the "Pavilion Acquisition"). On February 11, 2005 the acquisition of the Pavilion was completed. The purchase price included a cash payment of $3,300 (less $500 held in escrow pending the completion of certain construction) and a five-year 8% promissory note for $1,700. In addition, ADM Cinema assumed the lease covering the land, building and improvements which is classified as a capital lease on the consolidated balance sheet. Also, in connection with renegotiating the lease, the Company issued 40,000 unregistered shares of Class A Common Stock to the landlord of the Pavilion Theatre, which was valued by an independent appraiser at $132.

The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre has also become a showplace for the Company to demonstrate its integrated digital cinema solutions to the movie entertainment industry.

Based on a preliminary valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $5,248, including estimated transaction costs of $106. The preliminary allocation of purchase price may be subject to further adjustment. The goodwill recorded on the acquisition is deductible for income tax purposes, to the extent the Company has any taxable income in future periods.

The fair values of assets and liabilities acquired have been reflected in the Consolidated Balance Sheet as follows:

Current assets .................................................         $    10

Property and equipment, net ....................................           6,402
Intangible assets ..............................................              50
Goodwill .......................................................           4,886
                                                                          ------
Total tangible and intangible assets acquired ..................          11,348
Less: liabilities assumed:

Current liabilities ............................................              52
Long-term liabilities ..........................................           6,048
                                                                          ------
Total Liabilities ..............................................           6,100
                                                                          ------
Total Purchase Price ...........................................         $ 5,248
                                                                          ======

The intangible asset consists of a liquor license and is being amortized over an estimated useful life of 5 years.

Amortization of this asset in future years is expected to be as follows:
Fiscal year ended March 31,

2006 .....................................................................   $10
2007 .....................................................................    10
2008 .....................................................................    10
2009 .....................................................................    10
2010 .....................................................................     9

The following pro-forma information shows the results of operations for the years ended March 31, 2005 and 2004, as though the acquisitions of FiberSat and the Pavilion had occurred at the beginning of each respective fiscal year. In addition, the fiscal 2004 pro forma financial information reflects the results of operations of Hollywood SW as if that acquisition occurred at the beginning of that fiscal year. The pro forma information reflects adjustments for (i) depreciation and amortization of acquired tangible and intangible assets from the acquisitions of Hollywood SW, FiberSat and the Pavilion (ii) interest expense for the 8% notes payable in the amount of $3 million issued to the two sellers of Hollywood SW in November 2003, the 7% convertible notes and warrants in the amount of $7.6 million issued in February 2005, and the February 2004 and 2005 issuance of the 8% note for $1.7 million issued to the seller in the Pavilion acquisition, (iii) the full year impact of the issuance of 400,000 shares for Hollywood SW in fiscal 2004 and 540,000 and 40,000 for FiberSat and Pavilion acquisitions in fiscal 2005, and (iv) additional non-cash interest associated with the beneficial conversion feature and warrant accretion related to the 7% convertible notes issued in February 2005. The pro forma adjustments related to the acquisition of the Pavilion are based on a preliminary purchase price allocation. Differences between the preliminary and final purchase price allocations could have an impact on the pro forma financial information presented. The pro forma financial information below is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be obtained in the future.

                                                                 MARCH 31,
                                                                 --------
                                                            2004           2005
                                                                (UNAUDITED)

Revenues .......................................         16,286          17,645
Net loss .......................................          8,620           8,463
Basic and  diluted loss per share ..............        ($ 1.85)         $(0.84)


NOTE 4. CONSOLIDATED BALANCE SHEET COMPONENTS

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following as of March 31, 2004 and 2005:

                                                             2004           2005

Bank balances ....................................         $1,248         $4,779
Money market fund ................................          1,082           --
                                                           ------         ------
Total cash and cash equivalents ..................         $2,330         $4,779
                                                           ======         ======

As of March 31, 2004 and 2005, cost approximated market value of cash and cash equivalents.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of March 31, 2004 and 2005:

                                                            2004            2005

Insurance ......................................            $ 81            $215
Deposits .......................................              11              10
Deferred costs, current ........................              97             321
Concession - inventory .........................             --                5
Other ..........................................             107             211
                                                            ----            ----
                                                            $296            $762

PROPERTY AND EQUIPMENT, NET

Property and equipment, net was comprised of the following as of March 31, 2004 and 2005:

                                                           2004            2005

Land ...........................................            $--        $  1,500
Building and improvements ......................           --             4,600
Leasehold improvements .........................          3,911           4,158
Computer equipment and software ................          2,945           2,642
Machinery and equipment ........................          2,591           5,254
Furniture and fixtures .........................            306             474
                                                       --------        --------
                                                          9,753          18,628

Less - Accumulated depreciation ................         (3,888)         (4,367)
                                                       --------        --------

Total property and equipment, net ..............       $  5,865        $ 14,261
                                                       ========        ========

Land and building and improvements represent the Company's capital lease of the Pavilion Theater. Leasehold improvements consist primarily of costs incurred in the construction of the Company's Jersey City, New Jersey and Brooklyn, New York IDCs, and from the other IDC acquisitions. Included in leasehold improvements as of March 31, 2004 and 2005 was $100 of construction services for which the Company issued Common Stock as consideration. Computer equipment and software consists primarily of costs incurred for equipment and related software used in the Company's Managed Storage Services business and from the Hollywood SW, Managed Services and Boeing Digital acquisitions (See Note 3). Machinery and Equipment consists primarily of costs incurred for equipment used at the IDC's, and from the Boeing Digital and FiberSat acquisitions. For the years ended March 31, 2004, and 2005, depreciation expense amounted to $1.6 and $2.1 million, respectively.

INTANGIBLE ASSETS, NET

Intangible assets, net was comprised of the following as of March 31, 2004 and 2005:

                                                          2004             2005
                                                       -------          -------

Trademarks ...................................         $    45          $    68
Corporate trade names ........................             150              180
Customer contracts ...........................           3,691            4,236
Covenants not to compete .....................           1,852            1,909
                                                       -------          -------

                                                         5,738            6,393
Less - accumulated amortization ..............          (1,538)          (3,056)
                                                       -------          -------

Total intangible assets, net .................         $ 4,200          $ 3,337
                                                       =======          =======

For the years ended March 31, 2004 and 2005 amortization expense amounted to $1.1 and $1.5 million, respectively.

CAPITALIZED SOFTWARE COST, NET

Capitalized software costs, net was comprised of the following as of March 31, 2004 and 2005:

                                                            2004           2005
                                                         -------        -------

Capitalized software .............................       $ 1,548        $ 2,109
Less - accumulated amortization ..................          (118)          (487)
                                                         -------        -------
Total capitalized software costs, net ............       $ 1,430        $ 1,622
                                                         =======        =======

For the years ended March 31, 2004 and 2005, amortization of software costs amounted to $118 and $369, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of March 31, 2004 and 2005:

                                                               2004         2005
                                                             ------       ------

Accounts payable .....................................       $  541       $1,118
Accrued compensation and benefits ....................          178          392
Accrued taxes payable ................................          162            9
Interest payable .....................................           97          134
Other ................................................          393          762
                                                             ------       ------

Total accounts payable and accrued expenses ..........       $1,371       $2,415
                                                             ======       ======

NOTE 5. RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" SFAS 150, which became effective July 1, 2003, which establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. There was no impact on AccessIT financial statements due to the adoption of this standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This statement revises the original guidance contained in SFAS No. 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. Under SFAS No. 123 (revised 2004), a public entity such as AccessIT will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize such cost over the period during which an employee is required to provide service in exchange for the reward (usually the vesting period). For stock options and similar instruments, grant-date fair value will be estimated using option-pricing models adjusted for unique characteristics of instruments (unless observable market prices for the same or similar instruments are available). For small business issuers on a calendar reporting year this is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The effective date for AccessIT to adopt this standard due to its fiscal reporting first interim or annual reporting period is April 1, 2006.

Upon adoption of this standard, the actual costs of our stock-based payment plans will be based on grant-date fair value, which has not yet been determined.

NOTE 6. NOTES PAYABLE

In February 2002, the Company commenced an offering of 5-year 8% subordinated promissory notes (the "5-Year Notes") with detachable warrants to purchase shares of Class A Common Stock (the "5-Year Notes Warrants"). Through March 31, 2004 the Company had raised a total of $4,405 from the issuance of 5-Year Notes and no additional 5-Year Notes were issued during the fiscal year ended March 31, 2005. As of March 31, 2004, 5-Year Notes Warrants to purchase 440,500 shares of Class A Common Stock were issued.

In November 2003, the Company issued two 8% notes payable totaling $3,000 to the founders of Hollywood SW as part of the purchase price for Hollywood SW (the "HS Notes"). During the fiscal year ended March 31, 2005, the Company repaid principal of $512 on the HS Notes.

In February 2004, the Company sent a notice to the holders of the 5-Year Notes and the HS Notes offering to exchange (the "Exchange Offer") the principal and accrued interest of the outstanding 5-Year Notes and the HS Notes for, at each note holder's election, either (1) unregistered shares of Class A Common Stock at an exchange rate of $3.57 per share (the "Share Option") or (2) Subordinated Convertible Promissory Notes ("Convertible Notes"), which are convertible into shares of Class A Common Stock at a conversion rate of $5.64 per share (the

"Convertible Note Option"). On March 24, 2004, the Exchange Offer was completed. Pursuant to the Share Option, the Company exchanged 5-Year Notes in the aggregate principal amount of $2,480 plus accrued and unpaid interest of $46 for 707,477 unregistered shares of Class A Common Stock. Pursuant to the Convertible Note Option, in exchange for 5-Year Notes in the aggregate principal amount of $1,705 plus accrued and unpaid interest of $31, the Company issued Convertible Notes which are, as of March 31, 2005, convertible into a maximum of 307,871 shares of its Class A Common Stock (1) at any time up to the maturity date at each holder's option or (2) automatically on the date when the average closing price on the American Stock Exchange of the Class A Common Stock for 30 consecutive trading days has been equal to or greater than $12.00. The holders of all the HS Notes and holders of 5-Year Notes totaling $220 of principal elected not to participate in the Exchange Offer.

In March 2004, in connection with the Boeing Digital Acquisition, the Company issued a non-interest bearing note payable with a face amount of $1,800. The estimated fair value of this note was determined to be $1,367 on the closing date and interest is being imputed over the 4 year term of the note, to non-cash interest expense in the Consolidated Statement of Operations. On March 31, 2005, the value of the note, (including imputed interest) is $1,531 and is included in notes payable in the Consolidated Balance Sheet. For the fiscal year ended March 31, 2005, non-cash interest expense resulting from this note was $164.

In July 2004, the Company made early repayments totaling $58 for two 5 -Year Notes, and the remaining value of the underlying 5 - Year Notes Warrants was amortized to non-cash interest expense, totaling $19.

On February 10, 2005, the Company issued 7% convertible debentures (the "Convertible Debentures") and warrants ("the Convertible Debentures Warrants") to a group of institutional investors for aggregate proceeds of $7.6 million. The Convertible Debentures have a four year term, with one third of the unconverted principal balance repayable in twelve equal monthly installments beginning three years after the closing. The remaining unconverted principal balance is repayable at maturity. The Company may pay the interest in cash or, if certain conditions are met, by issuing shares of its Class A Common Stock. If the Company is eligible to issue Class A Common Stock to pay interest, the number of shares issuable is based on 93% of the 5-day average closing price preceding the interest due date. The Convertible Debentures are initially convertible into 1,867,322 shares of Class A Common Stock, based upon a conversion price of $4.07 per share subject to adjustments from time to time. Upon the redemption of the Convertible Debentures, the Company may issue additional warrants exercisable for Class A Common Stock. Additionally, the Company issued to the investors Convertible Debentures Warrants to purchase up to 560,197 shares of Class A Common Stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants are exercisable beginning on September 9, 2005 until 5 years thereafter, and have been valued at $1.1 million which is accounted for as a debt issuance discount. As a result, there is a beneficial conversion feature and the Company recognized a $605 charge, which is included in non-cash interest expense. The offering of the Convertible Debentures and the Convertible Debentures Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The Company has agreed to register, among other things, the Class A Common Stock underlying the Convertible Debentures and Convertible Debentures Warrants with the SEC within 30 days from the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply. The Company filed such a registration statement on March 11, 2005 and it was declared effective by the SEC on March 21, 2005.

During the fiscal year ended March 31, 2005, the Company made scheduled principal payments of $12 on the 5-Year Notes.

In connection with the acquisition of the Pavilion Theatre, on February 10, 2005 we issued to the seller a 5-year, 8% note payable for $1,700. Principal payments are to be made quarterly for five years in the amount of $42, with a balloon repayment of the remainder after five years.

The aggregate principal repayments on the Company's notes payable are scheduled to be as follows:

Fiscal Year ending March 31,

2006 ..................................................                   $1,137
2007 ..................................................                    1,449
2008 ..................................................                    1,795
2009 ..................................................                    9,368
2010 ..................................................                    1,161

NOTE 7. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

PREFERRED STOCK

In  October  2001,  the  Company  issued  3,226,538  shares  of the  Series A 8%
Mandatorily Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") at approximately $0.62 per share, resulting in gross proceeds of $2,000 before considering expenses of $203. Concurrent with this issuance, the Company issued warrants to purchase up to 430,205 Class A Shares (the "2001 Warrant"). In November 2002, the Company issued 4,976,391 shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.001 (the "Series B Preferred Stock") the Series A Preferred Stock holder at approximately $0.50 per share, resulting in gross proceeds of $2,500 before considering expenses of $125. Concurrent with this issuance, the Company issued three warrants to purchase 381,909, 144,663 and 100,401 Class A Shares ("Contingent Warrant A", "Contingent Warrant B" and "Contingent Warrant C", respectively). The issuance of the Series A Preferred Stock resulted in a beneficial conversion feature of $1,078 calculated in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-27,
"Application of Issue No. 98-5 to Certain Convertible Instruments". The beneficial conversion feature was reflected as an issuance cost and therefore was reflected as a charge against the Series A Preferred Stock and an increase to additional paid-in capital. As described below, in November 2003, the Company exchanged all of its Series A Preferred Stock, Series B Preferred Stock, related warrants and accumulated dividends for 2,207,976 shares of Class A Common Stock.

Total accretion for the Series A Preferred Stock to its estimated redemption value was $1,121 during the fiscal year ended March 31, 2004, of which $990 related to the accretion to the estimated redemption amount. In addition, $131 related to the accretion of the beneficial conversion feature, respectively. Accretion for the Series B Preferred Stock to its redemption value was $467 for the fiscal year ended March 31, 2004.

In September 2003, the Company entered into an agreement (the "Exchange Agreement") with the holder of the Series A and Series B Preferred Stock to: (1) convert all 8,202,929 shares of Series A and Series B Preferred Stock held by it into 1,640,585 shares of Class A Common Stock; (2) exchange the 2001 Warrant, Contingent Warrant A and Contingent Warrant C for 320,000 shares of Class A Common Stock; (3) exercise Contingent Warrant B to purchase 143,216 shares of Class A Common Stock on a cashless-exercise basis; and (4) accept Class A Stock at a price per share of $5.00 pursuant to the Company's November 2003 initial public offering (the "IPO"), as consideration for the conversion of all accumulated dividends on the Series A and Series B Preferred Stock through the effective date of the IPO. On November 14, 2003, the Exchange Agreement was finalized, concurrent with the completion of the IPO. The Company issued 104,175 shares of Class A Common Stock as consideration for the conversion of all accumulated dividends on the Series A and B Preferred Stock. As of March 31, 2004 and 2005, there is no Series A Preferred Stock or Series B Preferred Stock issued or outstanding.

NOTE 8. STOCKHOLDERS' EQUITY

CAPITAL STOCK

In August 2004, the Company's Board of Directors authorized the repurchase of up to 100,000 shares of Class A Common Stock. The shares will be purchased at prevailing prices from time-to-time in the open market depending on market conditions and other factors During the year ended March 31, 2005, the Company repurchased 51,440 Class A shares for a total purchase price of $172, including fees, which has been recorded as Treasury Stock. As of March 31, 2005, an additional 48,560 shares of Class A Common Stock may be repurchased.

In November 2004, the Company issued 540,000 unregistered shares of Class A Common Stock in connection with the FiberSat Acquisition.

In February 2005, the Company issued 40,000 unregistered shares of Class A Common Stock in connection with the Pavilion Acquisition.

In October 2004, the Company entered into a stock purchase agreement with investors to issue and sell 282,776 unregistered shares of Class A Common Stock at $3.89 per share to the investors for gross proceeds of $1,100 (the "October 2004 Private Placement"). These shares carry piggyback and demand registration rights, at the sole expense of the investor. The net proceeds to the Company of approximately $1,023 were used for the FiberSat Acquisition and for working capital. The investors exercised the piggyback registration rights and the Company registered the resale of all of the 282,776 shares of Class A Common Stock on a registration statement which registration statement was declared effective by the SEC on March 21, 2005.

In June 2004, the Company issued in a private placement (the "June 2004 Private Placement") 1,217,500 unregistered shares of Class A Common Stock at a sale price of $4.00 per share. The total net proceeds to the Company, including fees and expenses to subsequently register the securities were approximately $4,000. The Company is using the net proceeds for capital investments and for working capital. The Company also issued to investors and the investment firm in the June 2004 Private Placement, warrants to purchase a total of 304,375 shares of Class A Common Stock at an exercise price of $4.80 per share, exercisable upon receipt (the "June 2004 Private Placement Warrants"). The Company agreed to register the Class A Common Stock issued and to be issued upon exercising of the June 2004 Private Placement Warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. The Company filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective on July 20, 2004.

In May 2004, the Company entered into an agreement with the holder of 750,000 shares of AccessDM's common stock, to exchange all of those shares for 31,300 unregistered shares of Class A Common Stock. This transaction was consummated in May 2004 and as a result, AccessIT holds 100% of AccessDM's common stock.

STOCK OPTION PLAN

In June 2000, the Company adopted the 2000 Stock Option Plan, as amended (the "Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company initially reserved a total of 400,000 shares of Class A Common Stock of the Company for issuance upon the exercise of options granted in accordance with the Plan. In September 2003, the amount of stock options available for grant under the Plan was increased to 600,000. At the annual stockholders' meeting held in October 2004, the stockholders voted to approve an increase in the number of AccessIT stock options available for grant from 600,000 shares of Class A Common Stock to 850,000 shares of Class A Common Stock .Options granted under the Plan expire 10 years following the date of grant (five years for stockholders who own greater than 10% of the outstanding stock) and are subject to limitations on transfer. Options granted under the Plan vest generally over three-year periods. The Plan is administered by the Company's Board of Directors.

The Plan provides for the granting of incentive stock options at not less than 100% of the fair value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 110% of the trading value of the stock on the date of grant as determined by the Company's Board of Directors. The exercise price and vesting period of nonstatutory options is at the discretion of the Company's Board of Directors. Upon a change of control, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:

                                                     Options Outstanding
                                                     -------------------

                                                            Weighted-
                                              Shares        Average
                                             Available      Exercise   Price Per
                                               GRANT         SHARES       SHARE

Balances, March 31, 2003 ..............        93,603        306,397       $6.90
Increase in authorized options ........       200,000             --          --
Options granted .......................      (214,167)       214,167       $5.01
                                             --------       --------       -----

Balances, March 31, 2004 ..............        79,436        520,564       $6.12
                                             --------       --------       -----

Increase in authorized options ........       250,000             --          --
Options forfeited .....................         9,334         (9,334)      $5.27
Options granted .......................      (251,667)       251,667       $4.21
                                             --------       --------       -----

Balances, March 31, 2005 ..............        87,103        762,897       $5.50
                                             ========       ========       =====


The following table summarizes information about stock options outstanding as of March 31, 2005:

                                    OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                    -------------------                 -------------------
                                       Weighted-
                                        Average         Weighted-         Number              Weighted-
                    Number             Remaining         Average            of                 Average
                      of              Contractual       Exercise          Shares              Exercise
Exercise Prices     SHARES               LIFE             PRICE         EXERCISABLE              PRICE
                    ------               ----             -----         -----------              -----

 $2.50              50,000               7.72             $2.50              33,333              $2.50
 $3.60             139,000               9.79             $3.60                --                $3.60
 $4.81              20,000               9.92             $4.81                --                $4.81
 $5.00             356,897               8.52             $5.00             142,231              $5.00
 $5.05              25,000               8.71             $5.05               8,333              $5.05
 $7.50             117,400               5.63             $7.50             110,400              $7.50
$12.50              54,600               5.58            $12.50              54,600             $12.50
                   -------             ------            ------             -------             ------
                   762,897               5.76             $5.50             348,897              $6.73
                   =======             ======            ======             =======             ======

In May 2003, AccessDM adopted the 2003 Stock Option Plan (the "AccessDM Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the AccessDM Plan is to enable AccessDM to attract, retain and motivate employees, directors, advisors and consultants. AccessDM reserved a total of 2,000,000 shares of AccessDM's common stock for issuance upon the exercise of options granted in accordance with the AccessDM Plan. During the fiscal year ended March 31, 2004 and 2005, AccessDM granted stock options to purchase 1,000,000 shares and 5,000 shares, respectively, of its common stock to employees of AccessDM. Options granted under the AccessDM Plan expire 10 years following the date of grant (five years for stockholders who own greater than 10% of the outstanding stock) and are subject to limitations on transfer. Options granted under the AccessDM Plan vest generally over three-year periods. The AccessDM Plan is administered by AccessDM's Board of Directors.

The AccessDM Plan provides for the granting of incentive stock options at not less than 100% of the fair value of the underlying stock at the grant date. Option grants under the AccessDM Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 110% of the trading value of the stock on the date of grant as determined by the AccessDM's Board of Directors. The exercise price of such options range from $0.20 to $0.25 and have a weighted average remaining contractual life of 8.42 years.

NON-EMPLOYEE STOCK-BASED COMPENSATION

The Company uses the fair value method to value options granted to non-employees. In connection with its grant of options to non-employees, the Company has recorded deferred stock-based compensation of $4 and $0 for the fiscal years ended March 31, 2004 and 2005, respectively. The Company has amortized $15 and $4 for the fiscal years ended March 31, 2004 and 2005, respectively, to stock-based compensation expense on an accelerated basis.

The  Company's   calculations  for  non-employee  grants  were  made  using  the
Black-Scholes   option  pricing  model  with  the  following   weighted  average
assumptions:

                                                      FOR THE FISCAL YEARS ENDED
                                                               MARCH 31,
                                                         2004            2005
                                                         ----            ----

Dividend yield .................................            0%              0%
Expected volatility ............................          110%            110%
Risk-free interest rate ........................          5.91%           5.94%
Expected life (in years) .......................           10              10

WARRANTS

In connection with the issuance of the 5-Year Notes (see Note 6), the Company issued 5-Year Notes Warrants to the holders of the 5-Year Notes. During the fiscal year ended March 31, 2004, the Company issued 5-Year Notes Warrants to purchase 123,000 shares of Class A Common Stock to the holders of the 5-Year Notes in the ratio of one-half of a 5-Year Note Warrant for every dollar principal amount of 5-Year Notes issued. In total, 5-Year Notes Warrants to purchase 440,500 shares of Class A Common Stock were issued and were ascribed an estimated fair value of $2,202, which was recognized as issuance cost and therefore was charged against the carrying value of the related notes payable. In March 2004, the Company completed the Exchange Offer covering the majority of the outstanding 5-Year Notes and related warrants (see Note 6), and the remaining $1,421 aggregate amount of underlying 5-Year Notes Warrants was amortized to non-cash interest expense. During the fiscal years ended March 31, 2004, and 2005 a total of $402 and $17, respectively, was amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected term of the related notes. In addition, in July 2004, the Company made early repayments totaling $58 for two 5 -Year Notes, and the remaining $19 of the underlying 5-Year Notes Warrants was amortized to non-cash interest expense.

In connection with the June 2004 Private Placement, the Company issued to the investors and to the investment firm in the June 2004 Private Placement, Warrants to purchase 304,375 shares of Class A Common Stock at an exercise price of $4.80 per share. The June 2004 Private Placement Warrants are exercisable from the date of issuance and for a period of five years thereafter. However, the June 2004 Private Placement Warrants may be redeemed by the Company at any time after the date that is one year from the issue date, upon thirty days advance written notice to the holder, for $0.05 per the June 2004 Private Placement Warrant to purchase one Class A Common Stock, provided, that (i) a registration statement with the SEC is then in effect as to such Class A Common Stock and will be in effect as of a date thirty days from the date of giving the redemption notice and (ii) for a period of twenty (20) trading days prior to the giving of the redemption notice the Class A Common Stock have closed at a price of $9.20 per share or higher. The Company agreed to register the Class A Common Stock issued and to be issued upon exercising of the June 2004 Private Placement Warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. The Company filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective July 20, 2004.

In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock," and the terms of the June 2004 Private Placement Warrants, the fair value of the June 2004 Private Placement Warrants were initially accounted for as a liability, with an offsetting reduction to the carrying value of the common stock. The warrant liability was reclassified to equity as of the July 20, 2004 effective date of the registration statement.

The fair value of the June 2004 Private Placement Warrants was estimated to be $797 on the closing date of the transaction, using the Black-Scholes option-pricing model with the following assumptions: no dividends: risk-free interest rate 3.94%, the contractual life of 5 years and volatility of 72%. The fair value of the warrants was re-measured at June 30, 2004 and estimated to be $776. The decrease in the fair value of $21 from the transaction date to June 30, 2004 was recorded as a credit to other income, net in the Consolidated Statement of Operations. The fair value of the warrants decreased by $70 from June 30, 2004 to July 20, 2004 and such decrease was recorded as a credit to other income, net in the Consolidated Statement of Operations.

In February 2005, the Company issued the Convertible Debenture Warrants to purchase 560,197 shares of Class A Common Stock. The Convertible Debenture Warrants have an initial exercise price of $4.44 per share, and are exercisable beginning on September 9, 2005 until 5 years thereafter. Based on a valuation from an independent appraiser, the Convertible Debenture Warrants were assigned an estimated fair value of $1,109, which is included in additional paid-in capital on the Consolidated Balance Sheet and will be amortized to Notes Payable over the term of the warrants.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On July 2, 2004, we received notice that certain creditors of one of our data center customers named NorVergence filed an involuntary bankruptcy petition against NorVergence. On July 14, 2004, NorVergence agreed to the entry of an order granting relief under Chapter 11 of the United States Bankruptcy Code and then converted the Chapter 11 reorganization to Chapter 7 liquidation. We also have a first security interest in NorVergence accounts receivable. As of the bankruptcy date, the Company had accounts receivable of $121, representing approximately 2 months of service charges, recorded on the Consolidated Balance Sheet related to this customer. On January 26, 2005 the bankruptcy court approved a motion for the trustee to pay the Company $121, for the past due accounts receivable, and on February 25, 2005, the Company was paid this amount. In addition, the Company had $499 of unbilled revenue related to this customer. The Company has provided an allowance for $499 against the unbilled revenue, which is shown in the provision for doubtful accounts in the Consolidated Statements of Operations. Also, the Company has a first security interest in the customer's accounts receivable. The Company has been granted the right to pursue collection of the customer accounts receivable. Any amounts collected will be retained by the Company in settlement of its claim against the customer accounts receivable.

In March 2004, the Company acquired certain digital cinema - related assets from the Boeing Company. The purchase price for the assets included 53,534 unregistered shares of Class A Common Stock. At any time during the 90 day period beginning March 29, 2005, Boeing can sell its 53,534 unregistered shares of Class A Common Stock to the Company in exchange for $250 in cash.

LEASES

The Company leases its IDCs and corporate office under noncancelable operating lease agreements expiring through 2015. The IDCs lease agreements provide for base rental rates which increase at defined intervals during the term of the lease. The Company accounts for rent abatements and increasing base rentals using the straight-line method over the life of the lease. The difference between the straight-line expense and the cash payment is recorded as deferred rent expense.

The Company leases certain equipment for use in its IDCs and corporate headquarters under noncancelable capital lease agreements that expire through 2006.

Minimum future operating and capital lease payments as of March 31, 2005 are summarized as follows:

                                                         Capital       Operating
                                                          LEASES          LEASES
Fiscal Year ending March 31,

2006 ...........................................          $1,563          $2,383
2007 ...........................................           1,137           2,293
2008 ...........................................           1,128           2,209
2009 ...........................................           1,128           2,238
2010 ...........................................           1,128           1,792
Thereafter .....................................           7,997           4,320
                                                         -------         -------
Total minimum lease payments ...................         $14,081         $15,235
                                                         -------         =======
Less amount representing interest ....................     7,591
                                                         -------

Present value of net minimum lease payments, including
current maturities of $432 ...........................    $6,490
                                                         =======

Total rent expense was approximately $2,461 and $2,192 for the fiscal years ended March 31, 2004 and 2005, respectively.

Assets recorded under capitalized lease agreements included in property and equipment consists of the following:

                                                                MARCH 31,
                                                                ---------
                                                         2004             2005
                                                         ----             ----
Land .........................................         $  --             $1,500
Building .....................................            --              4,600
Computer equipment ...........................             369               70
Machinery and equipment ......................             413            1,062
                                                       -------          -------

                                                           782            7,232
                                                       -------          -------
Less: Accumulated amortization ...............            (459)            (691)
Net assets under capital lease ...............            $323           $6,541
                                                       =======          =======


NOTE 10. SUPPLEMENTAL CASH FLOW DISCLOSURE

                                                                MARCH 31,
                                                                ---------
                                                         2004             2005
                                                         ----             ----
Interest paid ............................................       $513       $556
Assets acquired under capital leases .....................         31     $6,542
Accretion on mandatorily redeemable
convertible preferred stock ..............................     $1,588        $--
Notes converted/exchange for Class A common stock ........     $2,526        $--
Issuance of notes for the following acquisitions:
Hollywood Software, Inc. .................................     $3,000        $--
Boeing Digital ...........................................     $1,366        $--
Pavilion Theatre (and working capital) ...................        $--     $9,300

NOTE 11. SEGMENT INFORMATION

Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company has two reportable segments: Data Center Services and Media Services. The segments were determined based on the products and services provided by each segment. Accounting policies of the segments are the same as those described in
Note 2. Performance of the segments is evaluated on operating income before interest, taxes, depreciation and amortization. The Data Center Services segment provides services through its nine IDC's including the license of data center space, provision of power, data connections to other businesses, and the installation of equipment, and the operations of Managed Services. The Media Services segment consists of Hollywood SW, AccessDM and FiberSat. Hollywood SW develops and licenses software to the theatrical distribution and exhibition industries, provides services as an ASP, and provides software enhancements and consulting services. AccessDM is in the business of storing and distributing digital content to movie theaters and other venues. FiberSat is in the business of providing satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced networks operations center. Prior to November 3, 2003, the Company operated only in the Data Center Services segment. All of the Company's revenues were generated inside the United States.

Information related to the segments of the Company and its subsidiaries is detailed below:

                                                DATA
                                                MEDIA       CENTER     TOTAL
                                               SERVICES    SERVICES   CORPORATE   CONSOLIDATED

FOR THE FISCAL YEAR ENDED MARCH 31, 2004:
   Total income (loss) from operations ....       $414      $(124)   $(2,795)        $(2,505)
   Depreciation and Amortization ..........        207      2,394         91           2,692
   Operating income (loss) before interest,
   taxes, depreciation and
   amortization ...........................        621      2,270     (2,704)            187
FOR THE FISCAL YEAR ENDED MARCH 31, 2005:
   Total (loss) from operations ...........    $(1,961)     $(156)   $(3,583)        $(5,700)
   Depreciation and Amortization ..........      1,715      1,807        101           3,623
   Operating income (loss) before interest,
   taxes, depreciation and
   amortization ...........................      $(246)     1,651     (3,482)         (2,077)
AS OF MARCH 31,2005:
   Total Assets ...........................    $27,029     $5,302     $5,446         $37,777
AS OF MARCH 31,2004:
   Total Assets ...........................    $12,174     $6,777     $2,224         $21,175


NOTE 12. RELATED PARTY TRANSACTIONS

As of March 31, 2004 and 2005, the Company had principal amounts of $1,400 and $3,891, respectively, in notes payable to related parties, including officers of the Company. During the fiscal year ended March 31, 2004 and 2005, there were $0 and $512, respectively, of principal repayments for these notes payable.

The Company granted to two executives 400,000 shares of Class A Common Stock in April 2000, upon formation of AccessColo, Inc. and in connection with their employment and status as co-founders. At the time of their receipt of such shares, we were a subsidiary of Fibertech & Wireless, Inc. In July 2003, one of the executives left our employ and also resigned from our Board of Directors.

In connection with the execution of one of our long-term real property leases, two executives posted a letter of credit in the aggregate amount of $525 in June 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in June 2003. We reimbursed such two executives for the issuance costs of approximately $10,000 for the letter of credit.

Two of our directors, are directors of MidMark, which previously held all of our outstanding Series A and Series B preferred stock and related contingent warrants. In connection with its purchase of shares of our Series A and Series B preferred stock, we paid MidMark a $75 investment banking fee. In September 2003, we entered into an exchange agreement with MidMark, under which we agreed to issue 2,207,976 additional shares of Class A Common Stock to MidMark in exchange for all of our outstanding shares of Series A and Series B preferred stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants. Upon the IPO, MidMark (i) converted all 8,202,929 shares of its Series A and Series B preferred stock into 1,640,585 shares of Class A common stock; (ii) exchanged warrants that were exercisable, subject to certain future conditions, for up to 951,041 shares of Class A Common Stock, for 320,000 shares of Class A Common Stock; (iii) exercised a warrant exercisable for up to 144,663 shares of Class A Common Stock (143,216 shares on a cashless-exercise basis); and (iv) accepted 104,175 shares of Class A Common Stock as payment of all accrued dividends on shares of Series A and Series B preferred stock held by such stockholder. The number of shares of Class A Common Stock issued as payment of accrued dividends was calculated at the offering price of $5.00. Additionally, MidMark also purchased $333 of one-year notes, which was repaid in April 2002, and was issued 6,902 of the one-year notes warrants. Each of these directors have been granted options to purchase 5,000 shares of our Class A Common Stock. We paid MidMark a management fee of $50 per year until November 2003.

On March 24, 2004, pursuant to the Exchange Offer, we exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of Class A Common Stock and for longer term 6% convertible notes, respectively.

We issued 707,477 unregistered shares of Class A Common Stock and $1.7 million aggregate principal amount of convertible notes convertible into a maximum of 308,225 shares of Class A Common Stock (i) at any time up to the maturity date at each holder's option or (ii) automatically on the date when the average closing price on the American Stock Exchange of the Class A Common Stock for 30 consecutive trading days has been equal to or greater than $12.00.

Two executives of the Company invested $250, and $125, respectively, in our offering of one-year 8% notes and received warrants to purchase 4,601 and 2,301 shares, respectively, of Class A Common Stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Both executives also, invested $250 and $125, respectively, in our offering of five-year 8% promissory notes and received warrants to purchase 25,000 and 12,500 shares, respectively, of Class A Common Stock at $0.05 per share. In September 2003, all of the warrants that were attached to our one-year and five-year promissory notes held by both executives were exercised. In March 2004, both executives participated in the Exchange Offer and exchanged their 5-year notes and accrued interest totaling $382 for Convertible Notes, convertible into 67,713 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to these executive officers included in notes payable was $382.

One of our  former  directors  is a  partner  in the law firm of  Kirkpatrick  &
Lockhart LLP, which provided legal services to us, including handling legal matters related to the IPO. For the fiscal years ended March 31, 2005 and March 31, 2004, we purchased approximately $39 and $639, respectively, of legal services from this firm. Our former director was granted options to purchase 4,000 shares of Class A Common Stock.

One of our directors is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of Class A Common Stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of Class A Common Stock. CMNY Capital II, L.P. also invested $1 million in our offering of one-year promissory notes, which was repaid in March 2002, and invested $1 million in our offering of five-year promissory notes. The warrants attached to such one-year and five-year notes were exercised in August 2003 and are included in the share numbers above. The director has also been granted options to purchase 9,000 shares of Class A Common Stock. In March 2004 CMNY Capital II, LP participated in the Exchange Offer and exchanged its five-year promissory notes and accrued interest totaling $1.0 million for Convertible Notes, convertible into 180,569 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to CMNY Capital II, LP included in notes payable was $1.0 million in each of those years, respectively.

A member of our board of advisors is the father of one of our founders and executive officers, and is a partner in an entity that has performed real estate services for us. The member of our board of advisors also has been granted options to purchase 41,025 shares of Class A Common Stock at a weighted average exercise price of $6.83 per share.

A member of our board of advisors is the President of John O'Hara Contracting, Inc., which performs construction and other work at our IDCs. Also, the member of our board of advisors has invested $50 in our five-year notes, and holds 5,000 five-year note attached warrants. This contractor has been paid $10 and $0 for the fiscal years ended March 31, 2004 and 2005, respectively. John O'Hara Contracting, Inc. also, owns 8,000 shares of Class A Common Stock, issued as partial consideration for work performed during the fiscal year ended March 31, 2001. In September 2003, the member of our board of advisor exercised the five-year warrants. In addition, in March 2004, the member of our board of advisors participated in the Exchange Offer and exchanged his 5 year notes and accrued interest totaling $51 for 14,264 shares of Class A Common Stock.

One of the members of our board of advisors is a partner in an architectural services firm, Herbst Musciano, which has performed work at our IDCs. His firm was paid $1 and $0 for the fiscal years ended March 31, 2004, and March 31, 2005, respectively. In addition, the member of our board of advisors holds options to purchase 600 shares of our Class A Common Stock.

In January 2003, the board of directors approved the purchase of two separate ten-year, term life insurance policies on the life of one of its executives. Each policy carries a death benefit of $5 million, and we are the beneficiary of each policy. Under one of the policies, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by us some, or all of the shares of our capital stock held by the estate of A. Dale Mayo, our President and Chief Executive Officer, at the then-determined fair market value.

In connection with the Hollywood SW Acquisition, we purchased all of the outstanding capital stock of Hollywood SW from two of its security holders, on November 3, 2003. The two security holders have continued as executive officers of Hollywood SW under new employment agreements and have received an aggregate of 400,000 unregistered shares of our Class A Common Stock, less 40,444 unregistered shares of Class A Common Stock that were issued to certain optionees of Hollywood SW.

Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, Senior Vice President of International Marketing, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space. We have assumed Hollywood SW's obligations under this lease pursuant to the acquisition, including the monthly rental payments of $2. The lease is currently a month-to-month tenancy with the same monthly rent. On May 1, 2004 an additional 933 square feet were rented on a month-to-month basis for monthly additional rental payments of $1.

In connection with one of our executive's employment arrangement with AccessDM, we paid a finder's fee of $25 during the fiscal year ended March 2004, in connection with his efforts related to the Hollywood SW Acquisition.

We entered into a consulting agreement with a former employee of the Company, one of our co-founders and directors, following the termination of his employment with us as of July 5, 2003. Under the terms of the agreement, the former employee agreed to provide consulting services to us in connection with the IPO and our acquisition of Hollywood SW, for which we paid him $10 per month (plus reasonable out-of-pocket expenses) for the period beginning on July 5, 2003 through September 30, 2003. We also paid the former employee $20 in November 2003 in connection with the completion of the IPO. After September 30, 2003, we may, in our sole discretion, retain the former employee services for future projects on mutually agreed to terms. The former employee has agreed that the term of his confidentiality, non-solicitation and non-compete agreement, which he entered into as of April 10, 2000, remained in effect through July 4, 2004.

In connection with the Managed Services Acquisition, we purchased all of the outstanding capital stock of Managed Services from its sole security holder, on January 9, 2004. The sole security holder continued as an executive officer of Managed Services under a new employment agreement and as consideration for the sale of Managed Services capital stock, received $250, and 100,000 unregistered shares of Class A Common Stock.

In connection with the FiberSat Acquisition, we purchased substantially all of the assets and certain specified liabilities of FiberSat Global Services, LLC from its members, on November 17, 2004. One of the members has continued as an executive officer of FiberSat under a new employment agreement and as consideration for the sale of FiberSat capital stock has received 35,000 unregistered shares of Class A Common Stock. Also, we agreed to pay this executive and annual base salary of $175 which shall be increased five percent annually, plus a bonus, if and as determined in the sole discretion of FiberSat's board of directors.

NOTE 13. INCOME TAXES

The benefit from income taxes for the years ended March 31, 2004 and 2005 consisted of the following:

                                                        2004               2005

Current ..................................               $127               $--
Deferred .................................                 85                311
                                                         ----               ----

Total ....................................               $212               $311
                                                         ====               ====

Net deferred tax assets / (liabilities) consist of the following as of March 31, 2004 and 2005:

                                                               2004        2005

Deferred tax assets

Net operating loss carryforwards .......................     $3,082      $5,689
Depreciation and Amortization ..........................      1,100         854
Deferred rent expense ..................................        381         435
Stock based compensation ...............................        208         201
Revenue deferral .......................................        347         115
Other ..................................................         71         129
                                                            -------     -------

Total deferred tax assets ..............................      5,189       7,423
                                                            -------     -------

Deferred tax liabilities

Intangibles ............................................      1,720       1,497
                                                            -------     -------

Total deferred tax liabilities .........................      1,720       1,497
                                                            -------     -------

Net deferred tax assets before valuation allowance .....      3,469       5,926
Valuation allowance ....................................     (4,989)     (7,136)
                                                            -------     -------

Net deferred tax assets / (liabilities) ................    $(1,520)    $(1,210)
                                                            =======     =======

The Company has provided a valuation allowance for either all or most of its deferred tax assets since realization of future benefits from deductible temporary differences and net operating loss carryovers cannot be sufficiently assured at March 31, 2004 or March 31, 2005. The change in the valuation allowance in the current year is approximately $2,050.

As of March 31, 2005, the Company has federal and state net operating loss carryforwards of approximately $13,300 available to reduce future taxable income. The federal net operating loss carryforwards will begin to expire in 2020. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards that can be used in future years. Depending on a variety of factors this limitation, if applicable, could cause a portion and/or all of these net operating losses to expire before utilization occurs.

The differences between the United States federal statutory tax rate and the Company's effective tax rate are as follows as of fiscal year ended March 31, 2004 and March 31, 2005:

                                                             2004         2005

Tax benefit at the U.S. Statutory Federal Rate .......        (34.0%)    (34.0%)
State tax benefit ....................................         (2.9%)     (0.1%)
Change in valuation allowance ........................         18.9%      24.0%
Disallowed interest ..................................         12.4%       4.5%
Other ................................................          1.4%       1.1%
                                                             ------       ------

Effective tax rate ...................................         (4.2%)     (4.5%)
                                                               ======     ======

NOTE 14. SUBSEQUENT EVENTS

On June 15, 2005, the Company entered into a digital cinema framework agreement (the "Framework Agreement") with Christie Digital Systems USA, Inc. ("Christie") through the Company's newly formed wholly-owned subsidiary, Christie/AIX, Inc., a Delaware corporation ("Christie/AIX"), whereby, among other things (1) Christie/AIX will seek to raise financing to purchase 200 of Christie's digital cinema projection systems (the "Systems") at agreed-upon prices; (2) Christie/AIX would then seek to raise additional debt and/or equity financing to purchase an additional 2,300 Systems at agreed-upon prices. The Framework Agreement allows Christie/AIX to terminate the agreement for several reasons, including failure to: (1) execute definitive agreements with certain film distributors by August 31, 2005 to pay virtual print fees to Christie/AIX for deliveries of digital films made to the Systems, (2) execute agreements with certain exhibitors by August 31, 2005 to license the Systems, to house them in the exhibitor locations, and (3) obtain Christie/AIX's final commitment to purchase at least 100 Systems by July 31, 2005.

In connection with the execution of the Framework Agreement, the Company has engaged a third party to assist in raising funds to purchase the equipment associated with the Framework Agreement, and for general corporate purposes. We have no assurance of the nature and amount of the securities to be issued, and that the transaction will be completed on acceptable terms.

     On June 9, 2005, the Company's Board of Directors approved the expansion of the Company's stock option plan to 1,100,000 options from the prior amount of 850,000 options. This approval is subject to the approval of stockholders at the Company's 2005 stockholder meeting, which is scheduled to take place in September 2005. Subsequent to March 31, 2005, the Company issued 140,000 stock options to an employee and four directors.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and  Stockholders of Access  Integrated  Technologies,
Inc.: We have audited the accompanying balance sheet of FiberSat Global Services, LLC as of December 31, 2003, and the related statements of operation, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FiberSat Global Services, LLC as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California

January 28, 2005

                          FIBERSAT GLOBAL SERVICES, LLC

                                  BALANCE SHEET

                                 (IN THOUSANDS)

ASSETS                                                         DECEMBER 31, 2003
                                                               -----------------
CURRENT ASSETS

    Cash and cash equivalents .....................................         $218
    Accounts receivable, net of allowance of $66 ..................          125
    Prepaids and other current assets .............................          314
                                                                         -------
        Total current assets ......................................          657

    Property and equipment, net ...................................        3,765
    Security deposits .............................................            4
                                                                         -------
        Total assets ..............................................       $4,426
                                                                         =======

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses .........................         $686
    Current portion of notes payable ..............................          338
    Current portion due to contractor .............................          190
    Advances payable ..............................................          100
    Current portion of customer security deposits .................           68
    Current portion of capital leases .............................          831
    Deferred revenue ..............................................           18
    Other Liabilities .............................................          277
                                                                         -------
        Total current liabilities .................................        2,508
                                                                         =======

    Due to contractor, net of current portion .....................           80
    Other long term payable .......................................           81
    Customer security deposits, net of current portion ............           56
    Capital leases, net of current portion ........................          737
                                                                         -------
        Total liabilities .........................................        3,462
                                                                         =======


    Members' Equity ...............................................          964
                                                                         -------
        Total members' equity .....................................          964
                                                                         -------
            Total liabilities and members' equity .................       $4,426
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                              FOR THE YEAR-ENDED
                                                               DECEMBER 31, 2003

Revenues: ...................................................            $3,408
Cost of revenues ............................................             1,093
                                                                         -------
Gross profit ................................................             2,315
                                                                         -------

Operating Expenses:

Selling, general and administrative .........................             1,833
Depreciation and amortization ...............................               884
                                                                         -------
        Total operating expenses ............................             2,717
                                                                         -------

Loss from operations ........................................              (402)
                                                                         -------

Interest income .............................................                51
Interest expense ............................................              (245)
                                                                         -------

Net loss before income taxes ................................              (596)
Income tax expense ..........................................                (3)
                                                                         -------

Net loss ....................................................             $(599)
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (IN THOUSANDS)

                                                                          TOTAL
                                                                        MEMBERS'
                                         CLASS A   CLASS B    CLASS C    EQUITY

Balance at January 1, 2003 ..........   $ 1,916    $  (948)   $   158   $ 1,126

Contributions .......................       400         --         --       400
Allocation of Loss ..................      (599)        --         --      (599)
Unpaid Priority Payments ............        --         --         37        37
                                        -------    -------    -------   -------
Balance at December 31, 2003 ........   $ 1,717    $  (948)   $   195   $   964
                                        =======    =======    =======   =======



See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                              FOR THE YEAR-ENDED
                                                               DECEMBER 31, 2003

NET LOSS                                                                $  (599)

Adjustments to reconcile net income to net
cash provided by operating activities:
   Depreciation and amortization                                            884
   Loss on sale of equipment                                                 85
Change in assets - (increase) decrease:
   Accounts receivable                                                       (8)
   Other receivables                                                        367
   Prepaid expenses                                                           5
   Deposits                                                                   6
Change in liabilities - increase (decrease):
   Accounts payable                                                         (38)
   Accrued expenses                                                         (29)
   Income taxes payable                                                      (5)
   Customer deposits                                                         32
   Deferred revenue                                                        (157)
   Due to contractor                                                       (120)
Total adjustments                                                         1,022
                                                                        --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                   423
                                                                        --------

Cash flows from investing activities:
   Proceeds from sale of equipment                                           15
   Purchases of equipment & improvements                                    (45)
                                                                        --------

NET CASH USED BY INVESTING ACTIVITIES                                       (30)
                                                                        --------

Cash flows from financing activities:
   Payments of cash advances                                               (139)
   Payments of lease payables                                              (573)
   Payments of notes payable                                               (197)
   Members' equity contributions/GP accruals                                437
                                                                        --------

NET CASH USED BY FINANCING ACTIVITIES                                      (472)
                                                                        --------

NET DECREASE IN CASH EQUIVALENTS                                            (79)
Cash and cash equivalents at beginning of period                            297
                                                                        --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $   218
                                                                        ========

Supplemental cash flow information:
   Interest paid                                                        $   167
   Taxes paid                                                           $     7

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

                     (FOR THE YEAR ENDED DECEMBER 31, 2003)

                                 (IN THOUSANDS)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

FiberSat Global Services, LLC ("FiberSat" or the "Company"), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of December 31, 2003, uninsured cash balances aggregated $148.

MAJOR CUSTOMERS

The Company's customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserve is based on historical experience and management's analysis of the accounts receivable balances outstanding. As of December 31, 2003, three customers accounted for 55%, 25% and 4% of year-to-date revenues and five customers accounted for 35%, 33%, 18%, 8% and 5% of accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

                                                   USEFUL LIVES
Computer equipment                                 3 years
Technical equipment                                5 to 15 years
Office furniture and equipment                     5 years
Leasehold improvements                             Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value(computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the year ended December 31, 2003.

REVENUE RECOGNITION

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

DEFERRED REVENUES

The Company's customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Federal Accounting Standards Board (the "FASB") issued Statement of Financial Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

In November 2002, the Emerging Issues Task Force (the "EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity
("VIE") if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company's financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, "Revenue Recognition." The adoption of SAB No. 104 did not have any impact on the Company's financial position, cash flows or results of operations.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2003:

Technical equipment .....................................................$ 7,149
Computer equipment ..........................................................376
Leasehold improvements ......................................................565
Office furniture and equipment ............................................. 198
                                                                            ----
                                                                           8,288

Less:    ACCUMULATED DEPRECIATION........................................(4,523)
         ------------------------                                        ------
Total property and equipment, net........................................$3,765
                                                                         ======

Depreciation expense for the year ended December 31, 2003 was $884.

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2003:

Accounts payable............................................................$286
Accrued compensation and benefits............................................392
Taxes payable...............................................................   8
                                                                            ----
Total accounts payable and accrued expenses.................................$686
                                                                            ====

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

NOTE 5. NOTES PAYABLE

A summary of Notes Payable is as follows as of December 31, 2003:

10% note payable to member due in monthly installments of $21 including principal and interest, maturing May 1, 2004,

and collateralized by various personal property ...........................$176
10% note payable to member, due upon call ................................$  86
10% note payable to member, due upon call ................................$  48
10% note payable to member, due upon call ................................$  28
Less:    CURRENT PORTION..................................................($338)
         ---------------                                                 ------

Notes payable, less current portion........................................$ -0-
                                                                           =====

During the year ended December 31, 2003, FiberSat has not made any payments for principal or interest on the notes due upon call.

NOTE 6. OTHER LIABILITIES

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

NOTE 7. INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

NOTE 8. MEMBERS' EQUITY

FiberSat's Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments, and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder's capital contribution amount is reduced to zero. This guaranteed payment is calculated at the three month LIBOR rate plus 250 basis points (determined monthly). The Class C member has a liquidation preference subordinate to the Class A member. Class B members have no priority payments and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

NOTE 9. COMMITMENTS

LEASES

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of December 31, 2003 are summarized as follows:

                                                             Capital   Operating
                                                              LEASES      LEASES

Year ending December 31,

2004                                                          $  938        $222
2005                                                             699         214
2006                                                              77         214
2007                                                              --         128
2008                                                              --         101
Thereafter                                                        --          67
                                                              ------       -----

Total minimum lease payments                                  $1,714        $946
                                                              ------        ====

Less amount representing interest                                145
                                                              ------

Present value of net minimum lease payments, including
current maturities of $833                                    $1,569
                                                              ======

Total rent expense was $320 for the period ended December 31, 2003.

As of December 31, 2003 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment .........................................            $    70
Machinery and equipment ....................................              2,895
                                                                        -------
                                                                        $ 2,965

Less: Accumulated amortization .............................             (1,309)
                                                                        -------
Net assets under capital lease .............................            $ 1,656
                                                                        =======


OTHER

During the year ended December 31, 2003, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At December 31, 2003 the Company had an outstanding balance of $270 payable to this contractor.

NOTE 10. EMPLOYEE BENEFIT PLAN

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

NOTE 11. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2003, the Company had certain transactions with Globecomm Systems, Inc, ("GSI"), a member of FiberSat. The Company had revenues of $836 related to services provided to GSI and its subsidiary and at December 31, 2003, the accounts receivable balance included $63 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at December 31, 2003 on this note was $176. The nominal interest on this note was 10% and the company made payments of $338 for principal and interest during the year. GSI also leased, at a 10% interest rate, to the Company certain capital equipment, on which the Company had an outstanding balance of $526 at December 31, 2003. The Company made lease payments of $50 during the year.

GSI had made certain cash advances to the Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $162 at December 31, 2003.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company did not make repayments on or receivable offsets against this advance in 2003.

The Company had outstanding trade accounts payable to GSI of $64 at December 31, 2003.

NOTE 12. SEGMENT INFORMATION

FiberSat has adopted the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

Fourth Amended and Restated Certificate of Incorporation of Registrant. (4)

As of December 31, 2003, all of the Company's operations and assets were located in California.

NOTE 13. SUBSEQUENT EVENTS

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. ("AccessIT"). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.

                          FIBERSAT GLOBAL SERVICES, LLC

                                  BALANCE SHEET

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                   SEPTEMBER 30,
                                                                           2004

ASSETS

CURRENT ASSETS

Cash and cash equivalents .........................................       $  421
Accounts receivable, net of allowance of $44 ......................           49
Prepaids and other current assets .................................           61
                                                                         -------
  Total current assets ............................................          531

Property and equipment, net .......................................        2,693
Security deposits .................................................            4
                                                                         -------
     Total assets .................................................       $3,228
                                                                         =======

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses ...........................       $  557
  Current portion of notes payable ................................          171
  Current portion due to contractor ...............................          150
  Advances payable ................................................           63
  Current portion of customer security deposits ...................           82
  Current portion of capital leases ...............................          773
  Deferred revenue ................................................           56
  Other liabilities ...............................................          277
                                                                         -------
    Total current liabilities .....................................        2,129

  Other long term payable .........................................           77
  Customer security deposits, net of current portion ..............           30
  Capital leases, net of current portion ..........................          181
                                                                         -------
    Total liabilities .............................................        2,417



Members' Equity ...................................................          811
                                                                         -------
  Total members' equity ...........................................          811
                                                                         -------

    Total liabilities and members' equity .........................       $3,228
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                       FOR THE NINE MONTHS ENDED
                                                           SEPTEMBER 30, 2004

Revenues: ...................................................           $ 2,567
Cost of revenues ............................................               740
                                                                        --------
Gross profit ................................................             1,827
                                                                        --------

Operating Expenses:

Selling, general and administrative .........................               981
Depreciation and amortization ...............................               548
Impairment loss .............................................               358
                                                                        --------
Total operating expenses ....................................             1,887

                                                                        --------
Loss from operations ........................................               (60)
                                                                        --------

Interest income .............................................                 2
Interest expense ............................................              (120)
                                                                        --------

Net loss before income taxes ................................              (178)
Income tax expense ..........................................                (5)
                                                                        --------

Net loss ....................................................           $  (183)
                                                                        ========

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                           TOTAL
                                                                        MEMBERS'
                                        CLASS A     CLASS B    CLASS C    EQUITY

Balance at January 1, 2004 ..........   $ 1,717    $  (948)   $   195   $   964

Contributions .......................        --         --         --        --
Allocation of Loss ..................      (183)        --         --      (183)
Unpaid Priority Payments ............        --         --         30        30
                                        -------    --------   -------   --------

Balance at September 30, 2004 .......   $ 1,534    $  (948)   $   225   $   811
                                        =======    ========   =======   =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                           FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 2004

NET LOSS .......................................................        $  (183)

Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization ...............................            548
   Impairment loss .............................................            358
Change in assets - (increase) decrease:
   Accounts receivable .........................................             77
   Other receivables ...........................................            256
   Prepaid expenses ............................................             (3)
Change in liabilities - increase (decrease):
   Accounts payable ............................................           (118)
   Accrued expenses ............................................             (9)
   Income taxes payable ........................................             (2)
   Customer deposits ...........................................            (12)
   Deferred revenue ............................................             38
    Due to contractor ..........................................           (120)
                                                                        --------

Total adjustments ..............................................          1,013
                                                                        --------

NET CASH PROVIDED BY OPERATING ACTIVITIES ......................            830
                                                                        --------

Cash flows from investing activities:

   Return of equipment to lessor ...............................            176
   Purchases of equipment & improvements .......................            (11)
                                                                        --------

NET CASH USED BY INVESTING ACTIVITIES ..........................            165
                                                                        --------

Cash flows from financing activities:
   Payments of cash advances ...................................            (41)
   Payments of lease payables ..................................           (614)
   Payments of notes payable ...................................           (167)
   Members' equity contributions/GP accruals ...................             30
                                                                        --------

NET CASH PROVIDED BY FINANCING ACTIVITIES ......................           (792)
                                                                        --------
NET INCREASE IN CASH EQUIVALENTS ...............................            203
Cash and cash equivalents at beginning of period ...............            218
                                                                        --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................        $   421
                                                                        ========
Supplemental cash flow information:

   Interest paid ...............................................        $    72
   Taxes paid ..................................................        $     7

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

            (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, UNAUDITED)

                                 (IN THOUSANDS)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

FiberSat Global Services, LLC ("FiberSat" or the "Company"), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of September 30, 2004, uninsured cash balances aggregated $370.

MAJOR CUSTOMERS

The Company's customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and management's analysis of the accounts receivable balances outstanding. As of September 30, 2004, three customers accounted for 49%, 11% and 11% of year-to-date revenues and four customers accounted for 50%, 42%, 4%, and 3% of accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

                                                       USEFUL LIVES

Computer equipment                                     3 years
Technical equipment                                    5 to 15 years
Office furniture and equipment                         5  years
Leasehold improvements                                 Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

            (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, UNAUDITED)

                                 (IN THOUSANDS)

expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

During the period ended September 30, 2004, the Company decided to close its Sylmar, California teleport facility due to a reduction in the type of satellite transmission services provided from that location. The Company recorded an impairment loss for $358, reflecting the writedown of the Sylmar assets.

REVENUE RECOGNITION

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

DEFERRED REVENUES

The Company's customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Federal Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

In November 2002, the Emerging Issues Task Force (the "EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity
("VIE") if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company's financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, "Revenue Recognition." The adoption of SAB No. 104 did not have any impact on the Company's financial position, cash flows or results of operations.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2004:

Technical equipment .........................................            $6,788
Computer equipment ..........................................               376
Leasehold improvements ......................................               566
Office furniture and equipment ..............................               198
                                                                         ------
                                                                          7,928

Less:    ACCUMULATED DEPRECIATION ..........................             (5,235)
         -------------------------                                      -------
Total property and equipment, net ..........................            $ 2,693
                                                                        =======

Depreciation expense for the nine months ended September 30, 2004 was $548.

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of September 30, 2004:

Accounts payable ...............................................          $ 169
Accrued compensation and benefits ..............................            382
Taxes payable ..................................................              6
                                                                          -----

Total accounts payable and accrued expenses ....................          $ 557
                                                                          =====

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

NOTE 5. NOTES PAYABLE

A summary of Notes Payable is as follows as of September 30, 2004:

10% note payable to member, due upon call .............................   $  91
10% note payable to member, due upon call .............................   $  51
10% note payable to member, due upon call .............................   $  29
Less:    CURRENT PORTION .......................................... ...   ($171)
         ---------------                                                  ------

Notes payable, less current portion ...................................   $  -0-
                                                                          ======

During the period ended September 30, 2004, FiberSat has not made any payments for principal or interest on the notes due upon call.

NOTE 6. OTHER LIABILITIES

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

NOTE 7. INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

NOTE 8. MEMBERS' EQUITY

FiberSat's Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder's capital contribution amount is reduced to zero. This guaranteed payment is calculated at the three month LIBOR rate plus 250 basis points (determined monthly). The Class C member has a liquidation preference subordinate to the Class A member. Class B members have no priority payments and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

NOTE 9. COMMITMENTS

LEASES

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of September 30, 2004 are summarized as follows:

                                                           Capital   Operating
                                                            LEASES    LEASES

Year ending September 30,
2005 ....................................................     $642     $235
2006 ....................................................      196      235
2007 ....................................................       --      177
2008 ....................................................       --      121
2009 ....................................................       --      108
Thereafter ..............................................       --       --
                                                              ----     ----

Total minimum lease payments ............................     $838     $876
                                                              ----     ====

Less amount representing interest .......................       44
                                                              ----

Present value of net minimum lease payments, including
current maturities of $601 ..............................     $794
                                                              ====

Total rent expense was $170 for the nine months ended September 30, 2004.

As of September 30, 2004 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment .........................................            $    70
Machinery and equipment ....................................              2,895
                                                                        -------
                                                                        $ 2,965

Less: Accumulated amortization .............................             (1,590)
                                                                        -------
Net assets under capital lease .............................            $ 1,375
                                                                        =======

EMPLOYMENT AGREEMENTS

FiberSat has an employment agreement with one executive which provides for compensation and certain other benefits. These agreements provides for a base salary as well as for completion bonus payments.

OTHER

During the period ended September 30, 2004, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At September 30, 2004 the Company had an outstanding balance of $150 payable to this contractor.

NOTE 10. EMPLOYEE BENEFIT PLAN

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

NOTE 11. RELATED PARTY TRANSACTIONS

During the period ended September 30, 2004, the Company had certain transactions with Globecomm Systems, Inc, ("GSI"), a member of FiberSat. The Company had revenues of $584 related to services provided to GSI and its subsidiary and at September 30, 2004, the accounts receivable balance included $0 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at September 30, 2004 on this note was $0. The nominal interest on this note was 10% and the company made payments of $179 for principal and interest during the period ended September 30, 2004. GSI also leased, to the Company certain capital equipment, on which the Company had an outstanding balance of $175 at September 30, 2004. The Company made lease payments of $34 during the period ended September 30, 2004. The Company also had a liability totaling $151 related to an equipment lease with GSI, which was terminated during the period ended September 30, 2004.

GSI had made certain cash advances to Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $171 at September 30, 2004.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company made repayments of $37 against this advance during the period ended September 30, 2004.

The Company had outstanding trade accounts payable to GSI of $77 at September 30, 2004.

NOTE 12. SEGMENT INFORMATION

FiberSat has adopted the provision of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

As of September 30, 2004, all of the Company's operations and assets were located in California.

NOTE 13. SUBSEQUENT EVENTS

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. ("AccessIT"). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Pritchard Square Cinema, LLC

         We have audited the accompanying balance sheets of Pritchard Square Cinema, LLC as of December 31, 2004 and 2003, and the related statements of operations and members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pritchard Square Cinema, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         On February 11, 2005, the Company sold substantially all of its assets to another entity at which time all operations ceased and were taken over by the acquiring company (SEE NOTE 1).

/s/ Amper, Politziner & Mattia, , P.C.

April 21, 2005
Edison, New Jersey

                          PRITCHARD SQUARE CINEMA, LLC

                                 BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003

                                     ASSETS

                                                                              2004          2003
                                                                              ----          ----

          CURRENT ASSETS

             Cash                                                         $        --    $        --
             Inventories                                                       12,775         14,197
                                                                          -----------    -----------
                                                                          -----------    -----------

          Total Current Assets                                                 12,775         14,197
                                                                          -----------    -----------

          THEATRE PROPERTY AND EQUIPMENT

             Buildings and improvements under capital lease obligations     6,060,000      6,060,000

             Theatre equipment under capital lease obligations                450,000        450,000
                                                                          -----------    -----------
            Total Theatre Property and Equipment                            6,510,000      6,510,000
                                                                          -----------    -----------

             Accumulated depreciation                                        (945,000)      (567,000)
                                                                          -----------    -----------

            Theatre Property and Equipment, net of

            accumulated depreciation                                        5,565,000      5,943,000
                                                                          -----------    -----------

            Security deposits                                                 209,948        209,948
                                                                          -----------    -----------

                 Total Assets                                             $ 5,787,723    $ 6,167,145
                                                                          ===========    ===========



                                        LIABILITIES AND MEMBERS' EQUITY



          CURRENT LIABILITIES
             Bank overdraft                                         $    27,546    $   105,153
             Current maturities of capital lease obligations          1,871,571      1,421,625
             Accounts payable                                            65,907         63,302
             Accrued expenses                                           996,661      1,126,887
             Due to member                                              550,917        558,358
             Payable to related party                                   624,000        416,000
                                                                    -----------    -----------
           Total current liabilities                                  4,136,602      3,691,325

             Capital lease obligations, net of current maturities     5,575,541      5,502,417
                                                                    -----------    -----------
           Total liabilities                                          9,712,143      9,193,742

          MEMBERS' DEFICIENCY:
              Members' Deficiency                                    (3,924,420)    (3,026,597)
                                                                     -----------    -----------
               Total liabilities and members' deficiency            $ 5,787,723    $ 6,167,145
                                                                    ============   ============


See accompanying notes to financial statements



                                               LIABILITIES AND MEMBERS' EQUITY

                          PRITCHARD SQUARE CINEMA, LLC

                STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIENCY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                  2004          2003
                                                                                  ----          ----
          REVENUES:

              Admissions                                                      $ 3,603,245    $ 3,784,411
              Concessions and other                                               823,643        920,077
                                                                              -----------    -----------
          Total revenues                                                        4,426,888      4,704,488

          COST AND EXPENSES:

              Film exhibition costs                                             2,059,723      2,143,330
              Concession costs                                                    182,638        214,641
              Other theatre operating costs                                     1,445,685      1,513,685
               Depreciation                                                       378,000        378,000
              Interest expense                                                  1,258,665      1,239,170
                                                                              -----------    -----------
          Total operating costs and expenses                                    5,324,711      5,488,826
                                                                              -----------    -----------

              NET LOSS                                                        $  (897,823)   $  (784,338)
                                                                              ===========    ===========

              Members' deficiency - beginning of the year                     $(3,026,597)   $(2,242,259)
                                                                              -----------    -----------

              MEMBERS' DEFICIENCY - END OF THE YEAR                           $(3,924,420)   $(3,026,597)
                                                                              ===========    ===========


    See accompanying notes to financial statements

                          PRITCHARD SQUARE CINEMA, LLC

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                  2004            2003
                                                                                  ----            ----

          CASH FLOWS FROM OPERATING ACTIVITIES

             Net loss                                                         $  (897,823)   $  (784,338)
             Adjustments to reconcile net loss to
              net cash from operating activities
               Depreciation                                                       378,000
                                                                                                 378,000

                 Interest on capital lease obligation                           1,258,665      1,239,170
             (Increase) decrease in
               Inventories

                                                                                    1,422           (223)
             Increase (decrease) in
               Accounts payable

                                                                                    2,605          9,713
               Accrued expenses                                                  (130,226)
                                                                                                (833,536)

               Payable to related party                                           208,000        208,000
                                                                                             -----------

                 Net cash provided by operating activities                        820,643        216,786
                                                                              -----------    -----------

          CASH FLOWS FROM INVESTING ACTIVITIES                                         --             --
                                                                              -----------    -----------


          CASH FLOWS FROM FINANCING ACTIVITIES

             Increase (decrease) in
               Bank overdraft

                                                                                  (77,607)        99,856
                Payments under capital lease obligations                         (735,595)      (875,000)
                Due to Members                                                     (7,441)       558,358
                                                                              -----------    -----------
          Net cash provided by (used for) financing activities                   (820,643)      (216,786)

          Net change in cash:

          Cash - beginning                                                             --             --

          Cash - ending                                                       $        --    $        --
                                                                              ===========    ===========



          Supplemental disclosure of cash paid
          Interest                                                            $        --    $        --
          Taxes                                                               $        --    $        --


See accompanying notes to financial statements

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

         Pritchard Square Cinema, LLC ("Pritchard" or the "Company") a New York limited liability company was organized in New York in March 1996. Pritchard owns the Pavilion Movie Theatre/Entertainment Complex (the "Pavilion" or "Company") located in Brooklyn, New York. The Pavilion is an eight-screen movie theatre showing first-run films. The Company uses a related party to select such films (see Note 3). Substantially all of the assets of the Pavilion were sold in an asset purchase transaction during February 2005 to a third party, as is more fully described in
         Note 6.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         The Pavilion's revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). The Pavilion's revenues consist of the sale of movie theatre admissions and concession food and beverages, which are made, either in cash or via customer credit cards at the time of the transaction. Revenues are recognized at the time the transaction is complete, as the earnings process has been culminated.

FILM RENTAL COSTS

         Film rental costs are accrued based on the applicable box office receipts and either the mutually agreed upon firm terms established prior to the opening of the picture or estimates of the final mutually agreed upon settlement, which occurs at the conclusion of the picture run, subject to the film licensing arrangement. Estimates are based on the expected success of a film over the length of its run in the theatres.

ADVERTISING

         Advertising costs are expensed as incurred. Such expense for the years ended December 31, 2004 and 2003 was approximately $5,000 and $7,000, respectively.

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject Pavilion to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash. The Pavilion places its cash with high credit quality financial institutions. As of December 31, 2004 and 2003 there were no uninsured cash balances.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash, accounts payable and accrued liabilities are reflected in the financial statements at carrying value, which approximates fair value because of the short-term maturity of these instruments. The carrying value of the Company's capital lease obligation approximates fair value because the interest rate used represents borrowing rates available with similar terms.

INCOME TAXES

         The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

CAPITAL LEASE

         The Company leases the land, building, building improvements and all theater equipment under a lease agreement with a third party. The lease has been accounted for as a capital lease in accordance with Statement of Financial Accounting Standards No. 13, and accordingly, the Company has established assets under capital lease and a capital lease obligation on the accompanying Balance Sheets. The Company records the monthly minimum lease commitments as a reduction to the capital lease obligation, and records interest expense based on the lease's implicit interest rate. The Company records depreciation expense on the theater equipment over an estimated useful life of six years. The Company records depreciation expense on the building and improvements over the initial, noncancellable lease term of approximately 20 years.

NOTE 3 - RELATED PARTY INFORMATION

         The Company maintains an agency agreement with an affiliate to act as its exclusive booking agent for films to be shown at the theatre. The President of the affiliate is also the managing member of the Company. The agreement with this entity expires during January 2016 and provides for fees in the amount of $208,000 per annum. The agreement contains a provision for early termination penalty as further defined in the agreement. In addition, this affiliate provides management services to the Company. Such amounts are included in the accompanying Balance Sheets in the caption Payable to related party.

         Due to member represents short-term advances that are due on demand and are non-interest bearing.

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 - ACCRUED EXPENSES

         Accrued expenses consisted of the following as of December 31, 2004 and 2003:

                                                       DECEMBER 31,

                                                    2004         2003
                                                 --------     --------

          Accrued film rental payable            $680,126      890,218
          Sales tax payable                       294,768      212,754
          Accrued payroll                          21,767       23,915
                                                 $996,661     $996,661
                                                 --------     --------

NOTE 5 - COMMITMENTS

     Capital Leases

     Future minimum lease payments under the Company's capital lease as of December 31, 2004, are as follows:

     2005                                                           $ 1,871,571
     2006                                                             1,215,179
     2007                                                             1,245,559
     2008                                                             1,308,615
     2009                                                            19,245,232

     Minimum lease payments                                           26,162,854

     Less: amount representing interest                               18,715,742

     Subtotal                                                          7,447,112

     Less: current maturities of obligations under capital lease       1,871,571

         Obligations under capita lease, net of current maturities   $ 5,575,541

         Included in current maturities of obligations under capital lease as of December31, 2004 and 2003 is $686,030, and $265,000, respectively, of past due minimum rent payments owed by the Company to the landlord.

NOTE 6 - SALE OF BUSINESS ASSETS

         On February 11, 2005, substantially all of the assets and business operations (which includes assignment of the Company's lease obligation) of Pritchard were acquired by ADM Cinema Corporation, a wholly owned subsidiary of Access Integrated Technologies, Inc. ("Access IT"). The total consideration for the Pavilion was $5.2 million of which $3.3 million was a cash payment (less $500,000 held in escrow pending the completion of construction of an additional movie theatre screen) and $1.7 million represents a 5-year, 8% note payable and $200,000 was the estimated transaction fees. In connection with the acquisition, Access IT issued 40,000 shares of its unregistered Class A Common Stock to the landlord as consideration for assignment of the lease to ADM Cinema Corporation and the waiver of a security deposit.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEARS ENDED MARCH 31, 2005

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected unaudited financial data should be read in conjunction with the historical consolidated financial statements of Access Integrated Technologies, Inc. ("AccessIT"), FiberSat Global Services, LLC ("FiberSat") and the Pavilion Movie Theater ("Pavilion Theatre"), including the notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The following unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred if the transactions had been actually completed at the dates indicated, nor is it necessarily indicative of future results of operations of the combined companies. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2005 has been prepared to reflect the acquisition of FiberSat and Pavilion as if the acquisition had occurred as of April 1, 2004 by combining the separate historical statements of operations of FiberSat for the nine months ended December 31, 2004, the Pavilion Theater for the fiscal year ended December 31, 2004 and, AccessIT for the fiscal year ended March 31, 2005.

On November 17, 2004, AccessIT completed the acquisition of FiberSat by issuing 540,000 shares of restricted Class A common stock and paying approximately $381 in cash. AccessIT also incurred direct transaction costs of approximately $180 related to the FiberSat acquisition. In addition, AccessIT may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. The Company has also agreed to a one-time issuance of up to additional 100,000 Class A Shares if, in accordance with an agreed upon formula, the market value of the Company's Class A Shares is less than 80% of the closing trading price on the closing date. The acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141.

On December 23, 2004, ADM Cinema entered into an asset purchase agreement with Pritchard Square Cinema, LLC, a New York limited liability company (the "Seller"), and Norman Adie, the Seller's managing member, to purchase substantially all of the assets and certain liabilities of the Seller's Pavilion Theatre (the "Pavilion Acquisition"). On February 11, 2005 the acquisition of the Pavilion was completed. The purchase price included a cash payment of $3,300 (less $500 held in escrow pending the completion of certain construction) and a five-year 8% promissory note for $1,700. In addition, ADM Cinema assumed the lease covering the land, building and improvements which is classified as a capital lease on the consolidated balance sheet. Also, in connection with renegotiating the lease, the Company issued 40,000 unregistered shares of Class A Common Stock to the landlord of the Pavilion Theatre, which was valued by an independent appraiser at $132.


                                       ACCESS INTEGRATED TECHNOLOGIES, INC.

                          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

                                    FOR THE FISCAL  YEAR ENDED  MARCH 31,  2005
                                (in  thousands,  except  share  and per  share data)

                                                                 HISTORICAL                        PRO-FORMA

                                                        (1)          (1)         (1)
                                                                  FIBERSAT     PRITCHARD
                                                                   GLOBAL       SQUARE      PRO-FORMA
                                                      ACCESSIT    SERVICES     CINEMA, LLC  ADJUSTMENTS       COMBINED
                                                    -----------   ---------    --------     ---------         ----------
Revenues                                            $    10,651   $   2,567    $  4,427     $      --            $17,645
Cost of revenues                                          5,811         740       3,688            --             10,239
                                                    -----------   ---------    --------     ---------         ----------
Gross profit                                              4,840       1,827         739            --              7,406
                                                    -----------   ---------    --------     ---------         ----------
Operating Expenses Selling, General and
Administrative                                            5,607         981          --            --              6,588
Provision for doubtful accounts                             640          --          --            --                640
Research and Development                                    666          --          --            --                666
Non-Cash Stock-Based Compensation                             4          --          --            --                  4
Depreciation and Amortization                             3,623         548         378           202   (2)        4,751
                                                             --          --          --          (108)  (3)         (108)
Impairments Loss                                             --         358          --          (358)  (4)           --
                                                    -----------   ---------    --------     ---------         ----------
Total Operating Expenses                                 10,540       1,887         378          (264)            12,541
                                                    -----------   ---------    --------     ---------         ----------
Income/ (Loss) From Operations                           (5,700)        (60)        361          (264)            (5,135)
                                                    -----------   ---------    --------     ---------         ----------
Interest Income                                               5           2          --            --                  7
Interest Expense                                           (605)       (120)     (1,259)           58   (5)       (1,926)
                                                             --          --          --          (134)  (6)         (134)
                                                             --          --          --          (532)  (7)         (532)
Other Non-Cash Interest Expenses                           (832)         --          --          (172)  (8)       (1,004)
Other Income, Net                                            23          --          --            --                 23
                                                    -----------   ---------    --------     ---------         ----------
Net Loss Before Income Taxes and
minority interest in subsidiary                          (7,109)       (178)       (898)         (516)            (8,701)
Income Tax Benefit
(Expense)                                                   311          (5)         --            --                306
                                                    -----------   ---------    --------     ---------         ----------
Net Loss before minority interest in
subsidiary                                           $   (6,798)       (183)       (898)         (516)            (8,395)
Minority Interest in subsidiary                              10          --          --            --                 10
Net Loss Available to Common
Stockholders                                         $   (6,788)   $   (183)   $   (898)        $(516)        $   (8,385)
Net Loss Available to Common
Stockholders Per Common Share Basic
and Diluted                                          $    (0.70)   $     --    $     --                       $    (0.83)
Weighted Average Number of Common
Shares Outstanding Basic and Diluted                  9,668,876          --          --           376  (9)    10,045,369

--------------------------------------------------------------------------------

(1) Statement of Operations presented for AccessIT are for the year ended March 31, 2005, which include results of operations for FiberSat from its date of acquisition of November 17, 2004, and for Pavilion from its date of acquisition on February 10, 2005. Statement of Operations presented for FiberSat is for the nine months ended September 30, 2004. Statement of Operations presented for the Pavilion is for the year ended December 31, 2004.

(2) Represents depreciation & amortization on the preliminary appraised values of the acquired assets in connection with the Pavilion acquisition.

(3) Represents an adjustment to exclude depreciation on assets that were retained by the seller in connection with the FiberSat acquisition.

(4) Represents the exclusion of the impairment loss related to assets that were retained by the seller in connection with the FiberSat acquisition. The underlying assets were contractually excluded from the acquisition, therefore the related impairment loss was removed from the pro forma statement of operations.

(5) Represents a reduction of interest expense due to certain leases and notes payable retained by the seller in connection with the FiberSat acquisition.

(6) Represents adjustment for additional interest expense from the issuance of $1,700 in 8% notes related to the Pavilion acquisition.

(7) Represents adjustment for additional interest expense from the issuance of $7,600 in 7% convertible notes issued to fund the Pavilion acquisition and for working capital.

(8) Represents additional non-cash interest expense associated with the warrants connected to the 7% convertible notes issued 2/10/05.

(9) Represents an additional 341,753 shares to reflect the full year impact of the issuance of 540,000 shares issued in connection with the FiberSat acquisition. Also reflects an additional 34,740 shares to reflect the full year impact of the 40,000 shares issued in connection with the Pavilion acquisition.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sale of our Class A Common Stock. In this prospectus, "Access Integrated Technologies, Inc.," "we," "us", "the company", "AccessIT" and "our company" refer to Access Integrated Technologies, Inc.

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus summary........................................................     2
Risk factors..............................................................    10
Forward-looking statements................................................    20
Use of proceeds...........................................................    20
Capitalization............................................................    21
Price Range of Common Stock ..............................................    23
Dividend policy...........................................................    23
Selected historical and pro forma financial data..........................    24
Management's discussion and analysis of financial condition and results
of operations.............................................................    28
Business..................................................................    42
Employees.................................................................    54
Property..................................................................    54
Legal Proceedings.........................................................    55
Management................................................................    57
Related party transactions................................................    70
Principal stockholders....................................................    73
Description of securities.................................................    75
Plan of Distribution......................................................    81
Transfer agent............................................................    81
Legal matters.............................................................    81
Experts...................................................................    81
Changes in and disagreements with accountants on accounting and financial
disclosure................................................................    81
Where you can find more information.......................................    82
Index to financial statements.............................................   F-1
Pro Forma Financial Information ..........................................   P-1


                                  40,308 Shares

                              Class A Common Stock

                                   PROSPECTUS

                                 _________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The amended and restated certificate of incorporation and the bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides in pertinent part as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     As permitted by Section 102(b)(7) of the DGCL, Article Sixteen of the Registrant's amended and restated certificate of incorporation eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as a director except, as set forth in said Section 102(b)(7), for (i) any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) illegal dividend payments, redemptions or repurchases under Section 174 of the DGCL or (iv) any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 7 of the Underwriting Agreement (Exhibit 1.1 hereto), which provides for certain indemnification (or contribution) by the underwriters of the Registrant and certain of its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table presents the costs and expenses payable by us in connection with the sale of our Class A common stock being registered. All amounts are estimates except for the SEC registration fee and the American Stock Exchange listing fee.

       SEC registration fee...............................$               60.68*

       American Stock Exchange listing fee.................           46,500.00*
       Printing expenses...................................           13,000.00*
       Legal fees and expenses.............................           15,000.00
       Accounting fees and expenses........................           15,000.00
       Miscellaneous fees and expenses.....................            5,000.00
                                                                    ------------
       Total:                                            $            94,560.68

                                    * Previously paid in connection with our IPO

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The Registrant and MidMark entered into a Preferred Stock and Warrants Purchase Agreement, dated as of November 27, 2002, whereby MidMark purchased from the Registrant (i) 4,976,391 shares of Series B Preferred Stock, (ii) a contingent warrant to purchase up to 381,909 shares (and, upon certain conditions, an additional 38,526 shares) of the Class A common stock, (iii) a contingent warrant to purchase up to 144,663 shares (and, upon certain conditions, an additional 14,593 shares) of the Class A common stock, and (iv) a contingent warrant to purchase up to 100,401 shares of the Class A common stock, for an aggregate purchase price of $2.5 million. The Registrant received an executed Accredited Investor Certification from MidMark and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

         From March 2002 to August 2002, the Registrant borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, A. Dale Mayo, Brett E. Marks, CMNY, and several other investors the aggregate principal amount of $3.175 million. In connection with these five-year notes, the Registrant granted to such investors ten-year warrants to purchase up to an aggregate of 317,500 shares of our Class A common stock at an exercise price of $.05 per warrant share, or $15,875 in the aggregate. The Registrant received an executed Accredited Investor Certification from each of such investors and relied on registration exemptions under Rule 506 of Regulation D under, and
Section 4(2) of, the Securities Act.

         In December 2002, the Registrant granted the following shares of its Class A common stock as compensation for services rendered: Gary Loffredo -- 20,000; Jeff Butkovsky -- 15,000; Brian Pflug -- 20,000; and Dale Morris -- 5,000. In connection with the granting of these shares, four of the Registrant's founders returned 60,000 shares, in the aggregate, of the Registrant's common stock outstanding, consisting of 30,000 shares of Class A common stock and 30,000 shares of Class B common stock.

         In June and July 2003, we borrowed from, and issued five-year promissory notes to, several other investors the aggregate principal amount of $1.23 million. In connection with these five-year notes, we granted to such investors ten-year warrants to purchase up to an aggregate of 123,000 shares of our Class A common stock at an exercise price of $.05 per warrant share, or $6,150 in the aggregate.

         In August 2003, one of the investors of the one-year promissory notes exercised its attached warrants to purchase 6,902 shares of our Class A common stock by paying $345, and two of the investors of the five-year promissory notes exercised their attached warrants to purchase 106,000 shares of our Class A common stock by paying $5,300.

         In September 2003, several holders of our one-year and five- year notes exercised the warrants attached thereto to purchase an aggregate of 307,787 shares of Class A common stock by paying $15,389.

         In October 2003, several holders of our one-year and five-year notes exercised the warrants attached thereto to purchase an aggregate of 40,118 shares of Class A common stock by paying $2,006.

         In September 2003, we and MidMark entered into an Exchange Agreement, whereby we agreed to issue, upon and subject to the completion of our IPO, 2,207,976 shares of Class A common stock to MidMark in exchange for its agreement to (i) convert all of its shares of Series A and Series B preferred stock into shares of Class A common stock, (ii) exchange warrants exercisable for shares of Class A common stock for 320,000 shares of Class A common stock,
(iii) exercise a warrant to purchase up to 144,663 shares of Class A common stock (143,216 shares on a cashless-exercise basis) and (iv) to accept 104,175 shares of Class A common stock as payment of accrued dividends on shares of Series A and Series B preferred stock held by such stockholder.

         In November 2003, we issued 400,000 unregistered shares of our Class A common stock as partial consideration for our acquisition of all of the outstanding common stock of Hollywood SW.

         On January 9, 2004, we issued 100,000 unregistered shares of our Class A common stock as partial consideration for our acquisition for all of the outstanding common stock of Managed Services.

         On March 24, 2004, we exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of our Class A common stock and for convertible notes, convertible into shares of our Class A common stock, respectively. Pursuant to this transaction, we issued 707,477 shares of Class A common stock and $1.7 million aggregate principal amount of convertible notes, which as of March 1, 2005 were convertible into a maximum of 310,857 shares of Class A common stock.

         On March 29, 2004, we entered into an Asset Purchase Agreement with Boeing to acquire certain assets of Boeing Digital, a unit of Boeing. As partial consideration for the acquired assets, we issued 53,534 unregistered shares of our Class A common stock to Boeing.

         On May 26, 2004, we entered into an agreement with the holder of 750,000 shares of AccessDM. AccessDM's common stock to exchange all of their shares for 31,300 unregistered shares of our Class A common stock.

         On June 4, 2004, we issued 1,217,500 unregistered shares of our Class A common stock pursuant to a private placement with institutional and other accredited investors. Additionally, we issued warrants to the investors, exercisable upon receipt, to purchase up to 243,500 shares of Class A common stock at an exercise price of $4.80 per share and warrants to the placement agent, exercisable upon receipt, to purchase up to 60,875 shares of Class A common stock at an exercise price of $4.80 per share. We registered the resale of all of the 1,217,500 shares and the 304,375 shares underlying the warrants on a registration statement on Form SB-2, which was declared effective by the SEC on July 20, 2004.

         On October 19, 2004, we entered into an Asset Purchase Agreement with FiberSat to acquire substantially all of the assets of FiberSat. As partial consideration for the acquired assets, we initially issued 500,000 unregistered shares of our Class A common stock to certain members of FiberSat and repaid certain liabilities of FiberSat with 40,000 unregistered shares of Class A common stock and $381,000 in cash. The shares issued to FiberSat members carry piggyback registration rights. Some of the members exercised their piggyback registration rights and we registered the resale of 400,525 shares out of such 500,000 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On October 26, 2004, we entered into a stock purchase agreement with certain investors, whereby we issued 282,776 unregistered shares of our Class A common stock at $3.89 per share for gross proceeds of $1.1 million. These shares carry piggyback and demand registration rights, at the sole expense of the investors. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On February 10, 2005, we issued Convertible Debentures to a group of institutional investors for aggregate proceeds of $7.6 million, which convertible debentures are initially convertible into 1,867,332 shares of our Class A common stock, based upon an initial conversion price of $4.07 per share subject to adjustment from time to time. Additionally, we issued to the investors the Convertible Debentures Warrants to purchase up to 560,197 shares of our Class A common stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. Such warrants are exercisable beginning on September 9, 2005 until 5 years thereafter. We registered the resale of all of the shares underlying the Convertible Debentures and the Convertible Debentures Warrants on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On February 11, 2005, we consummated the acquisition of substantially all of the assets of the Pavilion Theatre, including certain leased property. In connection therewith, we issued 40,000 unregistered shares of our Class A common stock to a landlord such leased property as consideration for the landlord's waiver of our requirement to make a security deposit under the lease.

         On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.

         The sales of the above securities were determined to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act, Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering or transactions under compensation benefit plans and contracts relating to compensation as provided under Rule 701. In addition, the purchasers of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issue in these transactions. All purchasers had adequate access, through their relationships with us, to information about us. The above transactions do not reflect the one-for-five reverse stock split effective as of September 18, 2003.

ITEM 27.  EXHIBITS.

EXHIBIT

NUMBER         DESCRIPTION OF DOCUMENT

1.1      --    Form of  Underwriting  Agreement  between the  Registrant and the
               underwriter  to  the   Registrant's   November  10,  2003  Public
               Offering. (3)

2.1      --    Stock  Purchase  Agreement,  dated  July 17,  2003,  between  the
               Registrant and Hollywood Software, Inc. and its stockholders. (1)

2.2      --    Exchange  Agreement,  dated as of September 17, 2003, between the
               Registrant and MidMark Equity Partners II, L.P. (2)

2.3      --    Amendment No. 1 to Stock Purchase Agreement, dated as of November
               3, 2003,  between and among the Registrant,  Hollywood  Software,
               Inc., the selling stockholders and Joseph Gunnar & Co., LLC. (3)

2.4      --    Stock Purchase  Agreement,  dated as of December 22, 2003,  among the Registrant, Concurrent Technologies, Inc. and Erik B. Levitt.
               (4)

2.5      --    Asset Purchase Agreement, dated as of March 29, 2004, between the
               Registrant and The Boeing Company. (5)

2.6      --    Form of Exchange  Agreement (debt for equity),  dated as of March
               24, 2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

2.7      --    Form of Exchange Agreement (debt for debt), dated as of March 24,
               2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

2.8      --    Securities  Purchase  Agreement,  dated as of June 2, 2004, among the Registrant and certain investors. (7)

2.9      --    Asset Purchase Agreement, dated as of October 19, 2004, among the
               Registrant,  FiberSat  Global  Services,  Inc.,  FiberSat  Global
               Services LLC, Richard Wolfe, Ravi Patel, McKebben Communications,
               Globecomm  Systems,  Inc.,  Timothy  Novoselski,  Scott Smith and
               Farina. (11)

2.10     --    Asset Purchase  Agreement,  dated as of December 23, 2004,  among
               ADM Cinema  Corporation,  Pritchard Square Cinema, LLC and Norman
               Adie. (13)

2.11     --    Stock Purchase Agreement, dated as of October 26, 2004, among the
               Registrant and the purchasers identified therein. (13)

2.12     --    Securities  Purchase  Agreement,  dated as of  February  9, 2005, among the Registrant and certain investors. (12)

2.13     --    Securities Purchase  Agreement,  dated as of July 19, 2005, among the Registrant and certain investors. (19)

3.1      --    Fourth Amended and Restated  Certificate of  Incorporation of the
               Registrant. (4)

3.2      --    Bylaws of the Registrant. (1)

4.1      --    Form of Warrant Agreement (with Warrant Certificates) between the
               Registrant and the lead underwriter. (3)

4.2      --    Specimen certificate representing Class A common stock. (3)

4.3      --    Promissory note issued by the Registrant to ColoSolutions,  Inc., dated November 27, 2002.  (1) 4.4  Promissory  note issued by the
               Registrant to holders of ten-year warrants. (1)

4.5      --    Form  of note  to be  issued  by the  Registrant  to the  selling stockholders of Hollywood Software, Inc. (1)

4.6      --    Form of Pledge and Security Agreement between the Registrant, the selling stockholders of Hollywood Software, Inc. and the pledge agent. (1)

4.7      --    Promissory  note dated  November 3, 2003 issued by the Registrant to David Gajda. (3)

4.8      --    Promissory  note dated  November 3, 2003 issued by the Registrant to Robert Jackovich. (3)

4.9      --    Pledge and  Security  Agreement,  dated as of  November  3, 2003, between the Registrant and the selling  stockholders of Hollywood
               Software, Inc. (3)

4.10     --    Registration  Rights  Agreement,  dated as of  January  9,  2004, between the Registrant and Erik B. Levitt. (4)

4.11     --    Promissory  note dated March 29, 2004 issued by the Registrant to
               The Boeing Company. (5)

4.12     --    Registration  Rights  Agreement,  dated  as of  March  29,  2004, between the Registrant and The Boeing  Company.  (5)

4.13     --    Form of Subordinated  Convertible Promissory Note, dated March
               24, 2004, issued by the Registrant to each investor taking part in the March 24, 2004 exchange offering. (6)

4.14     --    Form of  Registration  Rights  Agreement,  dated as of March  24,
               2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

4.15     --    Form of Warrant,  dated June 2004, issued to purchasers  pursuant to Securities Purchase Agreement, dated as of June 1, 2004, among the Registrant and certain investors. (7)

4.16     --    Form of Warrant,  dated June 2004,  issued to placement  agent in connection with Securities Purchase  Agreement,  dated as of June
               1, 2004, among the Registrant and certain investors. (7)

4.17     --    Registration  Rights  Agreement,  dated as of June 2004, among the Registrant and certain  investors.  (7)

4.18     --    Promissory  Note,   dated  November  14,  2003,   issued  by  the
               Registrant to David Gajda. (8)

4.19     --    Promissory  Note,   dated  November  14,  2003,   issued  by  the
               Registrant to Robert Jackovich.(8)

4.20     --    Registration  Rights  Agreement,  dated as of  November  8, 2004, among the Registrant and certain investors. (13)

4.21     --    Form of  Subsidiary  Guarantee  to be  entered  into  by  certain
               subsidiaries  of  the  Registrant   pursuant  to  the  Securities
               Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.22     --    Form of Debenture to be issued to the purchasers  pursuant to the
               Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.23     --   Form of Warrant to be issued to the  purchasers  pursuant  to the
               Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.24     --    Form of Registration  Rights Agreement,  among the Registrant and certain investors pursuant to the Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.25     --    Form of Warrant,  issued to purchasers pursuant to the Securities
               Purchase Agreement, dated as of July 19, 2005. (19)

4.26     --    Form of Registration  Rights Agreement,  among the Registrant and certain investors pursuant to the Securities Purchase Agreement, dated as of July 19, 2005. (19)

5.1      --    Opinion of Kirkpatrick & Lockhart LLP. (3)

5.2      --    Opinion  of  Gary  S.  Loffredo,  Esq,  General  Counsel  of  the
               Registrant. (17)

10.1     --    Employment  Agreement,  dated as of July 1,  2000  (as  amended), between the Registrant and A. Dale Mayo. (1)

10.2     --    Employment  Agreement,  dated as of April 10,  2000,  between the
               Registrant and Kevin Farrell. (1)

10.3     --    Form of Employment  Agreements between Hollywood  Software,  Inc.
               and David Gajda/Robert Jackovich. (1)

10.4     --    First  Amended  and  Restated  2000  Stock  Option  Plan  of  the
               Registrant. (1)

10.5     --    Amendment  No. 1 to the First  Amended  and  Restated  2000 Stock
               Option Plan of the Registrant. (2)

10.6     --    Asset Purchase Agreement,  dated as of November 16, 2001, between the Registrant and BridgePoint International (USA), Inc. (1)

10.7     --    Asset Purchase  Agreement,  dated as of October 10, 2002, between the Registrant,  R.E. Stafford,  Inc. d/b/a ColoSolutions and Cob
               Solutions Global Services, Inc. (1)

10.8     --    Services Distribution Agreement, dated July 17, 2001, between the
               Registrant and Managed Storage International, Inc. (1)

10.9     --    License  Agreement  between the Registrant and AT&T Corp.,  dated
               July 31, 2001. (1)

10.10    --    Master  Agreement for Colocation Space between the Registrant (by assignment  from Cob  Solutions  Global  Services,  Inc.) and KMC
               Telecom VI LLC dated April II, 2002. (1)

10.11    --    License  Agreement  between the Registrant  (by  assignment  from
               Bridgepoint International (USA), Inc.) and Zone
               Telecom, Inc. dated February 27, 2001. (1)

10.12    --    Lease Agreement, dated as of May 23, 2000, between the Registrant
               (formerly Fibertech & Wireless,  Inc.) and 55 Madison Associates,
               LLC. (1)

10.13    --    Agreement  of  Lease,  dated as of July  18,  2000,  between  the
               Registrant  and 1-10  Industry  Associates,  LLC. (1) 10.14 Lease
               Agreement,  dated as of August 28, 2000,  between the  Registrant
               (formerly Fibertech & Wireless,  Inc.) and RFG Co. Ltd. (1) 10.15
               Letter Amendment to the Lease Agreement, dated August 28, 2000, between the Registrant (formerly Fibertech & Wireless, Inc.) and
               RFG Co. Ltd. (1)

10.16    --    First  Amendment to the Lease,  dated August 28, 2000 between the
               Registrant (formerly Fibertech & Wireless, Inc.) and RFG Co. Ltd.
               dated October 27, 2000. (1)

10.17    --    Agreement  of Lease,  dated as of January 18,  2000,  between the
               Registrant  (by   assignment   from   BridgePoint   International
               (Canada), Inc.) and 75 Broad, LLC. (1)

10.18    --    Additional  Space  and Lease  Modification  to the  Agreement  of
               Lease, dated as of January 18, 2000, between the Registrant (by assignment from BridgePoint International (Canada), Inc.) and 75
               Broad, LLC dated May 16, 2000. (1)

10.19    --    Second  Additional Space and Lease  Modification to the Agreement
               of Lease,  dated as of January 18, 2000,  between the  Registrant
               (by assignment from BridgePoint International (Canada), Inc.) and
               75 Broad, LLC dated August 15, 2000. (1)

10.20    --    Lease  Agreement,  dated as of  January  17,  2001,  as  amended, between the Registrant (by assignment  from R. E. Stafford,  Inc.
               d/b/a ColoSolutions) and Union National Plaza I, Inc. (1)

10.21    --    Lease  Agreement,  dated as of  February  6,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions)  and  Granite -- Wall Street  Limited  Partnership
               (successor in interest to Duffy Wall Street L.L.C.). (1)

10.22    --    Indenture  Agreement,  dated  as of May  22,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and Research Boulevard Partnership. (1)

10.23    --    Lease  Agreement,  dated as of  January  22,  2001,  between  the
               Registrant  (by  assignment  from  ColoSolutions  L.L.C.) and 340
               Associates, L.L.C. (1)

10.24    --    Lease  Agreement,  dated as of September  29,  2002,  between the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and Jerry J. Howard and Eddy D. Howard. (1)

10.25    --    Office  Lease,  dated  as  of  February  22,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and One Liberty Place, L.C. (1)

10.26    --    Commercial  Property Lease between Hollywood  Software,  Inc. and
               Hollywood Media Center, LLC, dated January 1, 2000. (1)

10.27    --    Lease, dated as of February 1, 1999, between Hollywood  Software,
               Inc. and Spieker  Properties,  L. P. (1) 10.28 First Amendment to
               Lease, dated as of February 1, 1999, between Hollywood  Software,
               Inc. and Spieker Properties, L.P. dated May 10, 2000. (1)

10.29    --    Second Amendment to Lease,  dated as of February 1, 1999, between
               Hollywood  Software,  Inc.  and Spieker  Properties,  L.P.  dated
               February 16, 2001. (1)

10.30    --    Third Amendment to Lease,  dated as of February 1, 1999,  between
               Hollywood   Software,   Inc.  and  EOP-BREA  Park  Centre,   L.P.
               (successor in interest to Spieker  Properties,  L.P.), dated June
               27, 2002. (1)

10.31    --    Consulting Agreement between the Registrant (formerly Fibertech &
               Wireless, Inc.) and Harvey Marks dated June 2000. (1)

10.32    --    Independent Contractor Agreement, dated July31, 2003, between the
               Registrant  and  Kevin  Booth.  (1)  10.33  Universal   Transport
               Exchange License and Option Agreement, dated August 13, 2003, by and between the Registrant and Universal Access, Inc. (2)

10.34    --    Employment  Agreement,  dated as of January 9, 2004,  between the
               Registrant and Erik B. Levitt. (4)

10.35    --    Confidentiality, Inventions and Noncompete Agreement, dated as of
               January 9, 2004, between the Registrant and Erik B. Levitt. (4)

10.36    --    Employment Agreement,  dated as of November 21, 2003, between the
               Registrant  and Russell  Wintner.  (8) 10.37 Fourth  Amendment to
               Lease  Agreement,  dated as of  February  11,  2005,  between ADM
               Cinema Corporation and OLP Brooklyn Pavilion LLC. (17 )

10.38    --    Amendment  No. 2 to First  Amended and Restated 2000 Stock Option
               Plan of the Registr(16)

16.1     --    Letter from  PricewaterhouseCoopers LLP, dated September 10, 2004 regarding change in certifying accountants. (10)

21.1     --    List of Subsidiaries. (18)

23.1     --    Consent of Kirkpatrick & Lockhart LLP. (3)

23.2     --    Consent of Gary S. Loffredo, Esq. (15)

23.3     --    Consent of PricewaterhouseCoopers LLP.*

23.4     --    Consent of Eisner LLP.*

23.5     --    Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.6     --    Consent of Amper, Politziner & Mattia, P.C.*

24.1     --    Power of Attorney (included on signature page). (1)


* Filed herewith.

Documents Incorporated Herein by Reference:

(1) Previously filed with the Securities and Exchange Commission on August 6, 2003 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-107711).

(2) Previously filed with the Securities and Exchange Commission on September 22, 2003 as an exhibit to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-107711).

(3) Previously filed with the Securities and Exchange Commission on November 4, 2003 as an exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-107711).

(4) Previously filed with the Securities and Exchange Commission on February 17, 2004 as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2003 (File No. 001-31810).

(5) Previously filed with the Securities and Exchange Commission on April 2, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(6) Previously filed with the Securities and Exchange Commission on April 29, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(7) Previously filed with the Securities and Exchange Commission on June 2, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).


(8) Previously filed with the Securities and Exchange Commission on June 25, 2004 as an exhibit to the Registrant's Form 10-KSB for the fiscal year ended March 31, 2004 (File No. 001-31810).

(9) Previously filed with the Securities and Exchange Commission on July 2, 2004 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-117115).

(10) Previously filed with the Securities and Exchange Commission on September 14, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(11) Previously filed with the Securities and Exchange Commission on November 8, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(12) Previously filed with the Securities and Exchange Commission on February 10, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(13) Previously filed with the Securities and Exchange Commission on February 14, 2005 as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2004 (File No. 001-31810).

(14) Previously filed with the Securities and Exchange Commission on March 14, 2005 as an exhibit to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-117115).

(15) Previously filed with the Securities and Exchange Commission on March 31, 2005 as an exhibit to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-107711).

(16) Previously filed with the Securities and Exchange Commission on April 25, 2005 as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-124290).

(17) Previously filed with the Securities and Exchange Commission on April 29, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

 (18) Previously filed with the Securities and Exchange Commission on June 29, 2005 as an exhibit to the Registrant's Form 10-KSB for the fiscal year ended March 31, 2005 (File No. 001-31810).

(19) Previously filed with the Securities and Exchange Commission on July 22, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).


ITEM 28. UNDERTAKINGS.

     UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

           The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     UNDERTAKING REQUIRED BY REGULATION S-B, ITEM 512(E).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(F).

     The undersigned Registrant hereby undertakes that:

     (1) For determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of these securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the 1st day of August, 2005.

                                       ACCESS INTEGRATED TECHNOLOGIES, INC.

                                       By:  /S/ A. DALE MAYO
                                       -----------------------------------------
                                            A. Dale Mayo, President and
                                            Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement was signed by the following persons in the capacities and on the date(s) stated:

/s/ A. Dale Mayo         Chairman of the Board and                August 1, 2005
                         President and Chief Executive Officer
-----------------------
A. Dale Mayo             (Principal Executive Officer)

         *               Senior Vice President --                 August 1, 2005
-----------------------  Accounting and Finance
Brian D. Pflug           (Principal Financial and Accounting Officer)

         *               Senior Vice President --                 August 1, 2005
-----------------------  Data Center Operations and directors
Kevin J. Farrell

         *               Senior Vice President --                 August 1, 2005
-----------------------  Business Development and director
Brett E. Marks

         *               Senior Vice President -- Business Affairs;
-----------------------  Affairs; General Counsel; Secretary
Gary S. Loffredo         and director                             August 1, 2005

         *               Director                                 August 1, 2005
-----------------------
Robert Davidoff

         *               Director                                 August 1, 2005
-----------------------
Wayne L. Clevenger

         *               Director                                 August 1, 2005
-----------------------
Matthew W. Finlay

         *               Director                                 August 1, 2005
-----------------------
Gerald C. Crotty.

*  By: /S/ A. DALE MAYO
       -------------------------------------
       A. Dale Mayo
       Attorney-In-Fact for such persons

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE

AUDITED  CONSOLIDATED  FINANCIAL  STATEMENTS OF ACCESS INTEGRATED  TECHNOLOGIES,
INC.:
--------------------------------------------------------------------------------


Reports of Independent Registered Public Accounting Firms....................F-2

Consolidated balance sheets as of March 31, 2004 and 2005....................F-4

Consolidated statements of operations for the fiscal years ended
March 31, 2004 and 2005......................................................F-5

Consolidated statements of cash flows for the fiscal years ended
March 31, 2004 and 2005......................................................F-6

Consolidated statements of stockholders' equity for the fiscal years ended March 31, 2004 and 2005..........................................F-7

Notes to consolidated financial statements...................................F-9

AUDITED FINANCIAL STATEMENTS OF FIBERSAT GLOBAL SERVICES, LLC


Report of Independent Registered Public Accounting Firm.....................F-35

Balance sheet as of December 31, 2003, and the related statements of operations, members' equity and cash flows for the year then
ended.......................................................................F-36

Notes to Financial Statements...............................................F-40

UNAUDITED FINANCIAL STATEMENTS OF FIBERSAT GLOBAL SERVICES, LLC

Balance sheet as of September 30, 2004 and the related statements of operations, members' equity and cash flows for the nine months ended September 30, 2004
(unaudited).................................................................F-47

Notes to Financial Statements (unaudited)...................................F-51

AUDITED FINANCIAL STATEMENTS OF PRITCHARD SQUARE CINEMA, LLC

Report of Independent Registered Public Accounting Firm.....................F-58

Balance sheets as of December 31, 2004 and 2003.............................F-59

Statements of Operations and Members Deficiency for the fiscal years ended December 31, 2004 and 2003............................................F-60

Statements of Cash Flows for the fiscal years ended March 31, 2004 and 2003.F-61

Notes to financial statements...............................................F-62

PRO FORMA:
----------


Pro forma condensed combined  statements of operations for the fiscal year ended
March 31, 2005 (unaudited)...................................................P-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Access Integrated Technologies, Inc.


We have audited the accompanying consolidated balance sheet of Access Integrated Technologies, Inc. and subsidiaries (the "Company") as of March 31, 2005 and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Access Integrated Technologies, Inc. and subsidiaries as of March 31, 2005, and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Eisner LLP
Florham Park, New Jersey
June 10, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Access Integrated Technologies, Inc:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Access Integrated Technologies, Inc. and its subsidiaries at March 31, 2004, and the results of their operations and their cash flows for the year ended March 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
June 9, 2004

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except for share data)
                                                                   MARCH 31,

                                                              2004          2005
                                                              ----          ----
                                 ASSETS

CURRENT ASSETS

Cash and cash equivalents............................       $2,330        $4,779
Accounts receivable, net.............................          509           947
Prepaid and other current assets.....................          296           762
Unbilled revenue.....................................            8           550
                                                                 -           ---
Total current assets.................................        3,143         7,038
                                                             -----         -----
Property  and  equipment,  net.......................        5,865        14,261
Intangible assets, net...............................        4,200         3,337
Capitalized  software  costs,  net...................        1,430         1,622
Goodwill.............................................        5,378        10,363
Deferred  costs......................................           91           726
Unbilled revenue,   net  of  current   portion.......          596            69
Security deposits....................................          472           361
                                                               ---           ---
Total assets.........................................      $21,175       $37,777
                                                           =======       =======

LIABILITIES, REDEEMABLE STOCK AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
Accounts  payable and accrued  expenses..............       $1,371        $2,415
Current portion of notes payable.....................          650         1,415
Current portion of customer security deposits........           38           116
Current portion of capital leases....................          115           432
Current portion of deferred revenue..................          755           884
Current  portion of  deferred  rent expense..........            2            42
Total current liabilities............................        2,931         5,304
                                                             -----         -----

Notes  payable,  net of current  portion.............        5,589        12,682
Customer security deposits, net of current portion...          117           161
Deferred revenue, net of current portion.............          271            95
Capital leases, net of   current    portion..........           35         6,058
Deferred   rent expense..............................          884           970
Minority  interest in  subsidiary....................           10            --
Deferred tax liability...............................        1,520         1,210
                                                            ------         -----
Total liabilities....................................       11,357        26,480
                                                            ------        ------

COMMITMENTS AND CONTINGENCIES (See Note 7)

Redeemable Class A common stock, issued and outstanding,
2004 and 2005 - 53,534 shares, respectively                   238            250

Stockholders' Equity:

Class A common stock,  $.001 par value per share;
40,000,000 shares authorized; shares issued and
outstanding, 2004 - 7,281,730 and 2005 shares issued
9,433,328 and shares outstanding 9,381,888, respectively        7              9

Class B common stock,  $.001 par value per share;
15,000,000 shares authorized; shares issued and
outstanding, 2004 and 2005 1,005,811 and 965,811 shares         1              1

Additional  paid-in  capital..........................     24,271         32,696
Treasury stock,  at cost  51,440  shares..............         --          (172)
Accumulated deficit...................................   (14,699)       (21,487)
                                                        ---------       --------
Total stockholders' equity............................      9,580         11,047
                                                            -----         ------
Total Liabilities, Redeemable Stock and Stockholders'
Equity................................................    $21,175        $37,777
                                                          =======        =======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except for share and per share data)

                                                      FOR THE FISCAL YEARS ENDED
                                                                  MARCH 31,

                                                              2004          2005
                                                              ----          ----
Revenues:
Media services............................................. $1,356        $4,043
Data center  services......................................  5,845         6,608
                                                             -----         -----
Total revenues.............................................  7,201        10,651
                                                             -----         -----
Costs of revenues (exclusive of depreciation and amortization of
$2,692 in 2004 and $3,623 in 2005 shown below):
Media  services............................................    152         1,696
Data center  services......................................  3,515         4,115
                                                             -----         -----
Total costs of revenues....................................  3,667         5,811
                                                             -----         -----
Gross profit (exclusive of depreciation and amortization of
$2,692 in 2004 and $3,623 in 2005).........................  3,534         4,840
Operating expenses:
Selling, general and administrative (excludes non-cash
stock-based compensation of $15 in 2004 and $4 in  2005)...  3,204         5,607
Provision  for doubtful accounts...........................     73           640
Research and development...................................     55           666
Non-cash stock-based  compensation.........................     15             4
Depreciation and  amortization.............................  2,692         3,623
                                                             -----         -----
Total operating  expenses..................................  6,039        10,540
                                                             -----        ------
Loss before other income/expense...........................(2,505)       (5,700)

Interest income............................................      6             5
Interest expense...........................................  (542)         (605)
Loss on early extinguishment of debt.......................  (126)            --
Non-cash  interest   expense...............................(1,823)         (832)
Other expense, net.........................................   (52)            23
                                                              ----            --
Loss before  income tax benefit and  minority  interest....(5,042)       (7,109)

Income tax benefit.........................................    212           311
                                                               ---           ---

Net loss before minority interest in subsidiary............(4,830)       (6,798)
Minority interest in loss of subsidiary....................    25             10
                                                               --             --
Net loss.................................................. (4,805)       (6,788)

Accretion related to redeemable convertible
preferred stock..........................................  (1,588)            --

Accretion of preferred dividends.........................    (220)            --
                                                             -----            --

Net loss available   to  common   stockholders........... $(6,613)      $(6,788)
                                                          ========      ========

Net loss available to common  stockholders per common share:
Basic and diluted........................................  $(1.37)       $(0.70)
                                                           =======       =======

Weighted  average  number of  common  shares outstanding:
Basic and diluted........................................4,826,776     9,668,876
                                                         =========     =========
See accompanying Notes to Consolidated  Financial
Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (In thousands)

                                                      FOR THE FISCAL YEARS ENDED
                                                               MARCH 31,
                                                            2004        2005
                                                            ----        ----
Cash flows from operating activities:
Net loss.................................................$(4,805)     $(6,788)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation and amortization............................   2,692       3,623
Amortization of software development costs...............     118         369
Amortization of deferred tax liability...................    (85)        311)
Provision for doubtful accounts..........................      29         550
Non-cash stock-based compensation........................      15           4
Non-cash interest expense................................   1,823         832
Minority interest........................................    (25)        (10)
Decrease in fair value of common stock warrants..........      --        (91)
Loss on early extinguishment of debt.....................     126         --
Changes in operating assets and liabilities:
Accounts receivable......................................   (312)       (455)
Prepaid and other current assets.........................       4       (422)
Other assets.............................................    (24)     (1,034)
Accounts payable and accrued expenses....................     292         387
Deferred revenue.........................................     237        (52)
Other liabilities........................................     236         140
                                                              ---         ---
Net cash provided by (used in) operating activities......     321     (3,258)

                                                              ---     -------
Cash flows from investing activities:

Purchases of property and equipment...................      (279)     (1,932)
Purchase of intangible assets............................    (50)        (38)
Additions to capitalized software costs..................   (198)       (561)
Acquisition of Hollywood Software, net of cash
acquired................................................. (2,387)         --
Acquisition of Core Technology Services..................   (275)         --
Acquisition of Boeing Digital Cinema assets..............   (405)         --
Acquisition of Pavilion Theatre, net of cash acquired....     --      (2,886)
Acquisition of FiberSat, net of cash acquired ...........     --        (508)
                                                              --       -----
Net cash used in investing activities.................... (3,594)     (5,925)
                                                          -------     -------
Cash flows from financing activities:
Net proceeds from issuance of notes payable and warrants.   1,230       7,600
Repayment of notes payable...............................  (1,000)      (579)
Principal payments on capital leases.....................    (363)      (284)
Repurchase of common stock...............................      --       (172)
Proceeds from issuance of common stock...................   4,780       5,067
                                                            -----       -----
Net cash provided by financing activities................   4,647      11,632
                                                            -----      ------
Net increase in cash and cash equivalents................   1,374       2,449
Cash and cash equivalents at beginning of year...........     956       2,330
                                                              ---       -----
Cash and cash equivalents at end of year.................  $2,330      $4,779
                                                           ======      ======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except for share data)

                                                                        Class A               Class B
                                                                      Common Stock          Common Stock       Treasury Stock
                                                                      ------------          ------------         ------------
                                                                   SHARES       AMOUNT    SHARES     AMOUNT   SHARES   AMOUNT

Balances as of March 31, 2003..................................... 2,015,770       $2     1,005,811      $1       --     $--

Issuance of common stock, net..................................... 1,380,000        1            --      --       --      --
Issuance of warrant to purchase common stock......................        --       --            --      --       --      --
Issuance of common stock in exchange for preferred stock
and contingent warrants                                            2,207,976        2            --      --        --     --
Issuance
of warrants to purchase common stock (attached to
notes payable)....................................................        --       --            --      --        --      --
Issuance
of common stock for the purchase of Hollywood
Software, Inc.....................................................   400,000       --            --      --        --      --
Issuance of common stock for the purchase of Core Technology
Services, Inc.....................................................   100,000       --            --      --        --      --
Issuance of common stock upon completion of notes exchange........   707,477        1            --      --        --      --
Issuance of common stock for goods and services...................     9,700       --            --      --        --      --
Exercise
of warrants to purchase common stock (attached to
notes payable)....................................................   460,807        1            --    --          --      --
Amortization of stock-based compensation..........................        --       --            --    --          --
Accretion of preferred stock to redemption amount.................        --       --            --    --          --      --
Gain on sale of stock by subsidiary...............................        --       --            --    --          --      --
Net loss..........................................................        --       --            --    --          --      --
                                                                          --       --            --    --          --      --

Balances as of March 31, 2004..................................... 7,281,730       $7     1,005,811    $1          --     $--
                                                                   ---------       --     ---------    --          --     ---

Issuance of common stock, net..................................... 1,500,298        2            --    --          --      --
Repurchase of common stock........................................  (51,440)      (1)            --    --       51,440   172)
Issuance of common stock in exchange for AccessDM common
stock.............................................................    31,300       --            --    --          --      --
Issuance of common stock for the purchase of FiberSat.............   540,000        1            --    --          --      --
Issuance of common stock for goods and services...................        --       --            --    --          --      --
Issuance of warrants attached to convertible notes payable........        --       --            --    --          --      --
Beneficial conversion feature on convertible notes payable........        --       --            --    --          --      --

Conversion of Class B shares to Class A...........................    40,000       --      (40,000)    --          --      --
          --
Issuance of common stock in connection with the Pavilion
acquisition.......................................................    40,000       --            --    --          --      --
Net loss..........................................................        --       --            --    --          --      --
                                                                          --       --            --    --          --      --

Balances as of March 31, 2005..................................... 9,381,888       $9       965,811    $1      51,440  $(172)
                                                                   =========       ==       =======    ==      ======  ======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - (CONTINUED)
                      (In thousands, except for share data)

                                                                     Additional   Deferred                       Total
                                                                     Paid-In      Stock-Based    Accumulated     Stockholders'
                                                                     CAPITAL      COMPENSATION   DEFICIT         EQUITY

Balances as of March 31, 2003......................................     $11,530      $(11)        $(9,894)         $1,628

Issuance of common stock, net......................................       4,372        --              --           4,373
Issuance of warrant to purchase common stock.......................         385        --              --             385
Issuance of common stock in exchange for preferred stock and
contingent warrants................................................       4,498        --              --           4,500
Issuance of warrants to purchase common stock (attached to
notes payable).....................................................         615        --              --             615
Issuance of common stock for the purchase of Hollywood
Software, Inc......................................................       1,380        --              --           1,380
Issuance of common stock for the purchase of Core Technology
Services, Inc......................................................         345        --              --             345
Issuance of common stock upon completion of notes exchange.........       2,566        --              --           2,567
Issuance of common stock for goods and services....................           7        (4)             --               3
Exercise of warrants to purchase common stock (attached to
notes payable).....................................................          22        --              --              23
Amortization of stock-based compensation...........................          --        15              --              15
Accretion of preferred stock to redemption amount..................      (1,588)       --              --         (1,588)
Gain on sale of stock by subsidiary................................         139        --              --             139
Net loss...........................................................          --         --         (4,805)        (4,805)
                                                                             --         --         -------        -------

Balances as of March 31, 2004......................................     $24,271        $--       $(14,699)         $9,580
                                                                       --------        ---       ---------         ------

Issuance of common stock , net.....................................       4,951         --              --          4,953
Repurchase of common stock.........................................          --         --              --          (173)
Issuance of common stock in exchange for AccessDM common
stock..............................................................          --         --              --             --
Issuance of common stock for the purchase of FiberSat.............        1,624         --              --          1,625
Issuance of common stock for goods and services...................            4         --              --              4

Issuance of warrants attached to convertible notes payable........        1,109         --              --          1,109
Beneficial conversion feature on convertible notes payable........          605         --              --            605
Conversion of Class B shares to Class A...........................           --         --              --             --
Issuance of common stock in connection with  the Pavilion
acquisition.......................................................          132         --              --            132
Net loss...........................................................         --          --         (6,788)        (6,788)
                                                                            --          --         -------        -------

Balances as of March 31, 2005......................................     $32,696        $--       $(21,487)        $11,047
                                                                        =======        ===       =========        =======

See accompanying Notes to Consolidated Financial Statements.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               (In thousands, except for share and per share data)

NOTE 1. NATURE OF OPERATIONS


     Access Integrated Technologies, Inc. ("AccessIT") was incorporated in Delaware in March 2000. Access Digital Media, Inc. ("AccessDM"), a wholly owned subsidiary of AccessIT, was incorporated in Delaware in February 2003. Hollywood Software, Inc. ("Hollywood SW") was incorporated in California in October 1997, and was acquired by AccessIT on November 3, 2003. Core Technology Services, Inc. ("Managed Services") was incorporated in New York in November 1995, and was acquired by AccessIT on January 9, 2004. FiberSat Global Services, Inc., ("FiberSat") a wholly-owned subsidiary of AccessIT was incorporated in Delaware in October 2004, and acquired certain assets and liabilities of FiberSat Global Services LLC on November 17, 2004. ADM Cinema Corporation ("ADM Cinema"), a wholly owned subsidiary of AccessIT, was incorporated in Delaware on December 21, 2004, and on February 11, 2005 acquired substantially all the assets of the Pavilion Theatre in Brooklyn, New York. AccessIT, AccessDM, Hollywood SW, Managed Services, FiberSat and ADM Cinema are referred to herein collectively as the ("Company"). AccessIT operates a national platform of carrier-diverse Internet Data Centers ("IDCs") in which the Company's customers have access to: secure, flexible space for installing network and server equipment; multiple fiber providers for connecting to the internet and/or other carrier networks; and a broad range of value-added data center services including the Company's AccessStorage-on-Demand managed storage service solutions. The Company's IDCs, called AccessColocenters, are designed to serve a variety of customers, including traditional voice/data competitive local exchange carriers, other integrated communication providers, Internet Service Providers, Application Service Providers ("ASPs"), Streaming and Content Delivery Service Providers, storage outsourcers, and small and medium sized enterprises. The Company currently operates nine IDCs located in eight states: Arkansas, Kansas, Maine, New Hampshire, New Jersey, New York, Texas and Virginia, plus a dedicated digital delivery site in Los Angeles, California. AccessDM is in the business of storing and distributing digital content to movie theaters and other remote venues. Hollywood SW is a provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software manages the planning, booking, scheduling, revenue sharing, cash flow and reporting associated with the distribution and exhibition of theatrical films. Managed Services is a provider of information technology consulting services; its primary offering is to provide managed network monitoring services through its global network command center. FiberSat provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced network operations center. ADM Cinema operates the Pavilion Movie Theatre/Entertainment Complex, an eight-screen movie theatre and cafe located in Brooklyn, New York (the "Pavilion Theatre").

BASIS OF PRESENTATION

For the fiscal years ended March 31, 2004 and 2005, the Company incurred net losses of $4,805 and $6,788 respectively, and positive and negative cash flows from operating activities of $321 and ($3,258), respectively. In addition, the Company has an accumulated deficit of $21,487 as of March 31, 2005. The Company also has debt service requirements (including interest) of $2,307 for the twelve months beginning in March 2005. Management expects that the Company will continue to generate operating losses for the foreseeable future due to depreciation and amortization, research and development, the continued efforts related to the identification of acquisition targets, marketing and promotional activities and the development of relationships with other businesses. Certain of these costs could be reduced if working capital decreased. Based on the
Company's cash position at March 31, 2005, and expected cash flows from operations; management believes that the Company has the ability to meet its obligations through March 31, 2006. The Company may attempt to raise additional capital from various sources for future acquisitions or for working capital as necessary. There is no assurance that such financing will be completed as contemplated or under terms acceptable to the Company or its existing shareholders. Failure to generate additional revenues, raise additional capital or manage discretionary spending could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The accompanying Consolidated Financial Statements do not reflect any adjustments which may result from the outcome of such uncertainties.

Certain reclassifications of prior period data have been made to conform to the current presentation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
PRINCIPLES OF CONSOLIDATION

The  Consolidated   Financial  Statements  include  the  accounts  of  AccessIT,
AccessDM,   Hollywood  SW,  Managed  Services,  FiberSat  and  ADM  Cinema.  All
intercompany transactions and balances have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with a maturity from the date of purchase of three months or less to be cash equivalents. Cash equivalents consist of money market mutual funds.

FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents to the extent these exceed federal insurance limits and accounts receivable. Risks associated with cash and cash equivalents are mitigated by the Company's investment policy, which limits the Company's investing of excess cash and cash equivalents to only money market mutual funds.

The Company places its cash with high credit quality financial institutions. These balances, as reflected in the financial institution's records, are insured in the U.S. by the Federal Deposit Insurance Corporation for up to $100. As of March 31, 2005, uninsured cash balances in the U.S. aggregated $4,399 with two financial institutions.

The Company's customer base is primarily composed of businesses throughout the United States. For the fiscal year ended March 31, 2004, three customers accounted for 27%, 12%, and 10% of revenues, respectively, and as of March 31, 2004 four customers accounted for 17%, 15%, 12% and 12% of accounts receivable, respectively. For the fiscal year ended March 31, 2005, one customer accounted for 18% of revenues, and as of March 31, 2005 three customers accounted for 13%, 12%, and 10% of accounts receivable, respectively. As of March 31, 2004 and 2005, the Company had established an allowance for uncollectable accounts against accounts receivable of $64 and $131, respectively. The Company records a general allowance for uncollectible accounts monthly, based on review of aged accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at original cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets as follows:

Computer equipment                   3-5 years
Machinery and equipment              3-6 years
Furniture and fixtures               3-6 years


Leasehold improvements and assets under capital leases are being amortized over the shorter of the lease term or the estimated useful life of the underlying assets. Maintenance and repair costs are charged to expense as incurred. Major renewals, betterments and additions are capitalized. Included in property and equipment as of March 31, 2004 and 2005 was $100 of construction services for which the Company issued Common Stock (as defined below) as consideration (see note 12).


FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable, accrued expenses and other obligations, approximate their fair value due to the short-term maturities of the related instruments. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable and capital lease obligations approximates fair value.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" as of April 1, 2002. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and of Long-Lived Assets to be Disposed Of", and portions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements". SFAS No. 144 generally conforms, among other things, impairment accounting for assets to be disposed of, including those in discontinued operations. The Company reviews the recoverability of its long- lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows is less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

INTANGIBLE ASSETS

The Company has adopted SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and other Intangible Assets." SFAS No. 141 requires all business combinations to be accounted for using the purchase method of accounting and that certain intangible assets acquired in a business combination must be recognized as assets separate from goodwill. SFAS No. 142 addressed the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with indefinite lives and goodwill will not be amortized but will be tested at least annually for impairment. If an impairment is indicated then the asset will be written down to its fair value typically based upon its future expected discounted cash flows. Intangible assets of the Company as of March 31, 2004 consist of customer contracts, trade names, trademarks and covenants not to compete. These were determined to be finite-lived intangibles assets and are being amortized over their useful lives ranging from 2 to 10 years. In addition, during the fiscal year ended March 31, 2005, the Company acquired intangible assets related to customer contracts, a corporate trade name, FCC broadcast licenses, and a liquor license. These were determined to be finite-lived intangibles assets and are being amortized over their useful lives of 5 years each. In addition the Company recorded goodwill in connection with the acquisitions of Hollywood SW, Managed Services, FiberSat and the Pavilion Theatre.

REVENUE RECOGNITION

Media Services revenues generated by Hollywood SW, FiberSat and the Pavilion Theatre are revenues generated from the following sources and are in accordance as follows: Software are accounted for in accordance with Statement of Position 97-2, "Software Revenue Recognition" ("SOP 97-2"), and Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). The Company's software revenues are generated from the following primary sources:
(1) software licensing, including customer licenses and ASP agreements, (2) software maintenance contracts, and (3) professional consulting services, which includes systems implementation, training, custom software development services and other professional services. FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided. Fibersat revenues are accounted for in accordance with SAB 104. Additionally, the Pavilion Theatre consists of the sale of movie theatre admissions and concession food and beverages, which are made, either in cash or via customer credit cards at the time of the transaction. Revenues are recognized at the time the transaction is complete, as the earnings process has been culminated, in accordance with SAB No. 104.

Software  licensing  revenue is recognized when the following  criteria are met:
(a) persuasive evidence of an arrangement exists, (b) delivery has occurred and no significant obligations remain, (c) the fee is fixed or determinable and (d) collection is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual events for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria have been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g., delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon vendor specific objective evidence. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers. In instances where the Company develops customized software application, the percentage-of-completion accounting is followed to recognize revenue.

Customers not wishing to license and operate the software themselves may use the software through an ASP arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded in cases of (1) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, (2) incomplete implementation of ASP service arrangements, or (3) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are classified as deferred revenue in the Consolidated Balance Sheet and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

Revenues in the Media Services segment also include digital cinema - related revenues generated by AccessDM. These revenues consist of (1) satellite delivery revenues, (2) data encryption and preparation fee revenues and (3) landing fees for delivery to each movie theatre. These revenues are recognized upon completion of the related services.

In addition, revenues in the Media Services segment include FiberSat, which consist of satellite transmission and network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided, in accordance with SAB No. 104.

Revenues in the Data Center Services segment consist primarily of license fees for colocation, riser access charges, electric and cross connect fees, and non-recurring installation and consulting fees. Revenues from colocation, riser access charges, electric and cross connect fees are billed monthly and, in accordance with SAB No. 104, are recognized ratably over the term of the contract, generally one to nine years. Certain customer contracts contain periodic increases in the amount of license fees to be paid, and those amounts are recognized as license fee revenues on a straight-line basis over the term of the contracts. Installation fees are recognized on a time and materials basis in the period in which the services were provided and represent the culmination of the earnings process as no significant obligations remain. Amounts collected prior to satisfying the above revenue recognition criteria are classified as deferred revenue. Amounts satisfying revenue recognition criteria prior to billing are classified as unbilled revenue.

In addition, within our Data Center Services segment, Managed Services revenues consist of network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

CAPITALIZED SOFTWARE COSTS

The Company accounts for software development costs under Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". Software development costs that are incurred subsequent to establishing technological feasibility are capitalized until the product is available for general release. Amounts capitalized as software development costs are amortized periodically using the greater of revenues during the period compared to the total estimated revenues to be earned or on a straight-line basis over five years. The Company reviews capitalized software costs for impairment on a periodic basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded for the fiscal years ended March 31, 2004 and 2005, respectively. Amortization of capitalized software development costs, included in costs of revenues, for the fiscal years ended March 31, 2004 and 2005 amounted to $118 and $369, respectively. Revenues relating to customized software development under a contract is recognized on a percentage of completion method. As of March 31, 2005, unbilled receivables under such contracts aggregated $517.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized based upon the differences arising from the carrying amounts of the Company's assets and liabilities for tax and financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period when the change in tax rates is enacted. A valuation allowance is established when it is determined that it is more likely than not that some portion of the deferred tax assets will not be realized.

The Company has a tax net operating loss ("NOL"). A full valuation allowance has been applied against this NOL and its other deferred tax assets.

NET LOSS PER SHARE AVAILABLE TO COMMON STOCKHOLDERS

Computations of basic and diluted net loss per share of the Company's Class A common stock ("Class A Common Stock") and Class B Common Stock (collectively, "Common Stock") have been made in accordance with SFAS No. 128, "Earnings Per Share". Basic net loss per share is computed by dividing net loss available to common stockholders (the numerator) by the weighted average number of shares of Common Stock outstanding (the denominator) during the period. Shares issued during the period are weighted for the portion of the period that they are outstanding. The computation of diluted net loss per share is similar to the computation of basic net loss per share except that the denominator is increased to include the number of additional shares of Common Stock that would have been outstanding if the dilutive potential shares of Common Stock had been issued and were outstanding. The numerator is adjusted for the impact of interest expense associated with potentially dilutive shares issuable upon conversion of convertible notes. The Company has incurred net losses for the fiscal years ended March 31, 2004 and 2005; therefore, the impact of dilutive potential shares of Common Stock has been excluded from the computation as it would be anti-dilutive.

The following outstanding stock options, warrants (prior to the application of the treasury stock method), convertible notes and redeemable convertible preferred stock (on an as-converted basis) were excluded from the computation of diluted net loss per share:


                                                                  MARCH 31,
                                                              2004        2005

Stock options ..........................................     520,564     762,897
Underwriter warrants ...................................     120,000     120,000
Shares issuable related to convertible notes............     308,225   2,175,193
Private Placement Warrants .............................        --       304,375
Convertible notes warrants .............................        --       560,196

ISSUANCE OF STOCK BY SUBSIDIARIES

Sales of stock by a subsidiary are accounted for in accordance with Staff Accounting Bulletin No. 51, topic 5H, "Accounting for Sales of Stock of a Subsidiary." At the time a subsidiary sells its stock to unrelated parties at a price different from the Company's book value per share, the Company's share of the subsidiary's net equity changes. If, at that time, the subsidiary is not a newly-formed, non-operating entity, nor a research and development, start-up or development stage company, nor is there question as to the subsidiary's ability to continue in existence, the Company records the change in its share of the subsidiary's net equity as a gain or loss in its Consolidated Statement of Operations. Otherwise, the increase is reflected in "subsidiaries' equity transactions" in the Company's Consolidated Statements of Shareholders' Equity.

STOCK-BASED COMPENSATION


The Company has stock based employee compensation plans, which are described more fully in Note 8. The Company accounts for its stock based employee compensation plans in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation is recorded on the date of grant only if the current fair value of the underlying stock exceeds the exercise price. The Company has adopted the disclosure standards of SFAS No. 148 "Accounting for Stock-Based Compensation - Transaction and Disclosures", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net loss and earnings per share disclosures for stock option grants made in 1995 and future years as if the fair-value-based method of accounting for stock options as defined in SFAS No. 123 had been applied. The following table illustrates the effect on net loss if the Company had applied the fair value recognition provisions to stock based compensation for the fiscal years ended March 31, 2004 and 2005:



                                                                                        MARCH 31,
                                                                                        ---------
                                                                                      2004       2005
                                                                                      ----       ----

Net loss as reported ...........................................................   $(4,805)    $(6,788)
Add: Stock-based compensation expense included in net loss .....................        15           4
Less: Stock-based compensation expense determined
under fair value based method ..................................................      (489)       (647)
                                                                                   -------     -------
Pro forma net loss .............................................................   $(5,279)    $(7,431)
                                                                                   =======     =======

Basic and diluted net loss available to common stockholders per share:

As reported ....................................................................   $ (1.37)    $ (0.70)
Pro forma ......................................................................   $ (1.47)    $ (0.77)

The fair value of each stock option granted during the year is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                                      2004        2005
                                                                                   -------     -------

Expected life (years) ..........................................................        10          10
Expected volatility ............................................................       110%        110%
Expected dividend yield ........................................................         0%          0%
Weighted average risk-free interest rate .......................................      4.32%       4.24%
Weighted average fair value per share of employee options
granted during the year ........................................................   $  3.93     $  7.94

RESEARCH AND DEVELOPMENT

AccessIT recorded research and development expenses, comprised mainly of personnel costs and outside services, of $55 and $666, respectively, for the fiscal years ended March 31, 2004 and 2005. The increase is attributable to research and development efforts at Hollywood SW related to the development of TDS International software application and various products including TDS, ITDS and EMS.

ADVERTISING COSTS

The Company has incurred advertising costs of $19 and $28, respectively, during the fiscal years ended March 31, 2004 and 2005. Advertising costs are expensed as incurred.

USE OF ESTIMATES


The preparation of Consolidated Financial Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant estimates related to software revenue recognition, capitalization of software development costs, amortization and impairment testing of intangible assets and depreciation of fixed assets. Actual results could differ from those estimates.

RISK AND UNCERTAINTIES

The Company is subject to all of the risks inherent in business in software development, colocation, and managed storage. These risks include, but are not limited to, limited operating history, limited senior management resources, rapidly changing technology business environments, the need for substantial cash investments to fund its operations, reliance on third parties, the competitive nature of the industry, development and maintenance of efficient information technologies, and uncertainty regarding the protection of proprietary intellectual properties.

NOTE 3. ACQUISITIONS

HOLLYWOOD SOFTWARE

On November 3, 2003, the Company completed the acquisition of all of the capital stock of Hollywood SW, after amending the agreement it had entered into on July 17, 2003 (the "Hollywood SW Acquisition"). To complete the acquisition of Hollywood SW, the Company issued collateralized promissory notes to the two holders of all of the capital stock of Hollywood SW, each in the principal amount of $3,625 (the "Notes"). The amount of the Notes represented the original purchase price of $7,300 (based on the IPO price less the underwriter's discount), less $50 that had already been paid by the Company. The Notes were due no later than five business days after the date that the Company's registration statement was declared effective by the Securities and Exchange Commission.

On November 14, 2003, four business days after the registration statement was declared effective, the Notes were exchanged for $2,500 in cash of which $50 had already been paid, promissory notes in the aggregate principal amount of $3,000 and 400,000 unregistered shares of Class A Common Stock. For purchase accounting purposes, the purchase price is $7,102, consisting of $2,722 of cash (including $222 of expenses); $1,380 of Class A Common Stock (400,000 shares valued at $3.45 per share, as determined by a valuation from an independent appraiser); and $3,000 of promissory notes. In addition, a contingent purchase price is payable each year for the three years following the closing if certain earnings targets are achieved. The Company has also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of Class A Common Stock during such 90 days declines below an average of $3.60 per share. The results of operations of Hollywood SW have been included in the Company's consolidated financial statements since the acquisition date.

The total purchase price of $7,102, including fees and expenses of the acquisition, has been allocated to the net assets acquired, including tangible and intangible assets and liabilities assumed, based upon the results of an independent appraisal of fair value, with the excess purchase price being allocated to goodwill. The goodwill recorded in the acquisition is not deductible for income tax purposes. The fair value of the tangible and intangible assets acquired and liabilities assumed has been reflected in the Consolidated Balance Sheet as follows:

Tangible and intangible assets acquired:
Current assets ..................................................         $  535
Property and equipment ..........................................             25
Capitalized software cost .......................................          1,350
Intangible assets ...............................................          2,170
Goodwill ........................................................          5,184
                                                                          ------

Total tangible and intangible assets acquired ...................          9,264
Less liabilities assumed:
Current liabilities .............................................            733
Deferred tax liability ..........................................          1,429
                                                                          ------
Total liabilities assumed .......................................          2,162
                                                                          ------
Total purchase price ............................................         $7,102
                                                                          ======

The intangible assets consist of customer contracts, covenants not to compete agreements and corporate trade names. These assets are being amortized over their estimated useful lives of 5, 5 and 10 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 .....................................................................  $422
2007 .....................................................................   422
2008 .....................................................................   422
2009 .....................................................................   252
2010 .....................................................................    12
Thereafter ...............................................................    43


MANAGED SERVICES

On December 22, 2003, the Company signed an agreement to purchase all of the outstanding common stock of Managed Services (the "Managed Services Acquisition"), and on January 9, 2004, the acquisition of Managed Services was completed. Managed Services is a managed service provider of information technologies; its primary product is managed network services through their global network command center. The Company believes that the acquisition of Managed Services will expand the existing capabilities and services of its IDCs. The purchase price consisted of $250 in cash and 100,000 unregistered shares of Class A Common Stock. In addition, the Company may be required to pay a contingent purchase price for any of the three years following the closing in which certain earnings targets are achieved; any additional payment is to be made in the same proportionate combination of cash and unregistered shares of Class A Common Stock as the purchase price payable at closing. The Company has also agreed to a one-time issuance of additional unregistered shares of Class A Common Stock to the seller up to a maximum of 20,000 shares if, in accordance with an agreed upon formula, the trading value of the Company's Class A Common Stock is less than $4.00 during the 90 day period at the end of the lock-up period. Based on a valuation from an independent appraiser, the restricted stock issued in the Managed Services Acquisition was estimated to have a fair value of $3.45 per share.

The total purchase price of $620, including $25 of fees and expenses, was allocated to the net assets acquired, including tangible and intangible assets, based upon the results of an independent appraisal of Fair value, with the excess purchase price being allocated to goodwill. The goodwill recorded on the acquisition is not deductible for income tax purposes. The fair value of the tangible and intangible assets acquired has been reflected in the Consolidated Balance Sheet as follows:

Tangible and intangible assets acquired:

Property and equipment ...........................................          $152
Intangible assets ................................................           450
Goodwill .........................................................           194
                                                                            ----
Total tangible and intangible assets acquired ....................           796

Deferred tax liability ...........................................           176
                                                                            ----
Total purchase price .............................................          $620
                                                                            ====

The intangible assets consist of customer contracts, covenants not to compete agreements and corporate trade names. These assets are being amortized over their estimated useful lives of 5, 5 and 10 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 .....................................................................   $87
2007 .....................................................................    87
2008 .....................................................................    87
2009 .....................................................................    66
2010 .....................................................................     3
Thereafter ...............................................................    11


BOEING DIGITAL

On March 29, 2004 the Company acquired certain assets of Boeing Digital, a division of Boeing (the "Boeing Digital Acquisition"). These assets were purchased to further the Company's strategy of becoming a leader in the delivery of movies and other digital content to movie theaters. The acquired assets consist of digital projectors, satellite dishes and other equipment installed at 28 screens within 21 theaters in the United States and at one theater in London, England, and satellite transmission equipment located in Los Angeles,
California. The initial purchase price consisted of: $250 in cash; 53,534 unregistered shares of Class A Common Stock; and a non-interest bearing note payable for $1,800 payable in equal installments over 4 years. In addition, the Company has agreed to make payments totaling a maximum of $1,000 over 4 years, representing 20% of the gross receipts generated by the acquired assets (the "Future Revenue Share"). Additionally, at any time during the 90 day period immediately following the first 12 months after the closing, Boeing can sell its 53,534 unregistered shares of Class A Common Stock to the Company in exchange for $250 in cash (the "Boeing Put Option").

Based on a valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $2,010, including estimated fees and setup costs of $155. The unregistered stock issued in the Boeing Digital Acquisition was estimated to have a fair value of $238. Due to the Boeing Put Option, the Class A Common Stock issued to Boeing has been reflected on the consolidated balance sheet as redeemable shares of Class A Common Stock, until such time as the Boeing Put Option expires or is exercised. The fair value of the assets acquired has been reflected in the consolidated balance sheet as follows:

Property & equipment ......................................               $1,645
Intangible assets .........................................                  365
                                                                          ------
Total .....................................................               $2,010
                                                                          ======

The intangible assets consist of customer contracts and covenants not to compete agreements. These assets are being amortized over their estimated useful lives of 4 and 2 years, respectively.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 ...................................................                    $116
2007 ...................................................                      76
2008 ...................................................                      76
2009 ...................................................                       4

FIBERSAT

On October 19, 2004, the Company and its wholly-owned subsidiary, FiberSat, entered into an agreement to purchase substantially all of the assets and certain specified liabilities of FiberSat Global Services, LLC ("FiberSat Seller") (the "FiberSat Acquisition"). On November 17, 2004, the FiberSat Acquisition was completed. FiberSat, headquartered in Chatsworth, California, provides services utilizing satellite ground facilities and fiber-optic connectivity to receive, process, store, encrypt and transmit television and data signals globally. FiberSat's Chatsworth facility currently houses the infrastructure operations of the Company's digital cinema satellite delivery services.

The initial purchase price for the FiberSat Acquisition consisted of 500,000 unregistered shares of Class A Common Stock, and the Company agreed to repay certain liabilities of FiberSat Seller on or before the closing of the FiberSat Acquisition, with up to $500 in cash and 100,000 unregistered shares of Class A Common Stock. The Company had the option to exchange up to 50,000 of such 100,000 shares of Class A Common Stock to increase the cash, and thereby decrease the Class A Common Stock portion of such repayment based on the ratio of one Class A Common Stock for each $5.00 of additional cash. The Company repaid these liabilities by paying approximately $381 and issuing 40,000 shares of Class A Common Stock. In addition, the Company may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. The Company has also agreed to a one-time issuance of additional unregistered shares to the sellers in accordance with a formula if, during the 90 days following the applicable lock-up period, the average value of the Company's Class A Common Stock during such 90 days declines below an average of $3.17 per share.

Based on a valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $2,177, including estimated transaction costs of $ 169. The goodwill recorded in the acquisition is deductible for income tax purposes, to the extent the Company has any taxable income in future periods.

The fair values of assets and liabilities acquired have been reflected in the Consolidated Balance Sheet as follows:

Current assets ..................................................         $  214
Property and equipment ..........................................          2,164
Intangible assets ...............................................            550
Goodwill ........................................................             24
Noncurrent assets ...............................................             16
                                                                          ------
Total tangible and intangible assets acquired ...................          2,968
Less: liabilities assumed:

Current liabilities .............................................            711
Long-term liabilities ...........................................             80
                                                                          ------
Total Liabilities ...............................................            791
                                                                          ------
Total Purchase Price ............................................         $2,177
                                                                          ======

The intangible assets consist of FCC broadcast licenses, corporate trade name and customer contracts. These assets are being amortized over their estimated useful lives of 5 years each.

Amortization of these assets in future years is expected to be as follows:

Fiscal Year ended March 31,

2006 ...................................................                    $110
2007 ...................................................                     110
2008 ...................................................                     110
2009 ...................................................                     110
2010 ...................................................                     107

PAVILION THEATRE

On December 23, 2004, ADM Cinema entered into an asset purchase agreement with Pritchard Square Cinema, LLC, a New York limited liability company (the "Seller"), and Norman Adie, the Seller's managing member, to purchase substantially all of the assets and certain liabilities of the Seller's Pavilion Theatre (the "Pavilion Acquisition"). On February 11, 2005 the acquisition of the Pavilion was completed. The purchase price included a cash payment of $3,300 (less $500 held in escrow pending the completion of certain construction) and a five-year 8% promissory note for $1,700. In addition, ADM Cinema assumed the lease covering the land, building and improvements which is classified as a capital lease on the consolidated balance sheet. Also, in connection with renegotiating the lease, the Company issued 40,000 unregistered shares of Class A Common Stock to the landlord of the Pavilion Theatre, which was valued by an independent appraiser at $132.

The Pavilion Theatre is an eight-screen movie theatre and cafe and is a component of the Media Services segment. Continuing to operate as a fully functional multiplex, the Pavilion Theatre has also become a showplace for the Company to demonstrate its integrated digital cinema solutions to the movie entertainment industry.

Based on a preliminary valuation from an independent appraiser, for purchase accounting purposes the total purchase price is $5,248, including estimated transaction costs of $106. The preliminary allocation of purchase price may be subject to further adjustment. The goodwill recorded on the acquisition is deductible for income tax purposes, to the extent the Company has any taxable income in future periods.

The fair values of assets and liabilities acquired have been reflected in the Consolidated Balance Sheet as follows:

Current assets .................................................         $    10

Property and equipment, net ....................................           6,402
Intangible assets ..............................................              50
Goodwill .......................................................           4,886
                                                                          ------
Total tangible and intangible assets acquired ..................          11,348
Less: liabilities assumed:

Current liabilities ............................................              52
Long-term liabilities ..........................................           6,048
                                                                          ------
Total Liabilities ..............................................           6,100
                                                                          ------
Total Purchase Price ...........................................         $ 5,248
                                                                          ======

The intangible asset consists of a liquor license and is being amortized over an estimated useful life of 5 years.

Amortization of this asset in future years is expected to be as follows:
Fiscal year ended March 31,

2006 .....................................................................   $10
2007 .....................................................................    10
2008 .....................................................................    10
2009 .....................................................................    10
2010 .....................................................................     9

The following pro-forma information shows the results of operations for the years ended March 31, 2005 and 2004, as though the acquisitions of FiberSat and the Pavilion had occurred at the beginning of each respective fiscal year. In addition, the fiscal 2004 pro forma financial information reflects the results of operations of Hollywood SW as if that acquisition occurred at the beginning of that fiscal year. The pro forma information reflects adjustments for (i) depreciation and amortization of acquired tangible and intangible assets from the acquisitions of Hollywood SW, FiberSat and the Pavilion (ii) interest expense for the 8% notes payable in the amount of $3 million issued to the two sellers of Hollywood SW in November 2003, the 7% convertible notes and warrants in the amount of $7.6 million issued in February 2005, and the February 2004 and 2005 issuance of the 8% note for $1.7 million issued to the seller in the Pavilion acquisition, (iii) the full year impact of the issuance of 400,000 shares for Hollywood SW in fiscal 2004 and 540,000 and 40,000 for FiberSat and Pavilion acquisitions in fiscal 2005, and (iv) additional non-cash interest associated with the beneficial conversion feature and warrant accretion related to the 7% convertible notes issued in February 2005. The pro forma adjustments related to the acquisition of the Pavilion are based on a preliminary purchase price allocation. Differences between the preliminary and final purchase price allocations could have an impact on the pro forma financial information presented. The pro forma financial information below is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be obtained in the future.

                                                                 MARCH 31,
                                                                 --------
                                                            2004           2005
                                                                (UNAUDITED)

Revenues .......................................         16,286          17,645
Net loss .......................................          8,620           8,463
Basic and  diluted loss per share ..............        ($ 1.85)         $(0.84)


NOTE 4. CONSOLIDATED BALANCE SHEET COMPONENTS

CASH AND CASH EQUIVALENTS

Cash and cash equivalents consisted of the following as of March 31, 2004 and 2005:

                                                             2004           2005

Bank balances ....................................         $1,248         $4,779
Money market fund ................................          1,082           --
                                                           ------         ------
Total cash and cash equivalents ..................         $2,330         $4,779
                                                           ======         ======

As of March 31, 2004 and 2005, cost approximated market value of cash and cash equivalents.

PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following as of March 31, 2004 and 2005:

                                                            2004            2005

Insurance ......................................            $ 81            $215
Deposits .......................................              11              10
Deferred costs, current ........................              97             321
Concession - inventory .........................             --                5
Other ..........................................             107             211
                                                            ----            ----
                                                            $296            $762

PROPERTY AND EQUIPMENT, NET

Property and equipment, net was comprised of the following as of March 31, 2004 and 2005:

                                                           2004            2005

Land ...........................................            $--        $  1,500
Building and improvements ......................           --             4,600
Leasehold improvements .........................          3,911           4,158
Computer equipment and software ................          2,945           2,642
Machinery and equipment ........................          2,591           5,254
Furniture and fixtures .........................            306             474
                                                       --------        --------
                                                          9,753          18,628

Less - Accumulated depreciation ................         (3,888)         (4,367)
                                                       --------        --------

Total property and equipment, net ..............       $  5,865        $ 14,261
                                                       ========        ========

Land and building and improvements represent the Company's capital lease of the Pavilion Theater. Leasehold improvements consist primarily of costs incurred in the construction of the Company's Jersey City, New Jersey and Brooklyn, New York IDCs, and from the other IDC acquisitions. Included in leasehold improvements as of March 31, 2004 and 2005 was $100 of construction services for which the Company issued Common Stock as consideration. Computer equipment and software consists primarily of costs incurred for equipment and related software used in the Company's Managed Storage Services business and from the Hollywood SW, Managed Services and Boeing Digital acquisitions (See Note 3). Machinery and Equipment consists primarily of costs incurred for equipment used at the IDC's, and from the Boeing Digital and FiberSat acquisitions. For the years ended March 31, 2004, and 2005, depreciation expense amounted to $1.6 and $2.1 million, respectively.

INTANGIBLE ASSETS, NET

Intangible assets, net was comprised of the following as of March 31, 2004 and 2005:

                                                          2004             2005
                                                       -------          -------

Trademarks ...................................         $    45          $    68
Corporate trade names ........................             150              180
Customer contracts ...........................           3,691            4,236
Covenants not to compete .....................           1,852            1,909
                                                       -------          -------

                                                         5,738            6,393
Less - accumulated amortization ..............          (1,538)          (3,056)
                                                       -------          -------

Total intangible assets, net .................         $ 4,200          $ 3,337
                                                       =======          =======

For the years ended March 31, 2004 and 2005 amortization expense amounted to $1.1 and $1.5 million, respectively.

CAPITALIZED SOFTWARE COST, NET

Capitalized software costs, net was comprised of the following as of March 31, 2004 and 2005:

                                                            2004           2005
                                                         -------        -------

Capitalized software .............................       $ 1,548        $ 2,109
Less - accumulated amortization ..................          (118)          (487)
                                                         -------        -------
Total capitalized software costs, net ............       $ 1,430        $ 1,622
                                                         =======        =======

For the years ended March 31, 2004 and 2005, amortization of software costs amounted to $118 and $369, respectively.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of March 31, 2004 and 2005:

                                                               2004         2005
                                                             ------       ------

Accounts payable .....................................       $  541       $1,118
Accrued compensation and benefits ....................          178          392
Accrued taxes payable ................................          162            9
Interest payable .....................................           97          134
Other ................................................          393          762
                                                             ------       ------

Total accounts payable and accrued expenses ..........       $1,371       $2,415
                                                             ======       ======

NOTE 5. RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" SFAS 150, which became effective July 1, 2003, which establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. There was no impact on AccessIT financial statements due to the adoption of this standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment." This statement revises the original guidance contained in SFAS No. 123 and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. Under SFAS No. 123 (revised 2004), a public entity such as AccessIT will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize such cost over the period during which an employee is required to provide service in exchange for the reward (usually the vesting period). For stock options and similar instruments, grant-date fair value will be estimated using option-pricing models adjusted for unique characteristics of instruments (unless observable market prices for the same or similar instruments are available). For small business issuers on a calendar reporting year this is effective as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The effective date for AccessIT to adopt this standard due to its fiscal reporting first interim or annual reporting period is April 1, 2006.

Upon adoption of this standard, the actual costs of our stock-based payment plans will be based on grant-date fair value, which has not yet been determined.

NOTE 6. NOTES PAYABLE

In February 2002, the Company commenced an offering of 5-year 8% subordinated promissory notes (the "5-Year Notes") with detachable warrants to purchase shares of Class A Common Stock (the "5-Year Notes Warrants"). Through March 31, 2004 the Company had raised a total of $4,405 from the issuance of 5-Year Notes and no additional 5-Year Notes were issued during the fiscal year ended March 31, 2005. As of March 31, 2004, 5-Year Notes Warrants to purchase 440,500 shares of Class A Common Stock were issued.

In November 2003, the Company issued two 8% notes payable totaling $3,000 to the founders of Hollywood SW as part of the purchase price for Hollywood SW (the "HS Notes"). During the fiscal year ended March 31, 2005, the Company repaid principal of $512 on the HS Notes.

In February 2004, the Company sent a notice to the holders of the 5-Year Notes and the HS Notes offering to exchange (the "Exchange Offer") the principal and accrued interest of the outstanding 5-Year Notes and the HS Notes for, at each note holder's election, either (1) unregistered shares of Class A Common Stock at an exchange rate of $3.57 per share (the "Share Option") or (2) Subordinated Convertible Promissory Notes ("Convertible Notes"), which are convertible into shares of Class A Common Stock at a conversion rate of $5.64 per share (the

"Convertible Note Option"). On March 24, 2004, the Exchange Offer was completed. Pursuant to the Share Option, the Company exchanged 5-Year Notes in the aggregate principal amount of $2,480 plus accrued and unpaid interest of $46 for 707,477 unregistered shares of Class A Common Stock. Pursuant to the Convertible Note Option, in exchange for 5-Year Notes in the aggregate principal amount of $1,705 plus accrued and unpaid interest of $31, the Company issued Convertible Notes which are, as of March 31, 2005, convertible into a maximum of 307,871 shares of its Class A Common Stock (1) at any time up to the maturity date at each holder's option or (2) automatically on the date when the average closing price on the American Stock Exchange of the Class A Common Stock for 30 consecutive trading days has been equal to or greater than $12.00. The holders of all the HS Notes and holders of 5-Year Notes totaling $220 of principal elected not to participate in the Exchange Offer.

In March 2004, in connection with the Boeing Digital Acquisition, the Company issued a non-interest bearing note payable with a face amount of $1,800. The estimated fair value of this note was determined to be $1,367 on the closing date and interest is being imputed over the 4 year term of the note, to non-cash interest expense in the Consolidated Statement of Operations. On March 31, 2005, the value of the note, (including imputed interest) is $1,531 and is included in notes payable in the Consolidated Balance Sheet. For the fiscal year ended March 31, 2005, non-cash interest expense resulting from this note was $164.

In July 2004, the Company made early repayments totaling $58 for two 5 -Year Notes, and the remaining value of the underlying 5 - Year Notes Warrants was amortized to non-cash interest expense, totaling $19.

On February 10, 2005, the Company issued 7% convertible debentures (the "Convertible Debentures") and warrants ("the Convertible Debentures Warrants") to a group of institutional investors for aggregate proceeds of $7.6 million. The Convertible Debentures have a four year term, with one third of the unconverted principal balance repayable in twelve equal monthly installments beginning three years after the closing. The remaining unconverted principal balance is repayable at maturity. The Company may pay the interest in cash or, if certain conditions are met, by issuing shares of its Class A Common Stock. If the Company is eligible to issue Class A Common Stock to pay interest, the number of shares issuable is based on 93% of the 5-day average closing price preceding the interest due date. The Convertible Debentures are initially convertible into 1,867,322 shares of Class A Common Stock, based upon a conversion price of $4.07 per share subject to adjustments from time to time. Upon the redemption of the Convertible Debentures, the Company may issue additional warrants exercisable for Class A Common Stock. Additionally, the Company issued to the investors Convertible Debentures Warrants to purchase up to 560,197 shares of Class A Common Stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants are exercisable beginning on September 9, 2005 until 5 years thereafter, and have been valued at $1.1 million which is accounted for as a debt issuance discount. As a result, there is a beneficial conversion feature and the Company recognized a $605 charge, which is included in non-cash interest expense. The offering of the Convertible Debentures and the Convertible Debentures Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

The Company has agreed to register, among other things, the Class A Common Stock underlying the Convertible Debentures and Convertible Debentures Warrants with the SEC within 30 days from the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply. The Company filed such a registration statement on March 11, 2005 and it was declared effective by the SEC on March 21, 2005.

During the fiscal year ended March 31, 2005, the Company made scheduled principal payments of $12 on the 5-Year Notes.

In connection with the acquisition of the Pavilion Theatre, on February 10, 2005 we issued to the seller a 5-year, 8% note payable for $1,700. Principal payments are to be made quarterly for five years in the amount of $42, with a balloon repayment of the remainder after five years.

The aggregate principal repayments on the Company's notes payable are scheduled to be as follows:

Fiscal Year ending March 31,

2006 ..................................................                   $1,137
2007 ..................................................                    1,449
2008 ..................................................                    1,795
2009 ..................................................                    9,368
2010 ..................................................                    1,161

NOTE 7. MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

PREFERRED STOCK

In  October  2001,  the  Company  issued  3,226,538  shares  of the  Series A 8%
Mandatorily Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") at approximately $0.62 per share, resulting in gross proceeds of $2,000 before considering expenses of $203. Concurrent with this issuance, the Company issued warrants to purchase up to 430,205 Class A Shares (the "2001 Warrant"). In November 2002, the Company issued 4,976,391 shares of Series B 8% Cumulative Convertible Preferred Stock, par value $.001 (the "Series B Preferred Stock") the Series A Preferred Stock holder at approximately $0.50 per share, resulting in gross proceeds of $2,500 before considering expenses of $125. Concurrent with this issuance, the Company issued three warrants to purchase 381,909, 144,663 and 100,401 Class A Shares ("Contingent Warrant A", "Contingent Warrant B" and "Contingent Warrant C", respectively). The issuance of the Series A Preferred Stock resulted in a beneficial conversion feature of $1,078 calculated in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-27,
"Application of Issue No. 98-5 to Certain Convertible Instruments". The beneficial conversion feature was reflected as an issuance cost and therefore was reflected as a charge against the Series A Preferred Stock and an increase to additional paid-in capital. As described below, in November 2003, the Company exchanged all of its Series A Preferred Stock, Series B Preferred Stock, related warrants and accumulated dividends for 2,207,976 shares of Class A Common Stock.

Total accretion for the Series A Preferred Stock to its estimated redemption value was $1,121 during the fiscal year ended March 31, 2004, of which $990 related to the accretion to the estimated redemption amount. In addition, $131 related to the accretion of the beneficial conversion feature, respectively. Accretion for the Series B Preferred Stock to its redemption value was $467 for the fiscal year ended March 31, 2004.

In September 2003, the Company entered into an agreement (the "Exchange Agreement") with the holder of the Series A and Series B Preferred Stock to: (1) convert all 8,202,929 shares of Series A and Series B Preferred Stock held by it into 1,640,585 shares of Class A Common Stock; (2) exchange the 2001 Warrant, Contingent Warrant A and Contingent Warrant C for 320,000 shares of Class A Common Stock; (3) exercise Contingent Warrant B to purchase 143,216 shares of Class A Common Stock on a cashless-exercise basis; and (4) accept Class A Stock at a price per share of $5.00 pursuant to the Company's November 2003 initial public offering (the "IPO"), as consideration for the conversion of all accumulated dividends on the Series A and Series B Preferred Stock through the effective date of the IPO. On November 14, 2003, the Exchange Agreement was finalized, concurrent with the completion of the IPO. The Company issued 104,175 shares of Class A Common Stock as consideration for the conversion of all accumulated dividends on the Series A and B Preferred Stock. As of March 31, 2004 and 2005, there is no Series A Preferred Stock or Series B Preferred Stock issued or outstanding.

NOTE 8. STOCKHOLDERS' EQUITY

CAPITAL STOCK

In August 2004, the Company's Board of Directors authorized the repurchase of up to 100,000 shares of Class A Common Stock. The shares will be purchased at prevailing prices from time-to-time in the open market depending on market conditions and other factors During the year ended March 31, 2005, the Company repurchased 51,440 Class A shares for a total purchase price of $172, including fees, which has been recorded as Treasury Stock. As of March 31, 2005, an additional 48,560 shares of Class A Common Stock may be repurchased.

In November 2004, the Company issued 540,000 unregistered shares of Class A Common Stock in connection with the FiberSat Acquisition.

In February 2005, the Company issued 40,000 unregistered shares of Class A Common Stock in connection with the Pavilion Acquisition.

In October 2004, the Company entered into a stock purchase agreement with investors to issue and sell 282,776 unregistered shares of Class A Common Stock at $3.89 per share to the investors for gross proceeds of $1,100 (the "October 2004 Private Placement"). These shares carry piggyback and demand registration rights, at the sole expense of the investor. The net proceeds to the Company of approximately $1,023 were used for the FiberSat Acquisition and for working capital. The investors exercised the piggyback registration rights and the Company registered the resale of all of the 282,776 shares of Class A Common Stock on a registration statement which registration statement was declared effective by the SEC on March 21, 2005.

In June 2004, the Company issued in a private placement (the "June 2004 Private Placement") 1,217,500 unregistered shares of Class A Common Stock at a sale price of $4.00 per share. The total net proceeds to the Company, including fees and expenses to subsequently register the securities were approximately $4,000. The Company is using the net proceeds for capital investments and for working capital. The Company also issued to investors and the investment firm in the June 2004 Private Placement, warrants to purchase a total of 304,375 shares of Class A Common Stock at an exercise price of $4.80 per share, exercisable upon receipt (the "June 2004 Private Placement Warrants"). The Company agreed to register the Class A Common Stock issued and to be issued upon exercising of the June 2004 Private Placement Warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. The Company filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective on July 20, 2004.

In May 2004, the Company entered into an agreement with the holder of 750,000 shares of AccessDM's common stock, to exchange all of those shares for 31,300 unregistered shares of Class A Common Stock. This transaction was consummated in May 2004 and as a result, AccessIT holds 100% of AccessDM's common stock.

STOCK OPTION PLAN

In June 2000, the Company adopted the 2000 Stock Option Plan, as amended (the "Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company initially reserved a total of 400,000 shares of Class A Common Stock of the Company for issuance upon the exercise of options granted in accordance with the Plan. In September 2003, the amount of stock options available for grant under the Plan was increased to 600,000. At the annual stockholders' meeting held in October 2004, the stockholders voted to approve an increase in the number of AccessIT stock options available for grant from 600,000 shares of Class A Common Stock to 850,000 shares of Class A Common Stock .Options granted under the Plan expire 10 years following the date of grant (five years for stockholders who own greater than 10% of the outstanding stock) and are subject to limitations on transfer. Options granted under the Plan vest generally over three-year periods. The Plan is administered by the Company's Board of Directors.

The Plan provides for the granting of incentive stock options at not less than 100% of the fair value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 110% of the trading value of the stock on the date of grant as determined by the Company's Board of Directors. The exercise price and vesting period of nonstatutory options is at the discretion of the Company's Board of Directors. Upon a change of control, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:

                                                     Options Outstanding
                                                     -------------------

                                                            Weighted-
                                              Shares        Average
                                             Available      Exercise   Price Per
                                               GRANT         SHARES       SHARE

Balances, March 31, 2003 ..............        93,603        306,397       $6.90
Increase in authorized options ........       200,000             --          --
Options granted .......................      (214,167)       214,167       $5.01
                                             --------       --------       -----

Balances, March 31, 2004 ..............        79,436        520,564       $6.12
                                             --------       --------       -----

Increase in authorized options ........       250,000             --          --
Options forfeited .....................         9,334         (9,334)      $5.27
Options granted .......................      (251,667)       251,667       $4.21
                                             --------       --------       -----

Balances, March 31, 2005 ..............        87,103        762,897       $5.50
                                             ========       ========       =====


The following table summarizes information about stock options outstanding as of March 31, 2005:

                                    OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                    -------------------                 -------------------
                                       Weighted-
                                        Average         Weighted-         Number              Weighted-
                    Number             Remaining         Average            of                 Average
                      of              Contractual       Exercise          Shares              Exercise
Exercise Prices     SHARES               LIFE             PRICE         EXERCISABLE              PRICE
                    ------               ----             -----         -----------              -----

 $2.50              50,000               7.72             $2.50              33,333              $2.50
 $3.60             139,000               9.79             $3.60                --                $3.60
 $4.81              20,000               9.92             $4.81                --                $4.81
 $5.00             356,897               8.52             $5.00             142,231              $5.00
 $5.05              25,000               8.71             $5.05               8,333              $5.05
 $7.50             117,400               5.63             $7.50             110,400              $7.50
$12.50              54,600               5.58            $12.50              54,600             $12.50
                   -------             ------            ------             -------             ------
                   762,897               5.76             $5.50             348,897              $6.73
                   =======             ======            ======             =======             ======

In May 2003, AccessDM adopted the 2003 Stock Option Plan (the "AccessDM Plan") under which incentive and nonstatutory stock options may be granted to employees, outside directors, and consultants. The purpose of the AccessDM Plan is to enable AccessDM to attract, retain and motivate employees, directors, advisors and consultants. AccessDM reserved a total of 2,000,000 shares of AccessDM's common stock for issuance upon the exercise of options granted in accordance with the AccessDM Plan. During the fiscal year ended March 31, 2004 and 2005, AccessDM granted stock options to purchase 1,000,000 shares and 5,000 shares, respectively, of its common stock to employees of AccessDM. Options granted under the AccessDM Plan expire 10 years following the date of grant (five years for stockholders who own greater than 10% of the outstanding stock) and are subject to limitations on transfer. Options granted under the AccessDM Plan vest generally over three-year periods. The AccessDM Plan is administered by AccessDM's Board of Directors.

The AccessDM Plan provides for the granting of incentive stock options at not less than 100% of the fair value of the underlying stock at the grant date. Option grants under the AccessDM Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 110% of the trading value of the stock on the date of grant as determined by the AccessDM's Board of Directors. The exercise price of such options range from $0.20 to $0.25 and have a weighted average remaining contractual life of 8.42 years.

NON-EMPLOYEE STOCK-BASED COMPENSATION

The Company uses the fair value method to value options granted to non-employees. In connection with its grant of options to non-employees, the Company has recorded deferred stock-based compensation of $4 and $0 for the fiscal years ended March 31, 2004 and 2005, respectively. The Company has amortized $15 and $4 for the fiscal years ended March 31, 2004 and 2005, respectively, to stock-based compensation expense on an accelerated basis.

The  Company's   calculations  for  non-employee  grants  were  made  using  the
Black-Scholes   option  pricing  model  with  the  following   weighted  average
assumptions:

                                                      FOR THE FISCAL YEARS ENDED
                                                               MARCH 31,
                                                         2004            2005
                                                         ----            ----

Dividend yield .................................            0%              0%
Expected volatility ............................          110%            110%
Risk-free interest rate ........................          5.91%           5.94%
Expected life (in years) .......................           10              10

WARRANTS

In connection with the issuance of the 5-Year Notes (see Note 6), the Company issued 5-Year Notes Warrants to the holders of the 5-Year Notes. During the fiscal year ended March 31, 2004, the Company issued 5-Year Notes Warrants to purchase 123,000 shares of Class A Common Stock to the holders of the 5-Year Notes in the ratio of one-half of a 5-Year Note Warrant for every dollar principal amount of 5-Year Notes issued. In total, 5-Year Notes Warrants to purchase 440,500 shares of Class A Common Stock were issued and were ascribed an estimated fair value of $2,202, which was recognized as issuance cost and therefore was charged against the carrying value of the related notes payable. In March 2004, the Company completed the Exchange Offer covering the majority of the outstanding 5-Year Notes and related warrants (see Note 6), and the remaining $1,421 aggregate amount of underlying 5-Year Notes Warrants was amortized to non-cash interest expense. During the fiscal years ended March 31, 2004, and 2005 a total of $402 and $17, respectively, was amortized to non-cash interest expense to accrete the value of the notes to their face value over the expected term of the related notes. In addition, in July 2004, the Company made early repayments totaling $58 for two 5 -Year Notes, and the remaining $19 of the underlying 5-Year Notes Warrants was amortized to non-cash interest expense.

In connection with the June 2004 Private Placement, the Company issued to the investors and to the investment firm in the June 2004 Private Placement, Warrants to purchase 304,375 shares of Class A Common Stock at an exercise price of $4.80 per share. The June 2004 Private Placement Warrants are exercisable from the date of issuance and for a period of five years thereafter. However, the June 2004 Private Placement Warrants may be redeemed by the Company at any time after the date that is one year from the issue date, upon thirty days advance written notice to the holder, for $0.05 per the June 2004 Private Placement Warrant to purchase one Class A Common Stock, provided, that (i) a registration statement with the SEC is then in effect as to such Class A Common Stock and will be in effect as of a date thirty days from the date of giving the redemption notice and (ii) for a period of twenty (20) trading days prior to the giving of the redemption notice the Class A Common Stock have closed at a price of $9.20 per share or higher. The Company agreed to register the Class A Common Stock issued and to be issued upon exercising of the June 2004 Private Placement Warrants with the SEC by filing a Form SB-2 on or before July 5, 2004. The Company filed the Form SB-2 on July 2, 2004, and the Form SB-2 was declared effective July 20, 2004.

In accordance with EITF 00-19, "Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company's Own Stock," and the terms of the June 2004 Private Placement Warrants, the fair value of the June 2004 Private Placement Warrants were initially accounted for as a liability, with an offsetting reduction to the carrying value of the common stock. The warrant liability was reclassified to equity as of the July 20, 2004 effective date of the registration statement.

The fair value of the June 2004 Private Placement Warrants was estimated to be $797 on the closing date of the transaction, using the Black-Scholes option-pricing model with the following assumptions: no dividends: risk-free interest rate 3.94%, the contractual life of 5 years and volatility of 72%. The fair value of the warrants was re-measured at June 30, 2004 and estimated to be $776. The decrease in the fair value of $21 from the transaction date to June 30, 2004 was recorded as a credit to other income, net in the Consolidated Statement of Operations. The fair value of the warrants decreased by $70 from June 30, 2004 to July 20, 2004 and such decrease was recorded as a credit to other income, net in the Consolidated Statement of Operations.

In February 2005, the Company issued the Convertible Debenture Warrants to purchase 560,197 shares of Class A Common Stock. The Convertible Debenture Warrants have an initial exercise price of $4.44 per share, and are exercisable beginning on September 9, 2005 until 5 years thereafter. Based on a valuation from an independent appraiser, the Convertible Debenture Warrants were assigned an estimated fair value of $1,109, which is included in additional paid-in capital on the Consolidated Balance Sheet and will be amortized to Notes Payable over the term of the warrants.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On July 2, 2004, we received notice that certain creditors of one of our data center customers named NorVergence filed an involuntary bankruptcy petition against NorVergence. On July 14, 2004, NorVergence agreed to the entry of an order granting relief under Chapter 11 of the United States Bankruptcy Code and then converted the Chapter 11 reorganization to Chapter 7 liquidation. We also have a first security interest in NorVergence accounts receivable. As of the bankruptcy date, the Company had accounts receivable of $121, representing approximately 2 months of service charges, recorded on the Consolidated Balance Sheet related to this customer. On January 26, 2005 the bankruptcy court approved a motion for the trustee to pay the Company $121, for the past due accounts receivable, and on February 25, 2005, the Company was paid this amount. In addition, the Company had $499 of unbilled revenue related to this customer. The Company has provided an allowance for $499 against the unbilled revenue, which is shown in the provision for doubtful accounts in the Consolidated Statements of Operations. Also, the Company has a first security interest in the customer's accounts receivable. The Company has been granted the right to pursue collection of the customer accounts receivable. Any amounts collected will be retained by the Company in settlement of its claim against the customer accounts receivable.

In March 2004, the Company acquired certain digital cinema - related assets from the Boeing Company. The purchase price for the assets included 53,534 unregistered shares of Class A Common Stock. At any time during the 90 day period beginning March 29, 2005, Boeing can sell its 53,534 unregistered shares of Class A Common Stock to the Company in exchange for $250 in cash.

LEASES

The Company leases its IDCs and corporate office under noncancelable operating lease agreements expiring through 2015. The IDCs lease agreements provide for base rental rates which increase at defined intervals during the term of the lease. The Company accounts for rent abatements and increasing base rentals using the straight-line method over the life of the lease. The difference between the straight-line expense and the cash payment is recorded as deferred rent expense.

The Company leases certain equipment for use in its IDCs and corporate headquarters under noncancelable capital lease agreements that expire through 2006.

Minimum future operating and capital lease payments as of March 31, 2005 are summarized as follows:

                                                         Capital       Operating
                                                          LEASES          LEASES
Fiscal Year ending March 31,

2006 ...........................................          $1,563          $2,383
2007 ...........................................           1,137           2,293
2008 ...........................................           1,128           2,209
2009 ...........................................           1,128           2,238
2010 ...........................................           1,128           1,792
Thereafter .....................................           7,997           4,320
                                                         -------         -------
Total minimum lease payments ...................         $14,081         $15,235
                                                         -------         =======
Less amount representing interest ....................     7,591
                                                         -------

Present value of net minimum lease payments, including
current maturities of $432 ...........................    $6,490
                                                         =======

Total rent expense was approximately $2,461 and $2,192 for the fiscal years ended March 31, 2004 and 2005, respectively.

Assets recorded under capitalized lease agreements included in property and equipment consists of the following:

                                                                MARCH 31,
                                                                ---------
                                                         2004             2005
                                                         ----             ----
Land .........................................         $  --             $1,500
Building .....................................            --              4,600
Computer equipment ...........................             369               70
Machinery and equipment ......................             413            1,062
                                                       -------          -------

                                                           782            7,232
                                                       -------          -------
Less: Accumulated amortization ...............            (459)            (691)
Net assets under capital lease ...............            $323           $6,541
                                                       =======          =======


NOTE 10. SUPPLEMENTAL CASH FLOW DISCLOSURE

                                                                MARCH 31,
                                                                ---------
                                                         2004             2005
                                                         ----             ----
Interest paid ............................................       $513       $556
Assets acquired under capital leases .....................         31     $6,542
Accretion on mandatorily redeemable
convertible preferred stock ..............................     $1,588        $--
Notes converted/exchange for Class A common stock ........     $2,526        $--
Issuance of notes for the following acquisitions:
Hollywood Software, Inc. .................................     $3,000        $--
Boeing Digital ...........................................     $1,366        $--
Pavilion Theatre (and working capital) ...................        $--     $9,300

NOTE 11. SEGMENT INFORMATION

Segment information has been prepared in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". The Company has two reportable segments: Data Center Services and Media Services. The segments were determined based on the products and services provided by each segment. Accounting policies of the segments are the same as those described in
Note 2. Performance of the segments is evaluated on operating income before interest, taxes, depreciation and amortization. The Data Center Services segment provides services through its nine IDC's including the license of data center space, provision of power, data connections to other businesses, and the installation of equipment, and the operations of Managed Services. The Media Services segment consists of Hollywood SW, AccessDM and FiberSat. Hollywood SW develops and licenses software to the theatrical distribution and exhibition industries, provides services as an ASP, and provides software enhancements and consulting services. AccessDM is in the business of storing and distributing digital content to movie theaters and other venues. FiberSat is in the business of providing satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced networks operations center. Prior to November 3, 2003, the Company operated only in the Data Center Services segment. All of the Company's revenues were generated inside the United States.

Information related to the segments of the Company and its subsidiaries is detailed below:

                                                DATA
                                                MEDIA       CENTER     TOTAL
                                               SERVICES    SERVICES   CORPORATE   CONSOLIDATED

FOR THE FISCAL YEAR ENDED MARCH 31, 2004:
   Total income (loss) from operations ....       $414      $(124)   $(2,795)        $(2,505)
   Depreciation and Amortization ..........        207      2,394         91           2,692
   Operating income (loss) before interest,
   taxes, depreciation and
   amortization ...........................        621      2,270     (2,704)            187
FOR THE FISCAL YEAR ENDED MARCH 31, 2005:
   Total (loss) from operations ...........    $(1,961)     $(156)   $(3,583)        $(5,700)
   Depreciation and Amortization ..........      1,715      1,807        101           3,623
   Operating income (loss) before interest,
   taxes, depreciation and
   amortization ...........................      $(246)     1,651     (3,482)         (2,077)
AS OF MARCH 31,2005:
   Total Assets ...........................    $27,029     $5,302     $5,446         $37,777
AS OF MARCH 31,2004:
   Total Assets ...........................    $12,174     $6,777     $2,224         $21,175


NOTE 12. RELATED PARTY TRANSACTIONS

As of March 31, 2004 and 2005, the Company had principal amounts of $1,400 and $3,891, respectively, in notes payable to related parties, including officers of the Company. During the fiscal year ended March 31, 2004 and 2005, there were $0 and $512, respectively, of principal repayments for these notes payable.

The Company granted to two executives 400,000 shares of Class A Common Stock in April 2000, upon formation of AccessColo, Inc. and in connection with their employment and status as co-founders. At the time of their receipt of such shares, we were a subsidiary of Fibertech & Wireless, Inc. In July 2003, one of the executives left our employ and also resigned from our Board of Directors.

In connection with the execution of one of our long-term real property leases, two executives posted a letter of credit in the aggregate amount of $525 in June 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in June 2003. We reimbursed such two executives for the issuance costs of approximately $10,000 for the letter of credit.

Two of our directors, are directors of MidMark, which previously held all of our outstanding Series A and Series B preferred stock and related contingent warrants. In connection with its purchase of shares of our Series A and Series B preferred stock, we paid MidMark a $75 investment banking fee. In September 2003, we entered into an exchange agreement with MidMark, under which we agreed to issue 2,207,976 additional shares of Class A Common Stock to MidMark in exchange for all of our outstanding shares of Series A and Series B preferred stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants. Upon the IPO, MidMark (i) converted all 8,202,929 shares of its Series A and Series B preferred stock into 1,640,585 shares of Class A common stock; (ii) exchanged warrants that were exercisable, subject to certain future conditions, for up to 951,041 shares of Class A Common Stock, for 320,000 shares of Class A Common Stock; (iii) exercised a warrant exercisable for up to 144,663 shares of Class A Common Stock (143,216 shares on a cashless-exercise basis); and (iv) accepted 104,175 shares of Class A Common Stock as payment of all accrued dividends on shares of Series A and Series B preferred stock held by such stockholder. The number of shares of Class A Common Stock issued as payment of accrued dividends was calculated at the offering price of $5.00. Additionally, MidMark also purchased $333 of one-year notes, which was repaid in April 2002, and was issued 6,902 of the one-year notes warrants. Each of these directors have been granted options to purchase 5,000 shares of our Class A Common Stock. We paid MidMark a management fee of $50 per year until November 2003.

On March 24, 2004, pursuant to the Exchange Offer, we exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of Class A Common Stock and for longer term 6% convertible notes, respectively.

We issued 707,477 unregistered shares of Class A Common Stock and $1.7 aggregate principal amount of convertible notes convertible into a maximum of 308,225 shares of Class A Common Stock (i) at any time up to the maturity date at each holder's option or (ii) automatically on the date when the average closing price on the American Stock Exchange of the Class A Common Stock for 30 consecutive trading days has been equal to or greater than $12.00.

Two executives of the Company invested $250, and $125, respectively, in our offering of one-year 8% notes and received warrants to purchase 4,601 and 2,301 shares, respectively, of Class A Common Stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Both executives also, invested $250 and $125, respectively, in our offering of five-year 8% promissory notes and received warrants to purchase 25,000 and 12,500 shares, respectively, of Class A Common Stock at $0.05 per share. In September 2003, all of the warrants that were attached to our one-year and five-year promissory notes held by both executives were exercised. In March 2004, both executives participated in the Exchange Offer and exchanged their 5-year notes and accrued interest totaling $382 for Convertible Notes, convertible into 67,713 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to these executive officers included in notes payable was $382.

One of our  former  directors  is a  partner  in the law firm of  Kirkpatrick  &
Lockhart LLP, which provided legal services to us, including handling legal matters related to the IPO. For the fiscal years ended March 31, 2005 and March 31, 2004, we purchased approximately $39 and $639, respectively, of legal services from this firm. Our former director was granted options to purchase 4,000 shares of Class A Common Stock.

One of our directors is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of Class A Common Stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of Class A Common Stock. CMNY Capital II, L.P. also invested $1 million in our offering of one-year promissory notes, which was repaid in March 2002, and invested $1 million in our offering of five-year promissory notes. The warrants attached to such one-year and five-year notes were exercised in August 2003 and are included in the share numbers above. The director has also been granted options to purchase 9,000 shares of Class A Common Stock. In March 2004 CMNY Capital II, LP participated in the Exchange Offer and exchanged its five-year promissory notes and accrued interest totaling $1.0 million for Convertible Notes, convertible into 180,569 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to CMNY Capital II, LP included in notes payable was $1.0 million in each of those years, respectively.

A member of our board of advisors is the father of one of our founders and executive officers, and is a partner in an entity that has performed real estate services for us. The member of our board of advisors also has been granted options to purchase 41,025 shares of Class A Common Stock at a weighted average exercise price of $6.83 per share.

A member of our board of advisors is the President of John O'Hara Contracting, Inc., which performs construction and other work at our IDCs. Also, the member of our board of advisors has invested $50 in our five-year notes, and holds 5,000 five-year note attached warrants. This contractor has been paid $10 and $0 for the fiscal years ended March 31, 2004 and 2005, respectively. John O'Hara Contracting, Inc. also, owns 8,000 shares of Class A Common Stock, issued as partial consideration for work performed during the fiscal year ended March 31, 2001. In September 2003, the member of our board of advisor exercised the five-year warrants. In addition, in March 2004, the member of our board of advisors participated in the Exchange Offer and exchanged his 5 year notes and accrued interest totaling $51 for 14,264 shares of Class A Common Stock.

One of the members of our board of advisors is a partner in an architectural services firm, Herbst Musciano, which has performed work at our IDCs. His firm was paid $1 and $0 for the fiscal years ended March 31, 2004, and March 31, 2005, respectively. In addition, the member of our board of advisors holds options to purchase 600 shares of our Class A Common Stock.

In January 2003, the board of directors approved the purchase of two separate ten-year, term life insurance policies on the life of one of its executives. Each policy carries a death benefit of $5 million, and we are the beneficiary of each policy. Under one of the policies, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by us some, or all of the shares of our capital stock held by the estate of A. Dale Mayo, our President and Chief Executive Officer, at the then-determined fair market value.

In connection with the Hollywood SW Acquisition, we purchased all of the outstanding capital stock of Hollywood SW from two of its security holders, on November 3, 2003. The two security holders have continued as executive officers of Hollywood SW under new employment agreements and have received an aggregate of 400,000 unregistered shares of our Class A Common Stock, less 40,444 unregistered shares of Class A Common Stock that were issued to certain optionees of Hollywood SW.

Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, Senior Vice President of International Marketing, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space. We have assumed Hollywood SW's obligations under this lease pursuant to the acquisition, including the monthly rental payments of $2. The lease is currently a month-to-month tenancy with the same monthly rent. On May 1, 2004 an additional 933 square feet were rented on a month-to-month basis for monthly additional rental payments of $1.

In connection with one of our executive's employment arrangement with AccessDM, we paid a finder's fee of $25 during the fiscal year ended March 2004, in connection with his efforts related to the Hollywood SW Acquisition.

We entered into a consulting agreement with a former employee of the Company, one of our co-founders and directors, following the termination of his employment with us as of July 5, 2003. Under the terms of the agreement, the former employee agreed to provide consulting services to us in connection with the IPO and our acquisition of Hollywood SW, for which we paid him $10 per month (plus reasonable out-of-pocket expenses) for the period beginning on July 5, 2003 through September 30, 2003. We also paid the former employee $20 in November 2003 in connection with the completion of the IPO. After September 30, 2003, we may, in our sole discretion, retain the former employee services for future projects on mutually agreed to terms. The former employee has agreed that the term of his confidentiality, non-solicitation and non-compete agreement, which he entered into as of April 10, 2000, remained in effect through July 4, 2004.

In connection with the Managed Services Acquisition, we purchased all of the outstanding capital stock of Managed Services from its sole security holder, on January 9, 2004. The sole security holder continued as an executive officer of Managed Services under a new employment agreement and as consideration for the sale of Managed Services capital stock, received $250, and 100,000 unregistered shares of Class A Common Stock.

In connection with the FiberSat Acquisition, we purchased substantially all of the assets and certain specified liabilities of FiberSat Global Services, LLC from its members, on November 17, 2004. One of the members has continued as an executive officer of FiberSat under a new employment agreement and as consideration for the sale of FiberSat capital stock has received 35,000 unregistered shares of Class A Common Stock. Also, we agreed to pay this executive and annual base salary of $175 which shall be increased five percent annually, plus a bonus, if and as determined in the sole discretion of FiberSat's board of directors.

NOTE 13. INCOME TAXES

The benefit from income taxes for the years ended March 31, 2004 and 2005 consisted of the following:

                                                        2004               2005

Current ..................................               $127               $--
Deferred .................................                 85                311
                                                         ----               ----

Total ....................................               $212               $311
                                                         ====               ====

Net deferred tax assets / (liabilities) consist of the following as of March 31, 2004 and 2005:

                                                               2004        2005

Deferred tax assets

Net operating loss carryforwards .......................     $3,082      $5,689
Depreciation and Amortization ..........................      1,100         854
Deferred rent expense ..................................        381         435
Stock based compensation ...............................        208         201
Revenue deferral .......................................        347         115
Other ..................................................         71         129
                                                            -------     -------

Total deferred tax assets ..............................      5,189       7,423
                                                            -------     -------

Deferred tax liabilities

Intangibles ............................................      1,720       1,497
                                                            -------     -------

Total deferred tax liabilities .........................      1,720       1,497
                                                            -------     -------

Net deferred tax assets before valuation allowance .....      3,469       5,926
Valuation allowance ....................................     (4,989)     (7,136)
                                                            -------     -------

Net deferred tax assets / (liabilities) ................    $(1,520)    $(1,210)
                                                            =======     =======

The Company has provided a valuation allowance for either all or most of its deferred tax assets since realization of future benefits from deductible temporary differences and net operating loss carryovers cannot be sufficiently assured at March 31, 2004 or March 31, 2005. The change in the valuation allowance in the current year is approximately $2,050.

As of March 31, 2005, the Company has federal and state net operating loss carryforwards of approximately $13,300 available to reduce future taxable income. The federal net operating loss carryforwards will begin to expire in 2020. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company's ownership may result in a limitation on the amount of net operating loss carryforwards that can be used in future years. Depending on a variety of factors this limitation, if applicable, could cause a portion and/or all of these net operating losses to expire before utilization occurs.

The differences between the United States federal statutory tax rate and the Company's effective tax rate are as follows as of fiscal year ended March 31, 2004 and March 31, 2005:

                                                             2004         2005

Tax benefit at the U.S. Statutory Federal Rate .......        (34.0%)    (34.0%)
State tax benefit ....................................         (2.9%)     (0.1%)
Change in valuation allowance ........................         18.9%      24.0%
Disallowed interest ..................................         12.4%       4.5%
Other ................................................          1.4%       1.1%
                                                             ------       ------

Effective tax rate ...................................         (4.2%)     (3.6%)
                                                               ======     ======

NOTE 14. SUBSEQUENT EVENTS

On June 15, 2005, the Company entered into a digital cinema framework agreement (the "Framework Agreement") with Christie Digital Systems USA, Inc. ("Christie") through the Company's newly formed wholly-owned subsidiary, Christie/AIX, Inc., a Delaware corporation ("Christie/AIX"), whereby, among other things (1) Christie/AIX will seek to raise financing to purchase 200 of Christie's digital cinema projection systems (the "Systems") at agreed-upon prices; (2) Christie/AIX would then seek to raise additional debt and/or equity financing to purchase an additional 2,300 Systems at agreed-upon prices. The Framework Agreement allows Christie/AIX to terminate the agreement for several reasons, including failure to: (1) execute definitive agreements with certain film distributors by August 31, 2005 to pay virtual print fees to Christie/AIX for deliveries of digital films made to the Systems, (2) execute agreements with certain exhibitors by August 31, 2005 to license the Systems, to house them in the exhibitor locations, and (3) obtain Christie/AIX's final commitment to purchase at least 100 Systems by July 31, 2005.

In connection with the execution of the Framework Agreement, the Company has engaged a third party to assist in raising funds to purchase the equipment associated with the Framework Agreement, and for general corporate purposes. We have no assurance of the nature and amount of the securities to be issued, and that the transaction will be completed on acceptable terms.

     On June 9, 2005, the Company's Board of Directors approved the expansion of the Company's stock option plan to 1,100,000 options from the prior amount of 850,000 options. This approval is subject to the approval of stockholders at the Company's 2005 stockholder meeting, which is scheduled to take place in September 2005. Subsequent to March 31, 2005, the Company issued 140,000 stock options to an employee and four directors.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and  Stockholders of Access  Integrated  Technologies,
Inc.: We have audited the accompanying balance sheet of FiberSat Global Services, LLC as of December 31, 2003, and the related statements of operation, members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FiberSat Global Services, LLC as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Singer Lewak Greenbaum & Goldstein LLP
Los Angeles, California

January 28, 2005

                          FIBERSAT GLOBAL SERVICES, LLC

                                  BALANCE SHEET

                                 (IN THOUSANDS)

ASSETS                                                         DECEMBER 31, 2003
                                                               -----------------
CURRENT ASSETS

    Cash and cash equivalents .....................................         $218
    Accounts receivable, net of allowance of $66 ..................          125
    Prepaids and other current assets .............................          314
                                                                         -------
        Total current assets ......................................          657

    Property and equipment, net ...................................        3,765
    Security deposits .............................................            4
                                                                         -------
        Total assets ..............................................       $4,426
                                                                         =======

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
    Accounts payable and accrued expenses .........................         $686
    Current portion of notes payable ..............................          338
    Current portion due to contractor .............................          190
    Advances payable ..............................................          100
    Current portion of customer security deposits .................           68
    Current portion of capital leases .............................          831
    Deferred revenue ..............................................           18
    Other Liabilities .............................................          277
                                                                         -------
        Total current liabilities .................................        2,508
                                                                         =======

    Due to contractor, net of current portion .....................           80
    Other long term payable .......................................           81
    Customer security deposits, net of current portion ............           56
    Capital leases, net of current portion ........................          737
                                                                         -------
        Total liabilities .........................................        3,462
                                                                         =======


    Members' Equity ...............................................          964
                                                                         -------
        Total members' equity .....................................          964
                                                                         -------
            Total liabilities and members' equity .................       $4,426
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC
                             STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                              FOR THE YEAR-ENDED
                                                               DECEMBER 31, 2003

Revenues: ...................................................            $3,408
Cost of revenues ............................................             1,093
                                                                         -------
Gross profit ................................................             2,315
                                                                         -------

Operating Expenses:

Selling, general and administrative .........................             1,833
Depreciation and amortization ...............................               884
                                                                         -------
        Total operating expenses ............................             2,717
                                                                         -------

Loss from operations ........................................              (402)
                                                                         -------

Interest income .............................................                51
Interest expense ............................................              (245)
                                                                         -------

Net loss before income taxes ................................              (596)
Income tax expense ..........................................                (3)
                                                                         -------

Net loss ....................................................             $(599)
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (IN THOUSANDS)

                                                                          TOTAL
                                                                        MEMBERS'
                                         CLASS A   CLASS B    CLASS C    EQUITY

Balance at January 1, 2003 ..........   $ 1,916    $  (948)   $   158   $ 1,126

Contributions .......................       400         --         --       400
Allocation of Loss ..................      (599)        --         --      (599)
Unpaid Priority Payments ............        --         --         37        37
                                        -------    -------    -------   -------
Balance at December 31, 2003 ........   $ 1,717    $  (948)   $   195   $   964
                                        =======    =======    =======   =======



See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                              FOR THE YEAR-ENDED
                                                               DECEMBER 31, 2003

NET LOSS                                                                $  (599)

Adjustments to reconcile net income to net
cash provided by operating activities:
   Depreciation and amortization                                            884
   Loss on sale of equipment                                                 85
Change in assets - (increase) decrease:
   Accounts receivable                                                       (8)
   Other receivables                                                        367
   Prepaid expenses                                                           5
   Deposits                                                                   6
Change in liabilities - increase (decrease):
   Accounts payable                                                         (38)
   Accrued expenses                                                         (29)
   Income taxes payable                                                      (5)
   Customer deposits                                                         32
   Deferred revenue                                                        (157)
   Due to contractor                                                       (120)
Total adjustments                                                         1,022
                                                                        --------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                   423
                                                                        --------

Cash flows from investing activities:
   Proceeds from sale of equipment                                           15
   Purchases of equipment & improvements                                    (45)
                                                                        --------

NET CASH USED BY INVESTING ACTIVITIES                                       (30)
                                                                        --------

Cash flows from financing activities:
   Payments of cash advances                                               (139)
   Payments of lease payables                                              (573)
   Payments of notes payable                                               (197)
   Members' equity contributions/GP accruals                                437
                                                                        --------

NET CASH USED BY FINANCING ACTIVITIES                                      (472)
                                                                        --------

NET DECREASE IN CASH EQUIVALENTS                                            (79)
Cash and cash equivalents at beginning of period                            297
                                                                        --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $   218
                                                                        ========

Supplemental cash flow information:
   Interest paid                                                        $   167
   Taxes paid                                                           $     7

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

                     (FOR THE YEAR ENDED DECEMBER 31, 2003)

                                 (IN THOUSANDS)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

FiberSat Global Services, LLC ("FiberSat" or the "Company"), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of December 31, 2003, uninsured cash balances aggregated $148.

MAJOR CUSTOMERS

The Company's customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserve is based on historical experience and management's analysis of the accounts receivable balances outstanding. As of December 31, 2003, three customers accounted for 55%, 25% and 4% of year-to-date revenues and five customers accounted for 35%, 33%, 18%, 8% and 5% of accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

                                                   USEFUL LIVES
Computer equipment                                 3 years
Technical equipment                                5 to 15 years
Office furniture and equipment                     5 years
Leasehold improvements                             Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value(computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the year ended December 31, 2003.

REVENUE RECOGNITION

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

DEFERRED REVENUES

The Company's customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Federal Accounting Standards Board (the "FASB") issued Statement of Financial Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

In November 2002, the Emerging Issues Task Force (the "EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity
("VIE") if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company's financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, "Revenue Recognition." The adoption of SAB No. 104 did not have any impact on the Company's financial position, cash flows or results of operations.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of December 31, 2003:

Technical equipment .....................................................$ 7,149
Computer equipment ..........................................................376
Leasehold improvements ......................................................565
Office furniture and equipment ............................................. 198
                                                                            ----
                                                                           8,288

Less:    ACCUMULATED DEPRECIATION........................................(4,523)
         ------------------------                                        ------
Total property and equipment, net........................................$3,765
                                                                         ======

Depreciation expense for the year ended December 31, 2003 was $884.

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2003:

Accounts payable............................................................$286
Accrued compensation and benefits............................................392
Taxes payable...............................................................   8
                                                                            ----
Total accounts payable and accrued expenses.................................$686
                                                                            ====

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

NOTE 5. NOTES PAYABLE

A summary of Notes Payable is as follows as of December 31, 2003:

10% note payable to member due in monthly installments of $21 including principal and interest, maturing May 1, 2004,

and collateralized by various personal property ...........................$176
10% note payable to member, due upon call ................................$  86
10% note payable to member, due upon call ................................$  48
10% note payable to member, due upon call ................................$  28
Less:    CURRENT PORTION..................................................($338)
         ---------------                                                 ------

Notes payable, less current portion........................................$ -0-
                                                                           =====

During the year ended December 31, 2003, FiberSat has not made any payments for principal or interest on the notes due upon call.

NOTE 6. OTHER LIABILITIES

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

NOTE 7. INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

NOTE 8. MEMBERS' EQUITY

FiberSat's Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments, and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder's capital contribution amount is reduced to zero. This guaranteed payment is calculated at the three month LIBOR rate plus 250 basis points (determined monthly). The Class C member has a liquidation preference subordinate to the Class A member. Class B members have no priority payments and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

NOTE 9. COMMITMENTS

LEASES

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of December 31, 2003 are summarized as follows:

                                                             Capital   Operating
                                                              LEASES      LEASES

Year ending December 31,

2004                                                          $  938        $222
2005                                                             699         214
2006                                                              77         214
2007                                                              --         128
2008                                                              --         101
Thereafter                                                        --          67
                                                              ------       -----

Total minimum lease payments                                  $1,714        $946
                                                              ------        ====

Less amount representing interest                                145
                                                              ------

Present value of net minimum lease payments, including
current maturities of $833                                    $1,569
                                                              ======

Total rent expense was $320 for the period ended December 31, 2003.

As of December 31, 2003 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment .........................................            $    70
Machinery and equipment ....................................              2,895
                                                                        -------
                                                                        $ 2,965

Less: Accumulated amortization .............................             (1,309)
                                                                        -------
Net assets under capital lease .............................            $ 1,656
                                                                        =======


OTHER

During the year ended December 31, 2003, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At December 31, 2003 the Company had an outstanding balance of $270 payable to this contractor.

NOTE 10. EMPLOYEE BENEFIT PLAN

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

NOTE 11. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2003, the Company had certain transactions with Globecomm Systems, Inc, ("GSI"), a member of FiberSat. The Company had revenues of $836 related to services provided to GSI and its subsidiary and at December 31, 2003, the accounts receivable balance included $63 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at December 31, 2003 on this note was $176. The nominal interest on this note was 10% and the company made payments of $338 for principal and interest during the year. GSI also leased, at a 10% interest rate, to the Company certain capital equipment, on which the Company had an outstanding balance of $526 at December 31, 2003. The Company made lease payments of $50 during the year.

GSI had made certain cash advances to the Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $162 at December 31, 2003.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company did not make repayments on or receivable offsets against this advance in 2003.

The Company had outstanding trade accounts payable to GSI of $64 at December 31, 2003.

NOTE 12. SEGMENT INFORMATION

FiberSat has adopted the provisions of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

Fourth Amended and Restated Certificate of Incorporation of Registrant. (4)

As of December 31, 2003, all of the Company's operations and assets were located in California.

NOTE 13. SUBSEQUENT EVENTS

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. ("AccessIT"). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.

                          FIBERSAT GLOBAL SERVICES, LLC

                                  BALANCE SHEET

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                   SEPTEMBER 30,
                                                                           2004

ASSETS

CURRENT ASSETS

Cash and cash equivalents .........................................       $  421
Accounts receivable, net of allowance of $44 ......................           49
Prepaids and other current assets .................................           61
                                                                         -------
  Total current assets ............................................          531

Property and equipment, net .......................................        2,693
Security deposits .................................................            4
                                                                         -------
     Total assets .................................................       $3,228
                                                                         =======

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
  Accounts payable and accrued expenses ...........................       $  557
  Current portion of notes payable ................................          171
  Current portion due to contractor ...............................          150
  Advances payable ................................................           63
  Current portion of customer security deposits ...................           82
  Current portion of capital leases ...............................          773
  Deferred revenue ................................................           56
  Other liabilities ...............................................          277
                                                                         -------
    Total current liabilities .....................................        2,129

  Other long term payable .........................................           77
  Customer security deposits, net of current portion ..............           30
  Capital leases, net of current portion ..........................          181
                                                                         -------
    Total liabilities .............................................        2,417



Members' Equity ...................................................          811
                                                                         -------
  Total members' equity ...........................................          811
                                                                         -------

    Total liabilities and members' equity .........................       $3,228
                                                                         =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF OPERATIONS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                       FOR THE NINE MONTHS ENDED
                                                           SEPTEMBER 30, 2004

Revenues: ...................................................           $ 2,567
Cost of revenues ............................................               740
                                                                        --------
Gross profit ................................................             1,827
                                                                        --------

Operating Expenses:

Selling, general and administrative .........................               981
Depreciation and amortization ...............................               548
Impairment loss .............................................               358
                                                                        --------
Total operating expenses ....................................             1,887

                                                                        --------
Loss from operations ........................................               (60)
                                                                        --------

Interest income .............................................                 2
Interest expense ............................................              (120)
                                                                        --------

Net loss before income taxes ................................              (178)
Income tax expense ..........................................                (5)
                                                                        --------

Net loss ....................................................           $  (183)
                                                                        ========

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                                                                           TOTAL
                                                                        MEMBERS'
                                        CLASS A     CLASS B    CLASS C    EQUITY

Balance at January 1, 2004 ..........   $ 1,717    $  (948)   $   195   $   964

Contributions .......................        --         --         --        --
Allocation of Loss ..................      (183)        --         --      (183)
Unpaid Priority Payments ............        --         --         30        30
                                        -------    --------   -------   --------

Balance at September 30, 2004 .......   $ 1,534    $  (948)   $   225   $   811
                                        =======    ========   =======   =======

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                             STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                   (UNAUDITED)

                           FOR THE NINE MONTHS ENDED
                               SEPTEMBER 30, 2004

NET LOSS .......................................................        $  (183)

Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization ...............................            548
   Impairment loss .............................................            358
Change in assets - (increase) decrease:
   Accounts receivable .........................................             77
   Other receivables ...........................................            256
   Prepaid expenses ............................................             (3)
Change in liabilities - increase (decrease):
   Accounts payable ............................................           (118)
   Accrued expenses ............................................             (9)
   Income taxes payable ........................................             (2)
   Customer deposits ...........................................            (12)
   Deferred revenue ............................................             38
    Due to contractor ..........................................           (120)
                                                                        --------

Total adjustments ..............................................          1,013
                                                                        --------

NET CASH PROVIDED BY OPERATING ACTIVITIES ......................            830
                                                                        --------

Cash flows from investing activities:

   Return of equipment to lessor ...............................            176
   Purchases of equipment & improvements .......................            (11)
                                                                        --------

NET CASH USED BY INVESTING ACTIVITIES ..........................            165
                                                                        --------

Cash flows from financing activities:
   Payments of cash advances ...................................            (41)
   Payments of lease payables ..................................           (614)
   Payments of notes payable ...................................           (167)
   Members' equity contributions/GP accruals ...................             30
                                                                        --------

NET CASH PROVIDED BY FINANCING ACTIVITIES ......................           (792)
                                                                        --------
NET INCREASE IN CASH EQUIVALENTS ...............................            203
Cash and cash equivalents at beginning of period ...............            218
                                                                        --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD .....................        $   421
                                                                        ========
Supplemental cash flow information:

   Interest paid ...............................................        $    72
   Taxes paid ..................................................        $     7

See accompanying notes to financial statements

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

            (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, UNAUDITED)

                                 (IN THOUSANDS)

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

FiberSat Global Services, LLC ("FiberSat" or the "Company"), formerly known as McKibben Communications, was organized in California in August 1998. FiberSat, headquartered in Chatsworth, California provides satellite-based broadband video, data and Internet transmission and encryption services for multiple customers in the broadcast and cable television and communications industries, and also operates an outsourced Networks Operations Center.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

FiberSat considers all liquid assets with an initial maturity date that is less than 3 months from the date of purchase to be cash equivalents.

Financial instruments, which potentially subject FiberSat to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash and cash equivalents, and accounts receivable. FiberSat places its cash with high credit quality financial institutions. As of September 30, 2004, uninsured cash balances aggregated $370.

MAJOR CUSTOMERS

The Company's customer base is primarily composed of businesses throughout the United States. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and management's analysis of the accounts receivable balances outstanding. As of September 30, 2004, three customers accounted for 49%, 11% and 11% of year-to-date revenues and four customers accounted for 50%, 42%, 4%, and 3% of accounts receivable.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the useful lives of the respective assets as follows:

                                                       USEFUL LIVES

Computer equipment                                     3 years
Technical equipment                                    5 to 15 years
Office furniture and equipment                         5  years
Leasehold improvements                                 Lease term or useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from

                          FIBERSAT GLOBAL SERVICES, LLC

                          NOTES TO FINANCIAL STATEMENTS

            (FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, UNAUDITED)

                                 (IN THOUSANDS)

expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

During the period ended September 30, 2004, the Company decided to close its Sylmar, California teleport facility due to a reduction in the type of satellite transmission services provided from that location. The Company recorded an impairment loss for $358, reflecting the writedown of the Sylmar assets.

REVENUE RECOGNITION

FiberSat revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). FiberSat revenues consist of satellite network monitoring and maintenance fees. These fees consist of monthly recurring billings pursuant to contracts, which are recognized as revenues in the month earned, and other billings which are recognized on a time and materials basis in the period in which the services were provided.

DEFERRED REVENUES

The Company's customers occasionally make payments in the month prior to the month in which actual services are rendered. FiberSat records such payments as Deferred Revenues.

INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECENT ACCOUNTING PRONOUNCEMENTS

In April 2003, the Federal Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on the Company's financial position, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities and the provisions of paragraphs 9 and 10 of SFAS No. 150 (and related guidance in the appendices), as they apply to mandatorily redeemable non-controlling interests, which were deferred by the FASB on October 29, 2003. The adoption of SFAS No. 150 did not have a material impact on the Company's financial position, cash flows or results of operations.

In November 2002, the Emerging Issues Task Force (the "EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the separation and allocation of consideration for arrangements that include multiple deliverables. EITF 00-21 requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This may result in a difference in the timing of revenue recognition but will not result in a change in the total amount of revenues recognized in a bundled sales arrangement. The allocation of revenues to the separate deliverables is based on the relative fair value of each item. If the fair value is not available for the delivered items then the residual method must be used. This method requires that the amount allocated to the undelivered items in the arrangement is their full fair value. This would result in the discount, if any, being allocated to the delivered items. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. The adoption of EITF 00-21 did not have a material impact on the Company's financial position, cash flows or results of operations.

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities -- an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity
("VIE") if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to VIEs created after January 31, 2003 and to VIEs in which the entity obtains an interest after that date. In October 2003, the FASB deferred the latest date by which all public entities must apply FIN No. 46 to all VIEs and potential VIEs, both financial and non-financial in nature, to the first reporting period ending after December 15, 2003. The adoption of FIN No. 46 in February 2003 did not have a material impact on the Company's financial position, cash flows or results of operations.

On December 17, 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," which supercedes SAB No. 101, "Revenue Recognition in Financial Statements." SAB No. 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superceded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinds the "Revenue Recognition in Financial Statements Frequently Asked Questions and Answers" issued with SAB No. 101 that had been codified in Staff Accounting Bulletin Topic 13, "Revenue Recognition." The adoption of SAB No. 104 did not have any impact on the Company's financial position, cash flows or results of operations.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2004:

Technical equipment .........................................            $6,788
Computer equipment ..........................................               376
Leasehold improvements ......................................               566
Office furniture and equipment ..............................               198
                                                                         ------
                                                                          7,928

Less:    ACCUMULATED DEPRECIATION ..........................             (5,235)
         -------------------------                                      -------
Total property and equipment, net ..........................            $ 2,693
                                                                        =======

Depreciation expense for the nine months ended September 30, 2004 was $548.

NOTE 4. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of September 30, 2004:

Accounts payable ...............................................          $ 169
Accrued compensation and benefits ..............................            382
Taxes payable ..................................................              6
                                                                          -----

Total accounts payable and accrued expenses ....................          $ 557
                                                                          =====

Accrued compensation and benefits primarily relate to accrued employee bonuses, payroll and vacation costs.

NOTE 5. NOTES PAYABLE

A summary of Notes Payable is as follows as of September 30, 2004:

10% note payable to member, due upon call .............................   $  91
10% note payable to member, due upon call .............................   $  51
10% note payable to member, due upon call .............................   $  29
Less:    CURRENT PORTION .......................................... ...   ($171)
         ---------------                                                  ------

Notes payable, less current portion ...................................   $  -0-
                                                                          ======

During the period ended September 30, 2004, FiberSat has not made any payments for principal or interest on the notes due upon call.

NOTE 6. OTHER LIABILITIES

Other liabilities represents amounts owed for certain equipment purchased from an entity that ceased its business.

NOTE 7. INCOME TAXES

The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

NOTE 8. MEMBERS' EQUITY

FiberSat's Second Amended and Restated Limited Liability Company Operating Agreement dated October 1, 2002 provides for capital contributions, allocation of net profits and net losses, distributions and priority (guaranteed) payments and other operating parameters for the Company.

The Company has three classes of membership units. The Class A member has the first liquidation preference. Class C units have an annual priority (guaranteed) payment that will continue until the Class C unit holder's capital contribution amount is reduced to zero. This guaranteed payment is calculated at the three month LIBOR rate plus 250 basis points (determined monthly). The Class C member has a liquidation preference subordinate to the Class A member. Class B members have no priority payments and liquidation preferences are subordinate to Class A and Class C members. All members have voting rights, and no member is required to make any additional capital contributions to the Company. The Operating Agreement prescribes the allocation of profits and losses among Members. Per such provisions, the losses in the current accounting period have been allocated to Members that have a positive balance in their Capital Account.

NOTE 9. COMMITMENTS

LEASES

The Company leases its corporate offices and two sites used for satellite transmission operations under noncancellable operating lease agreements, which expire in March 2007, June 2004 and September 2009, respectively. The Company does not account for increasing base rentals using a straight-line method over the lease term as the difference between the straight-line method and cash basis is not material. FiberSat also leases certain equipment for use in its satellite transmission and general business operations under noncancelable capital lease agreements that expire through May 2006.

Minimum future operating and capital lease payments as of September 30, 2004 are summarized as follows:

                                                           Capital   Operating
                                                            LEASES    LEASES

Year ending September 30,
2005 ....................................................     $642     $235
2006 ....................................................      196      235
2007 ....................................................       --      177
2008 ....................................................       --      121
2009 ....................................................       --      108
Thereafter ..............................................       --       --
                                                              ----     ----

Total minimum lease payments ............................     $838     $876
                                                              ----     ====

Less amount representing interest .......................       44
                                                              ----

Present value of net minimum lease payments, including
current maturities of $601 ..............................     $794
                                                              ====

Total rent expense was $170 for the nine months ended September 30, 2004.

As of September 30, 2004 assets recorded under capitalized lease agreements included in property and equipment consists of the following:

Computer equipment .........................................            $    70
Machinery and equipment ....................................              2,895
                                                                        -------
                                                                        $ 2,965

Less: Accumulated amortization .............................             (1,590)
                                                                        -------
Net assets under capital lease .............................            $ 1,375
                                                                        =======

EMPLOYMENT AGREEMENTS

FiberSat has an employment agreement with one executive which provides for compensation and certain other benefits. These agreements provides for a base salary as well as for completion bonus payments.

OTHER

During the period ended September 30, 2004, FiberSat made payments of $120 to a contractor as a part of a settlement agreement in connection with certain litigation initiated against the Company in 2001. At September 30, 2004 the Company had an outstanding balance of $150 payable to this contractor.

NOTE 10. EMPLOYEE BENEFIT PLAN

FiberSat maintains a 401(k) Plan that allows eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. FiberSat does not match employee contributions. Employee contributions and related earnings vest immediately.

NOTE 11. RELATED PARTY TRANSACTIONS

During the period ended September 30, 2004, the Company had certain transactions with Globecomm Systems, Inc, ("GSI"), a member of FiberSat. The Company had revenues of $584 related to services provided to GSI and its subsidiary and at September 30, 2004, the accounts receivable balance included $0 owed by GSI and its subsidiary.

GSI had sold certain equipment to FiberSat that was financed by a note payable to GSI. The remaining balance at September 30, 2004 on this note was $0. The nominal interest on this note was 10% and the company made payments of $179 for principal and interest during the period ended September 30, 2004. GSI also leased, to the Company certain capital equipment, on which the Company had an outstanding balance of $175 at September 30, 2004. The Company made lease payments of $34 during the period ended September 30, 2004. The Company also had a liability totaling $151 related to an equipment lease with GSI, which was terminated during the period ended September 30, 2004.

GSI had made certain cash advances to Company in previous years via a series of three promissory notes bearing interest at 10%. The company has not made any repayment on these notes and the total balance on these notes, including interest was $171 at September 30, 2004.

GSI advanced to the Company $100 against services to be provided by the Company to GSI and its subsidiary during 2002. There is no interest due on this advance and the Company made repayments of $37 against this advance during the period ended September 30, 2004.

The Company had outstanding trade accounts payable to GSI of $77 at September 30, 2004.

NOTE 12. SEGMENT INFORMATION

FiberSat has adopted the provision of SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." SFAS No. 131 requires disclosures of selected segment-related financial information about products, major customers and geographic areas. The Company is principally engaged in the satellite-based transmission of data from its two California locations. Accordingly, the Company considers itself to operate in a single segment for purposes of disclosure under SFAS No. 131. The Company's chief operating decision-maker evaluates performance, makes operating decisions and allocates resources based on financial data consistent with the presentation in the accompanying financial statements.

As of September 30, 2004, all of the Company's operations and assets were located in California.

NOTE 13. SUBSEQUENT EVENTS

On November 17, 2004, substantially all of the assets, customer contracts, business operations, and certain liabilities of FiberSat were acquired by FiberSat Global Services, Inc., a wholly-owned subsidiary of Access Integrated Technologies, Inc. ("AccessIT"). In connection with the acquisition, AccessIT issued 540,000 shares of its restricted Class A Common Stock to the members, and paid $381 in cash to settle certain obligations of FiberSat.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Pritchard Square Cinema, LLC

         We have audited the accompanying balance sheets of Pritchard Square Cinema, LLC as of December 31, 2004 and 2003, and the related statements of operations and members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pritchard Square Cinema, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         On February 11, 2005, the Company sold substantially all of its assets to another entity at which time all operations ceased and were taken over by the acquiring company (SEE NOTE 1).

/s/ Amper, Politziner & Mattia, , P.C.

April 21, 2005
Edison, New Jersey

                          PRITCHARD SQUARE CINEMA, LLC

                                 BALANCE SHEETS

                           DECEMBER 31, 2004 AND 2003

                                     ASSETS

                                                                              2004          2003
                                                                              ----          ----

          CURRENT ASSETS

             Cash                                                         $        --    $        --
             Inventories                                                       12,775         14,197
                                                                          -----------    -----------
                                                                          -----------    -----------

          Total Current Assets                                                 12,775         14,197
                                                                          -----------    -----------

          THEATRE PROPERTY AND EQUIPMENT

             Buildings and improvements under capital lease obligations     6,060,000      6,060,000

             Theatre equipment under capital lease obligations                450,000        450,000
                                                                          -----------    -----------
            Total Theatre Property and Equipment                            6,510,000      6,510,000
                                                                          -----------    -----------

             Accumulated depreciation                                        (945,000)      (567,000)
                                                                          -----------    -----------

            Theatre Property and Equipment, net of

            accumulated depreciation                                        5,565,000      5,943,000
                                                                          -----------    -----------

            Security deposits                                                 209,948        209,948
                                                                          -----------    -----------

                 Total Assets                                             $ 5,787,723    $ 6,167,145
                                                                          ===========    ===========



                                        LIABILITIES AND MEMBERS' EQUITY



          CURRENT LIABILITIES
             Bank overdraft                                         $    27,546    $   105,153
             Current maturities of capital lease obligations          1,871,571      1,421,625
             Accounts payable                                            65,907         63,302
             Accrued expenses                                           996,661      1,126,887
             Due to member                                              550,917        558,358
             Payable to related party                                   624,000        416,000
                                                                    -----------    -----------
           Total current liabilities                                  4,136,602      3,691,325

             Capital lease obligations, net of current maturities     5,575,541      5,502,417
                                                                    -----------    -----------
           Total liabilities                                          9,712,143      9,193,742

          MEMBERS' DEFICIENCY:
              Members' Deficiency                                    (3,924,420)    (3,026,597)
                                                                     -----------    -----------
               Total liabilities and members' deficiency            $ 5,787,723    $ 6,167,145
                                                                    ============   ============


See accompanying notes to financial statements



                                               LIABILITIES AND MEMBERS' EQUITY

                          PRITCHARD SQUARE CINEMA, LLC

                STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIENCY

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                                  2004          2003
                                                                                  ----          ----
          REVENUES:

              Admissions                                                      $ 3,603,245    $ 3,784,411
              Concessions and other                                               823,643        920,077
                                                                              -----------    -----------
          Total revenues                                                        4,426,888      4,704,488

          COST AND EXPENSES:

              Film exhibition costs                                             2,059,723      2,143,330
              Concession costs                                                    182,638        214,641
              Other theatre operating costs                                     1,445,685      1,513,685
               Depreciation                                                       378,000        378,000
              Interest expense                                                  1,258,665      1,239,170
                                                                              -----------    -----------
          Total operating costs and expenses                                    5,324,711      5,488,826
                                                                              -----------    -----------

              NET LOSS                                                        $  (897,823)   $  (784,338)
                                                                              ===========    ===========

              Members' deficiency - beginning of the year                     $(3,026,597)   $(2,242,259)
                                                                              -----------    -----------

              MEMBERS' DEFICIENCY - END OF THE YEAR                           $(3,924,420)   $(3,026,597)
                                                                              ===========    ===========


    See accompanying notes to financial statements

                          PRITCHARD SQUARE CINEMA, LLC

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                  2004            2003
                                                                                  ----            ----

          CASH FLOWS FROM OPERATING ACTIVITIES

             Net loss                                                         $  (897,823)   $  (784,338)
             Adjustments to reconcile net loss to
              net cash from operating activities
               Depreciation                                                       378,000
                                                                                                 378,000

                 Interest on capital lease obligation                           1,258,665      1,239,170
             (Increase) decrease in
               Inventories

                                                                                    1,422           (223)
             Increase (decrease) in
               Accounts payable

                                                                                    2,605          9,713
               Accrued expenses                                                  (130,226)
                                                                                                (833,536)

               Payable to related party                                           208,000        208,000
                                                                                             -----------

                 Net cash provided by operating activities                        820,643        216,786
                                                                              -----------    -----------

          CASH FLOWS FROM INVESTING ACTIVITIES                                         --             --
                                                                              -----------    -----------


          CASH FLOWS FROM FINANCING ACTIVITIES

             Increase (decrease) in
               Bank overdraft

                                                                                  (77,607)        99,856
                Payments under capital lease obligations                         (735,595)      (875,000)
                Due to Members                                                     (7,441)       558,358
                                                                              -----------    -----------
          Net cash provided by (used for) financing activities                   (820,643)      (216,786)

          Net change in cash:

          Cash - beginning                                                             --             --

          Cash - ending                                                       $        --    $        --
                                                                              ===========    ===========



          Supplemental disclosure of cash paid
          Interest                                                            $        --    $        --
          Taxes                                                               $        --    $        --


See accompanying notes to financial statements

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

         Pritchard Square Cinema, LLC ("Pritchard" or the "Company") a New York limited liability company was organized in New York in March 1996. Pritchard owns the Pavilion Movie Theatre/Entertainment Complex (the "Pavilion" or "Company") located in Brooklyn, New York. The Pavilion is an eight-screen movie theatre showing first-run films. The Company uses a related party to select such films (see Note 3). Substantially all of the assets of the Pavilion were sold in an asset purchase transaction during February 2005 to a third party, as is more fully described in
         Note 6.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

         The Pavilion's revenues are accounted for in accordance with Staff Accounting Bulletin No. 104 "Revenue Recognition in Financial Statements" ("SAB No. 104"). The Pavilion's revenues consist of the sale of movie theatre admissions and concession food and beverages, which are made, either in cash or via customer credit cards at the time of the transaction. Revenues are recognized at the time the transaction is complete, as the earnings process has been culminated.

FILM RENTAL COSTS

         Film rental costs are accrued based on the applicable box office receipts and either the mutually agreed upon firm terms established prior to the opening of the picture or estimates of the final mutually agreed upon settlement, which occurs at the conclusion of the picture run, subject to the film licensing arrangement. Estimates are based on the expected success of a film over the length of its run in the theatres.

ADVERTISING

         Advertising costs are expensed as incurred. Such expense for the years ended December 31, 2004 and 2003 was approximately $5,000 and $7,000, respectively.

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

CONCENTRATION OF CREDIT RISK

         Financial instruments, which potentially subject Pavilion to concentrations of credit risk, to the extent they exceed federal depository insurance limits consist of cash. The Pavilion places its cash with high credit quality financial institutions. As of December 31, 2004 and 2003 there were no uninsured cash balances.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         Cash, accounts payable and accrued liabilities are reflected in the financial statements at carrying value, which approximates fair value because of the short-term maturity of these instruments. The carrying value of the Company's capital lease obligation approximates fair value because the interest rate used represents borrowing rates available with similar terms.

INCOME TAXES

         The Company is a limited liability company, which is a pass-through entity for federal and state income tax purposes. The Company's income or loss is required to be reported by the Company's members on their applicable income tax returns.

CAPITAL LEASE

         The Company leases the land, building, building improvements and all theater equipment under a lease agreement with a third party. The lease has been accounted for as a capital lease in accordance with Statement of Financial Accounting Standards No. 13, and accordingly, the Company has established assets under capital lease and a capital lease obligation on the accompanying Balance Sheets. The Company records the monthly minimum lease commitments as a reduction to the capital lease obligation, and records interest expense based on the lease's implicit interest rate. The Company records depreciation expense on the theater equipment over an estimated useful life of six years. The Company records depreciation expense on the building and improvements over the initial, noncancellable lease term of approximately 20 years.

NOTE 3 - RELATED PARTY INFORMATION

         The Company maintains an agency agreement with an affiliate to act as its exclusive booking agent for films to be shown at the theatre. The President of the affiliate is also the managing member of the Company. The agreement with this entity expires during January 2016 and provides for fees in the amount of $208,000 per annum. The agreement contains a provision for early termination penalty as further defined in the agreement. In addition, this affiliate provides management services to the Company. Such amounts are included in the accompanying Balance Sheets in the caption Payable to related party.

         Due to member represents short-term advances that are due on demand and are non-interest bearing.

                          PRITCHARD SQUARE CINEMA, LLC

                          NOTES TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 - ACCRUED EXPENSES

         Accrued expenses consisted of the following as of December 31, 2004 and 2003:

                                                       DECEMBER 31,

                                                    2004         2003
                                                 --------     --------

          Accrued film rental payable            $680,126      890,218
          Sales tax payable                       294,768      212,754
          Accrued payroll                          21,767       23,915
                                                 $996,661     $996,661
                                                 --------     --------

NOTE 5 - COMMITMENTS

     Capital Leases

     Future minimum lease payments under the Company's capital lease as of December 31, 2004, are as follows:

     2005                                                           $ 1,871,571
     2006                                                             1,215,179
     2007                                                             1,245,559
     2008                                                             1,308,615
     2009                                                            19,245,232

     Minimum lease payments                                           26,162,854

     Less: amount representing interest                               18,715,742

     Subtotal                                                          7,447,112

     Less: current maturities of obligations under capital lease       1,871,571

         Obligations under capita lease, net of current maturities   $ 5,575,541

         Included in current maturities of obligations under capital lease as of December31, 2004 and 2003 is $686,030, and $265,000, respectively, of past due minimum rent payments owed by the Company to the landlord.

NOTE 6 - SALE OF BUSINESS ASSETS

         On February 11, 2005, substantially all of the assets and business operations (which includes assignment of the Company's lease obligation) of Pritchard were acquired by ADM Cinema Corporation, a wholly owned subsidiary of Access Integrated Technologies, Inc. ("Access IT"). The total consideration for the Pavilion was $5.2 million of which $3.3 million was a cash payment (less $500,000 held in escrow pending the completion of construction of an additional movie theatre screen) and $1.7 million represents a 5-year, 8% note payable and $200,000 was the estimated transaction fees. In connection with the acquisition, Access IT issued 40,000 shares of its unregistered Class A Common Stock to the landlord as consideration for assignment of the lease to ADM Cinema Corporation and the waiver of a security deposit.

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
         PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEARS ENDED MARCH 31, 2005

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected unaudited financial data should be read in conjunction with the historical consolidated financial statements of Access Integrated Technologies, Inc. ("AccessIT"), FiberSat Global Services, LLC ("FiberSat") and the Pavilion Movie Theater ("Pavilion Theatre"), including the notes thereto, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations". The following unaudited pro forma condensed combined information is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred if the transactions had been actually completed at the dates indicated, nor is it necessarily indicative of future results of operations of the combined companies. The unaudited pro forma condensed combined statement of operations for the fiscal year ended March 31, 2005 has been prepared to reflect the acquisition of FiberSat and Pavilion as if the acquisition had occurred as of April 1, 2004 by combining the separate historical statements of operations of FiberSat for the nine months ended December 31, 2004, the Pavilion Theater for the fiscal year ended December 31, 2004 and, AccessIT for the fiscal year ended March 31, 2005.

On November 17, 2004, AccessIT completed the acquisition of FiberSat by issuing 540,000 shares of restricted Class A common stock and paying approximately $381 in cash. AccessIT also incurred direct transaction costs of approximately $180 related to the FiberSat acquisition. In addition, AccessIT may be required to pay a contingent purchase price for any of the three years following the acquisition in which certain earnings targets are achieved. The Company has also agreed to a one-time issuance of up to additional 100,000 Class A Shares if, in accordance with an agreed upon formula, the market value of the Company's Class A Shares is less than 80% of the closing trading price on the closing date. The acquisition has been accounted for as a purchase in accordance with Statement of Financial Accounting Standards No. 141.

On December 23, 2004, ADM Cinema entered into an asset purchase agreement with Pritchard Square Cinema, LLC, a New York limited liability company (the "Seller"), and Norman Adie, the Seller's managing member, to purchase substantially all of the assets and certain liabilities of the Seller's Pavilion Theatre (the "Pavilion Acquisition"). On February 11, 2005 the acquisition of the Pavilion was completed. The purchase price included a cash payment of $3,300 (less $500 held in escrow pending the completion of certain construction) and a five-year 8% promissory note for $1,700. In addition, ADM Cinema assumed the lease covering the land, building and improvements which is classified as a capital lease on the consolidated balance sheet. Also, in connection with renegotiating the lease, the Company issued 40,000 unregistered shares of Class A Common Stock to the landlord of the Pavilion Theatre, which was valued by an independent appraiser at $132.


                                       ACCESS INTEGRATED TECHNOLOGIES, INC.

                          PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATIONS

                                    FOR THE FISCAL  YEAR ENDED  MARCH 31,  2005
                                (in  thousands,  except  share  and per  share data)

                                                                 HISTORICAL                        PRO-FORMA

                                                        (1)          (1)         (1)
                                                                  FIBERSAT     PRITCHARD
                                                                   GLOBAL       SQUARE      PRO-FORMA
                                                      ACCESSIT    SERVICES     CINEMA, LLC  ADJUSTMENTS       COMBINED
                                                    -----------   ---------    --------     ---------         ----------
Revenues                                            $    10,651   $   2,567    $  4,427     $      --            $17,645
Cost of revenues                                          5,811         740       3,688            --             10,239
                                                    -----------   ---------    --------     ---------         ----------
Gross profit                                              4,840       1,827         739            --              7,406
                                                    -----------   ---------    --------     ---------         ----------
Operating Expenses Selling, General and
Administrative                                            5,607         981          --            --              6,588
Provision for doubtful accounts                             640          --          --            --                640
Research and Development                                    666          --          --            --                666
Non-Cash Stock-Based Compensation                             4          --          --            --                  4
Depreciation and Amortization                             3,623         548         378           202   (2)        4,751
                                                             --          --          --          (108)  (3)         (108)
Impairments Loss                                             --         358          --          (358)  (4)           --
                                                    -----------   ---------    --------     ---------         ----------
Total Operating Expenses                                 10,540       1,887         378          (264)            12,541
                                                    -----------   ---------    --------     ---------         ----------
Income/ (Loss) From Operations                           (5,700)        (60)        361          (264)            (5,135)
                                                    -----------   ---------    --------     ---------         ----------
Interest Income                                               5           2          --            --                  7
Interest Expense                                           (605)       (120)     (1,259)           58   (5)       (1,926)
                                                             --          --          --          (134)  (6)         (134)
                                                             --          --          --          (532)  (7)         (532)
Other Non-Cash Interest Expenses                           (832)         --          --          (172)  (8)       (1,004)
Other Income, Net                                            23          --          --            --                 23
                                                    -----------   ---------    --------     ---------         ----------
Net Loss Before Income Taxes and
minority interest in subsidiary                          (7,109)       (178)       (898)         (516)            (8,701)
Income Tax Benefit
(Expense)                                                   311          (5)         --            --                306
                                                    -----------   ---------    --------     ---------         ----------
Net Loss before minority interest in
subsidiary                                           $   (6,798)       (183)       (898)         (516)            (8,395)
Minority Interest in subsidiary                              10          --          --            --                 10
Net Loss Available to Common
Stockholders                                         $   (6,788)   $   (183)   $   (898)        $(516)        $   (8,385)
Net Loss Available to Common
Stockholders Per Common Share Basic
and Diluted                                          $    (0.70)   $     --    $     --                       $    (0.83)
Weighted Average Number of Common
Shares Outstanding Basic and Diluted                  9,668,876          --          --           376  (9)    10,045,369

--------------------------------------------------------------------------------

(1) Statement of Operations presented for AccessIT are for the year ended March 31, 2005, which include results of operations for FiberSat from its date of acquisition of November 17, 2004, and for Pavilion from its date of acquisition on February 10, 2005. Statement of Operations presented for FiberSat is for the nine months ended September 30, 2004. Statement of Operations presented for the Pavilion is for the year ended December 31, 2004.

(2) Represents depreciation & amortization on the preliminary appraised values of the acquired assets in connection with the Pavilion acquisition.

(3) Represents an adjustment to exclude depreciation on assets that were retained by the seller in connection with the FiberSat acquisition.

(4) Represents the exclusion of the impairment loss related to assets that were retained by the seller in connection with the FiberSat acquisition. The underlying assets were contractually excluded from the acquisition, therefore the related impairment loss was removed from the pro forma statement of operations.

(5) Represents a reduction of interest expense due to certain leases and notes payable retained by the seller in connection with the FiberSat acquisition.

(6) Represents adjustment for additional interest expense from the issuance of $1,700 in 8% notes related to the Pavilion acquisition.

(7) Represents adjustment for additional interest expense from the issuance of $7,600 in 7% convertible notes issued to fund the Pavilion acquisition and for working capital.

(8) Represents additional non-cash interest expense associated with the warrants connected to the 7% convertible notes issued 2/10/05.

(9) Represents an additional 341,753 shares to reflect the full year impact of the issuance of 540,000 shares issued in connection with the FiberSat acquisition. Also reflects an additional 34,740 shares to reflect the full year impact of the 40,000 shares issued in connection with the Pavilion acquisition.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our Class A Common Stock only in jurisdictions where such offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sale of our Class A Common Stock. In this prospectus, "Access Integrated Technologies, Inc.," "we," "us", "the company", "AccessIT" and "our company" refer to Access Integrated Technologies, Inc.

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus summary........................................................     2
Risk factors..............................................................    10
Forward-looking statements................................................    20
Use of proceeds...........................................................    20
Capitalization............................................................    21
Price Range of Common Stock ..............................................    23
Dividend policy...........................................................    23
Selected historical and pro forma financial data..........................    24
Management's discussion and analysis of financial condition and results
of operations.............................................................    28
Business..................................................................    42
Employees.................................................................    54
Property..................................................................    54
Legal Proceedings.........................................................    56
Management................................................................    57
Related party transactions................................................    70
Principal stockholders....................................................    73
Description of securities.................................................    75
Plan of Distribution......................................................    81
Transfer agent............................................................    81
Legal matters.............................................................    81
Experts...................................................................    81
Changes in and disagreements with accountants on accounting and financial
disclosure................................................................    81
Where you can find more information.......................................    82
Index to financial statements.............................................   F-1
Pro Forma Financial Information ..........................................   P-1


                                  40,308 Shares

                              Class A Common Stock

                                   PROSPECTUS

                                 _________, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The amended and restated certificate of incorporation and the bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and certain others to the fullest extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides in pertinent part as follows:

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this Section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this Section. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum,
(3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person, who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent of the corporation, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     As permitted by Section 102(b)(7) of the DGCL, Article Sixteen of the Registrant's amended and restated certificate of incorporation eliminates the personal liability of the Registrant's directors to the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as a director except, as set forth in said Section 102(b)(7), for (i) any breach of the director's duty of loyalty to the Registrant and its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) illegal dividend payments, redemptions or repurchases under Section 174 of the DGCL or (iv) any transaction from which the director derives an improper personal benefit.

     Reference is made to Section 7 of the Underwriting Agreement (Exhibit 1.1 hereto), which provides for certain indemnification (or contribution) by the underwriters of the Registrant and certain of its officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table presents the costs and expenses payable by us in connection with the sale of our Class A common stock being registered. All amounts are estimates except for the SEC registration fee and the American Stock Exchange listing fee.

       SEC registration fee...............................$               60.68*

       American Stock Exchange listing fee.................           46,500.00*
       Printing expenses...................................           13,000.00*
       Legal fees and expenses.............................           15,000.00
       Accounting fees and expenses........................           15,000.00
       Miscellaneous fees and expenses.....................            5,000.00
                                                                    ------------
       Total:                                            $            94,560.68

                                    * Previously paid in connection with our IPO

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         The Registrant and MidMark entered into a Preferred Stock and Warrants Purchase Agreement, dated as of November 27, 2002, whereby MidMark purchased from the Registrant (i) 4,976,391 shares of Series B Preferred Stock, (ii) a contingent warrant to purchase up to 381,909 shares (and, upon certain conditions, an additional 38,526 shares) of the Class A common stock, (iii) a contingent warrant to purchase up to 144,663 shares (and, upon certain conditions, an additional 14,593 shares) of the Class A common stock, and (iv) a contingent warrant to purchase up to 100,401 shares of the Class A common stock, for an aggregate purchase price of $2.5 million. The Registrant received an executed Accredited Investor Certification from MidMark and relied on registration exemptions under Rule 506 of Regulation D under, and Section 4(2) of, the Securities Act.

         From March 2002 to August 2002, the Registrant borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, A. Dale Mayo, Brett E. Marks, CMNY, and several other investors the aggregate principal amount of $3.175 million. In connection with these five-year notes, the Registrant granted to such investors ten-year warrants to purchase up to an aggregate of 317,500 shares of our Class A common stock at an exercise price of $.05 per warrant share, or $15,875 in the aggregate. The Registrant received an executed Accredited Investor Certification from each of such investors and relied on registration exemptions under Rule 506 of Regulation D under, and
Section 4(2) of, the Securities Act.

         In December 2002, the Registrant granted the following shares of its Class A common stock as compensation for services rendered: Gary Loffredo -- 20,000; Jeff Butkovsky -- 15,000; Brian Pflug -- 20,000; and Dale Morris -- 5,000. In connection with the granting of these shares, four of the Registrant's founders returned 60,000 shares, in the aggregate, of the Registrant's common stock outstanding, consisting of 30,000 shares of Class A common stock and 30,000 shares of Class B common stock.

         In June and July 2003, we borrowed from, and issued five-year promissory notes to, several other investors the aggregate principal amount of $1.23 million. In connection with these five-year notes, we granted to such investors ten-year warrants to purchase up to an aggregate of 123,000 shares of our Class A common stock at an exercise price of $.05 per warrant share, or $6,150 in the aggregate.

         In August 2003, one of the investors of the one-year promissory notes exercised its attached warrants to purchase 6,902 shares of our Class A common stock by paying $345, and two of the investors of the five-year promissory notes exercised their attached warrants to purchase 106,000 shares of our Class A common stock by paying $5,300.

         In September 2003, several holders of our one-year and five- year notes exercised the warrants attached thereto to purchase an aggregate of 307,787 shares of Class A common stock by paying $15,389.

         In October 2003, several holders of our one-year and five-year notes exercised the warrants attached thereto to purchase an aggregate of 40,118 shares of Class A common stock by paying $2,006.

         In September 2003, we and MidMark entered into an Exchange Agreement, whereby we agreed to issue, upon and subject to the completion of our IPO, 2,207,976 shares of Class A common stock to MidMark in exchange for its agreement to (i) convert all of its shares of Series A and Series B preferred stock into shares of Class A common stock, (ii) exchange warrants exercisable for shares of Class A common stock for 320,000 shares of Class A common stock,
(iii) exercise a warrant to purchase up to 144,663 shares of Class A common stock (143,216 shares on a cashless-exercise basis) and (iv) to accept 104,175 shares of Class A common stock as payment of accrued dividends on shares of Series A and Series B preferred stock held by such stockholder.

         In November 2003, we issued 400,000 unregistered shares of our Class A common stock as partial consideration for our acquisition of all of the outstanding common stock of Hollywood SW.

         On January 9, 2004, we issued 100,000 unregistered shares of our Class A common stock as partial consideration for our acquisition for all of the outstanding common stock of Managed Services.

         On March 24, 2004, we exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of our Class A common stock and for convertible notes, convertible into shares of our Class A common stock, respectively. Pursuant to this transaction, we issued 707,477 shares of Class A common stock and $1.7 million aggregate principal amount of convertible notes, which as of March 1, 2005 were convertible into a maximum of 310,857 shares of Class A common stock.

         On March 29, 2004, we entered into an Asset Purchase Agreement with Boeing to acquire certain assets of Boeing Digital, a unit of Boeing. As partial consideration for the acquired assets, we issued 53,534 unregistered shares of our Class A common stock to Boeing.

         On May 26, 2004, we entered into an agreement with the holder of 750,000 shares of AccessDM. AccessDM's common stock to exchange all of their shares for 31,300 unregistered shares of our Class A common stock.

         On June 4, 2004, we issued 1,217,500 unregistered shares of our Class A common stock pursuant to a private placement with institutional and other accredited investors. Additionally, we issued warrants to the investors, exercisable upon receipt, to purchase up to 243,500 shares of Class A common stock at an exercise price of $4.80 per share and warrants to the placement agent, exercisable upon receipt, to purchase up to 60,875 shares of Class A common stock at an exercise price of $4.80 per share. We registered the resale of all of the 1,217,500 shares and the 304,375 shares underlying the warrants on a registration statement on Form SB-2, which was declared effective by the SEC on July 20, 2004.

         On October 19, 2004, we entered into an Asset Purchase Agreement with FiberSat to acquire substantially all of the assets of FiberSat. As partial consideration for the acquired assets, we initially issued 500,000 unregistered shares of our Class A common stock to certain members of FiberSat and repaid certain liabilities of FiberSat with 40,000 unregistered shares of Class A common stock and $381,000 in cash. The shares issued to FiberSat members carry piggyback registration rights. Some of the members exercised their piggyback registration rights and we registered the resale of 400,525 shares out of such 500,000 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On October 26, 2004, we entered into a stock purchase agreement with certain investors, whereby we issued 282,776 unregistered shares of our Class A common stock at $3.89 per share for gross proceeds of $1.1 million. These shares carry piggyback and demand registration rights, at the sole expense of the investors. The investors exercised their piggyback registration rights and we registered the resale of all of the 282,776 shares on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On February 10, 2005, we issued Convertible Debentures to a group of institutional investors for aggregate proceeds of $7.6 million, which convertible debentures are initially convertible into 1,867,332 shares of our Class A common stock, based upon an initial conversion price of $4.07 per share subject to adjustment from time to time. Additionally, we issued to the investors the Convertible Debentures Warrants to purchase up to 560,197 shares of our Class A common stock, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. Such warrants are exercisable beginning on September 9, 2005 until 5 years thereafter. We registered the resale of all of the shares underlying the Convertible Debentures and the Convertible Debentures Warrants on a registration statement on Form S-3, which was declared effective by the SEC on March 21, 2005.

         On February 11, 2005, we consummated the acquisition of substantially all of the assets of the Pavilion Theatre, including certain leased property. In connection therewith, we issued 40,000 unregistered shares of our Class A common stock to a landlord such leased property as consideration for the landlord's waiver of our requirement to make a security deposit under the lease.

         On July 19, 2005, we consummated the July 2005 Private Placement of 1,909,115 shares of Class A common stock at $9.50 per share and the July 2005 Warrants to purchase up to 477,275 shares of Class A common stock for an aggregate amount of $18.1 million. The July 2005 Warrants have an exercise price of $11.00 per share of Class A common stock, are exercisable beginning February 19, 2006 until five years thereafter. The July 2005 Warrants are callable by the Company, subject to certain conditions, after the later of (i) February 19, 2006 and (ii) the date on which the registration statement required under the registration rights agreement referenced below is declared effective; provided that the trading price of the Class A common stock is 200% of the applicable exercise price for 20 consecutive trading days. We have agreed to register the resale of all of the shares sold and the shares underlying the July 2005 Warrants within 30 days of the closing. If, among other things, the registration statement is not filed within 30 days or is not declared effective within 90 days (120 days in the event of an SEC review), then cash delay payments equal to 1% of the offering proceeds per month will apply.

         The sales of the above securities were determined to be exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act, Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering or transactions under compensation benefit plans and contracts relating to compensation as provided under Rule 701. In addition, the purchasers of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issue in these transactions. All purchasers had adequate access, through their relationships with us, to information about us. The above transactions do not reflect the one-for-five reverse stock split effective as of September 18, 2003.

ITEM 27.  EXHIBITS.

EXHIBIT

NUMBER         DESCRIPTION OF DOCUMENT

1.1      --    Form of  Underwriting  Agreement  between the  Registrant and the
               underwriter  to  the   Registrant's   November  10,  2003  Public
               Offering. (3)

2.1      --    Stock  Purchase  Agreement,  dated  July 17,  2003,  between  the
               Registrant and Hollywood Software, Inc. and its stockholders. (1)

2.2      --    Exchange  Agreement,  dated as of September 17, 2003, between the
               Registrant and MidMark Equity Partners II, L.P. (2)

2.3      --    Amendment No. 1 to Stock Purchase Agreement, dated as of November
               3, 2003,  between and among the Registrant,  Hollywood  Software,
               Inc., the selling stockholders and Joseph Gunnar & Co., LLC. (3)

2.4      --    Stock Purchase  Agreement,  dated as of December 22, 2003,  among the Registrant, Concurrent Technologies, Inc. and Erik B. Levitt.
               (4)

2.5      --    Asset Purchase Agreement, dated as of March 29, 2004, between the
               Registrant and The Boeing Company. (5)

2.6      --    Form of Exchange  Agreement (debt for equity),  dated as of March
               24, 2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

2.7      --    Form of Exchange Agreement (debt for debt), dated as of March 24,
               2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

2.8      --    Securities  Purchase  Agreement,  dated as of June 2, 2004, among the Registrant and certain investors. (7)

2.9      --    Asset Purchase Agreement, dated as of October 19, 2004, among the
               Registrant,  FiberSat  Global  Services,  Inc.,  FiberSat  Global
               Services LLC, Richard Wolfe, Ravi Patel, McKebben Communications,
               Globecomm  Systems,  Inc.,  Timothy  Novoselski,  Scott Smith and
               Farina. (11)

2.10     --    Asset Purchase  Agreement,  dated as of December 23, 2004,  among
               ADM Cinema  Corporation,  Pritchard Square Cinema, LLC and Norman
               Adie. (13)

2.11     --    Stock Purchase Agreement, dated as of October 26, 2004, among the
               Registrant and the purchasers identified therein. (13)

2.12     --    Securities  Purchase  Agreement,  dated as of  February  9, 2005, among the Registrant and certain investors. (12)

2.13     --    Securities Purchase  Agreement,  dated as of July 19, 2005, among the Registrant and certain investors. (19)

3.1      --    Fourth Amended and Restated  Certificate of  Incorporation of the
               Registrant. (4)

3.2      --    Bylaws of the Registrant. (1)

4.1      --    Form of Warrant Agreement (with Warrant Certificates) between the
               Registrant and the lead underwriter. (3)

4.2      --    Specimen certificate representing Class A common stock. (3)

4.3      --    Promissory note issued by the Registrant to ColoSolutions,  Inc., dated November 27, 2002.  (1) 4.4  Promissory  note issued by the
               Registrant to holders of ten-year warrants. (1)

4.5      --    Form  of note  to be  issued  by the  Registrant  to the  selling stockholders of Hollywood Software, Inc. (1)

4.6      --    Form of Pledge and Security Agreement between the Registrant, the selling stockholders of Hollywood Software, Inc. and the pledge agent. (1)

4.7      --    Promissory  note dated  November 3, 2003 issued by the Registrant to David Gajda. (3)

4.8      --    Promissory  note dated  November 3, 2003 issued by the Registrant to Robert Jackovich. (3)

4.9      --    Pledge and  Security  Agreement,  dated as of  November  3, 2003, between the Registrant and the selling  stockholders of Hollywood
               Software, Inc. (3)

4.10     --    Registration  Rights  Agreement,  dated as of  January  9,  2004, between the Registrant and Erik B. Levitt. (4)

4.11     --    Promissory  note dated March 29, 2004 issued by the Registrant to
               The Boeing Company. (5)

4.12     --    Registration  Rights  Agreement,  dated  as of  March  29,  2004, between the Registrant and The Boeing  Company.  (5)

4.13     --    Form of Subordinated  Convertible Promissory Note, dated March
               24, 2004, issued by the Registrant to each investor taking part in the March 24, 2004 exchange offering. (6)

4.14     --    Form of  Registration  Rights  Agreement,  dated as of March  24,
               2004, between the Registrant and each investor taking part in the March 24, 2004 exchange offering. (6)

4.15     --    Form of Warrant,  dated June 2004, issued to purchasers  pursuant to Securities Purchase Agreement, dated as of June 1, 2004, among the Registrant and certain investors. (7)

4.16     --    Form of Warrant,  dated June 2004,  issued to placement  agent in connection with Securities Purchase  Agreement,  dated as of June
               1, 2004, among the Registrant and certain investors. (7)

4.17     --    Registration  Rights  Agreement,  dated as of June 2004, among the Registrant and certain  investors.  (7)

4.18     --    Promissory  Note,   dated  November  14,  2003,   issued  by  the
               Registrant to David Gajda. (8)

4.19     --    Promissory  Note,   dated  November  14,  2003,   issued  by  the
               Registrant to Robert Jackovich.(8)

4.20     --    Registration  Rights  Agreement,  dated as of  November  8, 2004, among the Registrant and certain investors. (13)

4.21     --    Form of  Subsidiary  Guarantee  to be  entered  into  by  certain
               subsidiaries  of  the  Registrant   pursuant  to  the  Securities
               Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.22     --    Form of Debenture to be issued to the purchasers  pursuant to the
               Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.23     --   Form of Warrant to be issued to the  purchasers  pursuant  to the
               Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.24     --    Form of Registration  Rights Agreement,  among the Registrant and certain investors pursuant to the Securities Purchase Agreement, dated as of February 9, 2005 among the Registrant and the several investors party thereto. (12)

4.25     --    Form of Warrant,  issued to purchasers pursuant to the Securities
               Purchase Agreement, dated as of July 19, 2005. (19)

4.26     --    Form of Registration  Rights Agreement,  among the Registrant and certain investors pursuant to the Securities Purchase Agreement, dated as of July 19, 2005. (19)

5.1      --    Opinion of Kirkpatrick & Lockhart LLP. (3)

5.2      --    Opinion  of  Gary  S.  Loffredo,  Esq,  General  Counsel  of  the
               Registrant. (17)

10.1     --    Employment  Agreement,  dated as of July 1,  2000  (as  amended), between the Registrant and A. Dale Mayo. (1)

10.2     --    Employment  Agreement,  dated as of April 10,  2000,  between the
               Registrant and Kevin Farrell. (1)

10.3     --    Form of Employment  Agreements between Hollywood  Software,  Inc.
               and David Gajda/Robert Jackovich. (1)

10.4     --    First  Amended  and  Restated  2000  Stock  Option  Plan  of  the
               Registrant. (1)

10.5     --    Amendment  No. 1 to the First  Amended  and  Restated  2000 Stock
               Option Plan of the Registrant. (2)

10.6     --    Asset Purchase Agreement,  dated as of November 16, 2001, between the Registrant and BridgePoint International (USA), Inc. (1)

10.7     --    Asset Purchase  Agreement,  dated as of October 10, 2002, between the Registrant,  R.E. Stafford,  Inc. d/b/a ColoSolutions and Cob
               Solutions Global Services, Inc. (1)

10.8     --    Services Distribution Agreement, dated July 17, 2001, between the
               Registrant and Managed Storage International, Inc. (1)

10.9     --    License  Agreement  between the Registrant and AT&T Corp.,  dated
               July 31, 2001. (1)

10.10    --    Master  Agreement for Colocation Space between the Registrant (by assignment  from Cob  Solutions  Global  Services,  Inc.) and KMC
               Telecom VI LLC dated April II, 2002. (1)

10.11    --    License  Agreement  between the Registrant  (by  assignment  from
               Bridgepoint International (USA), Inc.) and Zone
               Telecom, Inc. dated February 27, 2001. (1)

10.12    --    Lease Agreement, dated as of May 23, 2000, between the Registrant
               (formerly Fibertech & Wireless,  Inc.) and 55 Madison Associates,
               LLC. (1)

10.13    --    Agreement  of  Lease,  dated as of July  18,  2000,  between  the
               Registrant  and 1-10  Industry  Associates,  LLC. (1) 10.14 Lease
               Agreement,  dated as of August 28, 2000,  between the  Registrant
               (formerly Fibertech & Wireless,  Inc.) and RFG Co. Ltd. (1) 10.15
               Letter Amendment to the Lease Agreement, dated August 28, 2000, between the Registrant (formerly Fibertech & Wireless, Inc.) and
               RFG Co. Ltd. (1)

10.16    --    First  Amendment to the Lease,  dated August 28, 2000 between the
               Registrant (formerly Fibertech & Wireless, Inc.) and RFG Co. Ltd.
               dated October 27, 2000. (1)

10.17    --    Agreement  of Lease,  dated as of January 18,  2000,  between the
               Registrant  (by   assignment   from   BridgePoint   International
               (Canada), Inc.) and 75 Broad, LLC. (1)

10.18    --    Additional  Space  and Lease  Modification  to the  Agreement  of
               Lease, dated as of January 18, 2000, between the Registrant (by assignment from BridgePoint International (Canada), Inc.) and 75
               Broad, LLC dated May 16, 2000. (1)

10.19    --    Second  Additional Space and Lease  Modification to the Agreement
               of Lease,  dated as of January 18, 2000,  between the  Registrant
               (by assignment from BridgePoint International (Canada), Inc.) and
               75 Broad, LLC dated August 15, 2000. (1)

10.20    --    Lease  Agreement,  dated as of  January  17,  2001,  as  amended, between the Registrant (by assignment  from R. E. Stafford,  Inc.
               d/b/a ColoSolutions) and Union National Plaza I, Inc. (1)

10.21    --    Lease  Agreement,  dated as of  February  6,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions)  and  Granite -- Wall Street  Limited  Partnership
               (successor in interest to Duffy Wall Street L.L.C.). (1)

10.22    --    Indenture  Agreement,  dated  as of May  22,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and Research Boulevard Partnership. (1)

10.23    --    Lease  Agreement,  dated as of  January  22,  2001,  between  the
               Registrant  (by  assignment  from  ColoSolutions  L.L.C.) and 340
               Associates, L.L.C. (1)

10.24    --    Lease  Agreement,  dated as of September  29,  2002,  between the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and Jerry J. Howard and Eddy D. Howard. (1)

10.25    --    Office  Lease,  dated  as  of  February  22,  2001,  between  the
               Registrant  (by  assignment  from  R.  E.  Stafford,  Inc.  d/b/a
               ColoSolutions) and One Liberty Place, L.C. (1)

10.26    --    Commercial  Property Lease between Hollywood  Software,  Inc. and
               Hollywood Media Center, LLC, dated January 1, 2000. (1)

10.27    --    Lease, dated as of February 1, 1999, between Hollywood  Software,
               Inc. and Spieker  Properties,  L. P. (1) 10.28 First Amendment to
               Lease, dated as of February 1, 1999, between Hollywood  Software,
               Inc. and Spieker Properties, L.P. dated May 10, 2000. (1)

10.29    --    Second Amendment to Lease,  dated as of February 1, 1999, between
               Hollywood  Software,  Inc.  and Spieker  Properties,  L.P.  dated
               February 16, 2001. (1)

10.30    --    Third Amendment to Lease,  dated as of February 1, 1999,  between
               Hollywood   Software,   Inc.  and  EOP-BREA  Park  Centre,   L.P.
               (successor in interest to Spieker  Properties,  L.P.), dated June
               27, 2002. (1)

10.31    --    Consulting Agreement between the Registrant (formerly Fibertech &
               Wireless, Inc.) and Harvey Marks dated June 2000. (1)

10.32    --    Independent Contractor Agreement, dated July31, 2003, between the
               Registrant  and  Kevin  Booth.  (1)  10.33  Universal   Transport
               Exchange License and Option Agreement, dated August 13, 2003, by and between the Registrant and Universal Access, Inc. (2)

10.34    --    Employment  Agreement,  dated as of January 9, 2004,  between the
               Registrant and Erik B. Levitt. (4)

10.35    --    Confidentiality, Inventions and Noncompete Agreement, dated as of
               January 9, 2004, between the Registrant and Erik B. Levitt. (4)

10.36    --    Employment Agreement,  dated as of November 21, 2003, between the
               Registrant  and Russell  Wintner.  (8) 10.37 Fourth  Amendment to
               Lease  Agreement,  dated as of  February  11,  2005,  between ADM
               Cinema Corporation and OLP Brooklyn Pavilion LLC. (17 )

10.38    --    Amendment  No. 2 to First  Amended and Restated 2000 Stock Option
               Plan of the Registr(16)

16.1     --    Letter from  PricewaterhouseCoopers LLP, dated September 10, 2004 regarding change in certifying accountants. (10)

21.1     --    List of Subsidiaries. (18)

23.1     --    Consent of Kirkpatrick & Lockhart LLP. (3)

23.2     --    Consent of Gary S. Loffredo, Esq. (15)

23.3     --    Consent of PricewaterhouseCoopers LLP.*

23.4     --    Consent of Eisner LLP.*

23.5     --    Consent of Singer Lewak Greenbaum & Goldstein LLP.*

23.6     --    Consent of Amper, Politziner & Mattia, P.C.*

24.1     --    Power of Attorney (included on signature page). (1)


* Filed herewith.

Documents Incorporated Herein by Reference:

(1) Previously filed with the Securities and Exchange Commission on August 6, 2003 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-107711).

(2) Previously filed with the Securities and Exchange Commission on September 22, 2003 as an exhibit to the Registrant's Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-107711).

(3) Previously filed with the Securities and Exchange Commission on November 4, 2003 as an exhibit to the Registrant's Amendment No. 3 to Registration Statement on Form SB-2 (File No. 333-107711).

(4) Previously filed with the Securities and Exchange Commission on February 17, 2004 as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2003 (File No. 001-31810).

(5) Previously filed with the Securities and Exchange Commission on April 2, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(6) Previously filed with the Securities and Exchange Commission on April 29, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(7) Previously filed with the Securities and Exchange Commission on June 2, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(8) Previously filed with the Securities and Exchange Commission on June 25, 2004 as an exhibit to the Registrant's Form 10-KSB for the fiscal year ended March 31, 2004 (File No. 001-31810).

(9) Previously filed with the Securities and Exchange Commission on July 2, 2004 as an exhibit to the Registrant's Registration Statement on Form SB-2 (File No. 333-117115).

(10) Previously filed with the Securities and Exchange Commission on September 14, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(11) Previously filed with the Securities and Exchange Commission on November 8, 2004 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(12) Previously filed with the Securities and Exchange Commission on February 10, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(13) Previously filed with the Securities and Exchange Commission on February 14, 2005 as an exhibit to the Registrant's Form 10-QSB for the quarter ended December 31, 2004 (File No. 001-31810).

(14) Previously filed with the Securities and Exchange Commission on March 14, 2005 as an exhibit to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-117115).

(15) Previously filed with the Securities and Exchange Commission on March 31, 2005 as an exhibit to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2 (File No. 333-107711).

(16) Previously filed with the Securities and Exchange Commission on April 25, 2005 as an exhibit to the Registrant's Registration Statement on Form S-8 (File No. 333-124290).

(17) Previously filed with the Securities and Exchange Commission on April 29, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

(18) Previously filed with the Securities and Exchange Commission on June 29, 2005 as an exhibit to the Registrant's Form 10-KSB for the fiscal year ended March 31, 2005 (File No. 001-31810).

(19) Previously filed with the Securities and Exchange Commission on July 22, 2005 as an exhibit to the Registrant's Form 8-K (File No. 001-31810).

ITEM 28. UNDERTAKINGS.

     UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(A).

           The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

           (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

           (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     UNDERTAKING REQUIRED BY REGULATION S-B, ITEM 512(E).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     UNDERTAKINGS REQUIRED BY REGULATION S-B, ITEM 512(F).

     The undersigned Registrant hereby undertakes that:

     (1) For determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement for the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of these securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this post-effective amendment to this registration statement to be signed on its behalf by the undersigned, in the City of Morristown, State of New Jersey, on the 1st day of August, 2005.

                                       ACCESS INTEGRATED TECHNOLOGIES, INC.

                                       By:  /S/ A. DALE MAYO
                                       -----------------------------------------
                                            A. Dale Mayo, President and
                                            Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this post-effective amendment to this registration statement was signed by the following persons in the capacities and on the date(s) stated:

/s/ A. Dale Mayo         Chairman of the Board and                August 1, 2005
                         President and Chief Executive Officer
-----------------------
A. Dale Mayo             (Principal Executive Officer)

         *               Senior Vice President --                 August 1, 2005
-----------------------  Accounting and Finance
Brian D. Pflug           (Principal Financial and Accounting Officer)

         *               Senior Vice President --                 August 1, 2005
-----------------------  Data Center Operations and directors
Kevin J. Farrell

         *               Senior Vice President --                 August 1, 2005
-----------------------  Business Development and director
Brett E. Marks

         *               Senior Vice President -- Business Affairs;
-----------------------  Affairs; General Counsel; Secretary
Gary S. Loffredo         and director                             August 1, 2005

         *               Director                                 August 1, 2005
-----------------------
Robert Davidoff

         *               Director                                 August 1, 2005
-----------------------
Wayne L. Clevenger

         *               Director                                 August 1, 2005
-----------------------
Matthew W. Finlay

         *               Director                                 August 1, 2005
-----------------------
Gerald C. Crotty.

*  By: /S/ A. DALE MAYO
       -------------------------------------
       A. Dale Mayo
       Attorney-In-Fact for such persons

INDEX TO EXHIBITS

EXHIBIT

NUMBER                DESCRIPTION OF DOCUMENT

23.3        --         Consent of PricewaterhouseCoopers LLP.

23.4        --         Consent of Eisner LLP.
23.5        --         Consent of Singer Lewak Greenbaum & Goldstein LLP.
23.6        --         Consent of Amper, Politziner & Mattia, P.C.